As filed with the Securities and Exchange Commission on May 1, 1998
                                                      Registration No. 333-47605
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                   ----------
                                Amendment No. 1
                                     to the
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                           HUDSON RIVER BANCORP, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                          6035                Applied For
(State or other jurisdiction of  (Primary Standard Industrial (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

          One Hudson City Centre, Hudson, New York 12534 (518) 828-4600 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                   ----------
                                 Carl A. Florio
                      President and Chief Executive Officer
                           Hudson River Bancorp, Inc.
                             One Hudson City Centre
                      Hudson, New York 12534 (518) 828-4600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   ----------
                  Please send copies of all communications to:
                            Robert L. Freedman, P.C.
                            James S. Fleischer, P.C.
                             Beth A. Freedman, Esq.
                              Craig M. Scheer, Esq.
                         SILVER, FREEDMAN & TAFF, L.L.P.
      (A limited liability partnership including professional corporations)
                           1100 New York Avenue, N.W.
                            Seventh Floor, East Tower
                              Washington, DC 20005
                                 (202) 414-6100
                                   ----------
                  Approximate date of commencement of proposed
                sale to the public: As soon as practicable after
                 this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
=================================================================================================
  Title of Each         Amount         Proposed Maximum          Proposed           Maximum
Class of Securities      to be           Offering Price    Aggregate Offering      Amount of
 to be Registered      Registered         Per Share(2)            Price         Registration Fee
-------------------------------------------------------------------------------------------------
Common Stock, $.01
  par value (1)     17,853,750 shares       $10.00             $178,537,500        $   (3)
-------------------------------------------------------------------------------------------------
Participation
  Interests                (4)                  --             $  3,687,764            (5)
=================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee.
(2) Includes shares to be issued to the Hudson River Bank & Trust Company Foundation.
(3)  Registration fee previously paid with Form S-1 filed on March 9, 1998.
(4) In addition, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Hudson City Savings Institution 401(k) Savings Plan.
(5) The securities of Hudson City Savings Institution are included in the amount shown for Common Stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act, as amended, the registration fee has been calculated on the basis of the number of shares of Common stock that may be purchased with the current assets of such Plan.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS SUPPLEMENT


                           HUDSON RIVER BANCORP, INC.

                       THE HUDSON CITY SAVINGS INSTITUTION
                   401(k) SAVINGS PLAN IN RSI RETIREMENT TRUST

         This Prospectus Supplement relates to the offer and sale to participants (the "Participants") in The Hudson City Savings Institution's 401(k) Savings Plan in RSI Retirement Trust (the "Plan") of up to ______ shares of Hudson River Bancorp, Inc. (the "Holding Company") common stock, par value $.01 per share (the "Holding Company Stock") and related participation interests in the Plan, as set forth herein.

         In connection with the proposed conversion of The Hudson City Savings Institution ("Hudson City") from mutual to stock form (the "Conversion") and the formation of the Holding Company as the holding company of Hudson City, the Plan has been amended to provide for an investment fund consisting of Holding Company Stock as an investment option for the Participants in the Plan (the "Employer Stock Fund"). The amended Plan permits Participants in the Plan to direct the trustee of the Employer Stock Fund (the "Trustee") to purchase Holding Company Stock with amounts in the Plan attributable to the accounts of such Participants. This Prospectus Supplement relates solely to the initial election of a Participant to direct the purchase of Holding Company Stock in the Conversion and not to any future purchases under the Plan or otherwise.

         The Prospectus dated ____________, 1998 of the Holding Company (the "Prospectus"), which is being delivered with this Prospectus Supplement, includes detailed information with respect to the Holding Company, the Conversion, the Holding Company Stock and the financial condition, results of operations and business of Hudson City. This Prospectus Supplement, which provides detailed information with respect to the Plan, should be read only in conjunction with the Prospectus. Capitalized terms not defined in this Prospectus Supplement have the meanings ascribed to them in the Prospectus.

          FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED
                     BY EACH PARTICIPANT, SEE "RISK FACTORS"
                               IN THE PROSPECTUS.
                             ----------------------

         THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT FEDERALLY INSURED OR GUARANTEED.

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, THE NEW YORK STATE BANKING DEPARTMENT, OR THE FEDERAL DEPOSIT INSURANCE CORPORATION, NOR HAS SUCH COMMISSION, OFFICE, OR CORPORATION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


          The date of this Prospectus Supplement is ____________, 1998.

         No person has been authorized to give any information or to make any representation other than as contained in the Prospectus or this Prospectus Supplement in connection with the offering made hereby, and, if given or made, any such other information or representation must not be relied upon as having been authorized by the Holding Company, Hudson City or the Plan. This Prospectus Supplement does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall under any circumstance create any implication that there has been no change in the affairs of the Holding Company, Hudson City or the Plan since the date hereof or that the information herein contained or incorporated herein by reference is correct as of any time subsequent to the date hereof. This
Prospectus Supplement should be read only in conjunction with the Prospectus that is delivered herewith and should be retained for future reference.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
The Offering................................................................. 1
         Securities Offered.................................................. 1
         Election to Purchase Holding Company Stock in the Conversion.......  1
         Method of Directing Transfer.......................................  1
         Time for Directing Transfer........................................  2
         Irrevocability of Transfer Direction...............................  2
         Subsequent Elections...............................................  2
         Purchase Price of Holding Company Stock............................  2
         Nature of a Participant's Interest in the Holding Company Stock....  2
         Voting and Tender Rights of Holding Company Stock..................  2

Description of the Plan.....................................................  3
         Introduction.......................................................  3
         Eligibility and Participation......................................  4
         Investment of Contributions........................................  4
         Financial Data.....................................................  6
         Administration of the Plan.......................................... 7
         Reports to Plan Participants........................................ 7
         Amendment and Termination........................................... 8
         Merger, Consolidation or Transfer................................... 8
         Federal Tax Aspects of the Plan..................................... 8
         Restrictions on Resale............................................. 10

Legal Opinions...............................................................10

Financial Statements.........................................................11

Summary Plan Description (including Summaries
 of Material Modifications thereto)........................................ A-1

Financial Statements....................................................... B-1

Election Form

                                  THE OFFERING


Securities Offered

         Up to ______ shares of Holding Company Stock which may be acquired by the Plan for the accounts of employees participating in the Plan, and related participation interests, are offered hereby. The Holding Company is the issuer of such securities. Only employees of Hudson City may participate in the Plan. Information relating to the Plan is contained in this Prospectus Supplement and information relating to the Holding Company, the Conversion and the financial condition, results of operations and business of Hudson City is contained in the Prospectus delivered herewith. The address of the principal executive office of the Holding Company is One Hudson City Centre, Hudson, New York 12534 and its telephone number is (518) 828-4600. The address and telephone number of Hudson City's principal office are the same as the Holding Company's.

Election to Purchase Holding Company Stock in the Conversion

         In connection with Hudson City's Conversion, the Plan has been amended to permit each Participant to direct that all or part of the funds in his or her accounts under the Plan (hereinafter referred to in the aggregate as a Participant's "Accounts") be transferred to the Employer Stock Fund and used to purchase Holding Company Stock in the Conversion. The Trustee of the Employer Stock Fund will follow the Participants' directions and exercise Subscription Rights to purchase Holding Company Stock in the Conversion to the extent provided in Hudson City's Plan of Conversion. See "The Conversion Subscription Offering and Subscription Rights" in the Prospectus. Funds not allocated to the purchase of Holding Company Stock will remain invested in accordance with the investment instructions of Participants in effect at such time.

         Respective purchases by the Plan in the Conversion will be counted as purchases by the individual Participants at whose election they are made to the extent of the funds directed by such Participants to purchase Holding Company Stock, and will be subject to the purchase limitations applicable to such individuals, rather than being counted in determining the maximum amount that the Holding Company's or Hudson City's Tax-Qualified Employee Plans (as defined in the Prospectus) may purchase in the aggregate. See "The Conversion Subscription Offering and Subscription Rights" in the Prospectus.

Method of Directing Transfer

         Included with this Prospectus Supplement is an election and investment form (the "Election Form"). If a Participant wishes to direct some or all the funds in his or her Account into the Employer Stock Fund to purchase Holding Company Stock in the Conversion, he or she should indicate that decision by checking the appropriate box in Part 2 of the Election Form and completing this Part of the Election Form. If a Participant does not wish to make such an election, he or she should so indicate by checking the appropriate box in Part 2 of the Election Form. See also "Investment of Contributions - Holding Company Stock Investment Election Procedures" below.

Time for Directing Transfer

         The deadline for submitting a direction to transfer amounts to the Employer Stock Fund in order to purchase Holding Company Stock in the Conversion is __________, 1998, unless extended (the "Election Deadline"). A Participant's completed Election Form must be returned to the Stock Center at Hudson City by 1:00 p.m. Eastern time on such date.

Irrevocability of Transfer Direction

         Once received in proper form, an executed Election Form may not be modified, amended or revoked without the consent of Hudson City unless the Conversion has not been completed within 45 days after the end of the Subscription and Community Offering. See also "Investment of Contributions Holding Company Stock Investment Election Procedures" below.

Subsequent Elections

         After  the  Election  Deadline,  Participants  initially  will  not  be permitted to direct or redirect any portion of their Accounts into Holding Company Stock; however, Hudson City intends to provide for such future investment. Participants will be notified when and to what extent future investments in the Employer Stock Fund may be permitted. Participants may direct the Trustee to sell their shares of Holding Company Stock purchased in the Conversion through the Plan pursuant to the procedures outlined in the Plan by filing a request form with the Plan Administrator. See "Investment of Contributions Adjusting Your Investment Strategy" below.

Purchase Price of Holding Company Stock

         The funds transferred to the Employer Stock Fund for the purchase of the Holding Company Stock in the Conversion will be used by the Trustee to purchase Holding Company Stock through the exercise of Subscription Rights granted to the Plan under Hudson City's Plan of Conversion. The price paid for such shares of Holding Company Stock will be $10.00 per share, the same price as is paid by all other persons who purchase Holding Company Stock in the Conversion.

Nature of a Participant's Interest in the Holding Company Stock

         The Holding Company Stock will be held in the name of the Trustee of the Employer Stock Fund, in its capacity as trustee. The Trustee will maintain individual accounts reflecting each Participants individual interest in the Employer Stock Fund.

Voting and Tender Rights of Holding Company Stock

         The Trustee will exercise voting and tender rights attributable to all Holding Company Stock held by the Plan Trust (the "Trust") as directed by Participants with interests in the Employer Stock Fund. Shares with respect to which no instructions have been received by the Trustee will not be voted.

                             DESCRIPTION OF THE PLAN

Introduction

         The Plan was adopted by Hudson City as a profit sharing plan with a cash or deferred arrangement described at Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), to encourage employee thrift and savings and to allow eligible employees to share in profits.

         Hudson City intends that the Plan will comply in operation with each of the requirements of the Code which are applicable to a plan qualified under
Section 401(a) of the Code and the requirements which are applicable to a qualified cash or deferred arrangement under Section 401(k) of the Code.

         The Plan is an "individual account plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a "defined contribution plan" under the Code. As such, the Plan is not subject to the Plan Termination Insurance provisions of Title IV of ERISA. However, the Plan is subject to those provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA that apply to "individual account plans" and "defined contribution plans" other than "money purchase pension plans." Accordingly, the Plan is not subject to the funding requirements contained in Part 3 of Title I of ERISA or Section 412 of the Code which by their terms do not apply to an individual account plan (other than a money purchase pension plan). [In addition, the Plan does not provide for distribution of Participants' Accounts in the form of a qualified joint and survivor annuity or a qualified preretirement survivor annuity.] Neither the plan termination insurance provisions, the funding requirements [nor the annuity requirements] contained in ERISA and/or the Code will be extended to Participants or beneficiaries under the Plan.

         Reference to Full Text of Plan. The following statements are summaries of certain provisions of the Plan. They are not a complete description of such provisions and are qualified in their entirety by the full text of the Plan which is filed as an exhibit to the registration statement of which this Prospectus Supplement is a part and which is incorporated by reference herein. Copies of the Plan are available to all employees upon request to the Plan Administrator. Each employee is urged to read carefully the full text of the Plan.

         Reference to Summary Plan Description. Certain information regarding the Plan is contained in the Summary Plan Description (including Summaries of Material Modifications thereto (the "Summary Plan Description")), a copy of which is attached to, and made a part of, this Prospectus Supplement.

         Tax and Securities Laws. Participants should consult with legal counsel regarding the tax and securities laws implications of participation in the Plan. Any directors, officers or beneficial owners of more than 10% of the outstanding shares of Common Stock should consider the applicability of Sections 16(a) and 16(b) of the Securities Exchange Act of 1934, as amended, to his or her participation in the Plan.

Eligibility and Participation

         All employees of Hudson City who have met the eligibility requirements may participate in the Plan by completing and filing with Hudson City an application for participation. See "JOINING THE PLAN - Eligibility" and "Participation" in the Summary Plan Description attached hereto.

         As of December 31, 1997, there were approximately 232 employees eligible to participate in the Plan, and 224 employees had elected to participate in the Plan.

Investment of Contributions

         Investment Options. All amounts credited to Participants' Accounts under the Plan are held in the Trust, which is administered by the Trustee appointed by Hudson City's Board of Directors.

         Each Participant must instruct the Trustee as to how funds held in his or her Accounts are to be invested. In addition to the Employer Stock Fund, Participants may elect to instruct the Trustee to invest such funds in any or all of the following investment options ("Investment Options"): (i) a Core Equity Fund, (ii) an Emerging Growth Equity Fund, (iii) a Value Equity Fund,
(iv) an Intermediate-Term Bond Fund, (v) an Actively Managed Bond Fund, (vi) an International Equity Fund, or (vii) a Short-Term Investment Fund. Investments in the Employer Stock Fund may be made only through reallocation of existing funds in the seven investment options listed above. A brief description of the Employer Stock Fund is set forth below. For descriptions of the other Investment Options available to Plan Participants, see "INVESTING YOUR PLAN ACCOUNT - The Investment Funds" in the Summary Plan Description attached hereto.

         Employer Stock Fund. Effective until ___________, 1998, or such later date as elected by the Holding Company, Participants in the Plan may elect to direct the Trustee to transfer some or all of the funds in their Accounts to the Employer Stock Fund to purchase Holding Company Stock in the Conversion. The price paid for shares of Holding Company Stock will be the same price as is paid by all other persons who purchase Holding Company Stock in the Conversion. The number of shares, if any, subject to purchase for the Accounts of each Participant who may elect to invest in Holding Company Stock is not currently determinable. Any cash dividends received on Holding Company Stock held by the Plan will be reinvested in accordance with the Participant's investment instructions then in effect.

         The investment in Holding Company Stock involves certain risks. No assurance can be given that shares of Holding Company Stock purchased pursuant to the Plan will thereafter be able to be sold at a price equal to or in excess of the purchase price. See also "Risk Factors" in the Prospectus.

         Holding Company Stock Investment Election Procedures. Participants may instruct the Trustee to purchase Holding Company Stock by redirecting funds from their existing Accounts into the Employer Stock Fund by filing an Election Form with the Plan Administrator on or prior to the Election Deadline. Total funds redirected by each Participant into the Employer Stock Fund must represent whole share amounts (i.e., must be divisible by the $10.00 per share purchase price) and must be allocated in not less than 10% increments from Investment Options containing the Participant's Plan funds. When a Participant instructs the Trustee to redirect the funds in his or her existing Accounts into the Employer Stock Fund in order to purchase Holding Company Stock, the Trustee will liquidate funds from the appropriate Investment Option(s) and apply such redirected funds as requested, in order to effect the new allocation.

         For example, a Participant may fund an election to purchase 100 shares of Holding Company Stock by redirecting the aggregate purchase price of $1,000 for such shares from the following Investment Options (provided the necessary funds are available in such Investment Options): (i) 10% from the Core Equity Fund, (ii) 30% from the Value Equity Fund, and (iii) 60% from the Intermediate-Term Bond Fund. In such case, the Trustee would liquidate $100 of the Participant's funds from the Core Equity Fund, $300 from funds in the Value Equity Fund and $600 from funds in the Intermediate-Term Bond Fund to raise the $1,000 aggregate purchase price. If a Participant's instructions cannot be fulfilled because the Participant does not have the required funds in one or more of the Investment Options to purchase the shares of Holding Company Stock subscribed for, the Participant will be required to file a revised Election Form with the Plan Administrator by the Election Deadline. Once received in proper form, an executed Election Form may not be modified, amended or rescinded without the consent of Hudson City unless the Conversion has not been completed within 45 days after the end of the Subscription and Community Offering.

         Adjusting Your Investment Strategy. Until changed in accordance with the terms of the Plan, future allocations of a Participant's contributions would remain unaffected by the election to purchase Holding Company Stock through the Plan in the Conversion. A Participant may modify a prior investment allocation election or request the transfer of funds to another investment vehicle by filing a written notice with the Plan Administrator. However, modifications and fund transfers relating to the Employer Stock Fund are permitted only during an "Investment Change Period." An "Investment Change Period" opens at the beginning of the third business day after the Holding Company issues a "Quarterly Earnings Release" and closes at the end of the twelfth business day after such release. The term "Quarterly Earnings Release" means any press release issued by the Holding Company for general distribution which announces, for the first time, the Holding Company's Results of operations for a particular fiscal quarter. Hudson City anticipates these opportunities will occur four times per year. Hudson City will attempt to notify Participants of the commencement of each Investment Change Period but will not assume responsibility for doing so.

         Valuation of Accounts. The Investment Options and the Employer Stock Fund are valued daily. The net value of each Participant's Account is valued from time to time by the Trustee, but not less often than monthly. In determining such net value, the Trustee shall value the assets comprising the Trust at their fair market value.

         When Holding Company Stock is purchased or sold, the cost or net proceeds are charged or credited to the Accounts of Participants affected by the purchase or sale. Hudson City expects to pay any brokerage commissions, transfer fees and other expenses incurred in the sale and purchase of Holding Company Stock for the Employer Stock Fund. A Participant's account will be adjusted to reflect changes in the value of shares of Holding Company Stock resulting from stock dividends, stock splits and similar changes.

         The net gain (or loss) of the Trust from investments (including interest payments, dividends, realized and unrealized gains and losses on securities, and any expenses paid from the Trust) are determined not less often than monthly, and are allocated among the Accounts of Participants according to the balance of each such Accounts as of the end of each quarter. For purposes of such allocations, all assets of the Trust are valued at their fair market value pursuant to the method described in the Plan.

Financial Data

         Employer Contributions. For the Plan Year ended December 31, 1997, Hudson City made matching contributions totaling approximately $126,000. Hudson City has made no discretionary contributions to the Plan for the fiscal year ended December 31, 1997. See generally "CONTRIBUTIONS TO THE PLAN" in the Summary Plan Description attached hereto.

         Due to the additional expenses related to the establishment and operation of the ESOP and RRP, Hudson City may determine to reduce its matching contribution under the Plan in the future.

         Performance of Holding Company Stock. As of the date of this Prospectus Supplement, no shares of Holding Company Stock have been issued or are outstanding and there is no established market for the Holding Company Stock. Accordingly, there is no record of the historical performance of the Holding Company Stock.

         Performance of Investment Options. The following table provides performance data with respect to the Investment Options available under the Plan, based on information provided to the Company by RSI Retirement Trust, the trustee for funds invested in such Investment Options ("RSI").

         The information set forth below with respect to the Investment Options has been reproduced from materials supplied by RSI. Hudson City and the Holding Company take no responsibility for the accuracy of such information.

         Additional information regarding the Investment Options may be available from RSI or Hudson City. Participants should review any available additional information regarding these investments before making an investment decision under the Plan.



                                                                Net Investment Performance
                                           ----------------------------------------------------------------
                                                 For Twelve-Month Period               December 31, 1998
                                                    Ended December 31,                     Annualized
                                           -----------------------------------       ----------------------
                                             1997          1996          1995         3 Years       5 Years
                                             ----          ----          ----         -------       -------
Core Equity Fund......................      25.32%        21.53%        40.17%        28.76%        19.00%
Emerging Growth Equity Fund...........       8.25         27.09         42.83         25.25         19.74
Value Equity Fund.....................      31.70         25.90         33.96         30.47         18.87
Intermediate-Term Bond Fund...........       7.07          4.02         13.99          8.28          5.90
Actively Managed Bond Fund............       9.70          3.15         17.70         10.02          7.24
International Equity Fund.............       0.92         10.86         12.46          7.95         10.57
Short-Term Investment Fund............       4.93          4.70          5.39          5.01          4.16


         Each Participant should note that past performance is not necessarily an indicator of future results.

Administration of the Plan

         Trustee. The trustee is appointed by the Board of Directors of Hudson City to serve at its pleasure. The current trustee for the Investment Options (other than the Employer Stock Fund) is RSI. Hudson City's trust department will serve as trustee of the Employer Stock Fund.

         The Trustees receive and hold the contributions to the Plan in trust and distribute them to Participants and beneficiaries in accordance with the provisions of the Plan. The Trustees are responsible, following Participant direction, for effectuating the investment of the assets of the Trust in the Holding Company Stock and the other Investment Options.

         Plan Administrator. RSI and Hudson City share the duties of Plan Administrator. Hudson City is responsible for administration of the Plan and is appointed by and serves at the pleasure of the Board of Directors of Hudson City. Hudson City may appoint individuals to assist in the administration of the Plan and in carrying out its responsibilities for interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, furnishing Hudson City with reports with respect to the administration of the Plan, receiving, reviewing and keeping on file reports of the financial condition of the Trust, and appointing or employing individuals to assist in the administration of the Plan. RSI is responsible for maintenance of Plan records, preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants and beneficiaries under Sections 104 and 105 of ERISA.

Reports to Plan Participants

         As of the end of each fiscal quarter, the Plan Administrator will furnish to each Participant a statement showing (i) balances in the Participant's Accounts as of the end of that period, (ii) the amount of contributions and forfeitures allocated to his or her Accounts for that period, and (iii) the adjustments to his or her Accounts to reflect a respective share of dividends on Holding Company Stock, and other income, gains or losses, if any.

Amendment and Termination

         It is the intention of Hudson City to continue the Plan indefinitely. Nevertheless, Hudson City, by action of its Board of Directors, may terminate the Plan in its sole discretion at any time and for any reason. If the Plan is terminated in whole or in part, then, regardless of other provisions in the Plan, each Participant affected by such termination shall become fully vested in all of his Accounts. Hudson City reserves the right to make from time to time any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of Participants or their beneficiaries; provided, however, that Hudson City may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

         In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust assets to another plan, the Plan requires that each Participant would (if either the Plan or the other plan were then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then been terminated).

Federal Tax Aspects of the Plan

         The Plan will be administered to comply in operation with the requirements (i) for qualification under Section 401(a) of the Code, (ii) for treatment as a qualified cash or deferred arrangement under Section 401(k) of the Code, and (iii) for exclusion of elective deferrals under Section 402(g) of the Code. Assuming that the Plan is administered in accordance with such Sections of the Code, participation in the Plan should have the following implications for federal income tax purposes:

         (a) Amounts contributed to Participants' Accounts, including Participant elective deferrals, and the investment earnings on these Accounts, are not includable in Participants' gross income for federal income tax purposes until such contributions or earnings are actually distributed or withdrawn from the Plan. However, Participant elective deferrals to the Plan are subject to both FICA and Medicare taxes. Special tax treatment may apply to the taxable portion of any distribution that includes Holding Company Stock, that is paid to another employer's plan or to an IRA in a "rollover," or that is eligible for special tax treatment for lump sum distributions (as described below).

         (b) Income earned by the Trust will not be taxable to the Trust.

         Permitted Rollover Amounts. Most payments from the Plan will be "eligible rollover distributions." This means that they can be rolled over to an IRA or to another employer plan that accepts rollovers. Required minimum payments, beginning generally in the year in which the Participant reaches age 70 1/2 or retires, whichever is later, cannot be rolled over.

         Direct Rollover. A Participant may choose a direct rollover of all or any portion of a payment that is an "eligible rollover distribution." In a direct rollover, the eligible rollover distribution is paid directly from the Plan to an IRA or another employer plan that accepts rollovers. If the Participant chooses a direct rollover, the rollover amount will not be taxed until it is taken out of the IRA or the employer plan.

         Payments that are not Rolled Over. A payment made to a Participant is subject to 20% mandatory income tax withholding. This amount is sent to the IRS as income tax withholding, and it will be credited against any income tax owed for the year. The payment is taxed in the year it is received unless, within 60 days, it is rolled over to an IRA or to another plan that accepts rollovers. If the payment is not rolled over, special tax rules may apply (as described below).

         Sixty-Day Rollover Option. Even if a Participant has an eligible rollover distribution paid to him or her, all or part of it can still be rolled over to an IRA or to another employer plan that accepts rollovers. However, the rollover must be made within 60 days after the payment is received. The portion of the payment that is rolled over will not be taxed until it is taken out of the IRA or the employer plan. The Participant can roll over up to 100% of the payment from the Plan, including an amount equal to the 20% that was withheld, by including other money to replace the 20% that was withheld. On the other hand, if only the 80% that was received is rolled over, the Participant will be taxed on the 20% that was withheld.

         Additional 10% Tax. If a Participant receives a payment before reaching age 59 1/2 and does not roll it over, then, in addition to the regular income tax, an extra tax equal to 10% of the taxable portion of the payment may be imposed. The additional 10% tax does not apply to the payment if it is (1) paid because the Participant separates from service with the employer during or after the year in which the Participant reaches age 55, (2) paid because of retirement due to disability, (3) paid as equal (or almost equal) payments over the Participant's life or life expectancy (or the Participant's and his or her beneficiary's lives or life expectancies), (4) used to pay certain medical expenses, (5) paid to a beneficiary upon a Participant's death, or (6) paid to an alternate payee pursuant to a qualified domestic relations order.

         Special Tax Treatment. If an eligible rollover distribution is not rolled over, it will be taxed in the year it is received. However, if it qualifies as a "lump sum distribution," it may be eligible for special tax treatment. A lump sum distribution is a payment, within one year, of the Participant's entire balance under the Plan (and certain other similar plans of the employer) that is payable because the Participant has reached age 59 1/2, has separated from service with his employer, or has died. For a payment to qualify as a lump sum distribution, the recipient must have been a participant in the Plan for at least 5 years. The special tax treatment for lump sum distributions is described below.

                  Five-Year Averaging. If the Participant receives a lump sum distribution after reaching age 59 1/2, he or she may be able to make a one-time election to figure the tax on the payment by using "5-year averaging." Five-year averaging often reduces the tax owed because it treats the payment much as if it were paid over 5 years. The entire tax (using current tax rates) is paid in the year in which the lump sum distribution is received.

                  Ten-Year Averaging For Those Born Before January 1, 1936. If a Participant receives a lump sum distribution and was born before January 1, 1936, he or she can make a one-time election to figure the tax on the payment by using "10-year averaging" (using 1986 tax rates) instead of 5- year averaging (using current tax rates). Like the 5-year averaging rules, 10-year averaging often reduces the amount of tax owed.

                  Capital Gain Treatment For Those Born Before January 1, 1936. In addition, if a Participant who was born before January 1, 1936, receives a lump sum distribution, he or she may elect to have the portion of the payment that is attributable to pre-1974 participation in the Plan (if any) taxed as long-term capital gain.

         There are other limits on the special tax treatment for lump sum distributions. For example, a Participant can generally elect this special tax treatment only once during his or her lifetime, and the election applies to all lump sum distributions received in that same year. If the Participant has previously rolled over a payment from the Plan (or certain other similar plans of the employer), he or she cannot use this special tax treatment for later payments from the Plan. If the payment is rolled over to an IRA, the Participant will not be able to use this special tax treatment for later payments from the IRA. Also, if any portion of the payment is rolled over to an IRA, this special tax treatment is not available for the rest of the payment.

         The special tax treatment for lump sum distributions described above, other than the special rules for those born before January 1, 1936, has been repealed for all such distributions received in tax years beginning after December 31, 1999.

         Employer Securities. There is a special rule for a payment from the Plan that includes employer securities. To use this special rule, the payment must qualify as a lump sum distribution, as described above (or would qualify except that the Participant has not participated in the Plan for at least 5 years). Under this rule, the Participant has the option of not paying tax on the "net unrealized appreciation" of the securities until they are sold. Net unrealized appreciation generally is the increase in the value of the securities that took place while they were held by the Plan.

         The Participant may elect not to have the special rule apply to the net unrealized appreciation. In such case, the net unrealized appreciation will be taxed in the year the securities are received from the Plan (and may be eligible for the special tax treatment described above), unless they are rolled over. The securities (including any net unrealized appreciation) can be rolled over to an IRA or to another employer plan that accepts rollovers.

         Other Payment Recipients. In general, the rules summarized above that apply to payments to Participants also apply to payments to Participants' surviving spouses and to spouses or former spouses who are alternate payees pursuant to a qualified domestic relations order. Some of the rules summarized above also apply to a deceased Participant's beneficiary who is not a spouse. However, there are some significant exceptions for payments to surviving spouses, alternate payees, and other beneficiaries.

         A surviving spouse of a deceased Participant may choose to have an eligible rollover distribution paid in a direct rollover to an IRA or paid to the spouse. If the spouse has the payment made to him or her, such spouse can keep it or roll it over to an IRA (but not to an employer plan). An alternate payee has the same choices as the Participant. Thus, an alternate payee can have the payment paid as a direct rollover or paid to the alternate payee. If the alternate payee has it paid to him or her, the alternate payee can either keep it or roll it over to an IRA or to another employer plan that accepts rollovers. A beneficiary other than the surviving spouse cannot roll over the payment under any circumstances.

         A surviving spouse, alternate payee or another beneficiary may be able to use the special tax treatment for lump sum distributions and the special rule for payments that include employer securities, as described above. A payment that is received because of the Participant's death may be eligible for the special tax treatment available for lump sum distributions if the Participant met the appropriate age requirements, whether or not the Participant had 5 years of participation in the Plan.

         The foregoing is only a brief summary of certain federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan.
Accordingly, each Participant may wish to consult a tax advisor concerning the Federal, state and local tax consequences of participating in and receiving distributions from the Plan.

         Participants subject to taxes imposed by state, local and other taxing authorities, including foreign governments, should also consult with their own attorneys or tax advisers regarding the tax consequences thereunder.

Restrictions on Resale

         Any person receiving shares of Holding Company Stock under the Plan who is an "affiliate" of Hudson City or the Holding Company as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933 (e.g., directors, officers and substantial shareholders of Hudson City) may re-offer or resell such shares only pursuant to a registration statement or, assuming the availability thereof, pursuant to Rule 144 or some other exemption of the registration requirements of the Securities Act of 1933. Any person who may be an "affiliate" of Hudson City or the Holding Company may wish to consult with counsel before transferring any Holding Company Stock owned by him or her. In addition, Participants are advised to consult with counsel as to the applicability of Section 16 of the Securities Exchange Act of 1934 which may restrict the sale of Holding Company Stock acquired under the Plan, or other sales of Holding Company Stock.

                                 LEGAL OPINIONS

         The validity of the issuance of the Holding Company Stock will be passed upon by Silver, Freedman & Taff, L.L.P., 1100 New York Avenue, N.W., Washington, D.C. 20005, which firm acted as special counsel for the Holding Company and Hudson City in connection with Hudson City's Conversion.

                              FINANCIAL STATEMENTS

         The financial statements and schedules of the Plan have been prepared by management in accordance with the applicable provisions of ERISA and are included in this Prospectus Supplement.

                       THE HUDSON CITY SAVINGS INSTITUTION
                               401(k) SAVINGS PLAN
                             IN RSI RETIREMENT TRUST

             PARTICIPANT ELECTION TO INVEST IN HOLDING COMPANY STOCK

1. PARTICIPANT DATA

________________________________________________________________________________
Print your full name above (Last, first, middle initial)  Social Security Number

________________________________________________________________________________
     Street Address                  City               State          Zip

$_____________________________    __________________________   _________________
Balance of Participant's Plan            Date of Birth          Date of Hire
Accounts at December 31, 1998


2. INVESTMENT DIRECTION

         The Plan is giving participants a special opportunity to invest their account balances in common stock ("Holding Company Stock") issued by Hudson River Bancorp, Inc. (the "Holding Company") in connection with the conversion of The Hudson City Savings Institution ("Hudson City") from the mutual to the stock form. This election may be made during the Subscription and Community Offering, with respect to the balance in your accounts under the Plan (hereinafter referred to as your "Accounts") as of December 31, 1997. Please review the
Subscription and Community Prospectus dated ____________, 1998 (the "Prospectus") and the Prospectus Supplement (the "Supplement") dated ____________, 1998 before making any decision.

         Investing in Holding Company Stock entails some risks, and we encourage you to discuss this investment decision with your spouse and your investment advisor. Hudson City, the Plan's Trustee, and the Plan Administrator are not authorized to make any representations about this investment other than what appears in the Prospectus and Supplement, and you should not rely on any information other than what is contained in the Prospectus and Supplement.

         Any shares purchased by the Plan pursuant to your election will be subject to the conditions or restrictions otherwise applicable to Holding Company Stock, as discussed in the Prospectus and Supplement. In addition, once you have elected to have your account invested in Holding Company Stock, you may have limited opportunities to change this investment decision. Any part of your Account invested in Holding Company Stock may be changed to an alternative authorized investment under the Plan only during an "Investment Change Period."

         An "Investment Change Period" opens at the beginning of the third business day after the Holding Company issues a "Quarterly Earnings Release" and closes at the end of the twelfth business day after such release. The term "Quarterly Earnings Release" means any press release issued by the Holding Company for general distribution which announces, for the first time, the Holding Company's results of operations for a particular fiscal quarter. Hudson City anticipates these opportunities will occur four times per year. Hudson City will attempt to notify Participants of the commencement of each Investment Change Period but will not assume responsibility for doing so.

[ ] I hereby direct the Trustee to obtain the funds necessary to purchase such shares of Holding Company Stock by using funds in my current Accounts from among the following Investment Options in the following percentages (in not less than 10% increments):

                  [ ]      Core Equity Fund                     ________%

                  [ ]      Emerging Growth Equity Fund          ________%

                  [ ]      Value Equity Fund                    ________%

                  [ ]      Intermediate-Term Bond Fund          ________%

                  [ ]      Actively Managed Bond Fund           ________%

                  [ ]      Intermediate Equity Fund             ________%

                  [ ]      Short-Term Investment Fund           ________%


                           Total (Aggregate Purchase Price)         100 %
                                                                ========

[ ]     I choose not to invest any of my Accounts in Holding Company Stock.


3. PARTICIPANT SIGNATURE AND ACKNOWLEDGMENT - REQUIRED

By signing this PARTICIPANT INVESTMENT ELECTION, I authorize and direct the Plan Administrator and Trustee to carry out my instructions. I acknowledge that I have been provided with and read a copy of the Prospectus and Supplement relating to the issuance of Holding Company Stock, and I have read the explanation provided in Part 2 of this form. I am aware of the risks involved in the investment in Holding Company Stock, and understand that the Trustee and Plan Administrator are not responsible for my choice of investment.


________________________________________________________________________________
            Participant's Signature                     Date Signed

Signed before me this ___________ day of _____, 1998  __________________________
                                                              Notary Public

My Commission Expires  _________________________________



              PLEASE COMPLETE AND RETURN BY _________________, 1998

IF YOU HAVE ANY QUESTIONS, PLEASE CALL THE STOCK CENTER AT (518) _____-________.

                            Summary Plan Description




================================================================================
             The Hudson City Savings Institution 401(k) Savings Plan

                                       In
                              RSI Retirement Trust
                     (As Amended Through April 2, 1998, And
                              the Conversion Date)

================================================================================

Table Of Contents

Section                                                                   Page
TABLE OF CONTENTS...........................................................i
INTRODUCTION...............................................................ii
INDEX TO DEFINED TERMS.....................................................iv
HOW THE PLAN WORKS..........................................................1
JOINING THE PLAN............................................................2
CONTRIBUTIONS TO THE PLAN...................................................5
INVESTING YOUR PLAN ACCOUNT................................................11
VESTING....................................................................15
PAYMENT OF BENEFITS........................................................17
DISTRIBUTIONS UPON RETIREMENT OR DISABILITY................................18
DISTRIBUTIONS UPON TERMINATION (OTHER THAN RETIREMENT OR DISABILITY).......23
DISTRIBUTION UPON DEATH....................................................26
WITHDRAWALS................................................................28
LOANS......................................................................32
APPLICATION FOR BENEFITS AND CLAIMS PROCEDURE..............................34
AMENDMENT AND TERMINATION OF PLAN..........................................36
SPECIAL RULES IF PLAN BECOMES TOP-HEAVY....................................37
OTHER IMPORTANT INFORMATION................................................38

Introduction

The Hudson City Savings Institution maintains The Hudson City Savings Institution 401(k) Savings Plan in RSI Retirement Trust ("Plan") to offer its eligible employees a convenient and tax-advantaged way to supplement their retirement income. As an eligible employee under the Plan, you may shelter part of your income from current taxes while accumulating a substantial nest egg for the future.

For purposes of explaining the provisions in this document, the Hudson City Savings Institution will be referred to as the Employer ("Employer"). This is a summary of the key Plan features as amended and restated effective January 1, 1997 and as further amended through April 2, 1998 and _______________, 1998 ("the Conversion Date"). The Plan as it existed prior to January 1, 1997 is referred to as the "Prior Plan".

The full terms and conditions of the Plan are described in the Plan document which legally governs the operation of the Plan. This booklet, called a Summary Plan Description ("SPD"), has been prepared to provide you with a description of the key features of the Plan including your rights, obligations and benefits under the Plan. The SPD provides you with answers to questions most frequently asked about the Plan.

If there is a discrepancy between the document and this summary, the wording of the Plan document will govern. The terms of the Plan may be changed from time to time by amendments adopted by the Employer. If any changes are made, you will be notified of the changes.

While  your  employment  with  the  Employer   determines  your  eligibility  to
participate in the Plan, your participation is not a contract of employment. Both you and the Employer have the right to terminate your employment.

When referring to this booklet, please keep in mind that this is a summary of the Plan only, that it does not alter any employment policies of the Employer and it does not alter the Plan provisions in any way.

If you have any questions or need additional information about the Plan, contact the Plan Administrator; he or she will be happy to assist you.

Notice To Employees Who Direct Investment in Common Stock of Hudson River Bancorp, Inc.

As a Participant in the Plan, you may direct that all or a portion of your Plan accounts be invested in common stock of Hudson River Bancorp, Inc., the holding company of the Employer. The stock will be kept in an account referred to in this summary as the Employer Stock Fund and special rules may apply to investments in this stock.

These special rules affect withdrawals, loans, and transfers of investment account balances for certain highly paid officers only. They will apply only if you are subject to the rules of the Securities Exchange Act of 1934. If you wish to make a withdrawal or borrow from your Plan accounts, or if you wish to transfer account balances among the investment accounts, contact the Plan Administrator for additional information about these special rules.

Index To Defined Terms
Defined Terms, with page number


Before-Tax Contributions ..................................................5
Deferred Payment......................................................... 21
Disabled..................................................................19
Early Retirement Date.....................................................18
Eligibility Service....................................................... 3
Employee Benefits Committee (Committee)...................................40
Employee Retirement Income Security Act (ERISA).......................... 38
Employer................................................................. ii
Employer Stock Fund.......................................................12
Excluded Employees.........................................................2
Installment Payments..................................................... 21
Investment Funds......................................................... 11
Matching Contributions.................................................... 8
Normal Retirement Date................................................... 18
Plan..................................................................... ii
Plan Administrator....................................................... 41
Plan Year................................................................ 40
Postponed Retirement Date................................................ 18
Prior Plan............................................................... ii
Qualified Domestic Relations Order (QDRO)................................ 38
Rollover Contributions.................................................... 8
Rollovers to An Individual Retirement Account (IRA)
  Or Another Qualified Plan........................ ..................22, 25
Salary.................................................................... 5
Single Cash Payment.................................................. 21, 25
Standard Form of Payment Upon Termination................................ 24
Standard Forms of Payment at Retirement or Disability.................... 20
Summary Plan Description (SPD)........................................... ii
Trustee.................................................................. 41
Vesting.................................................................. 15

Section 1
How The Plan Works

================================================================================

Overview

Participation in the Plan is entirely voluntary; you are not obligated to participate. However, if you do participate, you can shelter part of your income from current taxes while you accumulate a substantial nest egg for the future.

When you participate in the Plan, you are authorizing the Employer to defer a portion of your pay. Whatever you defer is taken out of your paycheck on a before-tax basis and held in a before-tax Plan account set up on your behalf. When reading this summary, you should keep in mind that whenever you see the words "Before-Tax," it means that for federal income tax purposes, you will not be taxed on the money when it is contributed to the before-tax Plan account. It will, however, be taxed when withdrawn from the Plan. The same may or may not be true for state and local income tax purposes. You should check with your tax advisor to determine how state and local laws affect your "Before-Tax Contributions".

The Employer will make a contribution which matches a portion of your Before-Tax Contributions. Such contribution will be held in the Matching Contribution Plan account set up on your behalf. (See, CONTRIBUTIONS TO THE PLAN section, Matching Contributions, below.)

Your contributions and the Matching Contributions made by the Employer are invested in one or more of the Plan's 7 professionally managed investment funds in RSI Retirement Trust. In addition to the 7 investment funds, you have the option of investing in the Employer Stock Fund. Your Before-Tax Contributions and the vested portion of your Matching Contributions, as well as any investment income they may earn, are not taxed until they are distributed to you from the Plan. Payments are usually made when you terminate employment or upon your retirement, when you may be in a lower tax bracket.

While the Plan offers you the flexibility you need to develop a personal savings strategy, it is designed to encourage you to save for your retirement. In exchange for the significant tax advantages it provides, the Internal Revenue Service imposes certain restrictions that limit your access to your Plan contributions while you are actively employed by the Employer. However, in order to enable you to meet some of your more immediate financial needs, the Plan has special provisions, described later in this SPD, which allow you to withdraw from or borrow against your Plan accounts.

Section 2
Joining The Plan

================================================================================

In General

You must satisfy certain requirements in order to be eligible to join the Plan. This section describes what those requirements are.

Eligibility Requirements

If you were a participant under the Prior Plan, you will continue to be a participant under the current Plan.

If you were not a participant under the Prior Plan, you will become eligible to join the Plan once you have satisfied all of the following requirements:

          *    you have attained age 21; and

          * you have completed at least 1 year of Eligibility Service (see, Eligibility Service below);

          * you are classified as a salaried Employee, a sales commission Employee or, commencing September 1, 1997, an hourly paid Employee; and

          * you do not or no longer belong to one of the groups of excluded employees listed under Excluded Employees below.

If you participate in the Plan and then switch to one of the ineligible groups of employees noted below, you will no longer be able to make contributions under the Plan, nor will any Matching Contributions be made under the Plan on your behalf. Even if you are no longer making contributions under the Plan and no Matching Contributions are being made on your behalf, your Plan accounts will continue to reflect the investment performance of the investment fund or funds in which you are invested. (See, INVESTING YOUR PLAN ACCOUNT section, How Your Account Is Valued, below.) In addition, you will still be able to transfer your investment account balances from one fund to another. (See, INVESTING YOUR PLAN ACCOUNT section, Adjusting Your Investment Strategy, Transferring existing account balances, below.)

Excluded Employees

If any of the following apply to you, you will not be able to participate in the
Plan:

          * you are paid on a daily, fee or retainer basis (or an hourly paid employee prior to September 1, 1997);

          *    you are a leased employee;

          * you are an employee covered by a collective bargaining agreement (unless the agreement provides for Plan participation).

Eligibility Service

For Plan purposes, a year of Eligibility Service is a 365-day period of employment with the Employer, measured from your date of hire.

Participation in the Plan is totally voluntary. You can join as of the first day of the payroll period of any calendar month following the date you meet the eligibility requirements mentioned above. All you have to do to join the Plan is submit an enrollment form at least 10 days in advance of the date you want your participation to begin. Payroll deductions will begin in the first payroll period following the date of your Plan participation.

Sometime before you first become eligible to join the Plan, a member of the Human Resources Department will explain the Plan's enrollment procedures to you. At that time, you will receive the forms you need to complete in order to participate in the Plan.

About Your Enrollment Form

You must complete an enrollment form in order to participate in the Plan. On the form you will indicate the percentage of your Salary (see, Contributions to the Plan, Salary, below) you want the Employer to defer for you, if any, each payday on a before-tax basis. You will also indicate how you want your contributions invested and designate your beneficiary. (See, About Your Beneficiary, below.) The form also authorizes the Employer to deduct your contributions from your Salary, if you have chosen to make such contributions.

Enrollment forms are available from the Plan Administrator.

About Your Beneficiary

You will be asked to name a beneficiary when you enroll in the Plan. Your beneficiary is the person who will receive the value of your Plan accounts, less any outstanding loans, if you should die. You may also name a contingent beneficiary who will serve as beneficiary if your beneficiary dies before you. If you are married, your spouse is automatically your beneficiary unless your spouse has completed a form waiving his or her right to your Plan accounts. Your spouse's consent must be witnessed by a Plan representative or notarized in order for it to be valid.

You may change your beneficiary and/or contingent beneficiary at any time by completing a new beneficiary form. However, if you are married and want to change your beneficiary from your spouse to someone else, your spouse must consent to the change in writing. Your spouse's consent must be witnessed by a Plan representative or notarized in order for it to be valid.

Termination of Employment

If you leave the Employer for any reason, contributions to your Plan accounts will automatically cease.

Eligibility Upon Reemployment

If you leave the Employer and are later rehired by the Employer, there are some instances where your past employment with the Employer will be counted toward the 1-year service requirement. (See, JOINING THE PLAN section, Eligibility Requirements, above.) A Plan representative will advise you if your past employment will be counted or if you will have to meet the 1-year service requirement as a new employee. Special rules apply if you are absent from work for maternity or paternity reasons, or if you are called for service in the Armed Forces of the United States. See a Plan representative for more information.

Eligibility Upon Reemployment Of Employees Subject To The Securities Exchange Act of 1934

If you are a highly paid officer who is subject to the rules of the Securities Exchange Act of 1934, and you leave the Employer and are later rehired, a Plan representative will advise you when you will be eligible to participate in the Plan.

Section 3
Contributions To The Plan

================================================================================

General

There are several different types of contributions which may be made on your behalf under the Plan. You are permitted to make Before-Tax Contributions. If you were previously a participant in another employer's plan, and you receive a distribution from such plan, you may be permitted to contribute the amount from such previous plan into this Plan through a Rollover Contribution. In addition, the Employer will also contribute to the Plan by making Matching Contributions. The different types of contributions are described in greater detail below. Your own Before-Tax Contributions will be based upon a percentage of your Salary (see, Salary, below).

Salary

For Plan purposes, Salary is your regular base pay, including the amount of any Before-Tax Contributions you make to the Plan during the year but, excluding overtime, bonuses, commissions, expense allowances, severance pay, fees, and any other special or supplemental compensation. For sales commissioned employees, only draw against commissions paid shall be considered Salary. The maximum amount of your Salary that may be used for any purpose under the Plan is $160,000 for the 1998 Plan Year. For following Plan Years, this amount may be adjusted annually by law to account for changes in the cost-of-living.

Before-Tax Contributions

Prior to April 2, 1998, you were able to contribute an amount from 1% to 10% of your Salary to the Plan on a before-tax basis. Beginning on and after April 2, 1998, you can direct that an amount from 1% to 15% (in whole percentages) of your Salary be contributed to the Plan on a before-tax basis. The most you may contribute on a before-tax basis is $10,000 for 1998. (The amount will be further adjusted by law, based on changes in the consumer price index.)

Since your Before-Tax Contributions are taken out of your pay before income taxes are deducted, the overall effect of making such contributions is to reduce your current taxable income for federal and possibly state and local income tax purposes.

Examples

The following examples show how contributions on a before-tax basis rather than an after-tax basis can increase your take-home pay. These examples are based on 1998 federal income tax and FICA withholding rates. If you are permitted to defer state and local income taxes, your actual savings will be greater. The amount of tax you actually pay will depend on current tax rates and your own financial situation.

Example 1

In this example a married employee earning $40,000 a year, files a joint federal income tax return and claims 4 federal personal income tax exemptions (e.g., a family of 4). The participant chooses to save 6% of annual Salary, $2,400, through the Plan instead of in a regular after-tax savings account. As you can see, the employee saves the same amount in each case, but pays $360 less in taxes in the before-tax plan.

                                               Regular
                                           Savings Account          Plan Savings
                                             (After-Tax)            (Before-Tax)
                                             -----------            ------------
Annual Salary                                  $40,000                $40,000
Before-Tax Contributions                           -0-                - 2,400
Reportable Gross Income                         40,000                 37,600
Taxable Income *                                29,200                 26,800
Estimated Federal Income Tax                   - 3,412                - 3,052
FICA Tax                                       - 3,060                - 3,060
After-Tax Savings                                2,400                    -0-
                                             -----------------------------------
Take-Home Pay                                  $31,128                $31,488
Increased Take-Home Pay Through Use
  of Before-Tax Savings in the Plan                                   $   360**
                                                                      =======

*    Assumes 1998 tax rates and use of Standard Deduction.

** Contributions and earnings on Before-Tax Contributions are tax deferred until distributed from the Plan.

Example 2

In this example a single employee earns $30,000 a year, files a single taxpayer federal income tax return and claims a single personal income tax exemption. The participant chooses to save 6% of annual Salary, $1,800, through the Plan instead of in a regular after-tax savings account. As you can see, the employee saves the same amount in each case, but pays $270 less in taxes in the before-tax plan.

                                               Regular
                                           Savings Account          Plan Savings
                                             (After-Tax)            (Before-Tax)
                                             -----------            ------------
Annual Salary                                  $30,000                $30,000
Before-Tax Contributions                           -0-                  1,800
Reportable Gross Income                         30,000                 28,200
Taxable Income *                                27,300                 25,500
Estimated Federal Income Tax                   - 3,697                - 3,427
FICA Tax                                       - 2,295                - 2,295
After Tax Savings                                1,800                    -0-
                                             -----------------------------------
Take-Home Pay                                  $22,208                $22,478
Increased Take-Home Pay Through Use
   of Before-Tax Savings in the Plan                                  $   270 **
                                                                      =======

*    Assumes 1998 tax rates and use of Standard Deduction.

** Contributions and earnings on Before-Tax Contributions are tax deferred until distributed from the Plan.

Matching Contributions

The Employer will match a portion of your Before-Tax Contributions. However, if you are classified as an hourly paid Employee, the Employer will not match a portion of your Before-Tax Contributions. For each dollar up to 4% of your Salary that you save on a before-tax basis, the Employer will make a Matching Contribution equal to 50% of your contribution. The Employer may, from time to time, change the Plan to provide for a different Matching Contribution. If a change is made, you will be notified of the change.

If you stop making Before-Tax Contributions, the Employer Matching Contributions will also stop for the same period. Matching Contributions which have been suspended in this way, are not permitted to be made up at a later date.

You will not be taxed on Matching Contributions or earnings thereon as long as they remain in the Plan. You will vest in Matching Contributions and earnings thereon over a period of years; (see, VESTING section, below).

Some Important Restrictions

The Internal Revenue Service requires plans that provide for Before-Tax Contributions and Matching Contributions to pass special nondiscrimination tests. The amount of contributions contributed to the Plan on behalf of each Participant may not discriminate in favor of highly-paid employees.

The Plan must pass special nondiscrimination tests each calendar year to keep its tax advantages. If the Plan does not pass the tests, some or all of the highly-paid employees may have their Plan contributions or the contributions made by the Employer reduced, even if the Before-Tax Contribution is less than the maximum permissible contribution during that calendar year. If you are affected by the tests, a Plan representative will notify you and make the appropriate adjustment.

Another restriction you should know about relates to limits on how much employees and the Employer can contribute to this and all other retirement-type plans the Employer provides. Prior to the Plan Year beginning January 1, 2000, if what you save through the Plan, either alone or together with the contributions the Employer makes to this and any other such Plan, exceeds the limits set by the Internal Revenue Service, your contributions to this Plan may be reduced. Usually, very few employees, if any, are affected by this limitation. If you are affected, a Plan representative will notify you and make the proper adjustment.

Rollover Contributions

You may be joining the Employer from an employer that had a tax-qualified plan similar to the Employer's Plan. If that is the case, and if you recently received a distribution from your prior employer's tax-qualified plan, you may be eligible to deposit that distribution into the Rollover Contribution account set up on your behalf. In addition, if you elected to have your prior employer directly transfer money from your prior employer's tax-qualified plan into this Plan, that distribution was deposited into the Rollover Contribution account set up on your behalf. In both cases, you will continue to defer income taxes on your distribution. Each of these types of transactions is known as a "Rollover Contribution".

You may make a Rollover Contribution even if you are not yet eligible to join the Plan. To maintain the tax deferral, the rollover must occur within 60 days of your receipt of the distribution from your prior employer's plan, which may be before you have satisfied the eligibility requirements of this Plan. Rollover Contributions, however, cannot include any after-tax Contributions you may have made to your prior employer's plan. For more information about Rollover Contributions, contact a Plan representative.

What Happens To Contributions

A series of accounts are set up and maintained for each employee in the Plan. You will have a Before-Tax Contribution account and you may have a Matching Contribution account. You may also have a Rollover Contribution account. Each pay period, the contributions made by you or on your behalf will be allocated to the investment fund or funds you choose. (See, INVESTING YOUR PLAN ACCOUNT section, below.)

Adjusting Your Contribution Strategy

Once you elect how much of your Salary you want to defer you are not locked into your choice. You may submit a request form to a Plan representative, twice in any Plan Year, to increase, decrease, suspend or resume your Before-Tax Contributions. Your request will be processed as soon as possible after the Employer receives the properly completed form.

          * Changing your contribution percentage. If you increase or decrease your contribution percentage, the change will go into effect as of the first payroll period following 10 days after you submit your written request to a Plan representative or as soon as possible thereafter. Keep in mind that prior to April 2, 1998, the most you may save through the Plan on a before-tax basis is 10% of your Salary and commencing on and after April 2, 1998, 15% of your Salary (subject to deferral and maximum contribution limitations).

          * Suspending your contributions. When you suspend contributions, any money you already have in your account will still reflect the investment results of the investment fund or funds you chose. If you suspend your contributions, you cannot make them up at a later date. A Plan representative must receive your written request to suspend contributions at least 10 days before you want your payroll deductions to stop.

          * Resuming your contributions after a suspension. If you want to start contributing again after you suspended contributions, a Plan representative must receive your written request to resume contributions at least 10 days before you want your payroll deductions to start.

Impact On Social Security and Medicare Benefits

Since Social Security and Medicare payroll deductions (FICA) remain the same regardless of whether or not you participate in the Plan, whatever you save in the Plan will not reduce your future Social Security or Medicare benefits.

Section 4
Investing Your Plan Account

================================================================================

In General

The Plan has 7 active investment funds which are held by RSI Retirement Trust. Each fund represents a different type of investment with its own degree of growth potential and risk. Having this choice of funds allows you to develop a savings strategy that best fits your own long-range needs.

You are not limited to one investment choice. You can split your investment among these 7 funds, and/or the Employer Stock Fund, in multiples of 10%. Whatever allocation you elect applies to all of your Plan accounts and remains in effect until you change it. (See, Adjusting Your Investment Strategy, below.) If you fail to make an investment election, all of your accounts will automatically be invested in the Short-Term Investment Fund, as described in The Investment Funds, below.

The Investment Funds

The Plan's 7 investment funds in RSI Retirement Trust are described below.

          * Core Equity Fund. This fund seeks capital appreciation and income and invests in a broadly diversified group of high quality, large capitalization companies exhibiting sustainable growth in earnings and dividends. It is expected that the variability of returns (risk) for the Core Equity Fund will approximate that of the Standard and Poor's 500 stock index, over time.

          * Emerging Growth Equity Fund. This fund seeks capital appreciation and income by investing primarily in stocks of smaller companies with higher-than-average earnings and dividend growth potential. The fund will generally have a higher degree of risk and price volatility than the portfolios of the Core Equity Fund and the Value Equity Fund.

          * Value Equity Fund. This fund seeks capital appreciation and income and invests heavily in out-of-favor stocks of financially sound companies that are selling at unjustifiably low market valuations based on price/earnings ratios, price-to-book ratios, etc. The results achieved by this fund may be more volatile than the results produced by the Standard and Poor's 500 Index.

          * Intermediate-Term Bond Fund. This fund seeks principal appreciation and income and invests in high quality fixed-income vehicles that mature within 10 years or have expected average lives of 10 years or less. At least 65% of its assets must be invested in securities issued or backed by the United States government, or its agencies or instrumentalities. The returns of this fund are expected to be less volatile than the returns produced by the broad market index (Lehman Brothers Government/Intermediate Bond Index).

          * Actively Managed Bond Fund. This fund invests in high quality fixed-income securities and seeks both principal appreciation and income. The maturity structure of this fund is expected to vary substantially based on the perceived relative attractiveness of different areas of the fixed-income market. At least 65% of its assets must be invested in securities issued or backed by the United States government, or its agencies or instrumentalities. The returns of this fund are expected to reflect the variability of returns produced by the broad market index (Lehman Brothers Aggregate Bond Index).

          * International Equity Fund. This fund seeks capital appreciation and income by investing in stocks of companies headquartered in foreign countries. Each selection is based on companies whose current prices do not reflect the true earnings potential and therefore, are selling at "undervalued" prices. Investments in foreign markets with unacceptable political or economic risks are avoided. Holdings are concentrated in the larger markets of Europe, Australia and the Far East. In addition, the portfolio manager will invest in emerging markets, as opportunities arise. The fund generally carries a higher degree of risk and price volatility than the Core Equity Fund and the Value Equity Fund, but less than the Emerging Growth Equity Fund. Total net return, including adjustments for currency price changes, should exceed the Lipper International Mutual Funds Average measured over a period of 3 to 5 years.

          * Short-Term Investment Fund. This fund focuses on preservation of principal while producing a competitive money market return.

The Employer Stock Fund

Commencing on the Conversion Date, the Plan also allows you to invest in the Employer Stock Fund by transferring a percentage of one or more of your account balances in the Plan's 7 investment funds in RSI Retirement Trust, described above, from such funds to the Employer Stock Fund. It is described below.

          *    Employer  Stock Fund.  This fund is  invested in common  stock of
               Hudson  River  Bancorp,   Inc.,  the  "holding  company"  of  the
               Employer.

Dividends And Interest

Dividends and interest earned on each fund are reinvested in that fund. Like your Before-Tax Contributions, investment earnings are not taxed until you receive a distribution from the Plan.

Investment Expenses

The expenses of managing each fund, including investment management fees, commissions, and other transaction costs, are charged against the total assets of the applicable fund.

Adjusting Your Investment Strategy

The Plan gives you the flexibility you need to adjust your investment strategy. However, if you are a highly paid officer who is subject to the rules of the Securities Exchange Act of 1934, see, INTRODUCTION section, Notice To Employees Who Direct Investment In Common Stock of Hudson River Bancorp, Inc. above.

          * Changing future allocations. Prior to April 2, 1998, you were able to change your investment direction of future contributions not more than once in any calendar quarter by submitting a request to a Plan representative at least 10 days prior to the date the change is to take effect.

               Commencing on and after April 2, 1998, you may change your investment direction of future contributions at any time, by telephone through the Retirement System Group Information Center. If your change in investment direction is made by telephone, it will become effective on the day of your telephone call, if you call by 3:00 p.m. on a day that the New York Stock Exchange is open; otherwise, as of the close of business on the next day the Exchange is open. For detailed information regarding this service, please contact your Plan Administrator.

               In addition, if permitted by the Committee, instead of by telephone, you may submit a written request to a Plan representative at least 10 days prior to the date the change is to take effect. If your change in investment direction is made in this manner, it will become effective as of the first payroll period following your written notice to the Plan representative, or as soon as possible thereafter.

          * Transferring existing account balances. Prior to April 2, 1998, you were able to transfer existing investment account balances from one fund to another not more than once in any calendar quarter by submitting a request to a Plan representative at least 10 days prior to the date the transfer is to be made.

               Commencing on and after April 2, 1998, you can transfer existing investment account balances from one fund to another at any time, by telephone through the Retirement System Group Information Center as described above under "Changing future allocations".

               In addition, if permitted by the Committee, instead of by telephone, you may submit a written request to a Plan representative at least 10 days prior to the date the transfer is to be made. A transfer, if made in this manner, becomes effective as soon as administratively possible following the 10 day required notice. Such transfer is required to be made in multiples of 10%.

               Transferring existing investment account balances does not change how future contributions are invested. (If you want to change how your future contributions are invested, see, Changing future allocations, above.)

How Your Account Is Valued

The value of your Plan accounts will reflect the investment performance of the investment fund or funds in which you are invested. Each of the Plan's 7 investment funds in RSI Retirement Trust and the Employer Stock Fund is valued daily. Investment performance takes into account 2 factors:

          * Investment income, which can only increase the value of your accounts; and

          * Change in market value, which can either increase or decrease the value of your accounts.

Changes in market value reflect current security prices and interest rates. Actively traded stocks and securities tend to change in price from day to day. Changing interest rates, or the price of money, affect the price of government and other fixed-income obligations. When interest rates rise, the price of fixed-income obligations decline, and vice versa..

Account Statements

You will receive a statement of your Plan accounts once each calendar quarter. The statement will show you the following as of the statement date: your balance as of the prior statement date, contributions made to each account, the net investment return, distributions made, loans disbursed, loan repayments and/or transfers between investment funds, and the value of your Plan accounts.

A Word About Your Investment Decisions

Your investment decisions are your own. No employee or officer of the Employer is authorized to give investment advice to you regarding how to invest your Plan accounts. You should consider all of the funds carefully before making your investment choice. Also, keep in mind that any investment carries a degree of risk. The Plan's Trustees, investment managers, or the Employer cannot guarantee against any Plan investment losses.

Section 5
Vesting

================================================================================

Vesting

Vesting refers to your right to receive a percentage of the money in your Plan accounts when you are eligible for a distribution.

Requirements For Vesting

You are always 100% vested in the value of your Before-Tax Contributions, Rollover Contributions (if any) and any investment income they may earn. This means you have a nonforfeitable right to your Before-Tax Contributions and Rollover Contributions (if any) and earnings thereon.

Matching Contributions generally become vested only after you have been employed by the Employer for a period of time (see, below). The same is true of any earnings on the Matching Contributions. However, if you retire from the Employer, become permanently Disabled or terminate employment as a result of your death, you will become 100% vested in the value of all Matching Contributions and earnings thereon, regardless of how long you had been employed by the Employer.

If you leave the Employer after 1 full year of employment (365 days), your right to Matching Contributions and earnings thereon is determined by the vesting schedule set forth below. For purposes of determining your vested percentage under the Plan, your entire period of employment with the Employer shall be considered, except your employment with the Employer before May 1, 1986 (the date the Employer originally adopted the Plan).

Subject to the above limitations on your years of employment for vesting purposes, the vesting schedule under the Plan is as follows:

                                Vesting Schedule

                 Years of employment                             Percent
                 recognized for vesting purposes:                vested:
                 --------------------------------                -------
                 Less than 1 year                                   0%
                 1 year but less than 2                            20%
                 2 years but less than 3                           40%
                 3 years but less than 4                           60%
                 4 years but less than 5                           80%
                 5 years or more                                  100%

If you are not 100% vested and leave the Employer for any reason (other than retirement, disability or death), the portion of the Matching Contributions and earnings thereon which are not vested will be forfeited. The value of any forfeitures is used to offset part of the Employer's future Matching Contributions.

Vesting Upon Reemployment

If you leave the Employer or are on an extended leave of absence for any reason and return to work for the Employer within 5 years, your past vesting service with the Employer will be included in the vesting schedule. If you return to work for the Employer after 5 years, your past vesting service with the Employer may be included in the vesting schedule. A Plan representative will advise you whether or not any of your past vesting service will be included in the vesting schedule.

If you leave the Employer when you are not 100% vested in your Plan accounts, and receive a distribution of your Plan accounts and return to work for the Employer within 5 years, the Matching Contributions and earnings thereon that you forfeited will be recredited to your Plan accounts only if you repay the full amount of the distribution you received. The repayment must be made within 5 years from the date of your distribution.

Section 6
Payment Of Benefits

================================================================================

Distributions After Termination of Employment

The Plan is designed to provide you with a source of retirement income. Therefore, benefits are normally paid at retirement. However, the Plan also has provisions for distributions in case you become disabled, die, or leave the Employer before you actually retire. Plan distributions are normally made as soon as administratively possible after you (or your beneficiary) become eligible for such a distribution. (SEE, DISTRIBUTIONS UPON RETIREMENT OR DISABILITY section, DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT section, and DISTRIBUTIONS UPON DEATH section, below).

There are, however, certain instances where benefits may be lost or delayed. For this reason, it is important for you to be aware of the following:

          * A distribution from the Plan will not be made until you (or your beneficiary) file an application for benefits.

          * If you do not furnish information requested to complete or verify your application for benefits, a distribution may be delayed until such time as the information is received.

          * A distribution may be delayed (or temporarily stopped) if your current address is not on file.

In-Service Distributions

Although the Plan's main purpose is to encourage you to save money for your retirement, your Employer does realize that there are instances when you may need access to your money while you are still employed. For this reason, the Plan contains provisions for withdrawals and loans during your employment years. While these provisions give the Plan a degree of flexibility, they are governed by certain rules and restrictions which are outlined in this SPD. (See, WITHDRAWALS and LOANS section, below).

Section 7
Distributions Upon Retirement Or Disability

================================================================================

In General

Plan benefits are normally paid to you upon your retirement. You may retire at any time after you reach your Normal Retirement Date or your Early Retirement Date. If you continue to work for the Employer past your Normal Retirement Date, your benefits generally will be deferred until you actually retire.

In the event that you become Disabled (See, Disability, below), you may be eligible to receive benefits, under the Plan, even before you are otherwise eligible to retire.

The Plan also provides benefits, in some cases, if you terminate employment before you are eligible to retire and for reasons other than Disability or death. (See, DISTRIBUTIONS UPON TERMINATION (FOR REASONS OTHER THAN RETIREMENT OR DISABILITY) section, below.)

Retirement Dates

You may retire, under the Plan, on or after any of the following dates:

          * Normal Retirement Date. Normal retirement under this Plan occurs on the later of the date you attain age 65 or the date you complete 6 years of employment with the Employer.

          *    Early Retirement Date. You can choose to retire earlier if:

               you have completed at least 5 consecutive years of employment (which is recognized for benefit calculation under the Employer's defined benefit retirement plan) and you meet one of the following conditions:

               (i)  attainment of age 60; or

               (ii) the sum of your attained age and years of employment  (which is recognized for vesting purposes under the Employer's defined benefit retirement plan) equals of exceeds 75 years.

               you become Disabled.

          * Postponed Retirement Date. If you continue working after your Normal Retirement Date, your Plan distribution will generally be deferred at least until your actual retirement date (your Postponed Retirement Date. Prior to January 1, 1997, the Internal Revenue Service ("IRS") had required that you receive at least a portion of your Plan accounts by the first day of April following the year in which you reached age 70-1/2, even if you were still employed by the Employer. Since these rules have been revised, you are now required to begin receiving your benefits no later than the first day of April following the calendar year in which you retire (or terminate employment due to a Disability) or, if later, in which you attain age 70-1/2.

Disability

You are eligible for a Plan distribution if you become Disabled while you are an active employee of the Employer. For purposes of the Plan, you are considered to be Disabled if you have a physical or mental condition which the Committee determines makes you totally and permanently incapable of engaging in any substantial gainful employment (based on your education, training and experience).

When And How Distributions Are Made

Plan distributions at retirement or disability will be made automatically in the applicable Standard Form of Payment (See, Standard Form of Payment at Retirement or Disability, below), unless an Optional Form of Payment (See, Optional Forms of Payment at Retirement or Disability, below) is elected. Plan distributions are generally taxable as ordinary income in the year in which the payment is made.

If a portion of the vested interest in your Plan accounts is invested in the Employer Stock Fund, you may elect to receive a distribution (other than an in-service withdrawal or loan) from the Employer Stock Fund in the form of stock rather than cash. A request to receive such common stock in kind must be submitted to a Plan representative prior to the date a distribution of your Plan accounts is to be made. If you elect to receive all or any part of your distribution in the form of shares of the Employer Stock Fund, such distribution will be made in whole shares (with any fractional shares distributed in cash).

If you leave the Employer and receive a distribution before you are age 55 and do not roll over your distribution to a rollover Individual Retirement Account
(IRA) or a subsequent employer's qualified plan, you may have to pay a 10% federal excise tax on the taxable portion of your distribution in addition to other federal, state and local income taxes applicable to all distributions.

Prior to January 1, 1997, the Internal Revenue Service had required that the value of your Plan accounts either be distributed or commence to be distributed no later than the first day of April following the calendar year in which you reached age 70-1/2, even if you were still employed by the Employer. Effective January 1, 1997, the new rules require, instead, that the value of your Plan accounts either be distributed or commence to be distributed no later than the first day of April following the calendar year in which you retire (or terminate employment due to a Disability) or, if later, in which you attain age 70-1/2. In the event that you were required to begin receiving distributions due to your attainment of age 70-1/2, but prior to your termination of employment, you may, if you are still employed, elect to defer further distribution of your Plan accounts until such time as you actually terminate employment.

Standard Forms of Payment at Retirement or Disability

Your benefits will be paid to you in the following Standard Forms of Payment, unless you choose an optional payment form:

          * Plan Accounts of $5,000 or less. If you terminate employment on your Early Retirement Date, Normal Retirement Date or Postponed Retirement Date, or because you become Disabled and the value of your Plan accounts is $5,000 or less, your benefits will automatically be paid to you in the form of a single cash payment as soon as administratively possible after you retire or become disabled, to the extent that such benefits are derived from amounts invested in any of the Plan's 7 investment funds in RSI Retirement Trust. To the extent your benefit is derived from amounts invested in the Employer Stock Fund, such benefit may be paid to you in cash, or in the form of common stock of the Employer Stock Fund as soon as administratively possible following your termination of employment. Provided, however, that a request to receive such common stock in kind must be submitted to a Plan representative prior to the date a distribution of your Plan accounts is to be made. If you elect to receive all or any part of the distribution in the form of shares of the Employer Stock Fund, such distribution will be made in whole shares (with any fractional shares distributed in cash).

          * Normal or Postponed Retirement. If you terminate employment at your Normal or Postponed Retirement Date and the value of your Plan accounts exceed $5,000, your benefits will automatically be paid to you in the form of a single cash payment as soon as administratively possible following your termination of employment, to the extent that such benefits are derived from amounts invested in any of the Plan's 7 investment funds in RSI Retirement Trust. To the extent your benefit is derived from amounts invested in the Employer Stock Fund, such benefit may be paid to you in cash, or in the form of common stock of the Employer Stock Fund as soon as administratively possible following your termination of employment. Provided, however, that a request to receive such common stock in kind must be submitted to a Plan representative prior to the date a distribution of your Plan accounts is to be made. If you elect to receive all or any part of the distribution in the form of shares of the Employer Stock Fund, such distribution will be made in whole shares (with any fractional shares distributed in cash).

          * Early Retirement or Disability. If your termination of employment occurs on or after you have reached your Early Retirement Date or upon your becoming Disabled and the value of your Plan accounts exceeds $5,000, your benefits will automatically be paid to you at the time you would have reached your Normal Retirement Date. At that time, your benefit will be paid in the form of a single cash payment, to the extent that such benefit is derived from amounts invested in any of the Plan's 7 investment funds in RSI Retirement Trust. To the extent your benefit is derived from amounts invested in the Employer Stock Fund, such benefit may be paid to you in cash, or in the form of common stock of the Employer Stock Fund as soon as administratively possible following your termination of employment. Provided, however, that a request to receive such common stock in kind must be submitted to a Plan representative prior to the date a distribution of your Plan accounts is to be made. If you elect to receive all or any part of the distribution in the form of shares of the Employer Stock Fund, such distribution will be made in whole shares (with any fractional shares distributed in cash).

In lieu of the above, you have the right to elect to receive your benefit under another available optional form of payment. A list of the optional forms of payment under the Plan and a description of when each form is available, follows.

Optional Forms of Payment at Retirement or Disability

          * Single Cash Payment. This option is available if the value of your Plan accounts exceed $5,000. If you leave the Employer at any time on or after your Early Retirement Date or on your Normal Retirement Date or on your Postponed Retirement Date or because you become Disabled, you may elect to receive the value of your Plan accounts as a single cash payment up to 13 months after you leave the Employer, to the extent that such benefits are derived from amounts invested in any of the Plan's 7 investment funds in RSI Retirement Trust.

          * Deferred Payment. This option is available if the value of your Plan accounts exceeds $5,000. You may elect to defer receipt of the value of your Plan accounts until after your Normal
               Retirement Date or after your actual retirement date (if you retire after your Normal Retirement Date), to the extent that such benefits are derived from amounts invested in any of the Plan's 7 investment funds in RSI Retirement Trust. Your election will be valid if, at least 10 days prior to your retirement date, you file the appropriate election form with a Plan representative. Keep in mind that the Internal Revenue Service requires that you receive at least a portion of your Plan accounts by April first of the calendar year following the later of (i) the calendar year in which you retire (or terminate service due to a Disability) or (ii) the calendar in which you attain age 70-1/2.

          * Installment Payments. This option is available if the value of your Plan accounts exceed $5,000. You may elect to receive the value of your Plan accounts in installments, to the extent that such benefits are derived from amounts invested in any of the Plan's 7 investment funds in RSI Retirement Trust.. You decide the duration of your payment period, up to a maximum payment period of 20 years. However, the maximum payment period you select cannot exceed your life expectancy and the life expectancy of your beneficiary. You also decide when installments will begin. (For example, you may wish to defer your first installment until the first of the year following the date your Plan accounts become payable.) You must begin to receive payments no later than April first of the calendar year following the later of (i) the calendar year in which you retire (or terminate service due to a Disability) or (ii) the calendar year in which you attain age 70-1/2. Each installment amount will be based on the number of payments then remaining and the current value of your Plan accounts.

          * Rollovers to An Individual Retirement Account (IRA) Or Another Qualified Plan. This option is available regardless of the value of your Plan accounts. You may, at least 10 days prior to the date on which your benefit is scheduled to be paid, request that the value of your Plan accounts be transferred to a rollover Individual Retirement Account (IRA), or to another employer's qualified plan, if the other plan permits it. If you choose not to roll over your Plan distributions, you may be subject to 20% Federal income tax withholding on the distribution. Details concerning these rollover rules will be provided at the time you request a Plan distribution. You should consult your own tax advisor for further information.

For purposes of the foregoing optional forms of payments, to the extent your benefit is derived from amounts invested in the Employer Stock Fund, such benefit may be paid to you in cash, or in the form of common stock of the Employer Stock Fund as soon as administratively possible following your termination of employment. Provided, however, that a request to receive such common stock in kind must be submitted to a Plan representative prior to the date a distribution of your Plan accounts is to be made. If you elect to receive all or any part of the distribution in the form of shares of the Employer Stock Fund, such distribution will be made in whole shares (with any fractional shares distributed in cash).

How To Apply For A Distribution

When you become eligible for and wish to receive a Plan distribution, you can obtain an application form for benefits by contacting a Plan representative. (See, APPLICATION FOR BENEFITS AND CLAIMS PROCEDURE section, below.)

Section 8
Distributions Upon Termination (Other Than Retirement Or Disability)

================================================================================

In General

If you leave the Employer before you are eligible to retire, for any reason, other than [if you are Disabled, or upon your ]death, contributions to your Plan accounts will end. At such termination of employment, you will be entitled to receive the vested value of your Plan accounts at the time and in the manner described in this Section.

When And How Distributions Are Made

Plan distributions upon termination of employment for reasons other than retirement or disability will be made automatically in the applicable Standard Form of Payment (See, Standard Forms of Payment Upon Termination, below), unless you elect one of the available Optional Forms of Payment (see Optional Forms of Payment at Termination, below).

Plan distributions are generally taxable as ordinary income in the year in which the payment is made. If a portion of the vested interest in your Plan accounts is invested in the Employer Stock Fund, you may elect to receive a distribution (other than an in-service withdrawal or loan) from the Employer Stock Fund in the form of stock rather than cash. A request to receive such common stock in kind must be submitted to a Plan representative prior to the date a distribution of your Plan accounts is to be made. If you elect to receive all or any part of your distribution in the form of shares of the Employer Stock Fund, such distribution will be made in whole shares (with any fractional shares distributed in cash).

If you leave the Employer and receive a distribution before you are age 55 and do not roll over your distribution to a rollover Individual Retirement Account
(IRA) or a subsequent employer's qualified plan, you may have to pay a 10% federal excise tax on the taxable portion of your distribution in addition to other federal, state and local income taxes applicable to all distributions.

Prior to January 1, 1997, the Internal Revenue Service had required that the value of your Plan accounts either be distributed or commence to be distributed no later than the first day of April following the calendar year in which you reached age 70-1/2, even if you were still employed by the Employer. Effective January 1, 1997, the new rules require, instead, that the value of your Plan accounts either be distributed or commence to be distributed no later than the first day of April following the calendar year in which you retire (or terminate employment due to a Disability or, if later, in which you attain age 70-1/2. In the event that you were required to begin receiving distributions due to your attainment of age 70-1/2, but prior to your termination of employment, you may, if you are still employed, elect to defer further distribution of your Plan accounts until such time as you actually terminate employment.

Standard Forms of Payment Upon Termination

Your benefits will be paid to you in the following Standard Forms of Payment, unless you choose an optional payment form, below:

          * Plan Accounts of $3,500 or less. If you leave the Employer for reasons other than retirement or disability and the value of your vested Plan accounts is $3,500 or less, your benefits will be paid to you in the form of a single cash payment as soon as administratively possible after your termination of employment, to the extent that such benefits are derived from amounts invested in any of the Plan's 7 investment funds in RSI Retirement Trust. To the extent your benefit is derived from amounts invested in the Employer Stock Fund, such benefit may be paid to you in cash, or in the form of common stock of the Employer Stock Fund as soon as administratively possible following your termination of employment. Provided, however, that a request to receive such common stock in kind must be submitted to a Plan representative prior to the date a distribution of your Plan accounts is to be made. If you elect to receive all or any part of the distribution in the form of shares of the Employer Stock Fund, such distribution will be made in whole shares (with any fractional shares distributed in cash).

          * Plan Accounts exceeding $3,500. If you leave the Employer for reasons other than retirement or disability and the value of your vested Plan accounts is greater than $5,000, your benefits will be paid to you at the time you would have reached your Normal Retirement Date. At that time, your benefit will be paid in the form of a single cash payment, to the extent that such benefits are derived from amounts invested in any of the Plan's 7 investment funds in RSI Retirement Trust. To the extent your benefit is derived from amounts invested in the Employer Stock Fund, such benefit may be paid to you in cash, or in the form of common stock of the Employer Stock Fund as soon as administratively possible following your termination of employment. Provided, however, that a request to receive such common stock in kind must be submitted to a Plan representative prior to the date a distribution of your Plan accounts is to be made. If you elect to receive all or any part of the distribution in the form of shares of the Employer Stock Fund, such distribution will be made in whole shares (with any fractional shares distributed in cash).

In lieu of the above, you may have the right to elect to receive your benefit under another available optional form of payment. A list of the optional forms of payment under the Plan and a description of each form is available follows.

Optional Forms of Payment Upon Termination

          * Single Cash Payment. This option is available if the value of your vested Plan accounts exceed $5,000. You may elect to receive the value of your vested Plan accounts as a single cash payment as soon as administratively possible after your termination of employment, to the extent that such benefits are derived from amounts invested in any of the Plan's 7 investment funds in RSI Retirement Trust.

          * Rollovers to An Individual Retirement Account (IRA) Or Another Qualified Plan. You may, at least 10 days prior to the date on which your benefit is scheduled to be paid, request that the value of your Plan accounts be transferred to a rollover Individual Retirement Account (IRA), or to another employer's qualified plan, if the other plan permits it. If you choose not to roll over your Plan distributions, you may be subject to 20% Federal income tax withholding on the distribution. Details concerning these rollover rules will be provided at the time you request a Plan distribution. You should consult your own tax advisor for further information.

For purposes of the foregoing optional forms of payments, to the extent your benefit is derived from amounts invested in the Employer Stock Fund, such benefit may be paid to you in cash, or in the form of common stock of the Employer Stock Fund as soon as administratively possible following your termination of employment. Provided, however, that a request to receive such common stock in kind must be submitted to a Plan representative prior to the date a distribution of your Plan accounts is to be made. If you elect to receive all or any part of the distribution in the form of shares of the Employer Stock Fund, such distribution will be made in whole shares (with any fractional shares distributed in cash).

How To Apply For A Distribution

When you become eligible for and wish to receive a Plan distribution, you can obtain an application form for benefits by contacting a Plan representative. (See, APPLICATION FOR BENEFITS AND CLAIMS PROCEDURE section, below.)

Section 9
Distribution Upon Death

================================================================================

In General

The full value of your Plan accounts, less any outstanding loans, will be paid to your designated beneficiary if you die. (See, JOINING THE PLAN section, About Your Beneficiary, above.) In order to receive this payment, your designated beneficiary must first provide a Plan representative with proper documentation (for example, a death certificate). However, if you are married, your spouse will automatically be your designated beneficiary, unless you elect otherwise in accordance with the requirements of the Plan. If you are not married and if there is no designated beneficiary on record, payment will be made to your estate.

If a portion of the vested interest in your Plan accounts is invested in the Employer Stock Fund, your beneficiary may elect to receive a distribution (other than an in-service withdrawal or loan) from the Employer Stock Fund in the form of stock rather than cash. A request to receive such common stock in kind must be submitted to a Plan representative prior to the date a distribution of the Plan accounts is to be made. If you elect to receive all or any part of your distribution in the form of shares of the Employer Stock Fund, such distribution will be made in whole shares (with any fractional shares distributed in cash).

Manner of Payment

If you die before you receive the entire value of your vested Plan accounts, payments will be made to your designated beneficiary as follows:

          * If you had not made a valid election as to how payments are to be made, a single cash payment, and/or, payment in the form of stock of the Employer Stock Fund, if applicable, will be made as soon as administratively possible following your death.

          * If you had made a valid election or are otherwise scheduled to receive a deferred single cash payment, a single cash payment, and/or, payment in the form of stock of the Employer Stock Fund, if applicable, will generally be made as of the date you had elected to receive the payment. However, there are some situations when a single cash payment, and/or, payment in the form of stock of the Employer Stock fund, if applicable, may be made as of another date. They are:

               if your designated beneficiary is your spouse and you die before your attainment of age 70-1/2, the payment to your spouse will be made no later than the date you would have attained age 70-1/2 if your designated beneficiary is your spouse and you die on or after your attainment of age 70-1/2, the payment to your spouse will be made as soon as administratively possible following your death; and

               if your designated beneficiary is not your spouse, the payment to your designated beneficiary will be made within one year of the date of your death.

          * if you are receiving installment payments and die before you received all your installments, your designated beneficiary will continue to receive the installments in the same manner that you were receiving them. Payments will continue until the installments you and your designated beneficiary receive equal the number of installment payments you had elected to receive.

Section 10
Withdrawals

================================================================================

In General

Although the Plan is designed to encourage you to save money for your retirement, you may have access to your Plan accounts while you are employed by the Employer through the Plan's withdrawal provisions. The Plan also allows you access to your Plan accounts through its loan provisions (see, LOANS section, below). If you are a highly paid officer who is subject to the rules of the Securities Exchange Act of 1934, see, INTRODUCTION section, Notice To Employees Who Direct Investment In The Employer Stock Fund, above.

If you are eligible and request a withdrawal, the Committee will review the withdrawal documents you submit and determine whether or not you qualify for the withdrawal in accordance with the following provisions.

Non-Hardship Withdrawals After Age 59-1/2

You may request a withdrawal from your Plan accounts for any reason once you reach age 59-1/2. Withdrawals will be made in the following order:

          *    First, from your Before-Tax Contribution account (if any),

          *    Second, from your Rollover Contribution account (if any),

          * Third, from the vested portion of your Matching Contribution account (see, VESTING section, above).

The non-hardship distribution will be made, pro rata, from that portion of your Plan accounts invested in the 7 Investment Funds, as well as from the Employer Stock Fund (see, INVESTING YOUR PLAN ACCOUNT section, The Investment Funds, above), in the account priority as stated above. The distribution will be made from the cash value of that portion of your Plan accounts invested in the Employer Stock Fund.

You may not make more than 2 withdrawals in any calendar year.

Hardship Withdrawals

You may be eligible for a hardship withdrawal if you have an immediate and substantial financial need to meet certain expenses and you have no other reasonably available resources to meet your need. Among other requirements, you must first withdraw all amounts available to you under the non-hardship provisions of the Plan (see, Non-hardship withdrawals after age 59-1/2, above) before you may apply for a hardship withdrawal.

When you request a hardship withdrawal, you will need to complete a Hardship Withdrawal Form. You must also provide a statement of need and evidence of the hardship to the Committee. The Committee will not approve an amount that is more than you need to meet your immediate financial obligation, nor will an unsubstantiated hardship withdrawal request be approved.

The following Internal Revenue Service requirements must be met before a distribution may be made in the form of a hardship withdrawal:

          *    Immediate and substantial financial need:

               Expenses that automatically qualify for an immediate and substantial financial need are: (1) purchase of your primary home (excluding mortgage payments); (2) payment of post-secondary school education (for the next 12 months for you, your spouse or dependents); (3) unreimbursed medical expenses which were previously incurred, or expenses which are necessary to obtain medical care for you, your spouse or dependents; or (4) an amount to prevent your eviction from your primary home or to prevent a foreclosure of the mortgage on your primary home.

          *    Lack of available resources:

               In addition to an immediate and substantial financial need, you must have no other reasonably available resources to meet your need in order to receive a hardship withdrawal. The Plan provides the following 2 ways to meet this requirement:

               1. You may submit a representation, to the Committee, on a form provided by a Plan representative, that you have no other available resources to meet your financial hardship obligation. This means that you cannot meet your financial need by any of the following resources:

                    reimbursement or compensation from insurance or otherwise;

                    reasonable liquidation of assets;

                    stopping Before-Tax Contributions to your Plan accounts; or

                    borrowing from commercial sources on reasonable terms.

                    Note that for purposes of determining lack of reasonably available resources, your resources will include assets of your spouse and minor children that are reasonably available to you, or

               2.   You may comply with all of the following requirements:

                    you must have received a distribution of all amounts available to you under all other plans of the Employer; and

                    you must have received all nontaxable loans currently available from all plans maintained by the Employer; and

                    the amount of distribution that you request must not be more than what you need, including amounts necessary to pay any income taxes or penalties as a result of this distribution; and

                    you may not have any Before-Tax Contributions or Matching Contributions made on your behalf for 12 months after your hardship withdrawal; and

                    the amount of any Before-Tax Contributions that may be made on your behalf for the calendar year after you received a hardship withdrawal will be reduced. The Plan Administrator will let you know the amount of Before-Tax Contributions that may be made on your behalf after the 12 month suspension described above.

If you qualify for a hardship withdrawal, withdrawals will be made from your Plan accounts in the following order:

          *    First,  from your  Before-Tax  Contribution  account (if any),

          *    Second, from your Rollover Contribution account (if any),

          * Third, from the vested portion of your Matching Contribution account (see, VESTING, above).

The hardship distribution will be made, pro rata, from that portion of your Plan accounts invested in the 7 Investment Funds including the Employer Stock Fund (see, INVESTING YOUR PLAN ACCOUNT section, The Investment Funds, above), in the account priority as stated above. The distribution will be made from the cash value of that portion of your Plan accounts invested in the Employer Stock Fund.

Hardship withdrawals will not include any investment income earned on your Before-Tax Contributions after January 1, 1989.

You may not make more than 2 hardship withdrawals in any calendar year.

How To Make A Withdrawal

To make a withdrawal from the Plan, you must submit a withdrawal application to the Committee at least 10 days before the withdrawal is to be processed. Payment will be made in a cash payment as soon as administratively possible after receipt of your request by the Plan's Trustees.

How Withdrawals Are Taxed

Withdrawals made while you are an employee may be taxable as ordinary income. If you qualify for and make a Plan withdrawal prior to your attainment of age 59-1/2, the taxable portion of the amount withdrawn may also be subject to a 10% federal excise tax.

Section 11
Loans

================================================================================

In General

You may borrow against your Plan accounts at any time for any reason. If you are a highly paid officer who is subject to the rules of the Securities Exchange Act of 1934, (see, INTRODUCTION section, Notice to Employees Who Direct Investments In the Employer Stock Fund, above). You will have to pay interest on your loan but the interest is paid into your own Plan accounts. There is no excise tax or income tax payable on the amount you borrow.

Loan Amount and Frequency

The minimum amount you may borrow is $1,000.

The most you may borrow is :

the lesser of:

          *    50% of:

               your Before-Tax Contribution account,

               the vested portion of your Matching Contribution account (see, VESTING section, above),

               your Rollover Contribution account (if any), or

          * $50,000 reduced by your largest outstanding loan balance during the past 12 months.

You may have 2 outstanding loan at any given time. Loans will be made in the following order:

          *    First, from your Before-Tax Contribution account,

          * Second, from the vested portion of your Matching Contribution account (see, VESTING section, above).

          *    Third, from your Rollover Contribution account (if any).

The distribution of your loan will be made, pro rata, from that portion of your Plan accounts invested in the 7 Investment Funds, including the Employer Stock Fund (see, INVESTING YOUR PLAN ACCOUNT section, The Investment Funds, above), in the account priority as stated above. The distribution of your loan will be made from the cash value of that portion of your Plan accounts invested in the Employer Stock Fund.

Interest On Your Loan

The annual rate of loan interest is based on the "prime rate" of interest as published in The Wall Street Journal on the first day of the month in which the loan was made, increased by one (1) percentage point. All principal and interest repayments are credited to the Plan accounts from which you borrowed and are invested the same way your current contributions are invested. Such rate shall remain in effect until the Loan Account is closed.

Repayments

Generally, you will repay your loan through payroll deductions. Payments are made according to a schedule established under your Promissory Note to the Plan and you may take up to 5 years to repay your loan. However, you can take up to 15 years to repay if your loan is for the purchase of your primary residence. You may choose to repay all of the outstanding balance of your loan at any time. Partial prepayment of loans is not permitted.

Default In Repayments

If you have an outstanding loan and you are no longer on the payroll of the Employer, the outstanding balance of your loan must be paid to the Employer in monthly installments. If you fail to make such payment within 30 days of the due date, on the next day you will be in default and you will be required to pay the entire outstanding amount, plus interest, within 90 days after your default.

Security On Your Loan

If you become eligible for a Plan distribution before you have repaid your loan in full, the total value of your vested Plan accounts available for distribution will be reduced by any outstanding loan amounts.

Section 12
Application For Benefits And Claims Procedure

================================================================================

General

This section describes how to apply for benefits under the Plan. It also describes how you should proceed if you believe you are entitled to benefits and benefits have been denied, or if you believe the amount of your benefit is not correct.

How To File For Benefits

When you become eligible for a Plan distribution, you can get an application form for benefits by contacting a Plan representative.

Claim For Benefits

If you believe you are entitled to a benefit that has not been paid, you should notify the Plan Administrator of all relevant facts about your claim on a Plan claim form. The Plan Administrator will notify you of the status of your claim within 90 days of receiving your properly completed claim form. If more than the 90 days is needed to process the claim, the Plan Administrator will notify you in writing of the special circumstances requiring the extension and of the date a decision is expected to be made. An extension will not be more than 180 days from the receipt of the claim.

Denial of Claim

If your claim for benefits is denied, you will receive a written notice from the Plan Administrator with the following information:

          *    the specific reasons for the denial,

          * the specific parts of the Plan which formed the basis for the denial,

          * the additional information you must submit to have the claim reconsidered and why such additional information is required; and

          *    the steps you must take if you wish to appeal the decision.

Your claim will be deemed to be denied if you have not received an approval or denial notice within 90 days after you submitted your claim form for benefits, or the end of the extended period established.

Review of Denied Claims and Decision

You have the right to appeal the decision denying your claim. The appeal must be submitted in writing and filed with the Committee within 60 days after your claim was actually denied, or within 60 days after it was deemed denied (see, Denial of Claim above).

The Committee will conduct a full and fair review of the denial of your claim. When the review has been completed you will be notified in writing of the final decision, which will state the specific reasons for the decision and will include specific references to the pertinent Plan provisions upon which the decision was based. The decision will be furnished to you no later than 60 days after the receipt of your request for a review, unless special circumstances require an extension of time for processing. In this case, a decision will be rendered no later than 120 days after receipt of your appeal.

Section 13
Amendment And Termination Of Plan

================================================================================

General

While the Employer intends to continue the Plan indefinitely, the Employer reserves the right to amend the Plan at any time and to terminate the Plan. This section describes what will happen if the Employer amends or terminates the Plan.

Amendment to the Plan

The Plan is governed by current tax laws and the rulings and regulations of the Internal Revenue Service. If any changes occur in the current tax laws or in the Internal Revenue Service rulings and regulations which affect the Plan, the Plan will be amended to comply with such changes. The Employer also reserves the right to make changes in the Plan from time to time. For example, the Employer may amend the Plan to change the level of Matching Contributions or the method of determining the interest rate on loans from the Plan. If any changes are made, you will be notified of the changes.

Termination of the Plan

The Employer has every intention of continuing to offer the Plan to all eligible employees. However, the Employer reserves the right to terminate the Plan. While termination of the Plan is unlikely, should it happen, you will receive the full value of your Plan accounts.

Section 14
Special Rules If Plan Becomes Top-Heavy

================================================================================

General

In order for the Employer to maintain the Plan, the Employer must meet many legal requirements. One of these requirements is that the Plan must not favor a certain group of highly paid employees. This section describes what happens if the Plan does not meet this requirement.

Determination

If the Plan primarily benefits Key Employees (a certain group of highly-paid employees of the Employer), the Plan will be Top-Heavy.

A study will be done for each Plan Year (see, OTHER IMPORTANT INFORMATION section, Administrative Information, Plan Year, below) to determine if the Plan is Top-Heavy. The Plan will be Top-Heavy if, for a Plan Year, the present value of the cumulative accrued benefits to be provided for Key Employees exceeds 60% of the present value of the cumulative accrued benefits for all participants, certain former officers and employees, and beneficiaries.

Special Rules

If the Plan becomes Top-Heavy in any Plan Year, non-key employees will be entitled to certain minimum contributions.

If you are a participant in more than one plan, you may not be entitled to minimum Top-Heavy contributions or benefits under both plans.

You will be notified if the Plan becomes Top-Heavy and whether any of these special rules will affect your benefits.

Section 15
Other Important Information

================================================================================

General Information

In addition to the information about your Plan presented so far, there is additional information that is important for you to know. The benefits described here are exclusively for Plan participants and their beneficiaries. Your Plan benefits cannot be assigned, transferred, or sold for any reason except as provided by law, including in the event of a Qualified Domestic Relations Order as described below.

Domestic Relations Order

If you are or were married or have dependents, your spouse, former spouse, or dependents may, through court order, have a right to receive a portion of your benefit, for example, as part of a property settlement in connection with a divorce, or to provide financial support.

In order to enforce this right, your spouse or dependent must deliver to the Plan Administrator a court order establishing such right and containing certain information required by federal law. This court order is called a Qualified Domestic Relations Order (QDRO).

You will be notified when the Plan Administrator receives a court order that is intended to be a QDRO which may affect your benefits. The Plan Administrator will review the court order to determine whether it satisfies the requirement for such an order. No payment will be made under a court order until you have been notified that the court order satisfies the requirements for a QDRO. The portion of your benefit affected by a court order may be held in reserve under the Plan until such a determination is made.

Your Rights Under the Employee Retirement Income Security Act (ERISA)

It is the Employer's policy to provide benefits to each eligible employee. One of these benefits, the Plan, is described in this booklet. While the Employer is not required to provide the Plan, because it does, you, as a participant, are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974, as amended (ERISA).

Statement of Rights

ERISA provides that all Plan participants shall be entitled to:

     Examine, without charge, at the Plan Administrator's office and at other specified work site locations, all Plan documents, including insurance contracts, copies of all documents filed on behalf of the Plan with the U.S. Department of Labor, such as detailed annual reports and plan descriptions.

     Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The administrator may make a reasonable charge for the copies.

     Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan.

The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your Employer, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA.

If your claim for a benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have your claim reviewed and reconsidered.

We doubt that you will ever find it necessary to go to court or file suit, but the right is yours and the Employer will not (and cannot) dismiss you or discriminate against you to prevent you from obtaining Plan benefits or exercising any of your rights under ERISA.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan Administrator and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees (for example, if it finds that your claim is frivolous).

If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor.

Benefits Not Insured by the Pension Benefit Guaranty Corporation (PBGC)

Under the Employee Retirement Income Security Act of 1974, a corporation was established within the United States Department of Labor to insure the adequacy of certain types of pension plan trust funds to provide the benefits promised under pension plans. The corporation is known as the Pension Benefit Guaranty Corporation. Under present law, the Pension Benefit Guaranty Corporation does not insure the adequacy of profit-sharing and 401(k) plan trust funds in any way. Accordingly, benefits under this Plan are not insured by the Pension Benefit Guaranty Corporation.

Administrative Information

If it ever becomes necessary for you to contact the U.S. Department of Labor or the Internal Revenue Service, you will need the following information:

Name of Plan: The Hudson City Savings Institution 401(k) Savings Plan in RSI Retirement Trust As Amended and Restated Effective January 1, 1997 Including provisions Effective through April 2, 1998 and the Conversion Date.

Name of Employer and Plan Sponsor:

                  The Hudson City Savings Institution
                  1 City Center
                  Hudson, NY  12534

Employer Identification Number (EIN): The Employer Identification Number which is assigned by the Internal Revenue Service ("IRS") is 14-0763300.

Plan Number:  The Plan Number which is assigned by the Employer is 002.

Plan Cost: This Plan is funded entirely by Before-Tax Contributions, and Employer Matching Contributions.

Plan Year: This Plan is administered on a calendar year basis, January 1 through December 31.

Plan Type: Defined contribution

Effective Date: May 1, 1986

Plan Administration: The Employer has appointed a Plan Administrator, an Employee Benefits Committee ("Committee") and the RSI Retirement Trust to perform specific functions and duties with respect to the administration and operation of the Plan.

The Plan Administrator is

                  The Hudson City Savings Institution
                  1 City Center
                  Hudson, NY  12534
                  (518) 828-4600

Agent for Service of Legal Process: For disputes arising under the Plan, the Plan Administrator is the person designated as the agent for service of legal process. Service of legal process may also be made upon RSI Retirement Trust or ___________________ ______________________________________________________, if
applicable.

Type of Plan Administration: The Plan is jointly administered by the Employer and the Trustees.

Trustees: The assets of the Plan invested in the 7 Investment Funds are held for investment by RSI Retirement Trust, 317 Madison Avenue, New York, New York 10017. The assets of the Plan invested in the Employer Stock Fund are held by ______________________________, ___________________________________________.

The Plan Administrator is responsible for maintaining the Plan's records, determining eligibility to participate, forwarding all appropriate forms to the Trustee, notifying the participant regarding claims for benefits and generally acting in good faith and in the Plan's interest. The Trustee is responsible for investing the Plan assets.

                                  *************

This booklet is a summary of the key features of the Plan; it does not cover all of the details. The full terms and conditions of the Plan are described in the formal Plan document, which together with the RSI Retirement Trust Agreement and Declaration of Trust and _____________________________, legally govern the operation of the Plan. If there is any discrepancy between the Plan or Trust documents and this SPD, the wording of the formal Plan document and Trusts will govern.

Form 5500-C/R                                               1996

              Return/Report of Employee Benefit Plan
                (With 100 or more Participants)

This form is required to be filed under Sections 104 and 4065 of the Employee Retirement Income Security Act of 1974 and Sections 6039D, 6047(e), 6057(b), and 6058(a) of the Internal Revenue Code.

For the calendar plan year 1996 or fiscal plan year beginning January 1, 1996 and ending December 31, 1996.

If A(1) through A(4), B, C, and/or D do not apply to this year's return/report, leave the boxes unmarked.

This return/report is:

(1) [   ] the first return/report filed for the plan;

(2) [   ] an amended return/report;

(3) [   ] the final return/report filed for the plan; or

(4) [   ] a short plan year return/report (less than 12 months).

IF ANY INFORMATION ON A PREPRINTED PAGE 1 IS INCORRECT, CORRECT IT. IF ANY INFORMATION IS MISSING, ADD IT. PLEASE USE RED INK WHEN
MAKING THESE CHANGES AND INCLUDE THE PREPRINTED PAGE 1 WITH YOUR
COMPLETED RETURN/REPORT.

B Check here if any information reported in 1a, 2a, 2b, or 5a changed since the last return/report for this plan. [ ]

C   If your plan year changed since the last return/report, check here. [ ]

D If you filed for an extension of time to file this return/report, check here and attach a copy of the approved extension. [ X ]

1a Name and address of plan sponsor (employer, if for a single-employer plan) (Address should include room and suite no.)

    The Hudson City Savings Institution
    One Hudson City Centre
    P.O. Box 76
    Hudson, NY 12534-0076

1b  Employer Identification Number (EIN)          14-0763300
1c  Sponsor's telephone number                    (518) 828-4331
1d  Business code (see instructions, Page 20)     6030
1e  CUSIP Issuer Number                           N/A

2a  Name and  address  of plan  administrator  (if same as plan  sponsor,  enter
    "Same")

    RSI Retirement Trust
    317 Madison Avenue
    New York, NY 10017

2b  Administrator's EIN                           11-1805969
2c  Administrator's telephone number              (212) 503-0100

3 If you are filing this page without the preprinted historical plan information and the name, address and EIN of the plan sponsor or plan administrator has changed since the last return/report filed for this plan, enter the information from the last return/report in line 3a and/or 3b and complete line 3c.

3a  Sponsor                EIN              Plan Number

3b  Administrator          EIN

3c If line 3a indicates a change in the sponsor's name, address, and EIN, is this a change in sponsorship only? (See line 3c on page 8 of the instructions for the definition of sponsorship). Enter "Yes" or "No."

4 ENTITY CODE.(If not shown, enter applicable code from page 8 of the instructions.)
                                                               A

5a  Name of Plan
    The Hudson City Savings Institution 401(k) Savings Plan in
    RSI Retirement Trust

5b  Effective Date of Plan (Mo., Day, Yr.)
    05/01/86

5c  Three-digit Plan number
    002

    All filers must complete 6a through 6d, as applicable.

6a  Welfare benefit plan                                   [   ]

6b  Pension benefit plan                                   [ X ]

(If the correct codes are not preprinted below, enter the applicable codes from page 8 of the instructions.)
                                                               2

6c Pension plan features. (If the correct codes are not preprinted below, enter the applicable pension plan feature codes from page 8 of the instructions.)
                                                             G C

6d  Fringe benefit plan.  Attach Schedule F (Form 5500).
    See instructions.                                      [   ]

CAUTION: A penalty for the late or incomplete filing of this return/report will be assessed unless reasonable cause is established.

Under penalties of perjury and other penalties set forth in the instructions, I declare that I have examined this return/report, including accompanying schedules and statements, and to the best of my knowledge and belief, it is true, correct, and complete.

Signature of employer/plan sponsor
                     /s/ Tim E. Blow               Date 10/10/97

Type or print name of individual signing above
                         Tim E. Blow

Signature of plan administrator
                     /s/ Durando J. Saccente       Date 09/23/97

Type or print name of individual signing above
                         Durando J. Saccente

6e Check all applicable investment arrangements below: (1) Master trust [ ] (2) 103-12 investment entity [ ] (3) Common/collective trust [ ] (4) Pooled separate account [ ]

6f Single-employer plans enter the tax year end of the employer in which this plan year ends
                              Month   12   Day   31   Year   96

6g  Is any part of this plan funded by an insurance  contract  described in Code section 412(i)?
                              Yes   [   ]    No   [ X ]

6h If line 6g is "Yes," was the part subject to the minimum funding standards for either of the prior 2 plan years?
                              Yes   [   ]    No   [   ]

7 Number of participants as of the end of the plan year (welfare plans complete only lines 7a(4), 7b, 7c, and 7d):

7a  Active participants
          (1) Number fully vested                            103
          (2) Number partially vested                         75
          (3) Number nonvested                                11
          (4) Total                                          189

7b  Retired or separated participants receiving benefits       0

7c  Retired or separated participants entitled to future
    benefits                                                  40

7d  Subtotal.  Add lines 7a(4), 7b, and 7c                   229

7e  Deceased participants whose beneficiaries are receiving
    or are entitled to receive benefits                        0

7f  Total.  Add lines 7d and 7e.                             229

7g  Number of participants with account balances. (Defined
    benefit plans do not complete this line item.)           218

7h Number of participants that terminated employment during the plan year with accrued benefits that were less than 100% vested 11

7i (1) Was any participant(s) separated from service with a deferred vested benefit for which a Schedule SSA (Form 5500) is required to be attached? (See instructions.)
                                        Yes   [ X ]   No   [   ]

        (2) If "Yes," enter the number of separated persons
        required to be reported                               16

8a  Was this plan terminated during this plan year or any prior plan year?
                                        Yes   [ X ]   No   [   ]
    If "Yes", complete line 8b.

8b  If line 8a is "Yes," enter the date the most recent amendment was adopted.
                               Month   08   Day   15   Year   96

8c Did any amendment during the current plan year result in the retroactive reduction of accrued benefits for any participants?
                                        Yes   [   ]   No   [ X ]

8d During this plan year did any amendment change the information contained in the latest summary plan descriptions or summary description of modifications available at the time of amendment?
                                        Yes   [ X ]   No   [   ]

8e If line 8d is "Yes," has a summary plan description or summary description of modifications that reflects the plan amendments referred to on line 8d been both furnished to participants and filed with the Department of Labor?
                                        Yes   [ X ]   No   [   ]

9a Was this plan terminated during this plan year or any prior plan year? If "Yes," enter the year.
                                        Yes   [   ]   No   [ X ]

9b  Were  all  the  plan  assets   either   distributed   to   participants   or
    beneficiaries, transferred to another plan, or brought under the control of PBGC?
                                        Yes   [   ]   No   [ X ]

9c Was a resolution to terminate this plan adopted during this plan year or any prior plan year?
                                        Yes   [   ]   No   [ X ]

9d If line 9a or line 9c is "Yes," have you received a favorable determination letter from the IRS for termination?
                                        Yes   [   ]   No   [   ]

9e  If line 9d is "No," has a determination letter been requested from the IRS?
                                        Yes   [   ]   No   [   ]

9f If line 9a or 9c is "Yes," have participants or beneficiaries been notified of the termination or the proposed termination?
                                        Yes   [   ]   No   [   ]

9g  If line 9a is "yes" and the plan is covered by PBGC, is the plan continuing to file a PBGC Form 1 and pay premiums until the end of the plan year in which assets are distributed or brought under the control of PBGC?
                                        Yes   [   ]   No   [   ]

9h During this plan year, did any trust assets revert to the employer for which the Code section 4980 excise tax is due?
                                        Yes   [   ]   No   [ X ]

9i  If line 9h is "Yes," enter the amount of tax paid with
    Form 5530                                           $

10a In this  plan  year,  was this  plan  merged or  consolidated  into  another plan(s), or were assets or liabilities transferred to another plan(s)? If "Yes," complete lines 10b through 10e.
                                        Yes   [   ]   No   [ X ]

10b Name of plan(s)

10c Employer identification number(s)

10d Plan number(s)

10e If required, has a Form 5310-A been filed?
                                        Yes   [   ]   No   [   ]

11  Enter the plan funding arrangement code from page 10 of
    the instructions                                           1

12  Enter the plan benefit arrangement code from page 10 of
    the instructions                                           1

13a Is this a plan established or maintained  pursuant to one or more collective bargaining agreements?
                                        Yes   [   ]   No   [ X ]

13b If line 13a is "Yes," enter the appropriate six-digit LM number(s) of the sponsoring labor organization(s) (see instructions):

14  If any benefits are provided by an insurance company,
    insurance service, or similar organization, enter the
    number of Schedules A (Form 5500), Insurance Information,
    attached.  if none, enter "-0-".                            0

WELFARE PLANS DO NOT COMPLETE LINES 15 THROUGH 24.  GO TO LINE 25
ON PAGE 4.

15a If this is a defined benefit plan subject to the minimum  funding  standards for this plan year, is Schedule B (Form 5500) required to be attached? (If this is a defined contribution plan, please leave blank.)
                                        Yes   [   ]   No   [   ]

15b If this is a defined  contribution  plan  (i.e.,  money  purchase  or target benefit), is it subject to the minimum funding standards? (If a waiver was granted, see instructions.) (If this is a defined benefit plan, leave blank.)
                                        Yes   [   ]   No   [ X ]

    (1)   Amount of employer  contribution required for the plan year under Code section 412

    (2)   Amount of contribution paid by the employer for the plan year

          Enter the date of last payment by employer
                             Month        Day       Year

    (3) If (1) is greater than (2), subtract (2) from (1) and enter the funding deficiency here; otherwise, enter -0-. (If you have a funding deficiency, file Form 5330.)

16 Has the annual  compensation of each participant taken into account under the
current  plan  year  ben  limited  as  required  by  section  401(a)(17)?   (See
instructions.)
                                        Yes   [ X ]   No   [   ]

17a (1) Did the plan distribute any annuity contracts this year?
                                        Yes   [   ]   No   [ X ]

    (2) If (1) is "Yes," did these contracts contain a requirement that the spouse consent before any distributions under the contract are made in a form other than a qualified joint and survivor annuity?
                                        Yes   [   ]   No   [   ]

17b Did the  plan  make  distributions  or  loans to  married  participants  and beneficiaries without the required consent of the participant's spouse?
                                        Yes   [   ]   No   [ X ]

17c Upon  plan  amendment  or  termination,  do the  accrued  benefits  of every participant include the subsidized benefits that the participant may become entitled to receive subsequent to the plan amendment or termination?
                                        Yes   [ X ]   No   [   ]

18 Is the plan administrator making an election under section 412(c)(8) for an amendment adopted after the end of the plan year? (See instructions.)
                                        Yes   [   ]   No   [ X ]

19 If a change in the actuarial funding method was made for the plan year pursuant to a Revenue Procedure providing automatic approval for the change, indicate whether the plan sponsor agrees to the change.
                                        Yes   [   ]   No   [   ]

20 Is the employer electing to compute minimum funding for the plan year using the Transition rule of Code section 412(l)(11)?
                                        Yes   [   ]   No   [   ]

21 Check if you are applying the substantiation guidelines from Revenue Procedure 93-42, in completing lines 21a through 21o (see instructions) [ ]

If you checked the box, enter the first day of the plan year for which data is being submitted
                            Month        Day        Year

21a Does the employer  apply the separate line of business rules of Code section
    414(r) when testing this plan for the coverage and discrimination tests of Code sections 410(b) and 410(a)(4)?
                                        Yes   [   ]   No   [ X ]

21b If line 21a is "Yes," enter the total number of separate lines of business claimed by the employer.

21c Does the employer apply the mandatory  disaggregation rules under Income Tax
    Regulations section 1.410(b)-7(c)?
                                        Yes   [ X ]   No   [   ]

    If "Yes," see instructions for additional information to attach.

21d In testing whether this plan satisfies the coverage and discrimination tests of Code sections 410(b) and 401(a), does the employer aggregate plans?
                                        Yes   [   ]   No   [ X ]

21e Does the employer  restructure  the plan into component plans to satisfy the coverage and discrimination tests of Code sections 410(b) and 401(a)(4)?
                                        Yes   [   ]   No   [ X ]

21f If you meet either of the following exceptions, check the applicable box to tell us which exception you meet and do NOT complete the rest of question 21:

    (1) [ ] No highly compensated employee benefitted under the plan at any time during the plan year;
    (2) [ ] This is a collectively bargained plan that benefits only collectively bargained employees, no more than 2% of whom are professional employees.

21g Did any leased employee perform services for the employer at any time during the plan year?
                                        Yes   [   ]   No   [ X ]

21h Enter the total  number of  employees  of the  employer.  Employer  includes entities  aggregated  with the employer under Code section  414(b),  (c), or
    (m). Include leased employees and self-employed individuals.
                                                             293

21i Enter the total number of employees excludable because of:
    (1)   failure to meet requirements for minimum age and
          years of service;
    (2)   collectively bargained employees;
    (3)   nonresident aliens who receive no earned income from U.S. sources; and
    (4)   500 hours of service/last day rule
                                                              86

21j Enter the number of nonexcludable employees.  Subtract
    line 21i from line 21h.                                  207

21k Do 100% of the nonexcludable employees entered on line 21j benefit under the plan?
                                        Yes   [   ]   No   [ X ]

    If line 21k is "Yes," do NOT complete lines 21l through 21o.

21l Enter the number of nonexcludable employees (line 21j)
    who are highly compensated employees                       8

21m Enter the number of nonexcludable employees (line 21j)
    who benefit under the plan                               188

21n Enter the number of employees entered on line 21m who are
    highly compensated employees                               8

21o This plan satisfies the coverage  requirements  on the basis of (check one):
    (1) [   ] The  average  benefits  test
    (2) [ X ] The ratio  percentage  test - Enter percentage
                                                           90.5%

Welfare Plans Go To Line 25 On This Page.

22a Is it or was it ever  intended  that this plan  qualify  under Code  section
    401(a)? If "Yes," complete lines 22b and 22c
                                        Yes   [ X ]   No   [   ]

22b Enter the date of the most recent IRS determination letter

                                        Month 12 Year 92

22c Is a determination letter request pending with the IRS?

                                        Yes [ ] No [ X ]

23a Does the plan hold any  assets  that have a fair  market  value  that is not readily determinable on an established market? (If "Yes," complete line 23b) (See instructions)
                                        Yes   [   ]   No   [ X ]

23b Were all the assets referred to in line 23a valued for the 1996 plan year by an independent third-party appraiser?
                                        Yes   [   ]   No   [   ]

23c If line 23b is "No," enter the value of the assets that were not valued by an independent third-party appraiser for the 1996 plan year.

23d Enter  the most  recent  date the  assets  on line  23c  were  valued  by an
    independent   third-party   appraiser.   (If  more  than  one   asset,   see
    instructions.)
                            Month        Day        Year

    (If this plan does not have ESOP features leave line 23e blank and go to line 24.)

23e If dividends paid on employer securities held by the ESOP were used to make payments on ESOP loans, enter the amount of the dividends used to make the payments

24 Does the employer/sponsor listed on line 1a of this form maintain other qualified pension benefit plans?
                                        Yes   [ X ]   No   [   ]

    If "Yes," enter the total number of plans, including this
    plan                                                       2

25a Did any  person  who  rendered  services  to the plan  receive  directly  or indirectly $5,000 or more in compensation from the plan during the plan year (except for employees of the plan who were paid less than $1,000 in each month)?
                                        Yes   [   ]   No   [ X ]

    If "Yes," complete Part I of Schedule C (Form 5500).

25b Did the plan have any  trustees  who must be listed in Part II of Schedule C
    (Form 5500)?
                                        Yes   [ X ]   No   [   ]

25c has there been a termination in the appointment of any person listed on line
    25d below?
                                        Yes   [   ]   No   [ X ]

25d If line 25c is "Yes," check the appropriate box(es), answer lines 25e and 25f, and complete Part III of Schedule C (Form 5500):

    (1)   [   ] Accountant
    (2)   [   ] Enrolled actuary
    (3)   [   ] Insurance carrier
    (4)   [   ] Custodian
    (5)   [   ] Administrator
    (6)   [   ] Investment manager
    (7)   [   ] Trustee

25e have there been any outstanding material disputes or matters of disagreement concerning the above termination?
                                        Yes   [   ]   No   [   ]

25f If an accountant  or enrolled  actuary has been  terminated  during the plan year, has the terminated accountant/ actuary been provided a copy of the explanation required by Part III of Schedule C (Form 5500) with a notice advising them of their opportunity to submit comments on the explanation directly to the DOL?
                                        Yes   [   ]   No   [   ]

25g Enter the number of Schedules C (Form 5500) that are
    attached.  if none, enter -0-.                             1

26a Is this plan exempt from the requirement to engage an independent  qualified public accountant? (see instructions)
                                        Yes   [   ]   No   [ X ]

26b If line 26a is "No," attach the accountant's opinion to this return/report and check the appropriate box. This opinion is:

    (1) [ X ] Unqualified
    (2) [ ] Qualified/disclaimer per Department of labor Regulations 29 CFR 2520.103-8 and/or 2520.103-12(d)
    (3) [ ] Qualified/disclaimer other
    (4) [ ] Adverse
    (5) [ ] Other (explain)


26c If line 26a is "No," does the accountant's  report,  including the financial statements and/or notes required to be
    attached to this return/report disclose (1) errors or irregularities; (2) illegal acts; (3) material internal control weaknesses; (4) a loss contingency indicating that assets are impaired or a liability incurred; (5) significant real estate or other transactions in which the plan and (A) the sponsor, (B) the plan administrator, (c) the employer(s), or (D) the employee organization(s) are jointly involved; (6) that the plan has participated in any related party transactions; or (7) any unusual or infrequent events or transactions occurring subsequent to the plan year end that might significantly affect the usefulness of the financial statements in assessing the plan's present or future ability to pay benefits?
                                        Yes   [   ]   No   [ X ]

26d If line 26c is "Yes," provide the total amount involved in such disclosure

27 If line 26a is "No," complete the following questions. (You may NOT use "N/A" in response to lines 27a through 27i): If line 27a, 27b, 27c, 27d, 27e, or 27f is checked "Yes," schedules of these items in the format set forth in the instructions are required to be attached to this return/report. Schedule G (Form 5500) may be used as specified in the instructions.

    During the plan year:
    (a)   Did the plan have assets held for investment?
                                        Yes   [ X ]   No   [   ]

    (b) Were any loans by the plan or fixed income obligations due the plan in default as of the close of the plan year or classified during the year as uncollectible?
                                        Yes   [   ]   No   [ X ]

    (c) Were any leases to which the plan was a party in default or classified during the year as uncollectible?
                                        Yes   [   ]   No   [ X ]

    (d) Were any plan transactions or series of transactions in excess of 5% of the current value of plan assets?
                                        Yes   [ X ]   No   [   ]

    (e) Do the notes to the financial statements accompanying the accountant's opinion disclose any nonexempt transactions with parties-in-interest?
                                        Yes   [   ]   No   [ X ]

    (f)   Did   the   plan   engage   in   any   nonexempt   transactions   with
          parties-in-interest not reported on line 27e?
                                        Yes   [   ]   No   [ X ]

    (g) Did the plan hold qualifying employer securities
          that are not publicly traded?
                                        Yes   [   ]   No   [ X ]

    (h) Did the plan purchase or receive any nonpublicly traded securities that were not appraised in writing by an unrelated third party within 3 months prior to their receipt?
                                        Yes   [   ]   No   [ X ]

    (i) Did any person manage plan assets who had a financial interest worth more than 10% in any party providing services to the plan or receive anything of value from any party providing services to the plan?
                                        Yes   [   ]   No   [ X ]

28 Did the plan acquire individual whole life insurance contracts during the plan year?
                                        Yes   [   ]   No   [ X ]

29 During the plan year:

29a (1)   Was this plan covered by a fidelity bond?
                                        Yes   [ X ]   No   [   ]

          If "Yes," complete lines 29a(2) and 29a(3)

    (2)   Enter amount of bond
                                                      $4,000,000

    (3)   Enter the name of the surety  company
                                    THE HARTFORD INSURANCE CO.

29b (1) Was there any loss to the plan, whether or not reimbursed,  caused by fraud or dishonesty?
                                        Yes   [   ]   No   [ X ]

    (2)   If line 29b(1) is "Yes," enter amount of loss
                                                             $

30a Is  the  plan  covered  under  the  Pension  Benefit  Guaranty   Corporation
    termination insurance program?
               Yes   [   ]   No   [ X ]   Not determined   [   ]

30b If line 30a is "Yes" or "Not determined," enter the employer  identification number and the plan number used to identify it
               Employer identification number
               Plan number

31 Current value of plan assets and liabilities at the beginning and end of the plan year. Combine the value of plan assets held in more than one trust. Allocate the value of the plan's interest in a commingled trust containing the assets of more than one plan on a line-by-line basis unless the trust meets one of the specific exceptions described in the instructions. Do not enter the value of that portion of an insurance contract that guarantees, during this plan year, to pay a specific dollar benefit at a future date. Round off amounts to the nearest dollar; any other amounts are subject to rejection. Plans with no assets at the beginning and the end of the plan year, enter -0- on line 31f.

ASSETS

31a Total noninterest-bearing cash
                             Beginning of Year   $        178
                             End of Year         $      4,405
31b Receivables:

    (1) Employer contributions
                             Beginning of Year   $
                             End of Year         $
    (2) Participant contributions
                             Beginning of Year   $
                             End of Year         $
    (3) Income
                             Beginning of Year   $
                             End of Year         $
    (4) Other
                             Beginning of Year   $
                             End of Year         $
    (5) Less allowance for doubtful accounts
                             Beginning of Year   $
                             End of Year         $
    (6)     Total. Add lines 31b(1) through 31b(4) and subtract line 31b(5)
                             Beginning of Year   $          0
                             End of Year         $          0

31c General investments:
    (1)   Interest-bearing   cash  (including   money  market funds)
                             Beginning of Year   $
                             End of Year         $

    (2)   Certificates of deposit
                             Beginning of Year   $
                             End of Year         $

    (3)   U.S. Government securities
                             Beginning of Year   $
                             End of Year         $

    (4)   Corporate debt instruments:
          (A) Preferred
                             Beginning of Year   $
                             End of Year         $
          (B) All other
                             Beginning of Year   $
                             End of Year         $

    (5)   Corporate stocks:
          (A) Preferred
                             Beginning of Year   $
                             End of Year         $
          (B) Common
                             Beginning of Year   $
                             End of Year         $

    (6)   Partnership/joint venture interests
                             Beginning of Year   $
                             End of Year         $

    (7)   Real estate:

          (A) Income-producing
                             Beginning of Year   $
                             End of Year         $
          (B) Nonincome-producing
                             Beginning of Year   $
                             End of Year         $

    (8)   Loans  (other  than  to  participants)   secured  by  mortgages:
          (A) Residential
                             Beginning of Year   $
                             End of Year         $
          (B) Commercial
                             Beginning of Year   $
                             End of Year         $

    (9)   Loans to participants:
          (A) Mortgages
                             Beginning of Year   $     18,726
                             End of Year         $     17,749
          (B) Other
                             Beginning of Year   $    146,131
                             End of Year         $    208,514

    (10)  Other loans
                             Beginning of Year   $
                             End of Year         $

    (11)  Value  of  interest  in  common/collective   trusts
                             Beginning of Year   $
                             End of Year         $

    (12)  Value  of  interest  in  pooled  separate  accounts
                             Beginning of Year   $
                             End of Year         $

    (13)  Value of interest in master trusts
                             Beginning of Year   $
                             End of Year         $

    (14)  Value of  interest  in 103-12  investment  entities
                             Beginning of Year $
                             End of Year $

    (15)  Value  of   interest   in   registered   investment companies
                             Beginning of Year $ 2,361,870
                             End of Year $ 3,023,492

    (16) Value of funds held in insurance company general account (unallocated contracts)
                             Beginning of Year   $
                             End of Year         $

    (17)  Other

                             Beginning of Year   $
                             End of Year         $

    (18)  Total.  Add lines 31c(1) through 31c(17)
                             Beginning of Year   $  2,526,727
                             End of Year         $  3,249,755

31d Employer related investments:
    (1)   Employer securities
                             Beginning of Year   $
                             End of Year         $

    (2)   Employer real property
                             Beginning of Year   $
                             End of Year         $

31e Buildings and other property used in plan operation
                             Beginning of Year   $
                             End of Year         $

31f Total assets. Add lines 31a, 31b(6), 31c(18), 31d(1), 31d(2), and 31e.
                             Beginning of Year   $  2,526,905
                             End of Year         $  3,254,160

LIABILITIES

31g Benefit claims payable
                             Beginning of Year   $
                             End of Year         $

31h Operating payables
                             Beginning of Year   $
                             End of Year         $

31i Acquisition indebtedness
                             Beginning of Year   $
                             End of Year         $

31j Other liabilities.
                             Beginning of Year   $
                             End of Year         $

31k Total liabilities.  Add lines 31g through 31j
                             Beginning of Year   $          0
                             End of Year         $          0

NET ASSETS

31l Subtract line 31k from line 31f
                             Beginning of Year   $  2,526,905
                             End of Year         $  3,254,160

32 Plan income, expenses, and changes in net assets for the plan year. Include all income and expenses of the plan, including any trust(s) or separately maintained fund(s), and any payments/receipts to/from insurance carriers. Round off amounts to the nearest dollar; any other amounts are subject to rejection.

INCOME

32a Contributions:
    (1)   Received or receivable from:
          (A)   Employers
                                        (a) Amount: $    119,112
          (B)   Participants
                                        (a) Amount: $    259,059
          (C)   Others
                                        (a) Amount: $
    (2)   Noncash contributions
                                        (a) Amount: $

    (3)   Total contributions. Add lines 32a(1)(A), (B), (C) and line 32a(2)
                                        (b) Total:  $    375,171

32b Earnings on investments:
    (1)   Interest
          (A)   Interest-bearing cash (including money
                market funds)
                                        (a) Amount: $
          (B)   Certificates of deposit
                                        (a) Amount: $
          (C)   U.S. Government securities
                                        (a) Amount: $
          (D)   Corporate debt instruments
                                        (a) Amount: $
          (E)   Mortgage loans
                                        (a) Amount: $      1,212
          (F)   Other loans
                                        (a) Amount: $     14,754
          (G)   Other interest
                                        (a) Amount: $
          (H)   Total interest. Add lines 32b(1)(A) through (G)
                                        (b) Total:  $     15,966
    (2)   Dividends
          (A)   Preferred stock
                                        (a) Amount: $
          (B)   Common stock
                                        (a) Amount: $
          (C)   Total dividends. Add lines 32b(2)(A) and (B)
                                        (b) Total:  $          0
    (3)   Rents
                                        (b) Total:  $

    (4)   Net gain (loss) on sale of assets:
          (A) Aggregate proceeds
                                        (a) Amount: $
          (B) Aggregate carrying amount (see instructions)
                                        (a) Amount: $
          (C) Subtract  (B) from (A) and enter  result
                                        (b) Total: $ 0
    (5)   Unrealized appreciation (depreciation) of assets
                                        (b) Total:  $
    (6)   Net investment gain (loss) from common/ collective trusts
                                        (b) Total:  $
    (7)   Net investment gain (loss) from pooled separate account
                                        (b) Total:  $
    (8)   Net  investment  gain (loss) from master trusts
                                        (b) Total: $
    (9)   Net investment gain (loss) from 103-12 investment entities
                                        (b) Total:  $
    (10)  Net investment gain (loss) from registered investment companies
                                        (b) Total:  $    444,690

32c Other income
                                        (b) Total:  $

32d Total income.  Add all amounts in column (b) and enter total
                                        (b) Total:  $    838,827

EXPENSES

32e benefit payment and payments to provide benefits:
    (1)   Directly to participants or beneficiaries
                                        (a) Amount: $    167,225
    (2)   To insurance carriers for the provision of benefits
                                        (a) Amount: $
    (3)   Other
                                        (a) Amount: $
    (4)   Total payments. Add lines 32e(1) through 32e(3)
                                        (b) Total: $ 167,225

32f Interest expense
                                        (b) Total:  $

32g Administrative expenses:
    (1)   Salaries and allowances
                                        (a) Amount: $
    (2)   Accounting fees
                                        (a) Amount: $
    (3)   Actuarial fees
                                        (a) Amount: $
    (4)   Contract administrator fees

                                        (a) Amount: $        600
    (5)   Investment advisory and management fees
                                        (a) Amount: $
    (6)   Legal fees
                                        (a) Amount: $
    (7)   Valuation/appraisal fees
                                        (a) Amount: $
    (8)   Trustees fees/expenses (including travel, seminars, meetings, etc.)
                                        (a) Amount: $
    (9)   Other
                                        (a) Amount: $
    (10)  Total administrative expenses. Add lines 32g(1) through 32g(9)
                                        (b) Total:  $        600

32h Total expenses.  Add lines 32e(4), 32f, and 32g(10)
                                        (b) Total:  $    167,825

32i Net income (loss).  Subtract line 32h from line 32d
                                        (b) Total:  $    671,002

32j Transfers to (from) the plan (see instructions)
                                        (b) Total:  $     56,253

32k Net assets at beginning of year (line 31l, column (a))
                                        (b) Total:  $  2,526,905

32l Net assets at end of year (line 31l, column (b))
                                        (b) Total:  $  3,254,160

33 Did any employer sponsoring the plan pay any of the administrative expenses of the plan that were not reported on line 32g?
                                        Yes   [   ]   No   [ X ]

                   Attachment to 1996 Form 550
                           For Item 21

Plan Name   The Hudson City Savings Institution 401(k)
            Savings Plan in RSI Retirement Trust
EIN         14-076330
PN          002

Attachment  number  [ 1 ] of  [ 1 ]  for:
     [ X ]  Mandatory  Disaggregation
     [ ]    Separate Line of Business (SLOB)

Plan Part/ SLOB
   IRC Section 401(m) Employer Matching Contributions

21b Enter the total number of separate lines of business claimed by the employer

21c Does the employer apply the mandatory  disaggregation rules under Income Tax
    Regulations section 1.410(b)-7(c)?
                                        Yes   [ X ]   No   [   ]

21d In testing whether this plan satisfies the coverage and discrimination tests of Code sections 410(b) and 401(a), does the employer aggregate plans?
                                        Yes   [   ]   No   [ X ]

21e Does the employer  restructure  the plan into component plans to satisfy the coverage and discrimination tests of Code sections 410(b) and 401(a)(4)?
                                        Yes   [   ]   No   [ X ]

21f If you meet either of the following exceptions, check the applicable box to tell us which exception you meet and do NOT complete the rest of question 21:

    (1) [ ] No highly compensated employee benefitted under the plan at any time during the plan year
    (2) [ ] This is a collectively bargained plan that benefits only collectively bargained employees no more than 2% of whom are professional employees.

21g Did any leased employee perform services for the employer at any time during the plan year?
                                        Yes   [   ]   No   [ X ]

21h Enter the total  number of  employees  of the  employer.  Employer  includes entities  aggregated  with the employer under Code section  414(b),  (c), or
    (m). Include leased employees and self-employed individuals.
                                        Number               293

21i Enter the total number of employees excludable because of:
    (1)   failure to meet requirements for minimum age and years
          of service;
    (2)   collectively bargained employees;
    (3)   nonresident aliens who receive no earned income from U.S. sources; and
    (4)   500 hours of service/last day rule
                                        Number                86

21j Enter the number of  nonexcludable  employees.  Subtract  line 21i from line
    21h.
                                        Number               207

21k Do 100% of the nonexcludable employees entered on line 21j benefit under the plan?
                                        Yes   [   ]   No   [ X ]

    If line 21k is "Yes," do NOT complete lines 21l through 21o.

21l Enter the  number  of  nonexcludable  employees  (line  21j) who are  highly compensated employees.
                                        Number                 8

21m Enter the number of nonexcludable employees (line 21j) who benefit under the plan.
                                        Number               188

21n Enter the number of employees entered on line 21m who are highly compensated employees
                                        Number                 8

21o This plan satisfies the coverage  requirements  on the basis of (check one):
    (1) [ ] The average benefits test (2) [ X ] The ratio percentage test
                  Enter percentage                         90.5%

SCHEDULE C      Service Provider and Trustee Information    1996
(Form 5500)   This schedule is required to be filed under
             section 104 of the Employee Retirement Income
                         Security Act of 1974.

                 File as an attachment to Form 5500
  Additional Schedules C (Form 5500) may be used, if needed, to provide additional information for Parts I, II, and/or III.

For the calendar year 1996 or fiscal plan year beginning
      January 1, 1996
and ending
      December 31, 1996

Name of plan sponsor as shown on line 1a of Form 5500 The Hudson City Savings Institution

Employer identification number
      14-0763300

Name of Plan
      The Hudson City Savings Institution 401(k)
      Savings Plan in RSI Retirement Trust

Three-digit plan number
      002

PART I   Service Provider Information (see instructions)

1 Enter the total dollar amount of compensation paid by the plan to all persons receiving less than $5,000 during the plan year
      $600

2a (1)   Name

2b (1)   Employer identification number (see instructions)

2c (1)   Official plan position
                             Contract administrator

2d (1) Relationship to employer, employee organization, or person known to be a party-in-interest

2e (1)   Gross salary or allowances paid by plan

2f (1)   Fees and commissions paid by plan

2g (1)   Nature of service code (see instructions)
                                                              12

PART II   Trustee Information
    Enter the name and address of all trustees who served during the plan year. If more space is required to supply this information, attach additional Schedules C (Form 5500).

    Name:
      Retirement System Trust

    Address:
      317 Madison Avenue, New York, NY 10017


PART III   Termination Information (see instructions)

(a) Name
(b) EIN
(c) Position
(d) Address
(e) Telephone No.
(1) Explanation:

SCHEDULE G              Financial Schedules                 1996
(Form 5500)   This schedule may be filed as an attachment
         to the Annual Return/Report Form 5500 under Section
          104 of the Employee Retirement Income Security Act
                    of 1974, referred to as ERISA.

See the instructions for item 27 of the Form 5500.
Attach to Form 5500

For the calendar year 1996 or fiscal plan year beginning
      January 1, 1996
and ending
      December 31, 1996

Name of plan sponsor as shown on line 1a of Form 5500 The Hudson City Savings Institution

Employer identification number
      14-0763300

Name of Plan
      The Hudson City Savings Institution 401(k)
      Savings Plan in RSI Retirement Trust

Three-digit plan number
      002

PART     I Schedule of Assets Held for Investment  Purposes See Form 5500,  Item
         27a.


(a)  (b) Identity of      (c) Description of       (d) Cost (e) Current
         issue, borrower,     investment including              Value
         lessor, or           maturity date, rate
         similar party        of interest,
                              collateral, par or
                              maturity value

 *   RSI Retirement Trust   Core Equity             856,104   1,569,742

 *   RSI Retirement Trust   Emerging Growth Equity  270,363     467,778

 *   RSI Retirement Trust   Value Equity            171,727     278,958

 *   RSI Retirement Trust   International Equity     81,639      96,028

 *   RSI Retirement Trust   Short-Term Investment   267,890     319,017

 *   RSI Retirement Trust   Actively Managed        150,094     192,841

 *   RSI Retirement Trust   Intermediate Term Bond   80,062      99,128



PART II   Schedule of Assets Held for Investment Purposes That
          Were Both Acquired And Disposed of Within The Plan
          Year   See Form 5500, Item 27a.

(a)  Identity of issue,  borrower,  lessor,  or similar party
(b) Description of investment including maturity date, rate of interest, collateral, par or maturity value
(c)  Costs of acquisitions
(d)  Proceeds of dispositions



PART III   Schedule of Loans or Fixed Income Obligations
           See Form 5500, Item 27b

   (a)
   (b) Identity and address of obligor (c) Original amount of loan

Amount received during reporting year
   (d)   Principal
   (e)   Interest

   (f)   Unpaid balance at end of year

   (g) Detailed description of loan including dates of making and maturity, interest rate, the type and value of collateral, any renegotiation of the loan and the terms of the renegotiation and other material items

Amount overdue
   (h)   Principal
   (i)   Interest

PART IV Schedule of Leases in Default or  Classified as  Uncollectible
                    See Form 5500, Item 27c.

   (a)
   (b) Identity of lessor/lessee
   (c) Relationship  to  plan,  employer,  employee  organization,   or  other
       party-in-interest
   (d) Terms and description (type of property, location and date it was purchased, terms regarding rent, taxes, insurance, repairs, expenses, renewal options, date property was leased)
   (e) Original cost
   (f) Current value at time of lease
   (g) Gross rental  receipts  during the plan year
   (h) Expenses paid during the plan year
   (i) Net receipts
   (j) Amount in arrears




PART V Schedule of Reportable Transactions See Form 5500, Line 27d.


(a)      (b)         (c)      (d)     (e)    (f)      (g)     (h)      (i)
Identity Description Purchase Selling Lease  Expense  Cost    Current  Net gain
of party of asset    price    price   rental incurred of      value of or (loss)
involved (include                            with     asset   asset on
         interest                            trans-           trans-
         rate and                            action           action
         maturity in                                          date
         case of a
         loan)

RSI      Core        171,876  112,833                 284,709  171,876  39,685
Retire-  Equity
ment
Trust

RSI      Emerging    114,686   43,830                 158,516  114,686  13,721
Retire-  Growth
ment
Trust


PART VI Schedule of Nonexempt Transactions See Form 550, Item 27e.

If a nonexempt transaction occurred with respect to a disqualified person, file Form 5330 with the IRS to pay the excise tax on the transaction.

   (a) Identity of party involved
   (b) Relationship to plan, employer, or other party-in-interest
   (c) Description of transactions including maturity date, rate of interest, collateral, par or maturity value
   (d) Purchase price
   (e) Selling price
   (f) Lease rental
   (g) Expenses  incurred in connection  with  transaction
   (h) Cost of asset
   (i) Current value of asset
   (j) Net gain or (loss) on each transaction



PART VII   Schedule of Nonexempt Transactions
           See Form 5500, Item 27f

If a nonexempt transaction occurred with respect to a disqualified person, file Form 5330 with the IRS to pay the excise tax on the transaction.

   (a) Identity of party involved
   (b) Relationship to plan, employer, or other party-in-interest
   (c) Description of transactions including maturity date, rate of interest, collateral, par or maturity value
   (d) Purchase price
   (e) Selling price
   (f) Lease rental
   (g) Expenses  incurred in connection  with  transaction
   (h) Cost of asset
   (i) Current value of asset
   (j) Net gain or (loss) on each transaction

FORM 5558       Application for Extension of Time      File with
              To File Certain Employee Plan Returns     IRS Only

File before the due date for filing the return (see instructions).

Name  of taxpayer or plan  sponsor  (see  instructions)
          The Hudson City Savings Institution 806

Number, street, and room or suite no.
(If a P.O. Box, see instructions)
      P.O. Box 76

City or town, state, and ZIP code
      Hudson, NY 12534-0076

Identifying No. Check applicable box and enter number (see instructions)

   [ X ] Employer identification number (EIN). Filers checking any box in 1a through 1c must enter an EIN. All other filers see specific instructions.

      14-0763300                   OR

   [   ]   Social security number.  Form 5330 filers see
           instructions.

1     I request an extension of time until (see instructions) OCTOBER 15, 1997

    (check appropriate box below]

 (a) [ X ] To file Form 5500, Annual Return/Report of Employee Benefit Plan (with related schedules).
 (b) [ ] To file Form 5500-C/R, Return/Report of Employee Benefit Plan (with related schedules).
 (c) [ ] To file Form 5500-EZ, Annual Return of One-Participant Pension Benefit Plan (with related schedules).
 (d) [ ] To file Form 5330, Return of Excise Taxes Related to Employee Benefit Plans, for tax year beginning and ending

2 If you checked 1d above, do you elect to be taxed under ERISA section 2003(c)(1)(B)?
                                        Yes   [   ]   No   [   ]

3a If you have never filed a Form 5500, 5500-C/R, or 5500-EZ for your plan, check this box.
                                                           [   ]

3b  If  you  checked  3a,  enter  the  name,  address,   and  EIN  of  the  plan
    administrator. (If same as taxpayer or plan sponsor, enter "Same.")

4 Complete the following for the plan(s) covered by this application (see How To File):

    Plan name
      The Hudson City Savings Institution 401(k)
      Savings Plan in RSI Retirement Trust

    Plan number
      002

    Plan year ending
      Month   12   Day   31    Year   96

5a Has an extension of time to file Form 5330 been previously granted for this tax year?
                                        Yes   [   ]   No   [   ]

5b If "Yes," enter the date(s) for which the extension was granted

6 Attach a detailed statement explaining why you need the extension (see instructions).

7 If the extension is for Form 5330, enter the amount of tax estimated to be due on Form 5330.
    Pay this amount with this application.

CAUTION: See Late Payment of Tax and Signature in the instructions.

Under penalties of perjury, I declare that to the best of my knowledge and belief the statements made on this form are true, correct, and complete, and that I am authorized to prepare this application.

Signature:    /s/ Hoche             Date: 6/30/97



Complete if you want Form 5558 returned to an address other than the address shown above.

    Name
      Retirement System Group, Inc.

    Number, street, and room or suite no. (If a P.O. Box, see instructions.)
      317 Madison Avenue

    City or town, state, and ZIP code
      New York, NY 10017      Att: Michael Morgenroth

Notice to Applicant. The IRS will indicate below whether the extension is granted or denied and will return this application to you.

   [ X ]   This application IS approved to
               OCTOBER 15, 1997
           (You MUST attach a copy of this form to each return that was granted an extension)

   [   ]   This application IS NOT approved.  However, in view
           of the reasons stated in the application, a 10-day grace period is granted from the date shown below or the due date of the return, whichever is later. This 10-day grace period constitutes a valid extension of time for purposes of elections otherwise required to be made on a timely filed return. (You MUST attach a copy of this form to each return that you file that is granted a grace period.)

   [   ]   This application IS NOT approved. After consideration
           of the reasons stated in your application, we have determined that an extension is not warranted. (The
           10-day grace period was not granted)

   [   ]   This application  cannot be considered,  because it was filed after the due date of the return.

   [   ]   This application cannot be considered because the maximum extension of time allowed is 2 1/2 months (6 months for Form 5330).

   [   ]   Other:

Date:        July 22, 1997
Director:    /s/ George M. Handy
By:

                    Attachment to Form 5558
         Detailed Statement of Need for Extension of Time

Plan(s) covered by this application:


Plan Name                   Plan Number      Plan year ending

The Hudson City Savings     002              12/31/96
Institution 401(k)
Savings Plan in RSI
Retirement Trust


Detailed statement of need for extension of time:


The extension of time is required in order to finalize the necessary Financial data and to permit sufficient time for the Plan's Independent Auditor to review and issue an opinion relative to the content of the report as required for the submission with Form 5500 for the Plan Year ended 12/31/96.

SCHEDULE SSA  Annual Registration Statement Identifying    1996
(FORM 5500)     Separated Participants With Deferred
                            Vested Benefits

        Under Section 6057(a) of the Internal Revenue Code
          File as an attachment to Form 5500 or 5500-C/R

For the calendar year 1996 or fiscal plan year beginning
      January 1, 1996
and ending
      December 31, 1996

1a Name of plan sponsor (employer if for a single employer plan) The Hudson City Savings Institution

1b  Sponsor's employer identification number (EIN)
      14-0763300

2a  Name of Plan
      The Hudson City Savings Institution 401(k)
      Savings Plan in RSI Retirement Trust

2b  Three-digit plan number
      002

3 Enter one of the following Entry Codes in column (a) for each separated participant with deferred vested benefits that:

    Code A   has not previously  been reported
    Code B   has previously been reported under the above plan
             number but requires revisions to the information previously reported
    Code C   has  previously  been reported under another plan number but will be receiving their benefits from the plan listed above instead
    Code D   has  previously  been  reported  under the  above  plan but is no longer entitled to those deferred vested benefits





(a)   (b)         (c)                (d)     (e)       (f)      (g)    (h)          (i)        (j)
Entry Social      Name of            Type    Payment   Defined  Units  Total        Previous   Previous
code  Security    partici-           of      frequency benefit  or     value        sponsor's  plan
      number      pant               annuity           plan -   shares of           employer   number
                                                       periodic        account      identi-
                                                       payment                      fication
                                                                                    number

A     ###-##-#### BAER, SUSAN G.     A       A                            698

A     ###-##-#### BRENNAN, B.        A       A                          6,059

A     ###-##-#### DIXON, J.          A       A                            413

A     ###-##-#### HERMANCE, S.       A       A                             55

A     ###-##-#### HOLLING, E.        A       A                         34,673

A     ###-##-#### HURD, P.           A       A                          3,555

A     ###-##-#### IHLENBURG, A.      A       A                         81,035

A     ###-##-#### MESICK, C.         A       A                          3,040

A     ###-##-#### ONDERDONK, S.      A       A                             79

A     ###-##-#### RAPPLEYEA, H.      A       A                          2,023


   [ X ]   Check here if additional  participants  are shown on attachments.
           All attachments must include the sponsor's name, EIN, name of plan, plan number, and column identification letter for each column computed for line 3.

   [   ]   Check  here if plan is a  government,  church,  or other  plan that elects to voluntarily file Schedule SSA. If so, complete lines 4 through 5c, and the signature area. Otherwise, complete the signature area only.

4 Plan sponsor's address (number, street, and room or suite no.) (If a P.O. box, see the instructions for line 4.)

    City or town, state, and ZIP code

5a Name of plan administrator (if other than sponsor)

5b  Administrator's EIN

5c Number, street, and room or suite no. (If a P.O. box, see instructions for line 4)

    City or town, state, and ZIP code


Under penalty of perjury, I declare that I have examined this report, and to the best of my knowledge and belief, it is correct, and complete.

Signature of plan administrator:
      /s/ Durando J. Saccente

Phone number of plan administrator:
      (212) 503-0100

Date:
      9/23/97

              THE HUDSON CITY SAVINGS INSTITUTION
          401(k) SAVINGS PLAN IN RSI RETIREMENT TRUST

EIN: 14-0763300

PN: 002

Attachment to 1996 Schedule SSA (Form 5500)

Additional Participants:

(a)  (b)         (c)           (d) (e) (f) (g) (h)       (i) (j)
 A   ###-##-#### Schomaker, L.  A   A              504
 A   ###-##-#### Stumpfel, J.   A   A            9,601
 A   ###-##-#### Swintoka, M.   A   A           24,187
 A   ###-##-#### Tuczinski, K.  A   A              805
 A   ###-##-#### Wharton, R.    A   A           25,034
 A   ###-##-#### Wheeler, J.    A   A              959

SCHEDULE P           Annual Return of Fiduciary             1996
(Form 5500)          of Employee Benefit Trust
    File as an attachment to Form 5500, 5500-C/R, or 5500-EZ

For trust calendar year 1996 or fiscal year beginning
      January 1, 1996
and ending
      December 31, 1996

1a  Name of trustee or custodian
      RSI RETIREMENT TRUST

1b Number, street, and room or suite no. (If a P.O. box, see the instructions for Form 5500, 5500-C/R, or 5500-EZ.)
      317 Madison Avenue

1c    City or town, state, and ZIP code New York, NY 10017

2a  Name of trust
      RSI RETIREMENT TRUST AGREEMENT AND DECLARATION OF TRUST

2b  Trust's employer identification number
      11-1805969

3 Name of plan if different from name of trust THE HUDSON CITY SAVINGS INSTITUTION 401(k) SAVINGS PLAN IN RSI RETIREMENT TRUST

4 Have you furnished the participating employee benefit plan(s) with the trust financial information required to be reported by the plan(s)?
                                        Yes   [ X ]   No   [   ]

5 Enter the plan sponsor's employer identification number as shown on Form 5500, 5500-C/R, or 5500-EZ
      14-0763300


Under penalties of perjury, I declare that I have examined this schedule, and to the best of my knowledge and belief, it is true, correct, and complete.

Signature of fiduciary:         /s/ Durando J. Saccente
Date:                               9/23/97

Prospectus
 [LOGO]

                           HUDSON RIVER BANCORP, INC.
       (Proposed Holding Company for The Hudson City Savings Institution)
               (to be known as Hudson River Bank & Trust Company)


                                $10.00 Per Share
                        __________ Shares of Common Stock
                              (Anticipated Maximum)

     Hudson River Bancorp, Inc. (the "Holding Company") is offering up to __________ shares of common stock, par value $0.01 per share (the "Common
Stock"), in connection with the conversion of The Hudson City Savings Institution ("HCSI" or the "Bank") from a New York state chartered mutual savings bank to a New York state chartered stock savings bank to be renamed Hudson River Bank & Trust Company and the issuance of all of HCSI's outstanding capital stock to the Holding Company (the "Conversion"). Pursuant to the Bank's plan of conversion (the "Plan of Conversion" or the "Plan"), non-transferable rights to subscribe for the Common Stock ("Subscription Rights") have been given to (i) HCSI's depositors with account balances of $100 or more as of September 30, 1996 ("Eligible Account Holders"), (ii) tax-qualified employee plans of HCSI and the Holding Company ("Tax-Qualified Employee Plans"), and (iii) HCSI's depositors with account balances of $100 or more as of __________, 1998 ("Supplemental Eligible Account Holders").


                                                        (continued on next page)

                                   ----------

                FOR ADDITIONAL INFORMATION ON HOW TO SUBSCRIBE, PLEASE CALL THE CONVERSION CENTER AT (___) ___-____.

                                   ----------


                THESE SECURITIES ARE SUBJECT TO INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL INVESTED.



                   FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED, SEE "RISK FACTORS" BEGINNING ON PAGE __.

                                   ----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION, THE SUPERINTENDENT OF BANKS OF THE STATE OF NEW YORK,
    THE NEW YORK STATE BANKING BOARD, THE NEW YORK STATE BANKING DEPARTMENT,
     OR THE FEDERAL DEPOSIT INSURANCE CORPORATION, NOR HAS SUCH COMMISSION,
        SUPERINTENDENT, BOARD, DEPARTMENT OR CORPORATION PASSED UPON THE
         ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

            THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS
             ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE
                  FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY
                            OTHER GOVERNMENT AGENCY.

====================================================================================================================================
                                                                           Estimated Underwriting Fees,          Estimated Net
                                                   Purchase Price(1)    Commissions and Other Expenses(2)    Conversion Proceeds(3)
------------------------------------------------------------------------------------------------------------------------------------
Minimum Per Share...............................           $10.00                   0.21                               9.79
Midpoint Per Share..............................           $10.00                   0.19                               9.81
Maximum Per Share...............................           $10.00                   0.18                               9.82
Minimum Total...................................     $111,407,770              2,326,475                        109,081,295
Midpoint Total..................................     $131,067,960              2,542,737                        128,525,223
Maximum Total...................................     $150,728,150              2,759,000                        147,969,150
Maximum Total, As Adjusted(4)...................     $173,337,380              3,007,701                        170,329,679
====================================================================================================================================

(1) Determined on the basis of an appraisal prepared by RP Financial, LC. ("RP Financial") dated February 27, 1998, which states that the estimated aggregate pro forma market value of the Common Stock to be sold in the Conversion ranged from $111,407,770 to $150,728,150 or between 11,140,777 shares and 15,072,815 shares of Common Stock at $10.00 per share. See "The Conversion - Stock Pricing and Number of Shares to be Issued."

(2) Consists of the estimated costs to the Bank and the Holding Company arising from the Conversion, including the payment to Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") of estimated sales commissions ranging from $1,195,917 (at the minimum) to $1,628,442 (at the maximum) in connection with the sale of shares in the Offering. Such fees may be deemed to be underwriting fees. See "Use of Proceeds" and "Pro Forma Data" for the assumptions used to arrive at these estimates. The Holding Company has agreed to indemnify Sandler O'Neill against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). See "The Conversion - Marketing Arrangements" for a more detailed description of underwriting fees, commissions and expenses.

(3) Net Conversion proceeds may vary from the estimated amounts, depending on the Purchase Price, the number of shares issued and the number of shares sold subject to commissions. The actual number of shares of Common Stock to be issued in the Conversion will not be determined until after the close of the Offering.

(4) As adjusted to give effect to the sale of up to an additional 2,260,922 shares (15% above the maximum of the Estimated Valuation Range) which may be offered in the Conversion without the resolicitation of subscribers or any right of cancellation, to reflect changes in market and financial conditions following the commencement of the Offering. See "Pro Forma Data," and "The Conversion - Stock Pricing and Number of Shares to be Issued."


                        Sandler O'Neill & Partners, L.P.
                The date of this Prospectus is ________ __, 1998

(continued from prior page)


     Subscription Rights are non-transferrable. Persons found to be selling or otherwise transferring their right to purchase stock in the Subscription Offering or purchasing Common Stock on behalf of another person will be subject to forfeiture of such rights. Subject to the prior rights of holders of Subscription Rights and to market conditions, the Holding Company may also offer the Common Stock for sale through Sandler O'Neill in a community offering (the "Community Offering") to selected persons to whom this prospectus is delivered. It is anticipated that shares not subscribed for in the Subscription Offering and the Community Offering, if any, will be offered to certain members of the general public in a syndicated community offering (the "Syndicated Community Offering") (The Subscription Offering, Community Offering and Syndicated Community Offering are referred to collectively as the "Offerings").


     The total number of shares to be issued in the Conversion will be based upon an appraised valuation of the estimated aggregate pro forma market value of the Holding Company and the Bank as converted. The purchase price per share ("Purchase Price") has been fixed at $10.00. Based on the current valuation range of the shares to be sold of $111,407,770 to $150,728,150 (the "Estimated Valuation Range"), the Holding Company is offering up to 15,072,815 shares. Depending upon the market and financial conditions at the time of the completion of the Syndicated Community Offering, if any, the total number of shares to be issued in the Conversion may be increased or decreased from the 15,072,815 shares offered hereby, provided that the product of the total number of shares multiplied by the price per share remains within, or does not exceed by more than 15% the maximum of the Estimated Valuation Range. If the aggregate Purchase Price of the Common Stock sold in the Conversion is below $111,407,770 or above
$173,337,380,  or if the Offering is extended beyond         , 1998, subscribers
will be permitted to modify or cancel their subscriptions and to have their subscription funds returned promptly with interest. Under such circumstances, if subscribers take no action, their subscription funds will be promptly returned to them with interest. In all other circumstances, subscriptions are irrevocable by subscribers. See "The Conversion - Offering of Holding Company Common Stock."


     Pursuant to the Plan, the Holding Company has established the Hudson River Bank and Trust Company Foundation, a charitable foundation (the "Foundation"). The Plan provides that the Bank and the Holding Company will fund the Foundation with shares of Common stock contributed by the Holding Company from authorized but unissued shares in an amount equal to 3% of the number of shares of Common Stock sold in the Conversion. The purpose of the Foundation is to provide charitable benefits to persons and organizations residing within the communities in which the Bank operates. For a discussion of the Foundation and its effects on the Conversion, see "Risk Factors -- Risks Associated With the Establishment of the Charitable Foundation," "Pro Forma Data," and "The Conversion - Establishment of the Hudson River Bank & Trust Company Charitable Foundation."

     With the exception of the Tax-Qualified Employee Plans, no Eligible Account Holder or Supplemental Eligible Account Holder may purchase in their capacity as such in the Subscription Offering more than $250,000 of Common Stock; no person, together with associates of and persons acting in concert with such person, may purchase more than $250,000 of Common Stock in the Community Offering and no person, together with associates of and persons acting in concert with such person, may purchase more than 1% of Common Stock in the Offerings. Under certain circumstances, the maximum purchase limitations may be increased at the sole discretion of the Bank and the Holding Company up to 9.99% of the total number of shares of Common Stock sold in the Conversion. The minimum purchase is 25 shares. See "The Conversion - Limitations on Common Stock Purchases." The Bank and the Holding Company have engaged Sandler O'Neill as financial advisor and agent to consult, advise and assist in the distribution of shares of Common Stock, on a best-efforts basis in the Offering including, if necessary, managing selected broker-dealers to assist in selling stock in the Syndicated Community Offering. For such services, Sandler O'Neill will receive a marketing fee of 1.10% of the total dollar amount of Common Stock sold in the Conversion, excluding purchases by directors, officers, employees and their immediate family members, and the employee stock ownership and benefit plans of the Bank and the Holding Company. If selected dealers are used, the selected dealers will receive a fee estimated to be up to % of the aggregate Purchase Price for all shares of Common Stock sold in the Syndicated Community Offering through such selected dealers. Such fees may be deemed to be underwriting commissions. Sandler O'Neill and the selected dealers may be deemed to be underwriters. See "The Conversion - Marketing Arrangements" and "The Conversion - Offering of Holding Company Common Stock."


     The Subscription Offering will expire at 12:00 noon, Eastern time, on , 1998 ("Expiration Date"), unless extended by the Bank and the Holding Company with the approval of the Superintendent of Banks of the State of New York (the "Superintendent") and the Federal Deposit Insurance Corporation ("FDIC"), if necessary. The Community Offering and/or any Syndicated Community Offering must be completed within 45 days after close of the Subscription Offering, unless extended by the Bank and the Holding Company with the approval of the Superintendent and the FDIC, if necessary. Orders submitted are irrevocable until the completion of the Conversion; provided, that if the Conversion is not completed within the 45 day period referred to above unless such period has been extended with the consent of the Superintendent and the FDIC, if necessary, all subscribers will have their funds returned promptly with interest, and all withdrawal authorizations will be cancelled. Such extensions may not go beyond ______ __, 2000.


     The Holding Company has applied to have the Common Stock listed on the Nasdaq Stock Market under the symbol "HRBT." Prior to this offering there has not been a public market for the Common Stock, and there can be no assurance that an active and liquid trading market for the Common Stock will develop or that resales of the Common Stock can be made at or above the Purchase Price. See "Market for Common Stock" and "The Conversion Stock Pricing and Number of Shares to be Issued."


         Explanatory Note: This Prospectus contains certain forward looking statements, which statements consist of estimates with respect to the financial condition, results of operations and business of the Company and the Bank. Prospective investors are cautioned that such forward looking statements are not guarantees of future performance and are subject to various factors that could cause actual results to differ materially from these estimates. These factors include changes in general economic and market conditions, and the development of an interest rate environment that adversely affects the interest rate spread or other income anticipated from the Company's and the Bank's operations and investments. See "Risk Factors" for a discussion of other factors that might cause actual results to differ from such estimates.

                                  [MAP TO COME]

                                     SUMMARY

         The following summary of the Conversion and the Offerings is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.


Risk Factors....... A  purchase  of  the  Common  Stock  involves  a substantial degree  of  risk.  Eligible  Account  Holders,  Supplemental
                    Eligible Account Holders and other prospective investors should carefully consider the matters set forth under "Risk Factors." The shares of Common Stock offered hereby are not insured or guaranteed by the FDIC or any other government agency and are not guaranteed by the Holding Company or the Bank.

Hudson River
  Bancorp, Inc..... The Holding  Company  is a  Delaware  corporation  organized organized at the direction of the Bank to become a savings and loan holding company and own all of the Bank's capital stock to be issued upon its conversion from mutual form to stock form. To date, the Holding Company has not engaged in any business. Its executive office is located at 1 Hudson City Centre, Hudson, New York 12534 and its telephone number is (518) 828-4600.

The Hudson
City Savings
  Institution...... The Bank is a New York State chartered  mutual savings bank.
                    At December 31, 1997, the Bank had total assets of $665.1 million, total deposits of $586.2 million and total equity of $67.4 million and operated twelve full service offices. The Bank's main office is located at 1 Hudson City Centre, Hudson, New York 12534 and its telephone number at that location is (518) 828-4600. The Bank's current operating strategy consists primarily of:


                    o investing primarily in residential mortgage loans; including home equity loans, and to a lesser extent, manufactured home loans, (loans secured by prefabricated or mobile homes which serve as the borrower's dwelling), financed insurance premiums and other consumer loans, commercial real estate, construction and commercial business loans and in investment-grade securities;


                    o    managing  its  interest  rate risk by  originating  and
                         retaining  for  portfolio   adjustable-rate  loans  and
                         fixed-rate loans with maturities of 20 years or less;


                    o emphasizing the purchase of short- to intermediate-term government agency and corporate debt securities;

                    o maintaining a low cost of funds by providing enhanced service to attract and retain core deposits; and


                    o    attempting   to  attract  new  deposit   customers   by
                         competitively   pricing  time   deposit   products  and
                         offering a variety of maturities of such deposits.

The Conversion
and Reasons for
  Conversion....... The  Board of Trustees  of the Bank  has  adopted  a Plan of
                    Conversion pursuant to which the Bank intends to convert to a New York

                    State-chartered stock savings bank to be known as Hudson River Bank & Trust Company and issue all of its stock to the Holding Company. The Holding Company is offering shares of its Common Stock in the Offerings in connection with the Bank's Conversion. Management believes the Conversion offers a number of advantages, including: (i) providing enhanced future access to capital markets; (ii) providing enhanced ability to diversify into other financial services related activities; and (iii) providing enhanced ability to increase its presence in the communities it serves and to geographically expand its operations and market area through marketing and business development, the acquisition or establishment of branch offices or the acquisition of other financial institutions. The Conversion and the Offerings are subject to approval by the Superintendent and non-objection by the FDIC, and approval of voting depositors of the Bank as of March 31, 1998, with aggregate deposit accounts of $100 or more ("Voting Depositors") at a special meeting to be held on __________, 1998 (the "Special Meeting"). The Superintendent issued an approval letter on _______, 1998 and the FDIC issued a notice of intent not to object to the Conversion on _______, 1998. See "The Conversion-- General."

Hudson River Bank
  & Trust Company
  Foundation......  The Bank's Plan of Conversion provides for the establishment of a charitable foundation in connection with the Conversion. The Foundation, which will be incorporated under Delaware law as a non-stock corporation, will be funded with a contribution by the Holding Company equal to 3% of the Common Stock sold in the Conversion. The authority for the affairs of the Foundation will be vested in the Board of Directors of the Foundation, which will initially be comprised of six members of which four will be members of the Bank's Board of Trustees. See "The Conversion - Establishment of The Hudson River Bank & Trust Company Foundation."

Terms of the
  Offering........  The shares of Common Stock to be sold in connection with the
                    Conversion are being offered at a fixed price of $10.00 per share in the Subscription Offering pursuant to subscription rights in the following orders of priority: (i) Eligible Account Holders; (ii) the Holding Company's and the Bank's tax-qualified employee plans ("Employee Plans"), including the ESOP; and (iii) Supplemental Eligible Account Holders. Under the New York Banking regulations, Escrow Account holders are not considered eligible account holders or subscribers for purposes of the Offerings. Upon completion of the Subscription Offering, any shares of Common Stock not subscribed for in the Subscription Offering will be offered in the Community Offering at $10.00 per share to certain members of the general public. Subscription rights will expire if not exercised by 12:00 noon, Eastern time, on __________, 1998, unless extended by the Bank and the Holding Company, with the approval of the Superintendent and the FDIC, if necessary. See "The Conversion--Subscription Offering and Subscription Rights" and "--Community Offering."


Procedure for
Ordering Shares
and Prospectus
  Delivery.......  Forms to  order  Common  Stock  offered  in the  Subscription
                    Offering and the Community Offering will only be distributed with or be preceded by a Prospectus. Any person receiving a stock order and certification form who desires to subscribe for shares must do so prior to the Expiration Date by delivering to the Bank a properly executed stock order and certification form together with full payment. Once tendered, subscription orders cannot be revoked or modified without the consent of the Holding Company and Bank. To ensure that each purchaser receives a prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no prospectus will be mailed any later than five days prior to the Expiration Date or hand delivered any later than two days prior to such date. The Holding Company and Bank are not obligated to accept subscriptions not submitted on an original stock order form. The only place to obtain an original stock order form and prospectus other than through the mail is at the Conversion Center located at the Bank's main office. See "The Conversion - Procedure for Purchasing Shares in Subscription and Community Offerings."


Form of Payment
  for Shares......  Payment  for  subscriptions  may  be  made:  (i) in cash (if delivered in person); (ii) by check, bank draft or money order; or (iii) by authorization of withdrawal from deposit accounts maintained at the Bank. No wire transfers will be accepted. See "The Conversion-- Procedure for Purchasing Shares in Subscription Offering."

Nontransferability
of Subscription
 Rights..........   The  subscription  rights  of   Eligible  Account   Holders,
                    Supplemental  Eligible Account Holders, and Employee Benefit
                    Plans are nontransferable. Certificates representing shares of Common Stock purchased in the Subscription Offering must be registered in the name of the Eligible Account Holder or Supplemental Eligible Account Holder, as the case may be.
                    Joint stock registration will be allowed only if the qualifying deposit account is so registered. See "The
                    Conversion--Restrictions on Transfer of Subscription Rights and Shares of Common Stock."

Purchase
  Limitations.....  No Eligible Account Holder or  Supplemental Eligible Account
                    Holder may purchase in the Subscription Offering more than $250,000 of Common Stock. No person, together with associates and persons acting in concert with such person, may purchase in the Community Offering and the Syndicated Community Offering more than $250,000 of Common Stock. No person, together with associates or persons acting in concert with such person, may purchase in the aggregate more than 1% of the Common Stock offered (the "overall maximum purchase limitation"). However, the Employee Plans, including the ESOP, may purchase up to 10% of the Common Stock issued, including shares issued to the Foundation. It is anticipated that the ESOP will subscribe to purchase 8% of the Common Stock issued, including shares issued to the Foundation. The minimum purchase is 25 shares of Common Stock. At any time during the Conversion and without approval of the Bank's depositors or a resolicitation of subscribers, the Bank and the Company may, in their sole discretion, decrease the maximum purchase limitation below $250,000 of

                    Common Stock; however, such amount may not be reduced to less than 0.10% of the Common Stock offered. Additionally, at any time during the Conversion, the Bank and the Company may, in their sole discretion, increase the maximum purchase limitation in the Subscription and Community Offerings to an amount in excess of $250,000 up to a maximum of 5% of the shares to be issued in the Conversion. Similarly, the 1.0% overall maximum purchase limitation may be increased up to 5% of the total shares of Common Stock offered in the Conversion.


Securities Offered
and Purchase
  Price............ The Holding  Company  is  offering  between  11,140,777  and
                    15,072,815 shares of Common Stock at a Purchase Price of $10.00 per share. The maximum of the Estimate Price Range may be increased by up to 15% and the maximum number of shares of Common Stock to be offered may be increased up to 17,333,738 shares due to regulatory considerations or changes in market or general financial or economic considerations. See "The Conversion--Stock Pricing" and "--Number of Shares to be Issued."



Appraisal.........  The Purchase  Price per share has been fixed at $10.00.  The total  number of shares  to be issued in the  Conversion  is based upon an independent appraisal prepared by RP Financial, LC. ("RP Financial"), dated as of February 27, 1998, which states that the estimated pro forma market value of the Common Stock offered ranged from $111,407,770 to $150,728,150. The final aggregate value will be determined at the time of closing of the Offerings and is subject to change due to changing market conditions and other factors. See "The Conversion--Stock Pricing."



Use of Proceeds...  The Holding  Company will use 50% of the net proceeds of the
                    Offerings to purchase all of the outstanding common stock of the Bank to be issued in the Conversion. A portion of net proceeds retained by the Holding Company will be used for general business activity, including a loan by the Holding Company directly to the ESOP to enable the ESOP to purchase up to 8% of the Common Stock issued in the Conversion, including shares issued to the Foundation. The Holding Company intends to initially invest the remaining net proceeds primarily in government agency and corporate debt securities and in deposit accounts with the Bank. The Bank intends to utilize net proceeds for general business purposes, including investments in loans and securities as well as for the possible expansion of its facilities and operations through marketing, business development, or acquisitions of other financial institutions, branch offices or other financial services companies, although the Holding Company and the Bank have no current arrangements, understandings or agreements regarding any such transactions.


Dividend Policy...  Upon  Conversion,  the  Board  of Directors  of  the Holding
                    Company will have the authority to declare dividends on the Common Stock, subject to statutory and regulatory requirements. In the future, the Board of Directors of the Holding Company may consider a policy of paying cash dividends on the Common Stock. However, no decision has been made with respect to such dividends, if any. See "Dividends Policy."

Benefits of
the Conversion
  to Management...  Among  the  benefits  to the  Bank  and  the Holding Company anticipated from the Conversion is the ability to attract and retain personnel through the use of stock options and other stock related benefit programs. Subsequent to the Conversion, the Holding Company intends to adopt a Recognition and Retention Plan and a Stock Option and Incentive Plan for the benefit of directors, officers and employees. If such benefit plans are adopted within one year after the Conversion, such plans will be subject to stockholders' approval at a meeting of stockholders which may not be held earlier than six months after the Conversion.


                    The Holding Company intends to adopt a Recognition and Retention Plan (the "RRP") which would provide for the granting of Common Stock to officers, directors and employees of the Bank and Company in an amount equal to 4% of the Common Stock issued in the Conversion, including shares issued to the Foundation (representing 621,000 shares in the aggregate, having a value of $6,210,000 based on the offering price per share of $10.00. The Holding Company also intends to adopt a stock option and incentive plan (the "Stock Option Plan") which would provide the Holding Company with the ability to grant options to officers, directors and employees of the Bank and Holding Company to purchase Common Stock equal to 10% of the number of shares of Common Stock issued in the Conversion, including shares issued to the Foundation. It is intended that under the Stock Option Plan, an optionee would not be required to make any payment for an option granted thereunder; accordingly, until the optionee exercised the option, he or she would not be placing any personal funds at risk.

                    Certain officers of the Holding Company and the Bank will be provided with employment agreements or change in control agreements which provide such officers with employment rights and/or payments upon their termination of service following a change in control. For a further description of the RRP and Stock Option Plan as well as the employment contracts and change in control agreements, see "Risk Factors" and "Management of the Bank - Benefit Plans." See also "Management of the Bank - Proposed Purchases by Executive Officers and Trustees," "The Conversion - Establishment of The Hudson River Bank & Trust Company Foundation" and "Restrictions on Acquisition of the Holding Company and the Bank -Restrictions in the Holding Company's Certificate of Incorporation and Bylaws."

Voting Control
of Officers
 and  Directors...  Trustees and executive  officers of the Bank and the Company are expected to purchase approximately 2.36% and 1.52% of shares of Common Stock outstanding, based upon the minimum and the maximum of the Estimated Valuation Range including shares issued to the Foundation, respectively. Additionally, assuming the implementation of the ESOP, RRP and Stock Option Plan, trustees, executive officers and employees have the potential to control the voting of approximately 24.36% or 23.52% of the Common Stock at the minimum and the maximum of the Estimated Valuation Range, including shares issued to the Foundation, respectively.

                    Additionally,  the  Foundation  will hold Common Stock in an amount equal to 3% of the Common Stock sold in the Conversion, which such shares of Common Stock may be voted as directed by the Board of Directors of the Foundation, who will initially consist of six Directors of which four will be Directors of the Holding Company and the Bank. However, the FDIC and the New York State Banking Board (the "NYBB" or the "Board") may impose conditions regarding voting of the Common Stock by the Foundation. See "The Conversion -
                    Establishment of The Hudson River Bank & Trust Company Foundation," "Management of the Bank - Proposed Purchases by Executive Officers, and Trustees," and "Restrictions on Acquisition of the Holding Company and the Bank -Restrictions in the Holding Company's Certificate of Incorporation and Bylaws."


Expiration Date
for the
Subscription
  Offering.......  The Expiration Date for the Subscription  Offering  is  12:00
                   noon

                    Eastern time on _______________, 1998 unless extended by the Bank for an initial period of up to 45 days after the Expiration Date or for one or more additional 60 day periods thereafter, upon approval of the Superintendent, and if necessary, the FDIC. The Subscription Offering may not be extended beyond ________, 2000. See "The Conversion -Subscription Offering and Subscription Rights."

Market for
  Common Stock....  As a mutual  institution, the  Bank has never issued capital stock and, consequently, there is no existing market for the Common Stock. The Holding Company has applied to have its Common Stock quoted on the Nasdaq National Market under the symbol "____" subject to the completion of the Conversion and compliance with certain conditions, including the presence of at least three registered and active market makers. See "Market for Common Stock."


No Board
  Recommendations.. The Bank's Board of Trustees and the Holding Company's Board
                    of Directors are not making any recommendations to depositors or other potential investors regarding whether such persons should purchase the Common Stock. An investment in the Common Stock must be made pursuant to each investor's evaluation of his or her best interests.

Conversion Center.. If  you have  any  questions  regarding Conversion, call the
                    Conversion Center at (518) _________.

           SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE BANK

         Set forth below are selected consolidated financial and other data of the Bank. The financial data is derived in part from, and should be read in conjunction with the Consolidated Financial Statements and Notes of the Bank presented elsewhere in this Prospectus.

         In the opinion of management, the unaudited consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial condition and results of operations of HCSI as of December 31, 1997 and for the nine month periods ended December 31, 1997 and 1996. Interim results for the nine months ended December 31, 1997 are not necessarily indicative of the results that may be expected for the year ended March 31, 1998.


                                                              At                                 At March 31,
                                                          December 31,   -----------------------------------------------------------
                                                             1997         1997          1996         1995       1994          1993
                                                             ----         ----          ----         ----       ----          ----
                                                                                       (Dollars in Thousands)
Selected Financial Data:
Total assets .........................................     $665,051     $651,034     $623,220     $576,111     $553,818     $515,184
Loans receivable, net ................................      505,142      487,147      447,125      435,688      406,072      387,806
Securities available for sale, at fair value:
  U.S. Government and Agency securities ..............       36,943       37,329       33,452        2,937           --           --
  Corporate debt securities ..........................        6,339        8,294       17,977        6,926       14,337           --
Investment securities, at amortized cost:
  U.S. Government and Agency securities ..............       19,974       17,960       13,957       14,937       13,964        5,961
  Corporate debt securities ..........................       46,743       57,648       63,557       69,238       59,611       76,632
  Mortgage-backed securities .........................        4,517        3,050        4,221        2,591        3,147        4,476
  State, county and municipal ........................           10          410        1,268        2,820        1,955        2,456
Federal Home Loan Bank of New York stock .............        2,812        2,812        2,596        2,569           --           --
Deposits .............................................      586,231      564,599      555,188      514,451      498,677      465,353
Short-term borrowings ................................        2,000       12,585           --           --           --           --
Total equity .........................................       67,395       65,129       59,606       52,138       46,350       40,177

Full service offices(1) ..............................           12           11           11            9            7            7

-------------
(1)  No branch offices of the Bank were closed during the periods shown.


                                                           Nine Months
                                                         Ended December 31,                     Years Ended March 31,
                                                         ------------------     ----------------------------------------------------
                                                          1997       1996        1997       1996       1995       1994        1993
                                                          ----       ----        ----       ----       ----       ----        ----
                                                                                       (In Thousands)
Summary of Operations:
Interest and dividend income ........................   $ 41,453   $ 39,373    $ 52,881   $ 49,082   $ 43,059    $ 40,649   $ 41,152
Interest expense ....................................     19,540     19,091      25,426     24,086     19,309      18,157     20,814
                                                        --------   --------    --------   --------   --------    --------   --------
  Net interest income ...............................     21,913     20,282      27,455     24,996     23,750      22,492     20,338
Provision for loan losses ...........................      6,408      1,858       3,826      1,090      1,169       1,201      2,543
                                                        --------   --------    --------   --------   --------    --------   --------
  Net interest income after provision for
    loan losses .....................................     15,505     18,424      23,629     23,906     22,581      21,291     17,795
                                                        --------   --------    --------   --------   --------    --------   --------

Other operating income:
  Service charges on deposit accounts ...............        840        815       1,063      1,026      1,033         921        928
  Loan servicing income .............................        353        402         480        272        265         281        193
  Net securities transactions .......................         12         28          28         28        (16)        597        449
  Net gain (loss) on sale of loans ..................         39         (5)         17         92         14         326        964
  Other income ......................................        646        121         237        217        236       1,396        546
                                                        --------   --------    --------   --------   --------    --------   --------
    Total other operating income ....................      1,890      1,361       1,825      1,635      1,532       3,521      3,080
                                                        --------   --------    --------   --------   --------    --------   --------

Other operating expenses:
  Compensation and benefits .........................      6,985      6,436       8,592      7,471      6,840       6,381      5,843
  Occupancy .........................................        993        916       1,285      1,184      1,162       1,086      1,047
  Equipment .........................................      1,232        860       1,230      1,057      1,194       1,219      1,092
  OREO and repossessed property
    expenses ........................................        274        190         292        348        851         441        365
  Other expenses ....................................      4,704      3,356       4,788      4,139      5,176       5,325      4,364
                                                        --------   --------    --------   --------   --------    --------   --------
     Total other operating expenses .................     14,188     11,758      16,187     14,199     15,223      14,452     12,711
                                                        --------   --------    --------   --------   --------    --------   --------

      Income before income tax expense ..............      3,207      8,027       9,267     11,342      8,890      10,360      8,164

 Income tax expense .................................      1,321      3,142       3,607      4,298      2,917       4,169      3,571
                                                        --------   --------    --------   --------   --------    --------   --------

 Income before cumulative effect of
   accounting changes ...............................      1,886      4,885       5,660      7,044      5,973       6,191      4,593

Cumulative effect of change in accounting
  for taxes .........................................         --         --          --         --         --          --        815
                                                        --------   --------    --------   --------   --------    --------   --------

Net income ..........................................   $  1,886   $  4,885    $  5,660   $  7,044   $  5,973    $  6,191   $  5,408
                                                        ========   ========    ========   ========   ========    ========   ========

                                                                 At or For the
                                                                Nine Months Ended              At or For the Year Ended
                                                                  December 31,                         March 31,
                                                                -----------------    -----------------------------------------------
                                                                1997(1)   1996(1)    1997      1996      1995       1994       1993
                                                                -------   -------    ----      ----      ----       ----       ----
Performance Ratios:
Return on average assets ..................................       0.38%     1.01%     0.88%     1.18%     1.05%     1.15%     1.07%
Return on average equity ..................................       3.71     10.36      8.94     12.52     12.06     14.17     14.45
Net interest rate spread(2) ...............................       4.05      3.90      3.97      3.89      4.05      4.04      3.95
Net interest margin(3) ....................................       4.62      4.41      4.48      4.38      4.40      4.38      4.24
Yield on average earning assets ...........................       8.75      8.56      8.64      8.59      7.98      7.92      8.59
Rate on average interest-bearing
  liabilities .............................................       4.70      4.66      4.67      4.70      3.93      3.88      4.64
Average earning assets to average
  interest-bearing liabilities ............................     113.97    112.33    112.56    111.48    109.72    109.55    106.91
Efficiency ratio(4) .......................................      58.48     53.52     54.34     52.07     56.81     55.13     53.75
Expense ratio(5) ..........................................       2.80      2.40      2.48      2.32      2.54      2.60      2.44

Asset Quality Ratios:
Non-performing loans to total loans .......................       3.20      3.10      4.06      2.42      1.67      2.25      2.41
Allowance for loan losses to non-performing loans .........      41.24     28.19     29.37     32.57     43.36     31.67     21.28
Allowance for loan losses to total loans ..................       1.32      0.87      1.19      0.79      0.73      0.71      0.51
Non-performing assets to total assets .....................       2.62      2.85      3.60      2.02      1.50      2.12      2.07

Capital Ratios:
Equity to total assets ....................................      10.13     10.00     10.00      9.56      9.05      8.37      7.80
Average equity to average total assets ....................      10.21      9.78      9.88      9.42      8.74      8.11      7.41

---------

(1) Ratios for the nine month periods are stated on an annualized basis. Such ratios and results are not necessarily indicative of results that may be expected for the full year.

(2)  Net interest rate spread  represents  the  difference  between the yield on
     average   earning   assets  and  the  rate  on   average   interest-bearing
     liabilities.

(3) Net interest margin represents net interest income as a percentage of average earning assets.

(4) Total other operating expense, excluding other real estate owned and repossessed property expense, as a percentage of net interest income and total other operating income, excluding net securities transactions.

(5) Total other operating expense, excluding other real estate owned and repossessed property expense, as a percentage of average total assets.

                                  RISK FACTORS

         The following factors, in addition to those discussed elsewhere in this Prospectus, should be considered by investors before deciding whether to purchase the Common Stock offered in the Offering.

Interest Rate Risk Exposure

         The Bank's profitability is dependent to a large extent upon its net interest income, which is the difference between its interest and dividend income on earning assets, such as loans and investments, and its interest expense on interest-bearing liabilities, such as deposits and borrowings. Changes in the level of interest rates affect the amount of loans originated by the Bank as well as the market value of the Bank's earning assets. Moreover, increases in interest rates also can result in disintermediation, which is the flow of funds away from savings institutions into direct investments, such as corporate securities and other investment vehicles, which generally pay higher rates of return than savings institutions. Finally, a flattening of the "yield curve" (i.e., a decline in the difference between long and short term interest rates), could adversely impact net interest income.

         In managing its asset/liability mix, the Bank may, depending on the relationship between long- and short-term interest rates, market conditions and consumer preference, place more emphasis on managing net interest margin than on better matching the interest rate sensitivity of its assets and liabilities in an effort to enhance net interest income. As a result, the Bank will continue to be significantly vulnerable to changes in interest rates and to decreases in the difference between long and short term interest rates.

Risks Associated with the Establishment of the Charitable Foundation


         Pursuant to the Plan of Conversion, the Holding Company and the Bank intend to voluntarily establish a charitable foundation in connection with the Conversion. The Foundation has been incorporated under Delaware law as a non-stock corporation and will be funded with shares of common stock contributed by the Holding Company (the "Stock Contribution"). The contribution of common stock to the foundation will be dilutive to the ownership and voting interests of stockholders and will have an adverse impact on the earnings of the Holding Company on a consolidated basis in the period the Foundation is established.

         As a condition to receiving the non-objection of the FDIC to the Conversion and the approval of the Conversion by the Superintendent, the Foundation will commit in writing to the FDIC and the Superintendent that all shares of Common Stock held by the Foundation will be voted in the same ratio as all other shares of the Holding Company's Common Stock on all proposals considered by shareholders of the Holding Company; provided, however, that, consistent with the condition, the FDIC and the Superintendent shall waive this voting restriction under certain circumstances if compliance with the voting restriction would: (i) cause a violation of the law of the State of Delaware;
(ii) cause the Foundation to lose its tax-exempt status, or cause the IRS to deny the Foundation's request for a determination that it is an exempt organization or otherwise have a material and adverse tax consequence on the Foundation; or (iii) cause the Foundation to be subject to an excise tax under
Section 4941 of the Code. As of the date hereof, no event has occurred which would require the Company to seek a waiver from the FDIC and the Superintendent of the voting restriction.

         Adverse Impact on Earnings. The Stock Contribution will have an adverse impact on the Holding Company's earnings. The Holding Company will recognize an expense in the amount of $4.5 million ($2.7 million net of taxes) in the quarter in which the Conversion is completed based on the issuance of shares at the maximum of the Estimated Valuation Range, which is expected to be the first quarter of fiscal 1999. Such expense will reduce earnings and have a material adverse impact on the Holding Company's earnings in the fiscal quarter and year recorded. The Holding Company has been advised by its legal counsel that the Stock Contribution should be tax deductible, subject to a limitation based on 10% of the Holding Company's annual taxable income. If the Stock Contribution had been made at December 31, 1997, the Bank would have reported a net loss of $827 thousand for the nine month period rather than net income of $1.9 million.

         In the future, the Company may make additional contributions to the Foundation, although the Holding Company has no current plans regarding the amount or timing of any such future contributions. The amount of future contributions, if any, will be determined based upon, among other factors, an assessment of the Holding Company's then current financial position, operations, and prospects and on the need for charitable activities in the Bank's market area. Any such contributions, regardless of form, will result in an increase in other operating expense and thus a reduction in net earnings. In addition, any contributions of authorized but unissued shares would dilute the interests of outstanding stockholders. However, the Holding Company currently anticipates that any future contributions of shares by it to the Foundation will be funded through shares repurchased in the open market.

         Dilution of Stockholder's Interests. The Stock Contribution will involve the donation of 452,184 shares of the Common Stock, or the sale of such shares for their aggregate par value $4,522, to the Foundation. Upon completion of the Conversion and the Stock Contribution, the Holding Company will have 15,525,000 shares issued and outstanding at the maximum of the Estimated Valuation Range, of which the Foundation will own 452,184 shares, or 2.9%. As a result, persons purchasing shares in the Conversion will have their share ownership and voting interest in the Holding Company diluted by 2.9%. See "Pro Forma Data."

         Possible Nondeductibility of the Stock Contribution. It is expected that the Internal Revenue Service ("IRS") will rule that the Foundation is exempt from federal income tax under Section 501(a) of the Code as an organization described in Section 501(c)(3) of the Code. As such, the Holding Company will be entitled to a deduction in the amount of the Stock Contribution, subject to an annual limitation based on 10% of the Holding Company's annual taxable income. The Holding Company, however, would be able to carry forward any unused portion of the deduction for five years following the Stock Contribution for Federal and New York tax purposes. Based on present information, the Holding Company currently estimates that the Stock Contribution should be fully deductible for federal tax and New York purposes. However, no assurances can be made that the Holding Company will have sufficient pre-tax income over the five-year period following the year in which the Stock Contribution is made to utilize fully the carryover related to the excess contribution.

         Potential Change in Valuation and Capital if the Stock Contribution is Not Made. The Stock Contribution was taken into account by RP Financial in determining the estimated pro forma market value of the Holding Company. The aggregate price of the shares of Common Stock being offered in the Offering is based upon the Appraisal. The pro forma aggregate price of the shares being offered for sale in the Conversion is currently estimated to be between $111.4 million and $150.7 million, with a midpoint of $131.1 million.

         If the Stock Contribution is not part of the Conversion, the Estimated Valuation Range of the shares being offered is estimated to be between $119.0 million and $161.0 million. This represents an increase of $8.9 million at the midpoint of the Estimated Valuation Range. In such event the estimated pro forma stockholders' equity of the Holding Company would be approximately $188.0 million at the midpoint based on a pro forma price to book ratio of 74.5% and a pro forma price to earnings ratio of 25.26x. See "Comparison of Valuation and Pro Forma Information with No Stock Contribution."

         The decrease in the amount of Common Stock being offered for sale as a result of the Stock Contribution will not have a significant effect on the Holding Company's or the Bank's capital position. The Bank's regulatory capital is significantly in excess of its regulatory capital requirements and will further exceed such requirements following the Conversion. See "Comparison of Valuation and Pro Forma Information with No Stock Contribution."


         Potential Anti-Takeover Effect. Upon completion of the Conversion, the Foundation would own 2.9% of the Holding Company's outstanding shares. Such shares will be owned solely by the Foundation; however pursuant to the terms of the Stock Contribution as mandated by the FDIC and the Superintendent, the shares of Holding Company Common Stock must be voted in the same proportion as all other shares of Holding Company Common Stock on all proposals considered by the Holding Company's stockholders. See "The Conversion -- Establishment of The Hudson River Bank & Trust Company Foundation." In the event that the FDIC and the Superintendent were to waive this voting restriction, the Foundation's Board of Directors would exercise sole voting power over such shares and would no longer be subject to the voting restriction. However, the FDIC and the
Superintendent could impose additional conditions at that time on the composition of the Board of the Foundation or which otherwise relate to control of the Common Stock of the Holding Company held by the Foundation. See "The Conversion -- Establishment of The Hudson River Bank & Trust Company Foundation." If a waiver of the voting restriction were granted by the FDIC and the Superintendent and no further conditions were imposed on the Foundation at that time, management of the Holding Company and the Bank could benefit to the extent that the Board of Directors of the Foundation determines to vote the shares of Common Stock held by the Foundation in favor of proposals supported by the Holding Company and the Bank. Furthermore, when the Foundation's shares are combined with shares purchased directly by executive officers and directors of the Holding Company, shares issued pursuant to proposed stock benefit plans, and shares held in the Bank's ESOP, the aggregate of such shares could exceed 20% of the Holding Company's outstanding Common Stock, which could enable management to defeat stockholder proposals requiring 80% approval. Consequently, this potential voting control might preclude takeover attempts that other stockholders deem to be in their best interest, and might tend to perpetuate management. Since the ESOP shares are allocated to eligible employees of the Bank, and any unallocated shares will be voted by an independent trustee, and because awards under the proposed stock benefit plans may be granted to employees other than executive officers and directors, management of the Holding Company does not expect to have voting control of all shares held or to be allocated by the ESOP or other stock benefit plans. See, "-- Takeover Defensive Provisions."


         There are no agreements or understandings, written or tacit, with respect to the exercise of either direct or indirect control over the management or policies of the Holding Company by the Foundation, including agreements related to voting, acquisition or disposition of the Holding

Company's Common Stock. Finally, as the Foundation sells its shares of Common Stock over time, its ownership interest and voting power in the Holding Company is expected to decrease.


         Potential Challenges. The funding of a charitable foundation as part of a conversion is innovative and has occurred on only a few other occasions. As such, the Stock Contribution may be subject to potential challenges notwithstanding that the Board of Directors of the Holding Company and the Board of Trustees of the Bank have carefully considered the various factors involved in the establishment of the Foundation in reaching their determination to make the Stock Contribution as part of the Conversion. See "The Conversion-Establishment of the Hudson River Bank and Trust Company Foundation."


Source of Manufactured Home Loan Applications


         The largest component of the Bank's consumer loan portfolio is manufactured home loans (loans secured by prefabricated or mobile homes which serve as the borrower's dwelling). At December 31, 1997 the Bank had $98.3 million in manufactured home loans, representing 19.2% of the Bank's total loan portfolio. Substantially all of the manufactured home loans originated by the Bank are referred to it by Tammac Corporation ("Tammac"), an unaffiliated corporation which is a party to an agreement with the Bank to solicit manufactured home loans on behalf of the Bank in return for a fixed percentage of the loan amount. If Tammac were unable to perform its obligations under the agreement and the Bank were unable to secure a comparable source of manufactured home loan applications, originations of manufactured home loans could decline substantially. In addition, because Tammac provides certain collection, repossession and liquidation services for delinquent manufactured home loans, termination of the agreement with Tammac could adversely affect the Bank. The Bank currently has no reason to believe that Tammac will fail to perform its obligations under the agreement.


Risks Associated with Non-Residential Lending Activity

         The Bank has emphasized the origination of non-residential loans. At December 31, 1997, the Bank's loan portfolio included $98.3 million (19.2%) of manufactured home loans, $23.4 million (4.6%) of financed insurance premiums, $12.1 million (2.4%) of other consumer loans, $73.9 million (14.4%) of commercial real estate loans and $13.9 million (2.7%) of commercial business loans.


         These loans generally are considered to involve a higher degree of risk than single-family residential loans due to a variety of factors. See "Business of the Bank - Commercial Real Estate Lending" and "-- Consumer Lending." At December 31, 1997, of the $16.4 million of the Bank's non-performing loans, $4.9 million related to residential non-performing real estate loans and $11.5 million related to other non-performing loans. See "Business of the Bank - Asset Quality - Non-Performing Assets."


Competition


         HCSI experiences significant competition in its local market area in both originating real estate and other loans and attracting deposits. This competition arises from other savings institutions as well as credit unions, mortgage banks, commercial banks, mutual funds and national and local securities firms. Due to their size, many competitors can achieve certain economies of scale and as a result offer a broader range of products and services than the Bank. The Bank attempts to mitigate the effect of such factors by emphasizing customer service and community outreach. Such competition may limit HCSI's growth in the future. See "Business of the Bank - Competition."


Takeover Defensive Provisions


         Holding Company and Bank Governing Instruments. Certain provisions of the Holding Company's Certificate of Incorporation and Bylaws and the Bank's Restated Organization Certificate and Bylaws assist the Holding Company and the Bank in maintaining its status as an independent publicly owned corporation. However, such provisions may also block stockholders from approving a potential takeover of the Holding Company which a majority of such stockholders believe to be in their best interests. These provisions provide for, among other things, limiting voting rights of beneficial owners of more than 10% of the Common Stock, staggered terms for directors, noncumulative voting for directors, limits on the calling of special meetings, a fair price/supermajority vote requirement for certain business combinations and certain notice requirements. The 10% vote limitation would not affect the ability of an individual who is not the beneficial owner of more than 10% of the Common Stock to solicit revocable proxies in a public solicitation for proxies for a particular meeting of stockholders and to vote such proxies. Any or all of these provisions may discourage potential proxy contests and other takeover attempts, particularly those which have not been negotiated with the Board of Directors. In addition, the Holding Company's certificate of incorporation also authorizes preferred stock with terms to be established by the Board of Directors which may rank prior to the Common Stock as to dividend rights, liquidation preferences, or both, may have full or limited voting rights and may have a dilutive effect on the ownership interests of holders of the Common Stock. See "Restrictions on Acquisition of the Holding Company and the Bank."


         Provisions in Management Contracts and Benefit Plans. Certain provisions contained in the proposed management contracts and benefit plans that provide for cash payments or the vesting of benefits upon a change of control of the Holding Company or the Bank may have an anti-takeover effect and could discourage an acquisition of the Holding Company. See "Management of the Bank - Employment Agreements."


         Possible Dilutive Effects. The issuance of additional shares pursuant to the proposed Stock Option Plan and RRP will result in a dilution in the percentage of ownership of the Holding Company of those persons purchasing Common Stock in the Conversion, assuming that the shares utilized to fund the proposed Stock Option Plan and RRP awards come from authorized but unissued shares. Assuming the exercise of all options available under the Stock Option Plan and the award of all shares available under the RRP, respectively, and assuming the use of authorized but unissued shares, the interest of stockholders will be diluted by up to 9.1% and 3.8%, respectively. See "Pro Forma Data," "Management of the Bank - Benefit Plans - Stock Option and Incentive Plan," and "- Recognition and Retention Plan" and "Restrictions on Acquisition of the Holding Company and the Bank." For financial accounting purposes, grants under the proposed RRP will result in the recording of compensation expense over the vesting period. See "Pro Forma Data."

         Voting Control of Directors and Executive Officers. The trustees and executive officers (12 persons) of the Bank propose to purchase an aggregate of approximately 270,800 shares, representing approximately 2.36% of the shares offered in the Conversion at the minimum of the Estimated Valuation Range, and 1.52% of the shares offered in the Conversion at the maximum of the Estimated Valuation Range, exclusive of shares that may be attributable to directors and officers through the RRP, the Stock Option Plan and the ESOP, which may give directors, executive officers and employees the potential to control the voting of additional Common Stock and including shares issued to the Foundation. A number of shares equal to 4% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation, will be available for issuance under the Recognition and Retention Plan (621,000 shares at the maximum of the Estimated Valuation Range), and a number of shares equal to 10% of the shares issued in the Conversion, including shares issued to the Foundation, will be available for issuance under the Stock Option Plan (1,552,500 shares at the maximum of the Estimated Valuation Range). It is intended that the ESOP will purchase 8% of the shares issued in the Conversion, including shares issued to the Foundation (1,242,000 shares at the maximum of the Estimated Valuation Range). In connection with the Conversion, the Foundation will receive 452,184 shares of Common Stock at the maximum of the Estimated Valuation Range which, if a waiver of the voting restriction imposed on such Common Stock is obtained from the FDIC and the Superintendent, may be voted as determined by the Board of Directors of the Foundation who will initially consist of four Directors of the Holding Company and the Bank and two outside directors. Thus, after the Conversion, the aggregate number of shares which may be controlled by directors and executive officers of the Company, including those to be issued to the Foundation and those that may be issued under the Stock Option Plan and the Recognition and Retention Plan totaled 2,896,484 at the maximum of the Estimated Valuation Range, or 18.66% of the total number of shares at the maximum of the Estimated Valuation Range, including shares issued to the Foundation, on a fully diluted basis (including shares available for issuance under the Stock Option Plan and Recognition and Retention Plan). Management's voting control could, together with additional stockholder support, defeat stockholder proposals requiring 80% approval of stockholders. As a result, this voting control may preclude takeover attempts that certain stockholders deem to be in their best interest and tend to perpetuate existing management. See "Restrictions on Acquisition of the Holding Company and the Bank--Restrictions in the Holding Company's Certificate of Incorporation and Bylaws."


Post Conversion Overhead Expense


         After completion of the Conversion, the Holding Company's noninterest expense is likely to increase as a result of the financial accounting, legal and tax expenses usually associated with operating as a public company. See "Regulation" and "Taxation" and "Additional Information." In addition, it is currently anticipated that the Holding Company will record additional expense based on the proposed RRP. See "Pro Forma Data" and "Management of the Bank - Benefit Plans Recognition" and "Retention Plan." Finally, the Holding Company will also record additional expense as a result of the adoption of the ESOP. See "Management of the Bank - Benefit Plans - Employee Stock Ownership Plan." In addition, the Bank and the Holding Company intend to initially invest the additional capital being raised through the offering into shorter-term, lower-yielding assets (i.e., federal funds sold) and gradually reinvest the additional capital into longer-term, higher-yielding loans and mortgage backed securities as opportunities arise. Until the additional capital can be effectively reinvested, the Holding Company's return on equity is expected to decrease from the Bank's historic levels.


         Statement of Position 93-6 "Employers' Accounting for Employee Stock Ownership Plans" ("SOP 93-6") requires an employer to record compensation expense in an amount equal to the fair value of shares committed to be released to employees from an employee stock ownership plan. Assuming shares of Common Stock appreciate in value over time, SOP 93-6 would increase compensation expense relating to the ESOP to be established in connection with the Conversion. It is not possible to determine at this time the extent of such impact on future net income. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Impact of New Accounting Standards" and "Pro Forma Data."


         In addition, the Company will experience additional expense in the quarter in which the Conversion is completed as a result of the Stock
Contribution. See "The Conversion--Establishment of The Hudson River Bank & Trust Company Foundation."

Absence of Active Market for the Common Stock


         The Holding Company, as a newly organized company, has never issued capital stock and, consequently, there is no established market for the Common Stock at this time. The Holding Company has received approval to have its Common Stock quoted on the Nasdaq National Market under the symbol "HRBT" conditioned on the consummation of the Conversion. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, the presence of which is dependent upon the individual decisions of buyers and sellers over which neither the Holding Company nor any market maker has control. Accordingly, there can be no assurance that an active and liquid trading market for the Common Stock will develop or that, if developed, will continue, nor is there any assurance that purchasers of the Common Stock will be able to sell their shares at or above the Purchase Price. In the event a liquid market for the Common Stock does not develop or market makers for the Common Stock discontinue their activities, such occurrences may have an adverse impact on the liquidity of the Common Stock and the market value of the Common Stock. See "Market for Common Stock."


                           HUDSON RIVER BANCORP, INC.


         The Holding Company was formed at the direction of HCSI in March 1998 for the purpose of becoming a savings and loan holding company and owning all of the outstanding stock of the Bank issued in the Conversion. The Holding Company is incorporated under the laws of the State of Delaware. The Holding Company is authorized to do business in the State of New York, and generally is authorized to engage in any activity that is permitted by the Delaware General Corporation Law. The business of the Holding Company initially will consist only of the business of HCSI. The holding company structure will, however, provide the Holding Company with greater flexibility than the Bank has to diversify its business activities, through existing or newly formed subsidiaries, or through acquisitions or mergers of stock financial institutions, as well as, other companies. Although there are no current arrangements, understandings or agreements regarding any such activity or acquisition, the Holding Company will be in a position after the Conversion, subject to regulatory restrictions, to take advantage of any favorable acquisition opportunities that may arise.

         The assets of the Holding Company will consist initially of the stock of HCSI, a note evidencing the Holding Company's loan to the ESOP and up to 50% of the net proceeds from the Conversion (less the amount used to fund the ESOP loan). See "Use of Proceeds." Initially, any activities of the Holding Company are anticipated to be funded by such retained proceeds and the income thereon and dividends from HCSI, if any. See "Dividends" and "Regulation - The Holding Company." Thereafter, activities of the Holding Company may also be funded through sales of additional securities, through borrowings and through income generated by other activities of the Holding Company. At this time, there are no plans regarding such other activities other than the intended loan to the ESOP to facilitate its purchase of Common Stock in the Conversion. See "Management of the Bank - Benefit Plans - Employee Stock Ownership Plan."

         The executive office of the Holding Company is located at One Hudson City Centre, Hudson, New York 12534. Its telephone number at that address is
(518) 828-4600.


                       THE HUDSON CITY SAVINGS INSTITUTION


         HCSI serves the financial needs of communities in its market area through its main office and 11 other full service branch offices and one loan production office located throughout HCSI's primary market area. Its deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC"). At December 31, 1997, HCSI had total assets of $665.1 million, deposits of $586.2 million and total equity of $67.4 million (or 10.1% of total assets).

         HCSI has been, and intends to continue to be, an independent, community oriented financial institution. HCSI's business involves attracting deposits from the general public and using such deposits, together with other funds, to originate primarily residential mortgage loans including home equity loans, and to a lesser extent, manufactured home loans, financed insurance premiums and other consumer loans, commercial real estate, construction and commercial business loans. HCSI originates its loans in the Bank's primary market area, with the exception of manufactured home loans, which are primarily originated outside of the Bank's primary market area including states contiguous with New York, and financed insurance premiums, which are originated primarily in New York, New Jersey and Pennsylvania. At December 31, 1997, $250.6 million, or 49.0%, of the Bank's total loan portfolio consisted of residential mortgage loans. See "Business of the Bank - Lending Activities." The Bank also invests in government agency and corporate debt securities and other permissible investments. See "Business of the Bank - Investment Activities."

         The executive office of the Bank is located at One Hudson City Centre, Hudson, New York 12534. Its telephone number at that address is (518) 828-4600.


                                 USE OF PROCEEDS

         Although the actual net proceeds from the sale of the Common Stock cannot be determined until the Conversion is completed, it is presently anticipated that such net proceeds will be between $109.1 million and $148.0 million (or up to $170.3 million in the event of an increase in the aggregate pro forma market value of the Common Stock of up to 15% above the maximum of the Estimated Valuation Range). See "Pro Forma Data" and "The Conversion - Stock Pricing and Number of Shares to be Issued" as to the assumptions used to arrive at such amounts.

         In exchange for all of the common stock of HCSI issued in the Conversion, the Holding Company will contribute approximately 50% of the net proceeds from the sale of the Holding Company's Common Stock to HCSI. On an interim basis, the proceeds will be invested by the Holding Company and HCSI in short-term investments similar to those currently in the Bank's portfolio. The specific types and amounts of short-term assets will be determined based on market conditions at the time of the completion of the Conversion. In addition, the Holding Company intends to provide the funding for the ESOP loan. Based upon the initial Purchase Price of $10.00 per share, the dollar amount of the ESOP loan would range from $9.2 million (based upon the sale of shares at the minimum of the Estimated Valuation Range) to $12.4 million (based upon the sale of shares at the maximum of the Estimated Valuation Range). The interest rate to be charged by the Holding Company on the ESOP loan will be based upon the prime rate of interest as reported in the Wall Street Journal at the time of origination. It is anticipated that the ESOP will repay the loan through periodic tax-deductible contributions from the Bank over a fifteen-year period.


         The net proceeds received by HCSI will become part of HCSI's general funds for use in its business and will be used to support the Bank's existing operations, subject to applicable regulatory restrictions. Immediately upon the completion of the Conversion, it is anticipated that the Bank will invest such proceeds into short-term assets. Subsequently, the Bank intends to redirect the net proceeds to the origination of loans, subject to market conditions.


         After the completion of the Conversion, the Holding Company will redirect the net proceeds invested by it in short-term assets into a variety of securities similar to those already held by the Bank, as well as in deposit accounts with the Bank. Also, the Holding Company may use a portion of the proceeds to fund the RRP, subject to shareholder approval of such plan. Compensation expense related to the RRP will be recognized as share awards vest. See "Pro Forma Data." Following stockholder ratification of the RRP, the RRP will be funded either with shares purchased in the open market or with authorized but unissued shares. Based upon the initial Purchase Price of $10.00 per share, the amount required to fund the RRP through open-market purchases would range from approximately $4.6 million (based upon the sale of shares at the minimum of the Estimated Valuation Range and including shares issued to the Foundation) to approximately $6.2 million (based upon the sale of shares at the maximum of the Estimated Valuation Range and including shares issued to the Foundation). In the event that the per share price of the Common Stock increases above the $10.00 per share Purchase Price following completion of the Offering, the amount necessary to fund the RRP would also increase. The use of authorized but unissued shares to fund the RRP could dilute the holdings of stockholders who purchase Common Stock in the Conversion. See "Business of the Bank - Lending Activities" and " - Investment Activities" and "Management of the Bank - Benefit Plans - Employee Stock Ownership Plan" and "- Recognition and Retention Plan."


         The proceeds may also be utilized by the Holding Company to repurchase (at prices which may be above or below the initial offering price) shares of the Common Stock through an open market repurchase program subject to applicable regulations, although the Holding Company currently has no specific plan to repurchase any of its stock. In the future, the Board of Directors of the Holding Company will make decisions on the repurchase of the Common Stock based on its view of the appropriateness of the price of the Common Stock as well as the Holding Company's and the Bank's investment opportunities and capital needs.


         The Bank may use a portion of the proceeds to fund the creation of one or more new branch offices within its primary market area, although the Bank has no specific plans regarding any new branch offices at this time. In addition, the Holding Company or HCSI might consider expansion through the acquisition of other financial services providers (or branches, deposits or assets thereof), although there are no specific plans, negotiations or written or oral agreements regarding any acquisitions at this time.

                                    DIVIDENDS

         The Holding Company currently has no plans to pay dividends. However, the Holding Company's Board of Directors may consider a policy of paying dividends in the future. Dividends, when and if paid, will be subject to determination and declaration by the Board of Directors at its discretion. They will take into account the Holding Company's consolidated financial condition, the Bank's regulatory capital requirements, tax considerations, industry standards, economic conditions, regulatory restrictions, general business practices and other factors.


         It is not presently anticipated that the Holding Company will conduct significant operations independent of those of HCSI for some time following the Conversion. As such, the Holding Company does not expect to have any significant source of income other than earnings on the net proceeds from the Conversion retained by the Holding Company (which proceeds are currently estimated to range from $109.1 million to $148.0 million based on the minimum and the maximum of the Estimated Valuation Range, respectively) and dividends from HCSI, if any. Consequently, the ability of the Holding Company to pay cash dividends to its stockholders will be dependent upon such retained proceeds and earnings thereon, and upon the ability of HCSI to pay dividends to the Holding Company. See "Description of Capital Stock - Holding Company Capital Stock Dividends." HCSI, like all savings associations regulated by the FDIC, is subject to certain restrictions on the payment of dividends based on its net income, its capital in excess of the regulatory capital requirements and the amount of regulatory capital required for the liquidation account to be established in connection with the Conversion. In addition, under New York state banking law, a New York chartered stock savings bank may declare and pay dividends out of its net profits, unless there is an impairment of capital, but approval of the New York State Banking Department (the "NYSBD" or the "Department") is required if the total of all dividends declared in a calendar year would exceed the total of its net profits for that year combined with its retained net profits of the preceding two years, subject to certain adjustments. See "The Conversion - Effects of Conversion -- Deposit Accounts and Loans" and "Regulation - The Bank -- Capital Requirements" and "- Limitations on Dividends." Earnings allocated to HCSI's "excess" bad debt reserves and deducted for federal income tax purposes cannot be used by HCSI to pay cash dividends to the Holding Company without adverse tax consequences. See "Regulation" and "Taxation."


                             MARKET FOR COMMON STOCK


         HCSI, as a mutual savings bank, and the Holding Company, as a newly organized company, have never issued capital stock. Consequently, there is not at this time an existing market for the Common Stock. The Holding Company has applied for listing of the Common Stock on the Nasdaq Stock Market under the symbol "HRBT" upon completion of the Conversion. In order to be quoted on the Nasdaq Stock Market, among other criteria, there must be at least three market makers for the Common Stock. Sandler O'Neill has agreed to act as a market maker for the Holding Company's Common Stock following the Conversion, and assist in securing additional market makers to do the same. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of both willing buyers and sellers of the Common Stock at any given time. Accordingly, there can be no assurance that an active and liquid market for the Common Stock will develop or be maintained or that resales of the Common Stock can be made at or above the Purchase Price. See "The Conversion - Stock Pricing" and "-- Number of Shares to be Issued."

                      PRO FORMA REGULATORY CAPITAL ANALYSIS

         At December 31, 1997, the Bank exceeded all regulatory capital requirements. Set forth below is a summary of the Bank's compliance with regulatory capital standards as of December 31, 1997 based on historical capital and also assuming that the indicated number of shares were sold as of such date using the assumptions contained under the caption "Pro Forma Data."



                                                               Pro Forma at December 31, 1997
                                         -------------------------------------------------------------------------------------------
                                                                                                                   17,333,738 Shares
                                             11,140,777 Shares      13,106,796 Shares      15,072,815 Shares          Sold at 15%
                            Historical        Sold at Minimum        Sold at Midpoint       Sold at Maximum          Above Maximum
                          ----------------  -------------------    -------------------    -------------------     ------------------
                          Amount   Percent   Amount    Percent      Amount   Percent       Amount    Percent       Amount   Percent
                          ------   -------   ------    -------      ------   -------       ------    -------       ------   -------
                                                                   (Dollars in Thousands)
GAAP Capital(1)........  $67,395   10.13%   $108,166    15.32%     $115,458    16.19%     $122,750    17.04%      $131,135   17.99%
                         =======   ======   ========    ======     ========   ======      ========   ======       ========   ======

Leverage Capital(2):
  Capital level(3).....  $66,753   10.08%   $107,524    15.29%     $114,816    16.16%     $122,108    17.01%      $130,493   17.97%
  Requirement(4).......   26,495    4.00%     28,126     4.00%       28,417     4.00%       28,709     4.00%        29,044    4.00%
                        --------   ------    -------    ------     --------    ------     --------   ------       --------   ------
  Excess...............  $40,258    6.08%    $79,398    11.29%      $86,399    12.16%      $93,399    13.01%      $101,449   13.97%
                         =======   ======    =======    ======      =======    ======     ========   ======       ========   ======

Risk-Based Capital(2):
  Capital level(3)(5)..  $72,672   15.38%   $113,443    23.01%     $120,735    24.31%     $128,027    25.59%      $136,412   27.04%
  Requirement..........   37,812    8.00%     39,443     8.00%       39,735     8.00%       40,027     8.00%        40,362    8.00%
                        --------   ------    -------    ------     --------    -----      --------   ------       --------   ------
  Excess...............  $34,860    7.38%    $74,000    15.01%      $81,000    16.31%     $ 88,000    17.59%       $96,050   19.04%
                         =======   ======    =======    ======      =======    =====      ========   ======       ========   ======


----------

(1) Total equity as calculated under generally accepted accounting principles ("GAAP") expressed as a percent of total assets under GAAP.

(2) Leverage capital levels are shown as a percentage of "total assets," and risk-based capital levels are calculated on the basis of a percentage of "risk-weighted assets," each as defined in the FDIC regulations.

(3) Pro forma capital levels assume receipt by the Bank of 50% of the net proceeds from the shares of Common Stock sold at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range. These levels assume funding by the Bank of the RRP equal to 4% of the Common Stock issued, including shares issued to the Foundation, and repayment of the Holding Company's loan to the ESOP to enable the ESOP to purchase 8% of the Common Stock issued, including shares issued to the Foundation, valued at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range.


(4) The current leverage capital requirement is 3% of total adjusted assets for savings banks that receive the highest supervisory ratings for safety and soundness and that are not experiencing or anticipating significant growth. The current leverage capital ratio applicable to all other savings banks is 4% to 5%. See "Regulation - The Bank - Capital Requirements."


(5) Assumes the net proceeds are invested in assets that carry a risk-weighting of 50%.

                                 CAPITALIZATION

         Set forth below is the capitalization, including deposits and short-term borrowings, of HCSI as of December 31, 1997, and the pro forma capitalization of the Holding Company at the minimum, the midpoint, the maximum and 15% above the maximum of the Estimated Valuation Range, after giving effect to the Conversion and based on other assumptions set forth in the table and under the caption "Pro Forma Data."

                                                                          Holding Company - Pro Forma Based
                                                                            Upon Sale at $10.00 per share
                                                                   --------------------------------------------------
                                                                                                            15% Above
                                                          HCSI      Minimum      Midpoint       Maximum       Maximum
                                                        Existing   11,140,777   13,106,796    15,072,815    17,333,738
                                                     Capitalization  Shares       Shares        Shares        Shares
                                                     --------------  ------       ------        ------        ------
                                                                               (In Thousands)
Deposits.............................................   $ 586,231   $ 586,231    $ 586,231    $ 586,231    $ 586,231
                                                        =========   =========    =========    =========    =========
Total deposits and short-term borrowings(1)..........   $ 588,231   $ 588,231    $ 588,231    $ 588,231    $ 588,231
                                                        =========   =========    =========    =========    =========
Stockholders' Equity:
  Preferred Stock ($0.01)............................   $      --   $      --    $      --    $     --    $       --
  Common Stock ($0.01)(2)............................          --         115          135          155          179
  Additional Paid-in Capital
   (includes expenses and commissions)...............          --     112,309      132,322      152,336      175,351
  Surplus and undivided profits, substantially
   restricted(3).....................................      67,363      67,363       67,363       67,363       67,363
  Net unrealized gain on securities available
   for sale, net of tax..............................          32          32           32           32           32
Less:
  Expense of contribution to Foundation(6)...........          --      (3,342)      (3,932)      (4,522)      (5,200)
Plus:
  Tax effect of contribution to Foundation(4)........          --       1,337        1,573        1,809        2,080
Less:
  Common Stock acquired by ESOP(5) ..................          --      (9,180)     (10,800)     (12,420)     (14,283)
  Common Stock acquired by RRP(5) ...................          --      (4,590)      (5,400)      (6,210)      (7,142)
                                                        ---------   ---------    ---------    ---------    ---------
Total Stockholders' Equity(6) .......................   $  67,395   $ 164,043    $ 181,293    $ 198,543    $ 218,380
                                                        =========   =========    =========    =========    =========

-----------
(1) No effect has been given to withdrawals from deposit accounts for the purpose of purchasing Common Stock in the Conversion. Any such withdrawals will reduce pro forma deposits by the amount of such withdrawals.
(2) Does not reflect the shares of Common Stock that may be reserved for issuance pursuant to the Stock Option Plan and includes shares issued to the Foundation.

(3) See "Dividends" and "Regulation - The Bank - Limitations on Dividends" regarding restrictions on future dividend payments and "The Conversion - Effects of Conversion - Deposit Accounts and Loans" regarding the liquidation account to be established upon Conversion.

(4) Represents the tax effect of the contribution of Common Stock to the Foundation based on a 40% tax rate. The realization of the tax benefit is limited annually to 10% of the Holding Company's annual taxable income, subject to the ability of the Holding Company to carry forward any unused portion of the deduction for five years following the year in which the contribution is made.
(5) Assumes that 8% of the shares sold in the Conversion, including shares issued to the Foundation, will be purchased by the ESOP. The funds used to acquire the ESOP shares will be borrowed from the Holding Company. The Bank intends to make contributions to the ESOP sufficient to service and ultimately retire the ESOP's debt over a ten-year period. Also assumes that an amount of shares equal to 4% of the amount of shares sold in the Conversion, including shares issued to the Foundation, will be acquired by the RRP, following stockholder ratification of such plan after completion of the Conversion. In the event that the RRP is funded by the issuance of authorized but unissued shares in an amount equal to 4% of the shares sold in the Conversion, the interest of existing stockholders would be diluted by approximately 3.8%. The amount to be borrowed by the ESOP and the Common Stock acquired by the RRP is reflected as a reduction of stockholders' equity. See "Management of the Bank - Benefit Plans - Employee Stock Ownership Plan" and "- Recognition and Retention Plan."

(6) If the Stock Contribution is approved by the Bank's members, the amount of initial contribution will be accrued as an expense in the fiscal quarter in which the conversion is completed. See "The Conversion--Establishment of The Hudson River Bank & Trust Company Foundation."

                                 PRO FORMA DATA


         The following table sets forth the historical net income and equity data of HCSI at and for the nine months ended December 31, 1997 and the fiscal year ended March 31, 1997, and after giving effect to the Conversion, the pro forma net income, capital stock and stockholders' equity and per share data of the Holding Company at and for the nine months ended December 31, 1997 and the fiscal year ended March 31, 1997. The pro forma data has been computed on the assumptions that (i) the specified number of shares of Common Stock was sold at the beginning of the specified periods and yielded net proceeds to the Holding Company as indicated, (ii) 3% of the shares were donated to the Foundation upon the completion of the Conversion, (iii) 50% of such net proceeds were retained by the Holding Company and the remainder was used to purchase all of the stock of HCSI, and (iv) such net proceeds, less the amount of the ESOP and RRP funding, were invested by the Bank and Holding Company at the beginning of the periods to yield a pre-tax return of 5.476% and 5.997% for the nine months ended December 31, 1997 and for the fiscal year ended March 31, 1997, respectively. The after-tax rate of return is 3.286% and 3.598%, respectively, assuming a combined federal and state income tax rate of 40%. The assumed return is based upon the market yield rate of one-year U.S. Government Treasury Securities as of the end of the periods indicated. The use of this rate is viewed to be more relevant than the use of an arithmetic average of the weighted average yield earned by the Bank on its earning assets and the weighted average rate paid on its interest-bearing liabilities during such periods. In calculating the underwriting fees to be paid as part of the Offering, the table assumes that (i) no commission was paid on $2.7 million of shares sold to directors, officers and employees, and (ii) the remaining shares were sold at a 1.10% commission. (These assumptions represent management's estimate as to the distribution of stock orders in the Conversion. However, there can be no assurance that such estimate will be accurate and that a greater proportion of shares will not be sold at a higher commission, thus increasing offering expenses.) Fixed expenses are estimated to be $1,130,558. Actual Conversion expenses may be more or less than those estimated because the fees paid to Sandler O'Neill and other brokers will depend upon the categories of purchasers, the Purchase Price and market conditions and other factors. The pro forma net income amounts derived from the assumptions set forth herein should not be considered indicative of the actual results of operations of the Holding Company that would have been attained for any period if the Conversion had been actually consummated at the beginning of such period, and the assumptions regarding investment yields should not be considered indicative of the actual yields expected to be achieved during any future period.

         The total number of shares to be issued in the Conversion may be increased or decreased significantly, or the price per share decreased, to reflect changes in market and financial conditions prior to the close of the Offering. However, if the aggregate Purchase Price of the Common Stock sold in the Conversion is below $111,407,770 (the minimum of the Estimated Valuation Range) or more than $173,337,380 (15% above the maximum of the Estimated Valuation Range), subscribers will be offered the opportunity to modify or cancel their subscriptions. See "The Conversion - Stock Pricing" and "-- Number of Shares to be Issued."




                                                         At or For the Nine Months Ended December 31, 1997
                                                        -----------------------------------------------------
                                                                                                    15% Above
                                                           Minimum       Midpoint       Maximum      Maximum
                                                         11,140,777     13,106,796    15,072,815    17,333,738
                                                       Shares Sold at Shares Sold at Shares Sold at Shares Sold at
                                                          $10.00 per   $10.00 per    $10.00 per     $10.00 per
                                                             Share        Share         Share          Share
                                                          ----------   ----------    ----------     ----------
                                                            (Dollars in Thousands, Except Per Share Amounts)
Gross proceeds.........................................    $111,408      $131,068      $150,728      $173,337
Plus: Shares issued to Foundation(1)...................       3,342         3,932         4,522         5,200
                                                          ---------     ---------     ---------     ---------
Pro forma market capitalization........................    $114,750      $135,000      $155,250      $178,537
                                                           ========      ========      ========      ========
Gross proceeds.........................................    $111,408      $131,068      $150,728      $173,337
Less offering expenses and commissions.................      (2,326)       (2,543)       (2,759)       (3,007)
                                                         -----------   -----------   -----------   -----------
 Estimated net conversion proceeds.....................    $109,082      $128,525      $147,969      $170,330
Less ESOP shares.......................................      (9,180)      (10,800)      (12,420)      (14,283)
Less RRP shares........................................      (4,590)       (5,400)       (6,210)       (7,142)
                                                         -----------   -----------   -----------   -----------
 Estimated proceeds available for investment(2)........     $95,312      $112,325      $129,339      $148,905
                                                            =======      ========      ========      ========
Net Income:
  Historical...........................................      $1,886        $1,886        $1,886        $1,886
Pro Forma Adjustments:
   Net earnings from proceeds(3).......................      $2,349        $2,768        $3,187        $3,669
   ESOP(4).............................................       ($275)        ($324)        ($373)        ($428)
   RRP(5)..............................................       ($413)        ($486)        ($559)        ($643)
                                                          ----------    ----------    ----------    ----------
     Pro forma net income(5)...........................      $3,547        $3,844        $4,141        $4,484
                                                             ======        ======        ======        ======
Net Income Per Share:
    Historical(7)......................................       $0.18         $0.15         $0.13         $0.11
Pro forma Adjustments:
     Net earnings from proceeds........................       $0.22         $0.22         $0.22         $0.22
     ESOP(4)...........................................      ($0.03)       ($0.03)       ($0.03)       ($0.03)
     RRP(5)............................................      ($0.04)       ($0.04)       ($0.04)       ($0.04)
                                                           --------   -----------   -----------   -----------
         Pro forma net income per share(5)(6)..........       $0.33         $0.30         $0.28         $0.26
                                                              =====         =====         =====         =====
    Offering price to pro forma net income per
       share (annualized)..............................       22.47x        24.39x        26.03x        27.65x
Stockholders' Equity (Book Value)(8):
  Historical...........................................     $67,395       $67,395       $67,395       $67,395
Pro Forma Adjustments:
  Estimated net Conversion proceeds....................    $109,082      $128,525      $147,969      $170,330
  Plus: Tax benefit of Stock Contribution..............      $1,337        $1,573        $1,809        $2,080
  Less: Common stock acquired by:
   ESOP(4).............................................     ($9,180)     ($10,800)     ($12,420)     ($14,283)
   RRP(5)..............................................     ($4,590)      ($5,400)      ($6,210)      ($7,142)
                                                           ---------  ------------  ------------  ------------
       Pro forma stockholder's equity(6)...............    $164,044      $181,293      $198,543      $218,380
                                                           ========      ========      ========      ========
Stockholders' Equity (Book Value)(8):
Per Share(7):
  Historical...........................................       $5.87         $4.99         $4.34         $3.77
Pro Forma Adjustments:
  Estimated net Conversion proceeds....................       $9.51         $9.52         $9.53         $9.54
  Plus: Tax benefit of Stock Contribution..............       $0.12         $0.12         $0.12         $0.12
  Less: Common stock acquired by:
   ESOP(4).............................................      ($0.80)       ($0.80)       ($0.80)       ($0.80)
   RRP(5)..............................................      ($0.40)       ($0.40)       ($0.40)       ($0.40)
                                                           --------   -----------   -----------   -----------
       Pro forma book value per share(6)...............      $14.30        $13.43        $12.79        $12.23
                                                             ======        ======        ======        ======
Pro forma offering price per share to book value per
   share...............................................      69.95%        74.46%        78.19%        81.76%


                                                               At or For the Year Ended March 31, 1997
                                                        -----------------------------------------------------
                                                                                                    15% Above
                                                           Minimum       Midpoint       Maximum      Maximum
                                                         11,140,777     13,106,796    15,072,815    17,333,738
                                                       Shares Sold at Shares Sold at Shares Sold at Shares Sold at
                                                          $10.00 per   $10.00 per    $10.00 per     $10.00 per
                                                             Share        Share         Share          Share
                                                          ----------   ----------    ----------     ----------
                                                            (Dollars in Thousands, Except Per Share Amounts)
Gross proceeds.........................................    $111,408      $131,068      $150,728     $173,337
Plus: Shares issued to Foundation(1)...................      $3,342        $3,392        $4,522       $5,200
                                                           --------      --------      --------     --------
Pro forma market capitalization........................    $114,750      $135,000      $155,250     $178,537
                                                           ========      ========      ========     ========
Gross proceeds.........................................    $111,408      $131,068      $150,728     $173,337
Less offering expenses and commissions.................     ($2,326)      ($2,543)      ($2,759)     ($3,007)
                                                           ---------     ---------     ---------    ---------
 Estimated net conversion proceeds.....................    $109,082      $128,525      $147,969     $170,330
Less ESOP shares.......................................     ($9,180)     ($10,800)     ($12,420)    ($14,283)
Less RRP shares........................................     ($4,590)      ($5,400)      ($6,210)     ($7,142)
                                                           ---------     ---------     ---------    ---------
 Estimated proceeds available for investment(2)........     $95,312      $112,325      $129,339     $148,905
                                                            =======      ========      ========     ========
Net Income:
  Historical...........................................      $5,660        $5,660        $5,660       $5,660
Pro Forma Adjustments:                                       $3,429        $4,042        $4,654       $5,358
   Net earnings from proceeds(3).......................
   ESOP(4).............................................       ($367)        ($432)        ($497)       ($571)
   RRP(5)..............................................       ($551)        ($648)        ($745)       ($857)
                                                             -------     ---------     ---------    --------
     Pro forma net income(5)...........................      $8,171        $8,622        $9,072       $9,590
                                                             ======        ======        ======       ======
Net Income Per Share:
    Historical(7)......................................       $0.53         $0.45         $0.39        $0.34
Pro forma Adjustments:
     Net earnings from proceeds........................       $0.32         $0.32         $0.32        $0.32
     ESOP(4)...........................................      ($0.03)       ($0.03)       ($0.03)      ($0.03)
     RRP(5)............................................      ($0.05)       ($0.05)       ($0.05)      ($0.05)
                                                           --------      --------      --------     --------
         Pro forma net income per share(5)(6)..........       $0.77         $0.69         $0.63        $0.58
                                                              =====         =====         =====        =====
    Offering price to pro forma net income per
       share...........................................       13.03x        14.53x        15.88x       17.28x
Stockholders' Equity (Book Value)(8):
  Historical...........................................     $65,129       $65,129       $65,129      $65,129
Pro Forma Adjustments:
  Estimated net Conversion proceeds....................    $109,082      $128,525      $147,969     $170,330
  Plus: Tax benefit of Stock Contribution..............      $1,337        $1,573        $1,809       $2,080
  Less: Common stock acquired by:                           ($9,180)     ($10,800)     ($12,420)    ($14,283)
   ESOP(4).............................................
   RRP(5)..............................................     ($4,590)      ($5,400)      ($6,210)     ($7,142)
                                                           ---------     ---------     ---------    ---------
       Pro forma stockholders' equity(6)...............    $161,778      $179,027      $196,277     $216,114
                                                           ========      ========      ========     ========
Stockholders' Equity (Book Value)(8):
Per Share(7):
  Historical...........................................       $5.68         $4.82         $4.20        $3.65
Pro Forma Adjustments:
  Estimated net Conversion proceeds....................       $9.51         $9.52         $9.53        $9.54
  Plus: Tax benefit of Stock Contribution..............       $0.12         $0.12         $0.12        $0.12
  Less: Common stock acquired by:
   ESOP(4).............................................      ($0.80)       ($0.80)       ($0.80)      ($0.80)
   RRP(5)..............................................      ($0.40)       ($0.40)       ($0.40)      ($0.40)
                                                           ---------      --------     ---------     --------
       Pro forma book value per share(6)...............      $14.11        $13.26        $12.65       $12.11
                                                           ========       =======      ========      =======
Pro Forma offering price per share to pro forma book
   value per share.....................................       70.93%        75.41%        79.10%       82.61%

------------

(1) The Holding Company intends to contribute shares equal to 3% of the shares issued in the Conversion to the Foundation within 12 months following the completion of the Conversion. See "The Conversion--Establishment of The Hudson River Bank & Trust Company Foundation." Since the contributed shares will be donated or sold for nominal consideration, they will not add to gross proceeds. However, since such shares are issued and outstanding, they add to the Holding Company's market capitalization. The amount of the Stock Contribution will be accrued as an expense in the fiscal quarter in which the Conversion is completed.

     The pro forma net income data does not reflect such non-recurring accrual. Both the historical and pro forma per share data assume that the Stock Contribution is made.

(2) Reflects a reduction to net proceeds for the cost of the ESOP and the RRP (assuming stockholder ratification is received) which it is assumed will be funded from the net proceeds retained by the Holding Company.

(3) No effect has been given to withdrawals from deposit accounts for the purpose of purchasing Common Stock in the Conversion. For purposes of calculating pro forma net income, proceeds attributable to purchases by the ESOP and RRP, which purchases are to be funded by the Holding Company and the Bank, have been deducted from net proceeds.


(4) It is assumed that 8% of the shares of Common Stock sold in the Conversion, including shares issued to the Foundation, will be purchased by the ESOP. The funds used to acquire such shares will be borrowed by the ESOP from the net proceeds from the Conversion retained by the Holding Company. The Bank intends to make contributions to the ESOP in amounts at least equal to the principal and interest requirement of the debt. The Bank's payment of the ESOP debt is based upon equal installments of principal and interest over a 15-year period. However, assuming the Holding Company makes the ESOP loan, interest income earned by the Holding Company on the ESOP debt will offset the interest paid by the Bank. Accordingly, the only expense to the Holding Company on a consolidated basis will be related to the allocations of earned ESOP shares which will be based on the number of shares committed to be released to participants for the year at the average market value of the shares during the year tax-effected at 40%. The amount of ESOP debt is reflected as a reduction of stockholders' equity. In the event that the ESOP were to receive a loan from an independent third party, both ESOP expense and earnings on the proceeds retained by the Holding Company would be expected to increase. Pursuant to SOP 93-6, only the ESOP shares committed to be released are considered outstanding for the purposes of the net income per share calculations.

(5) Adjustments to both book value and net income have been made to give effect to the proposed open market purchase (based upon an assumed purchase price of $10.00 per share) following Conversion by the RRP (assuming stockholder ratification of such plan is received) of an amount of shares equal to 4% of the shares of Common Stock sold in the Conversion, including shares issued to the Foundation, for the benefit of certain directors, officers and employees. It is assumed that the sale of the shares to the RRP occurred at the beginning of the period. Funds used by the RRP to purchase the shares will be contributed to the RRP by the Holding Company if the RRP is ratified by stockholders following the Conversion. Therefore, this funding is assumed to reduce the proceeds available for reinvestment. For financial accounting purposes, the amount of the contribution will be recorded as a compensation expense over the period of vesting. These grants are scheduled to vest in equal annual installments over the five years following stockholder ratification of the RRP. For purposes of calculating pro forma net income per share, RRP shares are considered to be fully vested. However, all unvested grants will be forfeited in the case of recipients who fail to maintain continuous service with the Holding Company or its subsidiaries. In the event the RRP is unable to purchase a sufficient number of shares of Common Stock to fund the RRP, the RRP may issue authorized but unissued shares of Common Stock from the Holding Company to fund the remaining balance. In the event the RRP is funded by the issuance of authorized but unissued shares in an amount equal to 4% of the shares sold in the Conversion, including shares issued to the Foundation, the interests of existing stockholders would be diluted by approximately 3.8%. In the event that the RRP is funded through authorized but unissued shares, for the nine months ended December 31, 1997 and year ended March 31, 1997, pro forma net income per share (assuming all RRP shares are treated as being fully vested) would be $0.33, $0.31, $0.29 and $0.27 and $0.75, $0.68, $0.62 and $0.57, respectively, and pro forma stockholders' equity per share would be $14.13, $13.30, $12.68 and $12.15 and $13.94, $13.14, $12.54 and $12.02, respectively, in each case at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range.

(6) No effect has been given to the shares to be reserved for issuance under the proposed Stock Option Plan which is expected to be adopted by the Holding Company following the Conversion, subject to stockholder approval. In the event the Stock Option Plan is funded by the issuance of authorized but unissued shares in an amount equal to 10% of the shares sold in the Conversion, including shares issued to the Foundation, at $10.00 per share, the interests of existing stockholders would be diluted as follows: pro forma net income per share for the nine months ended December 31, 1997 and the year ended March 31, 1997 would be $0.33, $0.30, $0.28 and $0.27 and $0.73, $0.66, $0.60 and $0.56, respectively, and pro forma stockholders' equity per share would be $13.91, $13.12, $12.54 and $12.03 and $13.73,
     $12.96, $12.40 and $11.91, respectively, in each case at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range. In the alternative, the Holding Company may purchase shares in the open market to fund the Stock Option Plan following stockholder approval of such plan. To the extent the entire 10% of the shares to be reserved for issuance under the Stock Option Plan are funded through open market purchases at the Purchase Price of $10.00 per share, proceeds available for reinvestment would be reduced by $11,475,000, $13,500,000, $15,525,000 and
     $17,853,000 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range. See "Management of the Bank - Benefit Plans
     - Employee Stock Ownership Plan."


(7) Historical per share amounts have been computed as if the shares of Common Stock indicated had been outstanding at the beginning of the periods or on the dates shown, but without any adjustment of historical net income or historical equity to reflect the investment of the estimated net proceeds of the sale of shares in the Conversion as described above. Pursuant to SOP 93-6, only the ESOP shares committed to be released are considered outstanding for the purposes of the net income per share calculations. All ESOP shares have been considered outstanding for purposes of computing book value per share.


(8) "Book value" represents the difference between the stated amounts of the Bank's assets (generally based on historical cost) and liabilities computed in accordance with generally accepted accounting principles. The amounts shown do not reflect the effect of the Liquidation Account which will be established for the benefit of Eligible and Supplemental Eligible Account Holders in the Conversion, or the federal income tax consequences of the restoration to income of the Bank's special bad debt reserves for income tax purposes which would be required in the unlikely event of liquidation. See "The Conversion - Effects of Conversion -- Deposit Accounts and Loans" "Regulation" and "Taxation." The amounts shown for book value do not represent fair market values or amounts, if any, distributable to stockholders in the unlikely event of liquidation.

            COMPARISON OF VALUATION AND PRO FORMA INFORMATION WITH NO
                               STOCK CONTRIBUTION


         In the event that the Stock Contribution to the Foundation is not made, RP Financial has estimated that the amount of Common Stock offered for sale in the Conversion would increase by approximately 893,200 shares and that the overall market capitalization would increase by $5.0 million, both at the midpoint of the Estimated Valuation Range as of December 31, 1997. Under such circumstances, pro forma stockholders' equity of the Holding Company would be approximately $188.0 million, at the midpoint, which is approximately $6.7 million greater than the pro forma stockholders' equity of the Holding Company would be if the Stock Contribution is made. In preparing this estimate, it has been assumed that the pro forma price to book value ratio and pro forma price to earnings ratio would be approximately the same under both the current appraisal and the estimate of the value of the Holding Company without the Stock Contribution at the midpoint of the Estimated Valuation Range. Further, assuming the midpoint of the Estimated Valuation Range, pro forma stockholders' equity per share and pro forma net income per share would be substantially the same with the Stock Contribution as without the Stock Contribution. In this regard, pro forma stockholders' equity and pro forma net income per share at and for the period ended December 31, 1997 would be $13.43 and $0.31 respectively, at the midpoint of the Estimated Valuation Range, assuming no Stock Contribution, and $13.43 and $0.30, respectively, with the Stock Contribution. The pro forma price to book value ratio and the pro forma price to earnings ratio at and for the period ended December 31, 1997 are 74.49% and 24.15x, respectively, at the midpoint of the Estimated Valuation Range, assuming no Stock Contribution and are 74.46% and 24.39x, respectively, with the Stock Contribution. There is no assurance that in the event the Stock Contribution is not made that the appraisal prepared at that time would conclude that the pro forma market value of the Holding Company would be the same as that estimated herein.


         For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios, at the minimum, midpoint, maximum and maximum, as adjusted, of the Estimated Valuation Range, assuming the Conversion was completed at December 31, 1997.

                                                                                                                 At the Maximum
                                         At the Minimum         At the Midpoint           At the Maximum          as Adjusted
                                     -----------------------  ----------------------  ----------------------  ----------------------
                                        With          No        With         No          With         No         With         No
                                     Stock Cont.  Stock Cont. Stock Cont. Stock Cont. Stock Cont. Stock Cont. Stock Cont. Stock Cont
                                     -----------  ----------- ----------- ----------- ----------- ----------- ----------- ----------
                                     11,140,777   11,900,000  13,106,796  14,000,000  15,072,816 16,100,000   17,333,738  18,515,000
                                     ----------   ----------  ----------  ----------  ---------- ----------   ----------  ----------
                                                                    (Dollars in Thousands, Except Per Share Amounts)
Estimated offering amount .........   $111,408    $119,000    $131,068    $140,000    $150,728    $161,000    $173,337    $185,150
Pro forma market capitalization ...   $114,750    $119,000    $135,000    $140,000    $155,250    $161,000    $178,537    $185,150
Total assets ......................   $761,699    $767,361    $778,949    $785,610    $796,199    $803,859    $816,036    $824,846
Total liabilities .................   $597,656    $597,656    $597,656    $597,656    $597,656    $597,656    $597,656    $597,656
Pro forma stockholders' equity ....   $164,043    $169,705    $181,293    $187,954    $198,543    $206,203    $218,380    $227,190
Pro forma net income(1) ...........   $  3,547    $  3,693    $  3,844    $  4,017    $  4,141    $  4,341    $  4,484    $  4,713
Pro forma stockholders' equity
 per share ........................   $  14.30    $  14.26    $  13.43    $  13.43    $  12.79    $  12.81    $  12.23    $  12.27
Pro forma net income
  per share(1) ....................   $   0.33    $   0.34    $   0.30    $   0.31    $   0.28    $   0.29    $   0.26    $   0.28
Pro Forma Pricing Ratios:
  Offering price as a percentage
    of pro forma stockholders'
    equity per share ..............      69.95%      70.12%      74.46%      74.49%      78.19%      78.08%      81.76%      81.50%
  Offering price to pro forma
    net income per share(1) .......      22.47x      22.32x      24.39x      24.15x      26.03x      25.70x      27.65x      27.22x
  Market capitalication to assets .      15.07%      15.51%      17.33%      17.82%      19.50%      20.03%      21.88%      22.45%
Pro Forma Financial Ratios:
   Return on assets(2) ............       0.62%       0.64%       0.66%       0.68%       0.69%       0.72%       0.73%       0.76%
   Return on stockholders'
    equity(2) .....................       2.88%       2.90%       2.83%       2.85%       2.78%       2.81%       2.74%       2.77%
   Stockholders' equity to
    assets ........................      21.54%      22.12%      23.27%      23.92%      24.94%      25.65%      26.76%      27.54%

-------------
(1)  For the nine month period ended December 31, 1997.
(2)  Ratios for the nine month periods have been annualized.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

GENERAL

      The Holding Company has only recently been formed and accordingly has no results of operations at this time. As a result, the following discussion principally reflects the operations of the Bank and its subsidiaries. The Bank's primary market area, with 12 full-service branches and one loan production office, consists of Columbia, Albany and Rensselaer counties in New York and portions of Dutchess and Schenectady counties in New York. The Bank has been, and intends to continue to be, a community-oriented financial institution offering a variety of financial services. The Bank's principal business is attracting deposits from customers within its market area and investing those funds, together with funds from operations and, to a much lesser extent, borrowings, in primarily residential mortgage loans, including home equity loans, and to a lesser extent, in manufactured home loans, financed insurance premiums and other consumer loans, commercial real estate, construction loans and commercial business loans and government and corporate debt securities. See "Business of the Bank - Lending Activities." The financial condition and operating results of the Bank are dependent on its net interest income which is the difference between the interest income earned on its assets, primarily loans and investments, and the interest expense on its liabilities, primarily deposits and borrowings. Net income is also affected by other operating income, such as loan servicing income and fees on deposit related services, other operating expenses, such as compensation and occupancy expenses, provisions for loan losses, and Federal and state income taxes.

      The Bank's results of operations are significantly affected by general economic and competitive conditions (particularly changes in market interest rates), government policies, changes in accounting standards and actions of regulatory agencies. Future changes in applicable laws, regulations or government policies may have a material impact on the Bank. Lending activities are substantially influenced by the demand for and supply of housing, competition among lenders, the level of interest rates and the availability of funds. The ability to gather deposits and the cost of funds are influenced by prevailing market interest rates, fees and terms on deposit products, as well as the availability of alternative investments, including mutual funds and stocks.

MARKET RISK AND ASSET/LIABILITY MANAGEMENT

         Interest rate risk is the most significant market risk affecting the Bank. Other types of market risk, such as foreign currency exchange rate risk and commodity price risk, do not arise in the normal course of the Bank's business activities.

         Interest rate risk is defined as an exposure to a movement in interest rates that could have an adverse effect on the Bank's net interest income. Net interest income is susceptible to interest rate risk to the degree that interest-bearing liabilities mature or reprice on a different basis than earning assets. When interest-bearing liabilities mature or reprice more quickly than earning assets in a given period, a significant increase in market rates of interest could adversely affect net interest income. Similarly, when earning assets mature or reprice more quickly than interest-bearing liabilities, falling interest rates could result in a decrease in net income.

         In an attempt to manage its exposure to changes in interest rates, management monitors the Bank's interest rate risk. Management's asset/liability committee meets weekly to review the Bank's interest rate risk position and profitability, and to recommend adjustments for consideration by the Board of Trustees. Management also reviews loan and deposit pricing, and the Bank's securities portfolio, formulates investment strategies and oversees the timing and implementation of transactions. Notwithstanding the Bank's interest rate risk management activities, the potential for changing interest rates is an uncertainty that can adversely affect net income.

         In adjusting the Bank's asset/liability position, the Board and management attempt to manage the Bank's interest rate risk while enhancing net interest margins. At times, depending on the level of general interest rates, the relationship between long- and short-term interest rates, market conditions and competitive factors, the Board and management may determine to increase the Bank's interest rate risk position somewhat in order to increase its net interest margins. The Bank's results of operations and net portfolio values remain vulnerable to changes in interest rates and to fluctuations in the difference between long- and short-term interest rates.

         Consistent with the asset/liability management philosophy described above, the Bank has taken several steps to manage its interest rate risk. First, the Bank has structured the security portfolio to shorten the maturities of its earning assets. The Bank's recent purchases of securities have had terms to maturity of seven years or less. At December 31, 1997, the Bank had securities with a carrying value of $106.3 million with contractual maturities of five years or less. Except for approximately $74.5 million of fixed rate products, the Bank's residential real estate portfolio is composed of either one, three or five year adjustable rate mortgages or floating-rate home equity loans. The Bank also manages interest rate risk by emphasizing lower cost, more stable non-time deposit accounts. In the current low rate environment, longer-term time deposits are welcomed although not particularly popular with the Bank's customer base.

         One approach used to quantify interest rate risk is the net market value analysis. In essence, this analysis calculates the difference between the present value of liabilities and the present value of expected cash flows from assets and off-balance sheet contracts. A second approach is to quantify the impact on net interest income due to changes in cash flows, interest income and interest expense resulting from shifts in interest rates. The following tables set forth, at December 31, 1997, an analysis of the Bank's interest rate risk as measured by the estimated changes in net market value of its assets and liabilities and net interest income resulting from instantaneous and sustained parallel shifts in interest rates (+ or - 200 basis points, measured in 50 basis point increments).

                    Net Market Value of Assets and Liabilities
         ----------------------------------------------------------------
            Change in
          Interest Rates        Net
         in Basis Points      Market
          (Rate Shock)        Value            $ Change          % Change
          ------------        -----            --------          --------
                                 (Dollars in thousands)
              200             89,641          (2,322)             (2.52)%
              150             90,468          (1,495)             (1.63)%
              100             91,142            (821)             (0.89)%
               50             91,636            (327)             (0.36)%
                0             91,963               0                 --
              (50)            91,551            (412)             (0.45)%
             (100)            90,698          (1,265)             (1.38)%
             (150)            89,938          (2,025)             (2.20)%
             (200)            89,100          (2,863)             (3.11)%


                              Net Interest Income
         ----------------------------------------------------------------
            Change in
          Interest Rates        Net
         in Basis Points      Interest
          (Rate Shock)        Income           $ Change          % Change
          ------------        --------         --------          --------
                                 (Dollars in thousands)
              200             26,651           1,111               4.35%
              150             26,406             866               3.39%
              100             26,136             596               2.33%
               50             25,855             315               1.23%
                0             25,540               0                 --
              (50)            25,032            (508)             (1.99)%
             (100)            24,569            (971)             (3.80)%
             (150)            24,105          (1,435)             (5.62)%
             (200)            23,635          (1,905)             (7.46)%


         Certain assumptions utilized by management in assessing the interest rate risk of the Bank were employed in preparing data included in the preceding table. These assumptions were based upon proprietary data selected by management and are reflective of historical results or current market conditions. These assumptions relate to interest rates, prepayment rates, deposit decay rates, and the market values of certain assets under the various interest rate scenarios.

         Prepayment assumptions for mortgage backed securities and residential mortgage loans were based upon industry standards for prepayments. Cash flows of securities containing call provisions were determined based on what was in the best interest of the issuer given the respective interest rate scenario. The Bank's mortgage backed securities, residential mortgages, and callable securities are the only assets or liabilities which management assumed possess optionality for purposes of determining market value changes.

         Management assumed that the majority of non-maturity deposits had estimated lives ranging from 0 to 5 years, while only 15.6% of non-maturity deposits had estimated lives ranging from 5 to 10 years. These assumptions are based upon management's analysis of its customer base and competitive factors.

         The net market value and net interest income tables presented above are predicated upon a stable balance sheet with no growth or change in asset or liability mix. In addition, the net market value table is based upon the present value of discounted cash flows using management's estimates of current replacement rates to discount the cash flows. The net interest income table is based upon a cash flow simulation of the Bank's existing assets and liabilities. It was also assumed that delinquency rates would not change as a result of changes in interest rates although there can be no assurance that this will be the case. Even if interest rates change in the designated amounts, there can be no assurance that the Bank's assets and liabilities would perform as set forth above. Also, a change in the US Treasury rates in the designated amounts accompanied by a change in the shape of the Treasury yield curve would cause significantly different changes to the net market value and net interest income other than those indicated above.


         The Bank does not currently engage in trading activities or use derivative instruments to manage interest rate risk. Instruments such as interest rate swaps, caps and floors may be utilized under certain interest rate risk scenarios in order to manage interest rate risk. Such activities may be permitted with the approval of the Board of Trustees, and management continually evaluates the usefulness of such instruments in managing interest rate risk.

Analysis of Net Interest Income

         The following table sets forth the Bank's average consolidated balance sheets, interest income and expense, average yields and costs, and certain other information for the periods noted.

         The following table presents, for the periods indicated, the total dollar amount of interest and dividend income from average earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates. No tax equivalent adjustments were made. All average balances are monthly average balances. Management believes that the use of average monthly balances instead of average daily balances does not have a material effect on the information presented. Non-accruing loans have been included in the loan balances.

                                                     Nine Months Ended December 31,                        Year Ended March 31,
                                  ---------------------------------------------------------------  ---------------------------------
                                                   1997                            1996                            1997
                                  ---------------------------------  ----------------------------  ---------------------------------
                                    Average      Interest              Average   Interest            Average     Interest
                                  Outstanding     Earned/    Yield/  Outstanding  Earned/  Yield/  Outstanding    Earned/   Yield/
                                    Balance        Paid      Rate(1)   Balance     Paid    Rate(1)   Balance       Paid      Rate
                                    -------        ----      -------   -------     ----    -------   -------       ----      ----
                                                                           (Dollars in Thousands)
Earning Assets:
 Federal funds sold ............   $   4,710     $     202     5.69%  $  2,121    $     87   5.44%  $  1,638     $    89     5.43%
 Securities available for sale .      39,703         1,960     6.55     55,729       2,879   6.86     53,445       3,658     6.84
 Investment securities .........      72,208         3,565     6.55     84,428       4,063   6.39     83,343       5,385     6.46
 Federal Home Loan Bank of
   NY stock ....................       2,812           151     7.13      2,565         124   6.42      2,575         164     6.37
 Loans receivable ..............     509,634        35,575     9.27    465,883      32,220   9.18    471,295      43,585     9.25
                                     -------        ------     ----    -------      ------   ----    -------      ------     ----
    Total earning assets .......     629,067        41,453     8.75    610,726      39,373   8.56    612,296      52,881     8.64
                                                    ------     ----                 ------   ----                 ------     ----
 Cash and due from banks .......      11,048                             7,602                         6,860
 Allowance for loan losses .....      (6,953)                           (3,656)                       (3,886)
 Other non-earning assets ......      26,945                            25,342                        25,597
                                      ------                            ------                        ------
      Total assets .............     660,107                           640,014                       640,867
                                     =======                           =======                       =======
Interest-Bearing Liabilities:
 Savings accounts ..............     137,841         3,584     3.45    132,886       3,388   3.38    133,209       4,523     3.40
 N.O.W. and money market
   accounts ....................      94,247         2,178     3.07     95,046       2,144   2.99     93,972       2,831     3.01
 Time deposit accounts .........     310,499        13,513     5.78    307,259      13,342   5.76    307,757      17,727     5.76
 Escrow accounts ...............       5,088            89     2.32      5,198          87   2.22      4,579         106     2.31
 Other borrowings ..............       4,266           176     5.48      3,303         130   5.22      4,459         239     5.36
                                       -----           ---     ----      -----         ---   ----      -----         ---     ----
   Total interest-bearing
    liabilities ................     551,941        19,540     4.70    543,692      19,091   4.66    543,976      25,426     4.67
                                                    ------     ----                 ------   ----                 ------     ----
Non-interest-bearing
 deposits ......................      35,638                           28,270                         27,984
Other non-interest
  bearing liabilities ..........       5,106                            5,440                          5,585
Equity .........................      67,422                           62,612                         63,322
                                      ------                           ------                         ------
   Total liabilities and
    equity .....................   $ 660,107                         $640,014                       $640,867
                                   =========                         ========                       ========
Net interest income ............                 $  21,913                        $ 20,282                        27,455
                                                 =========                        ========                        ======
Net interest rate spread........                               4.05%                         3.90%                           3.97%
                                                               ====                          ====                            ====
Net interest margin.............                               4.62%                         4.41%                           4.48%
                                                               ====                          ====                            ====


                                                        Year Ended March 31,
                                -------------------------------------------------------------------
                                                1996                              1995
                                -------------------------------   ---------------------------------
                                   Average    Interest              Average     Interest
                                Outstanding    Earned/    Yield/  Outstanding    Earned/     Yield/
                                  Balance       Paid       Rate     Balance       Paid       Rate
                                  -------       ----       ----     -------       ----       ----
                                                         (Dollars in Thousands)
Earning Assets:
 Federal funds sold ............   $4,908      $  271      5.52%     $7,206     $  344       4.77%
 Securities available for sale .   26,889       1,782      6.63      12,307        917       7.45
 Investment securities .........   92,243       6,062      6.57      94,001      6,503       6.92
 Federal Home Loan Bank of
   NY stock ....................    2,578         187      7.25       2,064        160       7.75
 Loans receivable ..............  444,645      40,780      9.17     424,187     35,135       8.28
                                  -------      ------      ----     -------     ------       ----
    Total earning assets .......  571,263      49,082      8.59     539,765     43,059       7.98
                                               ------      ----                 ------       ----
 Cash and due from banks .......    6,386                             6,740
 Allowance for loan losses .....   (3,304)                           (2,931)
 Other non-earning assets ......   23,090                            22,869
                                   ------                            ------
      Total assets .............  597,435                           566,443
                                  =======                           =======
Interest-Bearing Liabilities:
 Savings accounts ..............  129,281       4,275      3.31     167,284      5,501       3.29
 N.O.W. and money market
   accounts ....................   93,813       2,932      3.13      97,131      2,769       2.85
 Time deposit accounts .........  283,149      16,713      5.90     219,008     10,796       4.93
 Escrow accounts ...............    5,460         124      2.27       6,360        142       2.23
 Other borrowings ..............      745          42      5.64       2,145        101       4.71
                                      ---          --      ----       -----        ---       ----
   Total interest-bearing
    liabilities ................  512,448      24,086      4.70     491,928     19,309       3.93
                                               ------      ----                 ------       ----
Non-interest-bearing
 deposits ......................   24,096                            21,021
Other non-interest
  bearing liabilities ..........    4,630                             3,983
Equity .........................   56,261                            49,511
                                   ------                            ------
   Total liabilities and
    equity ..................... $597,435                          $566,443
                                 ========                          ========
Net interest income ............              $24,996                         $ 23,750
                                              =======                         ========
Net interest rate spread.......                            3.89%                             4.05%
                                                           ====                              ====
Net interest margin............                            4.38%                             4.40%
                                                           ====                              ====

------------------------

(1)  Annualized

         The following schedule presents the dollar amount of changes in interest and dividend income and interest expense for major components of earning assets and interest-bearing liabilities. For each category of earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (i.e., changes in volume multiplied by old rate) and (ii) changes in rate (i.e., changes in rate multiplied by old volume). For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately to the change due to volume and the change due to rate.

                                          Nine Months Ended
                                             December 31,                Years Ended March 31,             Years Ended March 31,
                                            1997 vs. 1996                   1997 vs. 1996                     1996 vs. 1995
                                    ------------------------------   ------------------------------   ------------------------------
                                         Increase                          Increase                       Increase
                                        (Decrease)                        (Decrease)                     (Decrease)
                                          Due to            Total           Due to           Total         Due to            Total
                                    -----------------     Increase   ------------------    Increase   -----------------    Increase
                                     Volume      Rate    (Decrease)   Volume       Rate   (Decrease)   Volume      Rate   (Decrease)
                                     ------      ----    ----------   ------       ----   ----------   ------      ----   ----------
                                                                              (Dollars in Thousands)
Interest and dividend income:
 Federal funds sold .............   $   111    $     4    $   115    $  (178)   $    (4)   $  (182)   $  (121)   $    48    $   (73)
 Securities available for
   sale .........................      (796)      (123)      (919)     1,816         60      1,876        977       (112)       865
 Investment securities ..........      (601)       103       (498)      (577)      (100)      (677)      (120)      (321)      (441)
 Federal Home Loan Bank
   of NY stock ..................        13         14         27         --        (23)       (23)        38        (11)        27
 Loans receivable ...............     3,051        304      3,355      2,462        343      2,805      1,751      3,894      5,645
                                    -------    -------    -------    -------    -------    -------    -------    -------    -------

   Total interest and
     dividend income ............     1,778        302      2,080      3,523        276      3,799      2,525      3,498      6,023
                                    -------    -------    -------    -------    -------    -------    -------    -------    -------

Interest expense:

Savings accounts ................       128         68        196        132        116        248     (1,256)        30     (1,226)
N.O.W. and money
   market accounts ..............       (18)        52         34          5       (106)      (101)       (97)       260        163
Time deposit accounts ...........       141         30        171      1,425       (411)     1,014      3,535      2,382      5,917
Escrow accounts .................        (2)         4          2        (20)         2        (18)       (20)         2        (18)
Other borrowings ................        39          7         46        199         (2)       197        (76)        17        (59)
                                    -------    -------    -------    -------    -------    -------    -------    -------    -------

   Total interest expense .......       288        161        449      1,741       (401)     1,340      2,086      2,691      4,777
                                    -------    -------    -------    -------    -------    -------    -------    -------    -------

Net interest income .............   $ 1,490    $   141    $ 1,631    $ 1,782    $   677    $ 2,459    $   439    $   807    $ 1,246
                                    =======    =======    =======    =======    =======    =======    =======    =======    =======

OPERATING RESULTS

Comparison of nine months ended December 31, 1997 and nine months ended December 31, 1996

         Net income for the nine months ended December 31, 1997 was $1.9 million, down $3.0 million from the $4.9 million earned during the nine months ended December 31, 1996. This decrease was primarily a result of a higher provision for loan losses (up $4.6 million) and higher other operating expenses (up $2.4 million). These increased expenses were partially offset by increased net interest income (up $1.6 million), increased other operating income (up $529 thousand) and lower income tax expense (down $1.8 million). The Bank's return on average assets (ROA) was .38% for the nine months ended December 31, 1997, down from 1.01% for the same period in 1996. The Bank's return on average equity
(ROE) was also lower, 3.71% for the nine months ended December 31, 1997 down from 10.36% for the nine months ended December 31, 1996.

         Net Interest Income. Net interest income for the nine months ended December 31, 1997 was $21.9 million, up $1.6 million versus the nine months ended December 31, 1996. The increase was primarily the result of an increase in average earning assets from $610.7 million for the nine months ended December 31, 1996 to $629.1 million for the same period in 1997. Interest-bearing liabilities also increased during this same period, up $8.2 million to $551.9 million for the nine months ended December 31, 1997. The impact of these volume increases resulted in an increase in net interest income of $1.5 million. The remaining $141 thousand increase in net interest income is the result of slightly higher interest rates. The Bank's net interest margin for the nine months ended December 31, 1997 was 4.62%, up from 4.41% for the nine months ended December 31, 1996. The yield on average earning assets increased from 8.56% to 8.75%, while the rate paid on interest-bearing liabilities increased slightly from 4.66% to 4.70%.

         Interest Income. Interest income for the nine months ended December 31, 1997 was $41.5 million, up from $39.4 million for the comparable period in 1996. The largest component of interest income, as well as the increase from 1996 to 1997, is interest on loans. Interest on loans increased from $32.2 million for the nine months ended December 31, 1996 to $35.6 million for the nine months ended December 31, 1997. This increase of $3.4 million is the result of both volume increases and rate increases. The average balance of loans increased $43.8 million, while the yield on loans increased from 9.18% to 9.27%. The increase in interest on loans was offset by decreases in interest on securities available for sale and investment securities. Interest income on these categories of earning assets decreased $919 thousand and $498 thousand, respectively. Substantially all of the decreases in interest income on these assets are attributed to reductions in volume. The average balance of securities available for sale decreased from $55.7 million for the nine months ended December 31, 1996 to $39.7 million for the nine months ended December 31, 1997. This decrease in volume resulted in a decrease in interest income of $796 thousand. The average balance of investment securities decreased from $84.4 million in 1996 to $72.2 million in 1997, resulting in a $601 thousand decrease in interest income due to volume. Management expects the average balance of investment securities to continue to decrease as new purchases of securities are generally classified as securities available for sale. The changes in rates on securities available for sale and investment securities, as well as the changes in volume and rate on other categories of interest earning assets was not significant.

         Interest Expense. Interest expense increased slightly during the nine months ended December 31, 1997 to $19.5 million up from $19.1 million for the comparable period in 1996. Substantially all of the Bank's interest expense is from the Bank's interest-bearing deposits. The largest category of interest-bearing deposits is time deposits. Interest on time deposits for the nine months ended December 31, 1997 was $13.5 million, up from $13.3 million in 1996. Most of this increase is attributable to an increase in the average balance of time deposits, from $307.3 million in 1996 to $310.5 million in 1997. Interest expense on savings accounts increased $196 thousand, from $3.4 million for the nine months ended December 31, 1996 to $3.6 million for the nine months ended December 31, 1997. This increase is attributed to an increase in the average balance of savings accounts (up $5.0 million) as well as an increase of 7 basis points in the rates paid on these savings accounts, from 3.38% to 3.45%. Interest expense on NOW/Money Market accounts was relatively flat, increasing only $34 thousand from 1996 to 1997. Fluctuations in interest expense on other categories of interest-bearing liabilities were not significant.


         Provision for Loan Losses. The provision for loan losses increased from $1.9 million in the nine months ended December 31, 1996 to $6.4 million in the nine months ended December 31, 1997. This increase is primarily the result of increases in net charge-offs from $1.2 million for the nine months ended December 31, 1996 to $5.5 million for the nine months ended December 31, 1997, largely due to one large lending relationship. This increase in net charge-offs combined with continued growth in the higher risk elements of the Bank's loan portfolio, continued economic weaknesses in the Bank's market area, declining real estate values securing much of the loan portfolio as well as management's evaluation of the prospects for its market area resulted in the increase in the provision charged during the nine months ended December 31, 1997. Although the Bank anticipates that the provision for loan losses will continue at current levels through at least fiscal 1999, there can be no assurance that such losses will not exceed estimated amounts or that the provision for loan losses will not increase in future periods. See "Business of the Bank - Asset Quality - Allowance for Loan Losses."


         Other Operating Income. Total other operating income increased $529 thousand for the nine months ended December 31, 1997 as compared to the same period in 1996. Other operating income is composed primarily of service charges on deposit accounts and loan servicing income. Income from service charges on deposits accounts increased from $815 thousand for the nine months ended December 31, 1996 to $840 thousand for the nine months ended December 31, 1997. This increase is attributed to the overall increase in the Bank's deposit accounts during this time period. Loan servicing income decreased $49 thousand from $402 thousand in the nine months ended December 31, 1996 to $353 thousand in the nine months ended December 31, 1997. This decrease relates to the termination of an agreement to service financed insurance premiums for an unaffiliated premium finance company and the runoff of the corresponding servicing portfolio. The servicing agreement was terminated due to the financial difficulties and ultimate liquidation of the unaffiliated premium finance company. Other income was $646 thousand for the nine months ended December 31, 1997, up from $121 thousand for the same period in 1996. A portion of this increase is the result of a partial recovery of previous writedowns of the Bank's investment in Nationar, a New York chartered institution that HCSI utilized for certain correspondent banking services prior to its takeover and liquidation by the State Banking Department in 1995. A large portion of the remaining increase resulted from the income generated by the Bank's mortgage brokerage subsidiary, Hudson River Mortgage Company. This subsidiary generates fee income on loan applications, which applications are received and forwarded to independent third parties. Loan applications on products not currently offered by the Bank or on credits which do not meet the Bank's minimum credit standards are forwarded to other institutions, resulting in brokerage fee income. Fluctuations in other categories of other operating income were not significant.

         Other Operating Expenses. Total other operating expenses increased $2.4 million to $14.2 million for the nine months ended December 31, 1997, up from $11.8 million for the comparable period in 1996. Increases in compensation and benefits ($549 thousand), equipment ($372 thousand), legal and other professional fees ($529 thousand), and other expenses ($685 thousand) were the primary contributors to the overall increase.

         The increase in compensation and benefits is the result of establishing a new branch in May 1997 in Hillsdale, New York, the increase in staff necessitated by the Bank's acquisition (through its premium finance subsidiary) of the customer list of an unaffiliated premium finance company and the related sub-servicing agreement with this company, as well as general merit increases for the Bank's employees during the nine months ended December 31, 1997.

         The increase in equipment expenses is directly attributed to the acquisition and integration of a new mainframe data processing system in November 1996, as well as the addition of the new branch as referenced above. The Bank's new data processing system resulted in increased depreciation and maintenance expense during the nine months ended December 31, 1997. The Bank anticipates that improvements in the products and services offered to its customers as well the increased efficiencies the new system provides will generally offset the increased expenses associated with this acquisition.

         The increase in legal and other professional fees are the result of several factors. During the nine months ended December 31, 1997, the Bank considered several acquisition opportunities. Although only the aforementioned acquisition of the customer list of an unaffiliated premium finance company was consummated, legal and accounting expenses associated with considering these opportunities resulted in higher expenses in 1997. In addition, the Bank hired various consulting firms during the nine months ended December 31, 1997. These firms assisted management in addressing certain strategic and organizational issues as well as operational issues of the Bank.

         The increase in other expenses is the result of increased goodwill amortization from the previously mentioned acquisition of a premium finance customer list, expenses relating to the consideration of various funding alternatives relating to the Bank's premium finance subsidiary, a one-time charge relating to a reduction of an asset deemed uncollectible, increases in advertising, telephone and supplies relating to the Bank's new branch and general increases in expenses relating to the servicing and collection of nonperforming and other delinquent loans. The remaining categories of other expenses and other operating expenses did not experience significant fluctuations.

         Income Tax Expense. Income tax expense decreased from $3.1 million for the nine months ended December 31, 1996 to $1.3 million for the comparable period in 1997. The reduction is primarily the result of less income before income tax expense; $3.2 million in 1997 as compared to $8.0 million in 1996. The effect of reduced income before income tax expense was partially offset by an increase in the Bank's effective tax rate due primarily to less tax-exempt income and the effect of state taxes.

Comparison of year ended March 31, 1997 and year ended March 31, 1996

         Net income for the year ended March 31, 1997 was $5.7 million, down from $7.0 million for the year ended March 31, 1996. The provision for loan losses increased $2.7 million and other operating expenses increased $2.0 million for the year ended March 31, 1997 as compared to the year previous. These increases were offset in part by higher net interest income (up $2.5 million), increased other operating income (up $190 thousand), and lower income tax expense (down $691 thousand). The Bank's ROA declined from 1.18% for the year ended March 31, 1996 to .88% for the year ended March 31, 1997. The Bank's ROE declined from 12.52% for the year ended March 31, 1996 to 8.94% for the year ended March 31, 1997.

         Net Interest Income. Net interest income for the year ended March 31, 1997 was $27.5 million, up $2.5 million versus the year ended March 31, 1996. The increase was primarily the result of the increase of $41.0 million in average earning assets from $571.3 million for the year ended March 31, 1996 to $612.3 million for the same period in 1997. Interest-bearing liabilities also increased during this same period, up $31.5 million. The net impact of these volume increases resulted in an increase in net interest income of $1.8 million. The remaining $677 thousand increase in net interest income is the result of higher yields earned on interest earning assets and lower rates paid on interest bearing liabilities. The Bank's net interest margin for the year ended March 31, 1997 was 4.48%, up 10 basis points from 4.38% for the year ended March 31, 1996. The yield on average earning assets increased from 8.59% to 8.64%, while the rate paid on average interest-bearing liabilities decreased slightly from 4.70% to 4.67%.

         Interest Income. Interest income for the year ended March 31, 1997 was $52.9 million, up from $49.1 million for the comparable period in 1996. The largest component of interest income, as well as the increase from 1996 to 1997, is interest on loans. Interest on loans increased from $40.8 million for the year ended March 31, 1996 to $43.6 million for the year ended March 31, 1997. This increase of $2.8 million is primarily the result of volume increases. The average balance of loans increased $26.7 million to $471.3 million, while the yield on loans increased 8 basis points from 9.17% to 9.25%. The increase in interest on loans was complemented by an increase in interest on securities available for sale, offset by a decrease in interest on investment securities. Interest income on securities available for sale increased $1.9 million while interest income on investment securities fell $677 thousand. Substantially all of the increases in interest income on securities available for sale are attributed to higher volume. The average balance of securities available for sale increased from $26.9 million for the year ended March 31, 1996 to $53.4 million for the year ended March 31, 1997. This increase in volume resulted in an increase in interest income of $l.8 million. The average balance of investment securities decreased from $92.2 million in 1996 to $83.3 million in 1997, resulting in a $577 thousand decrease in interest income due to volume. The changes in rates on securities available for sale and investment securities account for the remainder of the fluctuations in interest income on these asset categories. The changes in volume and rate on other categories of interest earning assets were not significant.

         Interest Expense. Interest expense increased during the year ended March 31, 1997 to $25.4 million, up from $24.1 million for the comparable period in 1996. Substantially all of the Bank's interest expense is from the Bank's interest-bearing deposits. The largest category of interest-bearing deposits is time deposits. Interest on time deposits for the year ended March 31, 1997 was $17.7 million, up $1.0 million from the $16.7 million in 1996. This increase is the result of an increase in the average balance of time deposits, from $283.1 million in 1996 to $307.8 million in 1997, offset by a reduction of 14 basis points in the rates paid on these deposits from 5.90% in 1996 to 5.76% in 1997. Interest expense on savings accounts increased $248 thousand, from $4.3 million for the year ended March 31, 1996 to $4.5 million for the year ended March 31, 1997. This increase is attributable to an increase in the average balance of savings accounts (up $3.9 million) as well as an increase of 9 basis points in the rates paid on these savings accounts, from 3.31% to 3.40%. Interest expense on NOW/Money Market accounts was relatively flat, decreasing $101 thousand from 1996 to 1997, almost entirely attributed to lower interest rates. Fluctuations in interest expense on other categories of interest-bearing liabilities were not significant.


         Provision for Loan Losses. The provision for loan losses increased from $1.1 million in the year ended March 31, 1996 to $3.8 million in the year ended March 31, 1997. This increase is primarily the result of increases in net charge-offs from $774 thousand for the year ended March 31, 1996 to $1.5 million for the year ended March 31, 1997. In addition, the increase of $9.1 million, or 84%, in nonperforming loans from $10.9 million to $20.0 million, necessitated the increase in the provision during the year ended March 31, 1997. The increase in net charge offs combined with the continued growth in the higher risk elements of the loan portfolio, continued economic weaknesses in the Bank's market area, declining real estate values securing much of the loan portfolio as well as management's evaluation of the prospects for its market area resulted in the increase in the provision. See "Business of the Bank - Asset Quality - Allowance for Loan Losses".


         Other Operating Income. Total other operating income increased $190 thousand for the year ended March 31, 1997 as compared to the same period in 1996. Income from service charges on deposits accounts increased only slightly to $1.1 million for the year ended March 31, 1997, from $1.0 million for the year ended March 31, 1996. Loan servicing income increased $208 thousand from $272 thousand in the year ended March 31, 1996 to $480 thousand in the year ended March 31, 1997. This increase relates to the existence for a full year of an agreement to service financed insurance premiums for an unaffiliated premium finance company. As noted previously, the servicing agreement was terminated. Fluctuations in other categories of other operating income were not significant.

         Other Operating Expenses. Total other operating expenses increased $2.0 million to $16.2 million for the year ended March 31, 1997, up from $14.2 million for the comparable period in 1996. Increases in compensation and benefits ($1.1 million), occupancy ($101 thousand), equipment ($173 thousand), and other expenses ($709 thousand) were the primary contributors to the overall increase, offset by a decrease in the FDIC assessment of $272 thousand.

         The increase in compensation and benefits is the result of establishing two new branches, located in East Greenbush and Rotterdam, New York, in January 1996, the increase in staff associated with the growth of the Bank's premium finance subsidiary, the establishment of the Bank's mortgage brokerage subsidiary in July 1996, as well as general merit increases for the Bank's employees during the year ended March 31, 1997.

         The increases in occupancy and equipment expenses are attributed to the addition of the two new branches and the mortgage brokerage subsidiary as referenced above. Management believes that adding these new outlets for the services offered by the Bank is an important investment and a strong commitment to our customer base.

         The increase in other expenses is the result of general increases in printing and supplies, and telephone expenses related to the two new branches and the mortgage brokerage subsidiary, expenses relating to the investigation of financing alternatives at the Bank's premium finance subsidiary, increased marketing expenses at the Bank's premium finance subsidiary and general increases in expenses relating to the servicing and collection of nonperforming and other delinquent loans. The increases in these expense items offset a decrease in fiscal 1997 expense relating to the write down during fiscal 1996 of the Bank's investment in Nationar. The remaining categories of other expenses and other operating expenses did not experience significant fluctuations.

         Income Tax Expense. Income tax expense decreased from $4.3 million for the year ended March 31, 1996 to $3.6 million for the comparable period in 1997. The reduction is primarily the result of less income before income tax expense, $9.3 million in 1997 as compared to $11.3 million in 1996.

Comparison of year ended March 31, 1996 and year ended March 31, 1995

         Net income for the year ended March 31, 1996 was up $1.1 million from the $6.0 million earned for year ended March 31, 1995. This increase was primarily the result of higher net interest income and lower operating expenses, offset by higher income tax expense during the year ended March 31, 1996. The provision for loan losses was relatively flat between the two years as was other operating income. The increased net income contributed to an increase in the Bank's ROA, 1.18% for the year ended March 31, 1996, up from 1.05% for the year previous. The Bank's ROE was also higher for the year ended March 31, 1996 at 12.52%, up from 12.06% for the year ended March 31, 1995.

         Net Interest Income. Net interest income for the year ended March 31, 1996 was $25.0 million, up $1.2 million versus the year ended March 31, 1995. The increase was primarily the result of the increase of $31.5 million in average earning assets from $539.8 million for the year ended March 31, 1995 to $571.3 million for the same period in 1996. Interest-bearing liabilities also increased during this same period, up $20.5 million. The net impact of these volume increases resulted in an increase in net interest income of $439 thousand. The remaining $807 thousand increase in net interest income is the result of generally higher interest rates. The effects of the 61 basis point increase in the rates earned on earning assets from 7.98% in 1995 to 8.59% in 1996 more than offset the effects of the 77 basis point increase in the rates paid on interest-bearing liabilities, from 3.93% in 1995 to 4.70% in 1996. The Bank's net interest margin for the year ended March 31, 1996 was 4.38%, virtually unchanged from 4.40% for the year ended March 31, 1995.


         Interest Income. Interest income for the year ended March 31, 1996, was $49.1 million, up from $43.1 million for the comparable period in 1995. The largest component of interest income, as well as the increase from 1995 to 1996, is interest on loans. Interest on loans increased from $35.1 million for the year ended March 31, 1995 to $40.8 million for the year ended March 31, 1996. Of the $5.6 million increase, rate increases accounted for $3.9 million, and volume increases accounted for the remainder. The average balance of loans increased $20.5 million to $444.6 million, while the yield on loans increased 89 basis points from 8.28% to 9.17%. This increase in the yield earned on loans was driven by increases in the balances of the higher yielding components of the loan portfolio. See "Business of the Bank - Consumer Lending". The increase in interest on loans was complemented by an increase in interest on securities available for sale, offset by a decrease in interest on investment securities. Interest income on securities available for sale increased $865 thousand while interest income on investment securities fell $441 thousand. Substantially all of the increases in interest income on securities available for sale are attributed to higher volume. The average balance of securities available for sale increased from $12.3 million for the year ended March 31, 1995 to $26.9 million for the year ended March 31, 1996. This increase in volume resulted in an increase in interest income of $977 thousand. This increase was offset by a decrease in the yield on securities available for sale of 82 basis points, resulting in a reduction of interest income on securities available for sale due to rate of $112 thousand. The average balance of investment securities decreased from $94.0 million in 1995 to $92.2 million in 1996, resulting in a $120 thousand decrease in interest income. A decrease in the rate on investment securities from 6.92% in the year ended March 31, 1995 to 6.57% in the year ended March 31, 1996 resulted in a reduction of interest income on investment securities of $321 thousand. The changes in volume and rate on other categories of interest earning assets were not significant.


         Interest Expense. Interest expense increased during the year ended March 31, 1996 to $24.1 million, up from $19.3 million for the comparable period in 1995. Substantially all of the Bank's interest expense is from the Bank's interest-bearing deposits. The largest category of interest-bearing deposits is time deposits. Interest on time deposits for the year ended March 31, 1996 was $16.7 million, up $5.9 million from the $10.8 million in 1995. This increase is the result of an increase in the average balance of time deposits, from $219.0 million in 1995 to $283.1 million in 1996, combined with an increase of 97 basis points in the rates paid on these deposits from 4.93% in 1995 to 5.90% in 1996. Interest expense on savings accounts decreased $l.2 million, from $5.5 million for the year ended March 31, 1995 to $4.3 million for the year ended March 31, 1996. This decrease is attributable to a decrease in the average balance of savings accounts (down $38.0 million) offset by an increase of 2 basis points in the rates paid on these savings accounts, from 3.29% to 3.31%. The decrease in savings accounts is attributable to customers seeking higher yielding investment alternatives. Interest expense on NOW/Money Market accounts increased $163 thousand from 1995 to 1996, almost entirely attributed to higher interest rates. Fluctuations in interest expense on other categories of interest-bearing liabilities were not significant.

         Provision for Loan Losses. The provision for loan losses of $1.1 million for the year ended March 31, 1996 remained level with the $1.2 million provision in the year ended March 31, 1995.

This level of provision is attributed to the slight decline in net charge-offs from $899 thousand for the year ended March 31, 1995 to $774 thousand for the year ended March 31, 1996.

         Other Operating Income. Total other operating income for the year ended March 31, 1996 was $1.6 million, an increase of $103 thousand over the $1.5 million for the same period in 1995. Other operating income is composed primarily of service charges on deposit accounts ($1.0 million for each of the years ended March 31, 1996 and 1995) and loan servicing income (approximately $270 thousand for each of the years ended March 31, 1996 and 1995). There were no significant fluctuations in other categories of other operating income.

         Other Operating Expenses. Total other operating expenses decreased $1.0 million to $14.2 million for the year ended March 31, 1996, down from $15.2 million for the comparable period in 1995. An increase in compensation and benefits ($631 thousand) was offset by decreases in the FDIC assessment ($871 thousand), and OREO and repossessed property expenses ($503 thousand).

         The increase in compensation and benefits is the result of adding 2 new branches (the Bank's Greenport Price Chopper and Millerton, New York locations in June and August 1994, respectively) the increase in staff associated with the growth of the Bank's premium finance subsidiary, as well as general merit increases to the Bank's employees during the year ended March 31, 1996.

         The decrease in the FDIC assessment is the result of legislation which mandated a reduction in insurance rates when the Bank Insurance Fund achieved a 1.25% reserve ratio. That target was reached in May 1995, resulting in reduced premiums for the September 1995 and December 1995 quarters as well as a refund of premiums for the June 1995 quarter. The reduced premium level continued through the remainder of the year ended March 31, 1996.

         The decrease in OREO and repossessed property expenses during the year ended March 31, 1996 as compared to the year ended March 31, 1995 is the result of increased gains on sale of these properties during 1996, offset by slightly higher writedowns to fair value of OREO and repossessed property during this time period.

         Income Tax Expense. Income tax expense increased from $2.9 million for the year ended March 31, 1995 to $4.3 million for the comparable period in 1996. The increase is the result of more income before income tax expense, $11.3 million in 1996 as compared to $8.9 million in 1995 as well as a reduction in the Bank's deferred tax asset valuation allowance of $248 thousand and higher tax-exempt income during the year ended March 31, 1995.

FINANCIAL CONDITION

Comparison of December 31, 1997 and March 31, 1997

         Total assets at December 31, 1997 stood at $665.1 million, up $14.0 million, or 2.2% from the $651.0 million at March 31, 1997. Most of the increase was concentrated in the loan portfolio, which increased $18.9 million, ending December 31, 1997 at $511.9 million. This growth in loans was funded by an increase in deposits from $564.6 million on March 31, 1997 to $586.2 at December 31, 1997.

         Loans. The overall increase in total loans is primarily made up of increases in residential real estate, commercial real estate, manufactured home loans, and warehouse lines, offset by a decrease in commercial business loans. Although total residential real estate increased $4.0 million, the level of total residential real estate, as a percentage of total loans, remained relatively flat at 54.3%, down slightly from 55.6%. The growth in this portfolio is primarily a result of the Bank's decision to retain in its portfolio a limited amount of 15 to 20 year fixed rate residential real estate loans at a time when adjustable rate loans are less popular. Commercial real estate increased from $67.7 million at March 31, 1997, or 13.7% of total loans, to $73.9 million or 14.4% of total loans at December 31, 1997.

         Manufactured home loans increased $5.7 million from $92.7 million at March 31, 1997 to $98.3 million at December 31, 1997. The Bank utilizes a third party institution to forward mobile home loan applications to the Bank for underwriting and approval. In exchange for these loan referrals and other specified activities, the Bank pays the third party institution a premium that is capitalized and amortized over the estimated life of the loan originated. The warehouse line of credit represents a relationship with a mortgage broker in the Capital District area in which loans are funded via draws on the outstanding line. The line is repaid upon ultimate sale of the loan to unrelated third parties. The balance at December 31, 1997 was $7.1 million, up from $3.6 million at March 31, 1997. Commercial loans decreased $2.2 million to a balance of $13.9 million at December 31, 1997 from $16.1 million at March 31, 1997. Most of this decrease relates to a large lending relationship that was charged off during December 1997.


         Allowance for Loan Losses. The allowance for loan losses increased from $5.9 million at March 31, 1997 to $6.8 million at December 31, 1997, an increase of $884 thousand. This increase is the result of the $6.4 million provision for loan losses taken in the nine months ended December 31, 1997 offset by $5.5 million in net charge offs for the same period. The adequacy of the allowance for loan losses is evaluated monthly by management based upon a review of significant loans, with particular emphasis on nonperforming and delinquent loans that management believes warrant special attention. At December 31, 1997 the allowance for loan losses provided coverage of 41.2% of total nonperforming loans, up from 29.4% at March 31, 1997. The balance of the allowance is maintained at a level which is, in management's judgment, representative of the amount of risk inherent in the loan portfolio. See "Business of the Bank - Asset Quality - Allowance for Loan Losses."


         Securities Available for Sale and Investment Securities. The balances of securities available for sale and investment securities (collectively "securities") decreased from $45.6 million and $79.1 million, respectively, at March 31, 1997 to $43.3 million and $71.2 million, respectively, as of December 31, 1997. These decreases were driven by maturities and calls of these securities totaling $31.8 million during the nine months ended December 31, 1997, offset by purchases of securities totaling $21.0 million. Management's intention is to continue allowing investment securities to mature and paydown with the reinvestment of the proceeds primarily in the securities available for sale or loan portfolios. During the nine months ended December 31, 1997, loan demand was higher.

The proceeds were reinvested in loans and used to pay down short-term borrowings, resulting in an overall decrease in securities during this time period.

         Premises and Equipment. The balance of premises and equipment increased from $15.0 million at March 31, 1997 to $15.8 million at December 31, 1997. This increase was a result of approximately $1.7 million in expenditures relating to a new addition to the Bank's main office building to accommodate current and future growth, as well as the relocation of the Bank's Warren Street, Hudson branch to the first floor of the Bank's main office building. This relocation occurred on January 5, 1998. During the month of January 1998, the former branch building at Warren Street was sold resulting in a gain of approximately $450 thousand.

         OREO and Repossessed Property. The balance of OREO and repossessed property decreased from $3.4 million at March 31, 1997 to $l.1 million at December 31, 1997, a decrease of approximately $2.4 million. The majority of this decrease relates to the sale in November 1997 of the Bank's largest OREO property that had a balance of $2.4 million at March 31, 1997.

         Other Assets. The balance of other assets increased $2.6 million from $2.6 million at March 31, 1997 to $5.1 million at December 31, 1997. This increase is almost entirely a result of increases in the Bank's net deferred tax asset and the amount of prepaid taxes resulting from the timing of the Bank's estimated tax payments for Federal and state income taxes.

         Deposits. Total deposits increased $21.6 million, or 3.8%, from $564.6 million at March 31, 1997 to $586.2 million at December 31, 1997. Of this total increase, time deposits increased $7.9 million (2.6%), savings accounts increased $4.4 million (3.2%), NOW/Money market accounts increased $1.7 million (1.8%), and non-interest bearing accounts increased $7.7 million (26.7%). During the nine months ended December 31, 1997, the Bank had a special 18-month CD campaign centered on the Bank's supermarket branches to celebrate the opening of its new Hillsdale branch. The addition of this branch, the CD campaign, as well as general seasonal fluctuations have resulted in the increases noted above.

         Short-term Borrowings. The balance of short-term borrowings decreased $10.6 million from $12.6 million at March 31, 1997 to $2.0 million at December 31, 1997. This decrease was driven by the proceeds generated by the maturities and calls of our securities portfolios as detailed above as well as the growth in the deposit balances.

         UDAG Payable. The balance of the Urban Development Action Grant ("UDAG") payable, which stood at $835 thousand at March 31, 1997, was satisfied in September 1997. The UDAG payable was a loan received from a local economic development agency during the original construction of the main office building in the early 1990's. This loan, which was to be repaid at the end of calendar year 2000, was repaid early in order to provide the economic development agency with the funds available to spur further economic growth in the City of Hudson, New York.

Comparison of March 31, 1997 and March 31, 1996

         Total assets at March 31, 1997 stood at $651.0 million, up $27.8 million, or 4.5%, from $623.2 million at March 31, 1996. Most of the increase was concentrated in the loan portfolio which increased $42.3 million, ending March 31, 1997 at $493.0 million, partially offset by a reduction in securities (securities available for sale and investment securities) of $9.7 million. This growth in loans was funded by an increase of $9.4 million in deposits from $555.2 million on March 31, 1996 to $564.6 at March 31, 1997, as well as an increase in short-term borrowings of $12.6 million. These increases as well as fluctuations in other asset and liability categories are discussed below.


         Loans. The overall increase in total loans is primarily made up of increases in residential real estate, manufactured home loans, and financed insurance premium loans, offset by decreases in the Bank's warehouse line of credit, commercial real estate and commercial business loans. Total residential real estate increased $32.9 million, or 13.7%, which increased the level of total residential real estate as a percentage of total loans from 53.5% at March 31, 1996 to 55.6% at March 31, 1997. The growth in this portfolio is primarily a result in the Bank's decision to retain in its portfolio a limited amount of fixed rate 15 and 20 year residential real estate loans. Manufactured home loans increased $12.3 million from $80.4 million at March 31, 1996 to $92.7 million at March 31, 1997. Financed insurance premiums are generated by the Bank's premium finance subsidiary. This loan category increased from $13.5 million or 3.0% of total loans at March 31, 1996 to $23.5 million or 4.8% of total loans at March 31, 1997. The increase in this category is a result of management's efforts to grow the Bank's investment in this area through marketing and new relationships with insurance agents located primarily in New York, New Jersey and Pennsylvania.


         The Bank's warehouse line of credit represents a relationship with a mortgage broker in the Capital District area in which loans are funded via draws on the outstanding line. The line is repaid upon ultimate sale of the loan to unrelated third parties. The balance outstanding on this line decreased from $11.8 million at March 31, 1996 to $3.6 million at March 31,1997. Commercial real estate fell slightly from $70.9 million at March 31, 1996 to $67.7 million at March 31, 1997. At March 31, 1997, commercial real estate represented 13.7% of total loans. Commercial business loans decreased $1.2 million to a balance of $16.1 million at March 31, 1997 from $17.4 million at March 31, 1996. Commercial business loans are loans to businesses which are either unsecured or are secured by non-real estate business assets.


         Allowance for Loan Losses. The allowance for loan losses increased from $3.5 million at March 31, 1996 to $5.9 million at March 31, 1997, an increase of $2.3 million. This increase is the result of the $3.8 million provision for loan losses taken in the year ended March 31, 1997 offset by $1.5 million in net charge offs for the same period. At March 31, 1997 the allowance for loan losses provided coverage of 29.4% of total non-performing loans, down slightly from 32.6% at March 31, 1996. The balance of the allowance is maintained at a level which is, in management's judgment, representative of the amount of risk inherent in the Bank's loan portfolio. See "Business of the Bank - Asset Quality
- Allowance for Loan Losses."


         Securities Available for Sale and Investment Securities. The balances of securities available for sale and investment securities (collectively "securities") decreased from $51.4 million and $83.0 million, respectively, at March 31, 1996 to $45.6 million and $79.1 million, respectively, as of March 31, 1997. These decreases during the year ended March 31, 1997 were driven by maturities and calls of these securities totaling $30.4 million and sales totaling $10.0 million, which were offset by purchases of securities totaling $30.9 million. During the year ended March 31, 1997, loan demand was higher, therefore more of the proceeds were reinvested in loans, resulting in an overall decrease in securities during this time period.


         Premises and Equipment. The balance of premises and equipment increased from $14.3 million at March 31, 1996 to $15.0 million at March 31, 1997. This increase was a result of expenditures relating to a new data processing system during November 1996.

         OREO and Repossessed Property. The balance of OREO and repossessed property increased from $1.7 million at March 31, 1996 to $3.4 million at March 31, 1997, an increase of approximately $1.7 million. This increase directly relates to the addition during the year ended March 31, 1997 of an OREO property that had a balance of $2.4 million at March 31, 1997.

         Deposits. Total deposits increased $9.4 million, or 1.7%, from $555.2 million at March 31, 1996 to $564.6 million at March 31, 1997. Of this total increase, time deposits increased $4.6 million (1.5%), savings accounts increased $6.1 million (4.7%), while NOW/Money market accounts and non-interest bearing accounts remained relatively flat.


         Short-term Borrowings. Short-term borrowings increased $12.6 during the year ended March 31, 1997. There were no short-term borrowings at March 31, 1996. This increase was a result of the growth in loan demand that exceeded the increase in deposit balances.


LIQUIDITY AND CAPITAL RESOURCES

Liquidity

         Liquidity is defined as the ability to generate sufficient cash flow to meet all present and future funding commitments, depositor withdrawals and operating expenses. Management monitors the Bank's liquidity position on a daily basis and evaluates its ability to meet depositor withdrawals or make new loans or investments. The Bank's liquid assets are defined as cash and cash equivalents, investment securities that mature within one year, and its portfolio of securities available for sale. At December 31, 1997, the Bank's liquid assets as a percentage of deposits which have no withdrawal restrictions, time deposits which mature within one year, and short-term borrowings was 18.8%.

         The Bank's cash inflows result primarily from loan repayments, maturities, calls and pay downs of securities, new deposits, and to a lesser extent, drawing upon the Bank's credit lines with other financial institutions, including the Federal Home Loan Bank of New York. The Bank's cash outflows are substantially new loan originations, securities purchases, and deposit withdrawals. The timing of cash inflows and outflows are closely monitored by management although changes in interest rates, economic conditions, and competitive forces strongly impact the predictability of these cash flows. The Bank attempts to provide stable and flexible sources of funding through the management of its liabilities, including core deposit products offered through its branch network as well as with limited use of borrowings. Management believes that the level of the Bank's liquid assets combined with daily monitoring of cash inflows and outflows provide adequate liquidity to fund outstanding loan commitments, meet daily withdrawal requirements of our depositors, and meet all other daily obligations of the Bank.

Capital

         Consistent with its goals to operate a sound and profitable financial organization, the Bank actively seeks to maintain a "well capitalized" institution in accordance with regulatory standards. Total equity was $67.4 million at December 31, 1997, 10.1% of total assets on that date. As of March 31, 1997 and 1996, total equity was $65.1 million and $59.6 million, respectively, or 10.0% and 9.6% of total assets at the respective dates. As of December 31, 1997, the Bank exceeded all of the capital requirements of the FDIC. The Bank's regulatory capital ratios at December 31, 1997 were as follows:
Tier I (leverage) capital, 10.1%; Tier I risk-based capital, 14.1%; and Total risk- based capital, 15.4%. The regulatory capital minimum requirements to be considered well capitalized are 5.0%, 6.0%, and 10.0% respectively.

IMPACT OF THE YEAR 2000

         The Bank has conducted a comprehensive review of its computer systems to identify applications that could be affected by the "Year 2000" issue, and has developed an implementation plan to address the issue. The Bank's data processing is performed primarily in-house; however software and hardware utilized is under maintenance agreements with third party vendors, consequently the Bank is very dependent on those vendors to conduct its business. The Bank has already contacted each vendor to request time tables for year 2000 compliance and expected costs, if any, to be passed along to the Bank. To date, the Bank has been informed that its primary service providers anticipate that all reprogramming efforts will be completed by December 31, 1998, allowing the Bank adequate time for testing. Certain other vendors have not yet responded, however, the Bank will pursue other options if it appears that these vendors will be unable to comply. Management does not expect these costs to have a significant impact on its financial position or results of operations however, there can be no assurance that the vendors' systems will be 2000 compliant, consequently the Bank could incur incremental costs to convert to another vendor.

         The risks associated with this issue go beyond the Bank's own ability to solve year 2000 problems. Should significant commercial customers fail to address year 2000 issues effectively, their ability to meet debt service requirements could be impaired, resulting in increased credit risk and potential increases in loan charge offs. In addition, should suppliers of critical services fail in their efforts to become year 2000 compliant, or if significant third party interfaces fail to be compatible with the Bank's or fail to be year 2000 compliant, it could have significant adverse affects on the operations and financial results of the Bank.

IMPACT ON INFLATION AND CHANGING PRICES

         The Bank's consolidated financial statements are prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increasing cost of the Bank's operations. Unlike most industrial companies, nearly all assets and liabilities of the Bank are monetary. As a result, interest rates have a greater impact on the Bank's performance than do the effects of general levels of inflation. In addition, interest rates do not necessarily move in the direction, or to the same extent as the price of goods and services.

IMPACT OF NEW ACCOUNTING STANDARDS

         In November 1993, the AICPA issued Statement of Position 93-6 ("SOP 93-6"), "Employers' Accounting for Employee Stock Ownership Plans," which is effective for years beginning after December 15, 1993. SOP 93-6 requires the measure of compensation expense recorded by employers for leveraged ESOPs to be the fair value of ESOP shares. The Holding Company has adopted an ESOP in connection with the Conversion, which is expected to purchase 8% of the Common Stock issued in the conversion, including shares issued to the Foundation. Under SOP 93- 6, the Holding Company will recognize compensation cost equal to the average fair value of the ESOP shares during the periods in which they become committed to be released. Employers with internally leveraged ESOPs such as the Holding Company will not report the loan receivable from the ESOP as an asset and will not report the ESOP debt from the employer as a liability. The effects of SOP 93-6 on future operating results cannot be determined at this time.

         In November 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock Based Compensation" ("SFAS No. 123"). This statement establishes financial accounting standards for stock-based employee compensation plans. SFAS No. 123 permits the Bank to choose either a new fair value based method or the Accounting Principles Board ("APB") Opinion 25 intrinsic value based method of accounting for its stock-based compensation arrangements. SFAS No. 123 requires pro forma disclosures of net income and earnings per share computed as if the fair value based method had been applied in financial statements of companies that follow accounting for such arrangements under APB Opinion 25. SFAS No. 123 applies to all stock-based employee compensation plans in which an employer grants shares of its stock or other equity instruments to employees except for employee stock ownership plans. SFAS No. 123 also applies to plans in which the employer incurs liabilities to employees in amounts based on the price of the employer's stock, (e.g., stock option plans, stock purchase plans, restricted stock plans, and stock appreciation rights). The Statement also specifies the accounting for transactions in which a company issues stock options or other equity instruments for services provided by nonemployees or to acquire goods or services from outside suppliers or vendors. The Company expects to utilize the intrinsic value based method prescribed by APB Opinion No. 25. Accordingly, the impact of adopting this Statement will not be material to the Company's consolidated financial statements.

         In February 1997, the FASB issued SFAS No. 128,"Earnings per Share". SFAS No. 128 establishes standards for computing and presenting earnings per share (EPS). This Statement supersedes APB Opinion No. 15, "Earnings per Share" and related interpretations. SFAS No. 128 replaces the presentation of primary EPS with the presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the diluted EPS computation.

         Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Unvested restricted stock awards are considered outstanding common shares and included in the computation of basic EPS as of the date that they are fully vested. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. This Statement is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. The Bank will adopt this Statement for all financial statements prepared after the Bank's conversion.

         In February 1997, the FASB issued SFAS No. 129, "Disclosure of Information about Capital Structure", which establishes standards for disclosure about an entity's capital structure. In accordance with SFAS No. 129, companies will be required to provide in the financial statements a complete description of all aspects of their capital structure, including call and put features, redemption requirements and conversion options. The disclosures required by SFAS No. 129 are for financial statements for periods ending after December 15, 1997. Management anticipates providing the required information in the March 31, 1998 consolidated financial statements.

         In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for reporting and displaying comprehensive income. SFAS No. 130 states that comprehensive income includes the reported net income of an enterprise adjusted for items that are currently accounted for as direct entries to equity, such as the mark to market adjustment on securities available for sale, foreign currency items and minimum pension liability adjustments. This Statement is effective for both interim and annual periods after December 15, 1997. Management anticipates developing the required information in accordance with this new Statement.

         In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for reporting by public companies about operating segments of their business. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas and major customers. This Statement is effective for periods beginning after December 15, 1997. At this time, management does not anticipate that the adoption of this Statement will significantly impact the Company's financial reporting.


         In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which amends the disclosure requirements of SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Statement No. 132 standardizes the disclosure requirements of Statements No. 87 and No. 106 to the extent practicable and recommends a parallel format for presenting information and pensions and other postretirement benefits. This Statement is applicable to all entities and addresses disclosure only. The Statement does not change any of the measurement or recognition provisions provided for in Statements No. 87, No. 88, or No. 106. The Statement is effective for fiscal years beginning after December 15, 1997. Management anticipates providing the required disclosures in the March 31, 1999 consolidated financial statements.


                         BUSINESS OF THE HOLDING COMPANY


         The Holding Company, a Delaware corporation, was organized on March 5, 1998 at the direction of the Board of Trustees of the Bank for the purpose of owning all of the outstanding capital stock of the Bank upon consummation of the Conversion. Upon consummation of the Conversion, the Holding Company, as the sole stockholder of the Bank, will be a savings and loan holding company regulated by the OTS. See "Regulation--The Holding Company."


         The Holding Company is currently not an operating company. Following the Conversion, in addition to directing, planning and coordinating the business activities of the Bank, the Holding Company will initially invest the proceeds of the Conversion primarily in federal funds, government and federal agency mortgage-backed securities, other debt securities, equity securities, deposits of or loans to the Bank or a combination thereof. In addition, the Holding Company intends to fund the loan to the ESOP to enable the ESOP to purchase up to 8% of the Common Stock to be issued in the Conversion, including shares issued to the Foundation. See "Use of Proceeds." In the future, the Holding Company may acquire or organize other operating subsidiaries, including other financial institutions, or it may merge with or acquire other financial institutions and financial services related companies, although there are no current plans for any such expansion. Initially, the Holding Company will neither own nor lease any property but will instead use the premises, equipment and furniture of the Bank. The Holding Company does not currently intend to employ any persons other than certain officers of the Bank who will not be separately compensated by the Holding Company. The Holding Company may utilize the support staff of the Bank from time to time, if needed. Additional employees will be hired as appropriate to the extent the Holding Company expands its business in the future.

                              BUSINESS OF THE BANK

General


         The Bank is a community-oriented mutual savings bank which was chartered by the State of New York in 1850. The principal business of the Bank consists of attracting retail deposits from the general public and using those funds, together with funds from operations and, to a much lesser extent, borrowings, to originate primarily residential mortgage loans, including home equity loans, and, to a lesser extent, manufactured home loans, financed insurance premiums and other consumer loans, commercial real estate, construction and commercial business loans. The Bank originates its loans in the Bank's primary market area, with the exception of manufactured home loans, which are primarily originated outside the Bank's primary market area including states contiguous with New York, and financed insurance premiums, which are originated primarily in New York, New Jersey and Pennsylvania. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Bank also invests in corporate debt securities and U.S. Government and agency obligations. Revenues are derived primarily from interest on loans and securities.


         HCSI offers a variety of deposit accounts having a wide range of interest rates and terms. The Bank's deposit accounts are insured up to applicable limits by the Federal Deposit Insurance Corporation (the "FDIC"). The Bank only solicits deposits in its primary market area and does not have brokered deposits. HCSI is a member of the Federal Home Loan Bank of New York.


         Subsequent to the Conversion, the Bank will have leverage capital of 17.01% assuming the sale of stock at the maximum of the Estimated Valuation Range. While the Bank has no plans at this time to utilize the increased capital to expand its lending operations and geographical presence, the Bank will consider opportunities to increase its market presence through both lending operations and geographical expansion in an effort to utilize its excess capital in the future.

Market Area

         The Bank has been, and intends to continue to be, a community-oriented financial institution offering a variety of financial services to meet the needs of the communities it serves. HCSI's primary market area is comprised of Columbia, Albany and Rensselaer Counties in New York and portions of Dutchess and Schenectady Counties in New York, which are serviced through the Bank's main office and eleven other full service banking offices and one loan production office. The Bank's main office and six of its branch offices are located in Columbia County. Based on the most recent information available, the Bank had approximately 59.5% of total bank and thrift deposits in Columbia County.

         HCSI's primary market area consists principally of suburban and rural communities with service, wholesale/retail trade, government and manufacturing serving as the basis of the local economy. Service jobs represent the largest type of employment in the Bank's primary market area, with jobs in wholesale/retail trade accounting for the second largest employment sector. Management believes that its market area continues to show economic weakness with declining real estate values.

Lending Activities


         General. The Bank primarily originates fixed- and adjustable-rate, residential mortgage loans, including home equity loans, secured by the borrower's primary residence. Currently, the Bank's general practice is to originate fixed-rate mortgage loans with terms between 15 and 30 years and to sell substantially all 30-year fixed rate mortgage loans on the secondary market. The Bank generally retains 15 and 20-year fixed rate mortgage loans in its portfolio. The Bank also originates to a lesser extent commercial real estate, manufactured home, financed insurance premiums and other consumer loans, construction and commercial business loans. In- market loan originations are generated by the Bank's marketing efforts, which include print, radio and television advertising, lobby displays and direct contact with local civic and religious organizations, as well as by the Bank's present customers, walk-in customers and referrals from real estate agents, brokers and builders. The marketing for manufactured home loans is conducted through Tammac Corporation with which the Bank has an agreement relating to such loans. The marketing for financed insurance premiums is conducted through the Bank's premium finance subsidiary. See "-- Consumer Lending." At December 31, 1997, the Bank's total loan portfolio totaled approximately $511.9 million.

         The Bank originates fixed and adjustable rate consumer loans. Adjustable rate mortgage ("ARM") and consumer loans are originated in order to increase the percentage of loans with more frequent terms to repricing or shorter maturities than long-term fixed-rate, residential mortgage loans. See "--Loan Portfolio Composition" and "--Residential Real Estate Lending."


         Loan applications are initially considered and approved at various levels of authority, depending on the type and amount of the loan. Bank employees with lending authority are designated, and their lending limit authority defined, by the Board of Trustees of the Bank. The approval of the Bank's Board of Trustees is required for any loans over $250,000. Pursuant to the Bank's lending policy, senior lending officers may approve loans up to $250,000. The Bank generally requires personal guarantees for all commercial loans.

         At December 31, 1997, the Bank's largest lending relationship consisted of a commitment to lend up to $10 million pursuant to a warehouse line of credit to a mortgage banker for residential mortgages. The line of credit is secured by assignments of the underlying mortgages. The next largest lending relationship consisted of five loans aggregating approximately $4.0 million primarily secured by a nursing home. The third largest lending relationship consisted of two loans totaling approximately $3.5 million secured by a medical office facility. The fourth largest lending relationship consisted of three loans totaling approximately $2.3 million secured by a commercial shopping plaza. The fifth largest lending relationship was a $2.4 million loan secured by a hotel. Subsequent to December 31, 1997, the Bank extended additional credit to this borrower to finance the construction of an adjoining restaurant, which increased the size of this lending relationship to $4.0 million. As of December 31, 1997, each of the five relationships discussed above were performing in accordance with their applicable terms.


         The types of loans that the Bank may originate are subject to federal and state laws and regulations. Interest rates charged by the Bank on loans are affected by the demand for such loans, the supply of money available for lending purposes and the rates offered by competitors. These factors are in turn affected by, among other things, economic conditions, monetary policies of the federal government, including the FRB, and tax policies.

         Loan  Portfolio  Composition.   The  following  table  sets  forth  the
composition of the Bank's loan portfolio in dollar amounts and in percentages as of the dates indicated.

                                                                                         March 31,
                                December 31,           -----------------------------------------------------------------------------
                                   1997                        1997                       1996                        1995
                           ---------------------       -------------------        ---------------------       --------------------
                           Amount        Percent       Amount       Percent        Amount       Percent       Amount       Percent
                           ------        -------       ------       -------        ------       -------       ------       -------
                                                                    (Dollars in Thousands)
Real Estate Loans:
Residential mortgage .   $ 250,649        48.96%     $246,462         49.99       $ 214,226       47.53%     $225,437      51.37%
Home equity ..........      27,441         5.36        27,630          5.60          26,936        5.98        27,938       6.37
                            ------         ----        ------          ----          ------        ----        ------       ----
   Total residential
     real estate .....     278,090        54.32       274,092         55.59         241,162       53.51       253,375      57.74
Commercial ...........      73,902        14.44        67,697         13.73          70,854       15.72        70,328      16.02
Construction .........       3,980         0.78         2,725          0.55           4,317        0.96         6,446       1.47
                             -----         ----         -----          ----           -----        ----         -----       ----
  Total real estate
     loans ...........     355,972        69.54       344,514         69.87         316,333       70.19       330,149      75.23
Consumer loans:
Manufactured home
 loans ...............      98,307        19.20        92,651         18.79          80,399       17.84        72,184      16.45
Financed insurance
 premiums(1) .........      23,395         4.57        23,535          4.78          13,503        3.00         8,674       1.98
Other consumer loans .      12,140         2.37        11,577          2.35          10,155        2.25         8,448       1.93
                            ------         ----        ------          ----          ------        ----         -----       ----
  Total consumer loans     133,842        26.14       127,763         25.92         104,057       23.09        89,306      20.36
Commercial business
 loans ...............      13,907         2.72        16,146          3.27          17,393        3.86        13,821       3.15
Warehouse lines of
 credit ..............       7,062         1.38         3,567          0.72          11,797        2.62         4,599       1.05
Net deferred loan
 costs and unearned
 discount ............       1,115         0.22         1,029          0.22           1,091        0.24         1,000       0.21
                             -----         ----         -----          ----           -----        ----         -----       ----
Total loans ..........     511,898       100.00%      493,019        100.00%        450,671      100.00%      438,875     100.00%
                                         ======                      ======                      ======                   ======
Less:
Allowance for loan
 losses ..............      (6,756)                    (5,872)                       (3,546)                   (3,187)
                            ------                     ------                        ------                    ------
  Total loans
    receivable, net ..   $ 505,142                   $487,147                      $447,125                  $435,688
                         =========                   ========                      ========                  ========

                                           March 31,
                         ----------------------------------------------
                                  1994                    1993
                         --------------------      --------------------
                           Amount     Percent       Amount      Percent
                           ------     -------       ------      -------
                                    (Dollars in Thousands)
Real Estate Loans:
Residential mortgage .   $ 203,819     49.83%     $ 186,874      47.94%
Home equity ..........      26,620      6.51         25,540       6.55
                            ------      ----         ------       ----
   Total residential
     real estate .....     230,439     56.34        212,414      54.49
Commercial ...........      65,571     16.03         59,268      15.20
Construction .........       9,899      2.42         11,159       2.86
----------------------       -----      ----         ------       ----
  Total real estate
     loans ...........     305,909     74.79        282,841      72.55
Consumer loans:
Manufactured home
 loans ...............      65,285     15.96         78,858      20.23
Financed insurance
 premiums(1) .........       7,098      1.74          5,248       1.35
Other consumer loans .       7,789      1.90          9,727       2.50
                             -----      ----          -----       ----
  Total consumer loans      80,172     19.60         93,833      24.08
Commercial business
 loans ...............      12,827      3.14          8,086       2.07
Warehouse lines of
 credit ..............       9,520      2.33          8,901       2.28
Net deferred loan
 costs and unearned
 discount ............         561      0.14         (3,856)      (.98)
                               ---      ----         ------       ----
Total loans ..........     408,989    100.00%       389,805     100.00%
                                      ======                    ======
Less:
Allowance for loan
 losses ..............      (2,917)                  (1,999)
                            ------                   ------
  Total loans
    receivable, net ..   $ 406,072                $ 387,806
                         =========                =========

-------------------

(1)   Includes personal as well as commercial insurance premiums.

         The following table shows the composition of the Bank's loan portfolio by fixed-and adjustable-rate as of December 31, 1997.


                                                        December 31,
                                                             1997
                                               -----------------------------
                                                   Amount            Percent
                                                   ------            -------
                                                   (Dollars in Thousands)
Fixed-Rate Loans:
Real estate:
Residential(1) ..............................  $  74,528              14.56%
Commercial ..................................     28,556               5.58
                                               ---------             ------
  Total real estate loans ...................    103,084              20.14
Consumer:
Manufactured home loans .....................     47,175               9.21
Financed insurance premiums .................     23,395               4.57
Other consumer loans ........................     12,140               2.37
                                               ---------             ------
  Total consumer loans ......................     82,710              16.15
Commercial business loans ...................      2,084               0.41
                                               ---------             ------
   Total fixed-rate loans ...................    187,878              36.70

Adjustable-Rate Loans
Real estate:
Residential(1) ..............................    203,562              39.76
Construction ................................      3,980               0.78
Commercial ..................................     45,346               8.86
                                               ---------             ------
  Total real estate loans ...................    252,888              49.40
Consumer:
Manufactured home loans .....................     51,132               9.99
Other consumer loans ........................         --                 --
                                               ---------             ------
  Total consumer loans ......................     51,132               9.99
Commercial business loans(2) ................     18,885               3.69
                                               ---------             ------
  Total adjustable-rate loans ...............    322,905              63.08

  Net deferred loan costs and
    unearned discount .......................      1,115               0.22
                                               ---------             ------

  Total loans ...............................    511,898             100.00%
Less:
Allowance for loan losses ...................     (6,756)
                                                 -------
  Total loans receivable, net ...............  $ 505,142
                                                 =======

-----------------
(1) Includes home equity loans.
(2) Includes warehouse lines of credit.

         The following table illustrates the contractual maturity of the Bank's loan portfolio at December 31, 1997. Mortgages which have adjustable or renegotiable interest rates are shown as maturing in the period during which the contract is due. The schedule does not reflect the effects of possible prepayments or enforcement of due-on-sale clauses.

                                     Real Estate Loans                                    Consumer Loans
                                ---------------------------                    ---------------------------------------
                                                                Commercial                      Financed        Other
                                 Residential    Commercial       Business      Manufactured     Insurance     Consumer
                                Real Estate(1)  Real Estate      Loans(2)       Home Loans      Premiums        Loans        Total
                                --------------  -----------      --------       ----------      --------        -----        -----
                                                                       (Dollars in Thousands)
Amounts  Due:
0 months to 1 year..........       $ 5,706        $11,843         $12,986          $ 222        $23,395         $ 3,174   $57,326

After 1 year:
  1 to 2 years..............         1,165          6,217             707            304            ---           1,227     9,620
  2 to 3 years..............           998          7,213           2,524            608            ---           2,425    13,768
  3 to 5 years..............         6,649         24,280           2,707          2,096            ---           4,287    40,019
  5 to 10 years ............        17,895         13,219           2,045         15,477            ---             811    49,447
  10 to 15 years............        59,037          4,245             ---         42,422            ---             213   105,917
  Over 15 years.............       190,620          6,885             ---         37,178            ---               3   234,686
                                 ---------      ---------   -------------        -------   ------------    ------------   -------
Total due after one year....       276,364         62,059           7,983         98,085            ---           8,966   453,457
                                 ---------       --------      ----------       --------   ------------       ---------   -------
Total amount due............      $282,070        $73,902        $ 20,969        $98,307        $23,395         $12,140   510,783
                                  ========        =======        ========        =======        =======         =======
Net deferred loan costs
  and unearned discount.....                                                                                                1,115
                                                                                                                        ---------
     Total loans............                                                                                              511,898
Less:
Allowance for loan losses...                                                                                               (6,756)
                                                                                                                         --------
  Total loans receivable,
     net....................                                                                                             $505,142
                                                                                                                         ========

------------
(1)  Includes home equity and construction loans.
(2)  Includes warehouse lines of credit.

         The following table sets forth the dollar amounts in each loan category at December 31, 1997 that are contractually due after December 31, 1998, and whether such loans have fixed interest rates or adjustable interest rates.


                                             Due  after   December  31,  1998
                                           -------------------------------------
                                              Fixed     Adjustable        Total
                                              -----     ----------        -----
                                                          (In Thousands)
Residential real estate(1) ...........      $ 74,222      $202,142      $276,364
Commercial real estate ...............        23,671        38,388        62,059
Commercial business loans(2) .........         1,884         6,099         7,983
Manufactured  home loans .............        47,135        50,950        98,085
Other  consumer  loans ...............         8,966            --         8,966
                                            --------      --------      --------
Total ................................      $155,878      $297,579      $453,457
                                            ========      ========      ========
-----------
(1)  Includes home equity loans.
(2) Includes warehouse lines of credit.

Residential Real Estate Lending


         HCSI's residential real estate loans consist of primarily one- to four-family, owner occupied mortgage loans, including home equity loans. At December 31, 1997, $278.1 million, or 54.3% of HCSI's total loans consisted of residential first mortgage loans and home equity loans. Of such loans, $27.4 million, or 5.4% of total loans receivable, consisted of home equity loans secured by the borrower's primary residence. At December 31, 1997, approximately $74.5 million of HCSI's residential first mortgage loans and home equity loans provided for fixed rates of interest and for repayment of principal over a fixed period not to exceed 30 years. HCSI does not originate fixed-rate loans for terms longer than 30 years. HCSI's fixed-rate residential mortgage loans and home equity loans are priced competitively with the market. Accordingly, HCSI attempts to distinguish itself from its competitors based on quality of service.

         HCSI generally underwrites its fixed-rate residential first mortgage loans using accepted secondary market standards. The Bank sells substantially all fixed-rate residential mortgage loans it originates with terms in excess of 20 years to the secondary market, and continues to service substantially all the loans it sells. HCSI generally holds for investment all adjustable and 15 and 20 year fixed residential first mortgage loans it originates. In underwriting residential first mortgage loans, HCSI evaluates, among other things, the borrower's ability to make monthly payments and the value of the property securing the loan. Properties securing real estate loans made by HCSI are appraised by independent fee appraisers approved by the Bank's Board of Trustees. HCSI requires borrowers to obtain title insurance, and fire and property insurance (including flood insurance, if necessary) in an amount not less than the amount of the loan.

         The Bank currently offers one- and three-year residential ARM loans with an interest rate that adjusts annually in the case of one-year ARM loans, and every three years in the case of a three-year ARM loan, based on the change in the relevant United States Treasury index. These loans provide for up to a 2.0% periodic cap and a lifetime cap of 6.0% over the initial rate. As a consequence of using caps, the interest rates on these loans may not be as rate sensitive as the Bank's cost of funds. Borrowers of one-year residential ARM loans are generally qualified at a rate of 2.0% above the initial interest rate. The Bank offers ARM loans that are convertible into fixed-rate loans with interest rates based upon the then current market rates. ARM loans generally pose greater credit risks than fixed-rate loans, primarily because as interest rates rise, the required periodic payment by the borrower rises, increasing the potential for default. However, as of December 31, 1997, the Bank had not experienced higher default rates on these loans relative to its other loans. See "--Asset Quality-Non-Performing Assets."


         The Bank's residental mortgage loans do not contain prepayment penalties and do not permit negative amortization of principal. Real estate loans originated by the Bank generally contain a "due on sale" clause allowing the Bank to declare the unpaid principal balance due and payable upon the sale of the security property. The Bank has waived the due on sale clause on loans held in its portfolio from time to time to permit assumptions of the loans by qualified borrowers.

         Generally, HCSI does not originate residential mortgage loans where the ratio of the loan amount to the value of the property securing the loan (i.e., the "loan-to-value" ratio) exceeds 95%, although HCSI may lend up to 97% of the value of the property securing the loan. If the loan-to-value ratio exceeds 80%, HCSI generally requires that the borrower obtain private mortgage insurance in amounts intended to reduce the Bank's exposure to 80% or less of the lower of the appraised value or the purchase price of the property securing the loan. See "-- Loan Originations Sales."

         HCSI's home equity loans and lines of credit are secured by a lien on the borrower's residence and generally do not exceed $250,000. HCSI uses the same underwriting standards for home equity loans as it uses for residential mortgage loans. Home equity loans are generally originated in amounts which, together with all prior liens on such residence, do not exceed 80% of the appraised value of the property securing the loan. The interest rates for home equity loans and lines of credit either float at a stated margin over the prime rate or have fixed interest rates. Home equity lines of credit require interest and principal payments on the outstanding balance for the term of the loan. The terms of the Bank's home equity lines of credit are generally five years, with a 15- year payback period. The Bank also has home equity lines of credit with terms of ten years, with a 20-year payback period; such lines of credit are not frequently utilized. As of December 31, 1997, HCSI had $27.4 million, or 5.4% of the Bank's total loan portfolio outstanding, in home equity loans and lines of credit, with an additional $11.9 million of unused home equity lines of credit.


Commercial Real Estate Lending

         The Bank has engaged in commercial real estate lending secured primarily by apartment buildings, office buildings, motels, nursing homes, strip shopping centers and mobile home parks located in the Bank's primary market area. At December 31, 1997, the Bank had $73.9 million of commercial real estate loans, representing 14.4% of the Bank's total loan portfolio.

         Commercial real estate loans generally have adjustable rates and terms to maturity that do not exceed 25 years. HCSI's current lending guidelines generally require that the property securing a loan generate net cash flows of at least 125% of debt service after the payment of all operating expenses, excluding depreciation, and the loan-to-value ratio not exceed 75% on loans secured by such properties. As a result of a decline in the value of some properties in the Bank's primary market area and due to economic conditions, the current loan-to-value ratio of some commercial real estate loans in the Bank's portfolio may exceed the initial loan-to-value ratio and the current debt service ratio may exceed the initial debt service ratio. Adjustable rate commercial real estate loans provide for interest at a margin over a designated index, often a designated prime rate, with periodic adjustments, generally at frequencies of up to five years. In underwriting commercial real estate loans, the Bank analyzes the financial condition of the borrower, the borrower's credit history, the reliability and predictability of the net income generated by the property securing the loan and the value of the property itself. The Bank generally requires personal guarantees of the borrowers in addition to the security property as collateral for such loans. Appraisals on properties securing commercial real estate loans originated by the Bank are performed by independent fee appraisers approved by the Board of Trustees.

         Commercial real estate loans generally present a higher level of risk than loans secured by one to four-family residences. This greater risk is due to several factors, including the concentration of principal in a limited number of loans and borrowers, the effect of general economic conditions on income producing properties and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by commercial real estate is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed, or a bankruptcy court modifies a lease term, or a major tenant is unable to fulfill its lease obligations), the borrower's ability to repay the loan may be impaired and the value of the property may be reduced.

Construction Lending

         HCSI makes construction loans to individuals for the construction of their personal residences. The Bank has occasionally made loans to builders for the construction of homes. The Bank generally requires construction stage inspections before funds may be released to borrowers pursuant to such loans. Such inspections are generally performed by Bank personnel or independent fee appraisers approved by the Bank's Board of Trustees.


         At December 31, 1997, the Bank's construction loan portfolio totaled $4.0 million, or .8% of its total loan portfolio. Substantially all of these construction loans were to individuals intending to occupy the homes being constructed and were secured by properties located within the Bank's primary market area. Although no construction loans were classified as non-performing as of December 31, 1997, such loans do involve a higher level of risk than conventional residential mortgage loans. For example, if a project is not completed and the borrower defaults, HCSI may have to hire another contractor to complete the project at a higher cost.

Consumer Lending


         HCSI offers a variety of secured and unsecured consumer loans, including manufactured home loans (loans secured by prefabricated or mobile homes which serve as the borrower's dwelling), financed insurance premiums and, to a lesser extent, lines of credit and loans secured by automobiles. Substantially all of the Bank's manufactured home loans and financed insurance premium loans are originated outside the Bank's primary market area. The balance of the Bank's consumer loans are originated inside the Bank's market area. At December 31, 1997, the Bank's consumer loan portfolio totaled $133.8 million, or 26.1% of the Bank's total loan portfolio.


         The underwriting standards employed by the Bank for consumer loans other than financed insurance premiums generally include a determination of the applicant's payment history on other debts and an assessment of ability to meet existing obligations and payments on the proposed loan. Although creditworthiness of the applicant is the primary consideration, the underwriting process also includes a comparison of the value of the property securing the loan, if any, in relation to the proposed loan amount. For information regarding underwriting of financed insurance premiums, see "- Financed Insurance Premiums."

         Manufactured Home Loans. In order to expand its origination of manufactured home lending, the Bank is party to an agreement with Tammac Corporation ("Tammac"), pursuant to which Tammac solicits manufactured home loan applications on behalf of the Bank. Under the agreement, the Bank may refuse to accept for any reason any application referred to it by Tammac. Tammac provides certain collection services to the Bank, which include, for any loan that is more than 30 days past due, attempting to cause the borrower to pay delinquent installments and to bring his or her delinquent loan payments up to date. Tammac also provides repossession and liquidation services, at the direction of the Bank, for certain delinquent loans. Tammac is paid a fixed percentage of the amount financed by the borrower and does not receive additional compensation for collection, repossession or any other services provided to the Bank. Substantially all of the manufactured home loans originated by the Bank have been referred to it by Tammac. See "Risk Factors--Source of Manufactured Home Loan Applications."


         Manufactured home loans represent the largest component of the Bank's consumer loan portfolio. At December 31, 1997, the Bank's portfolio of manufactured home loans totaled $98.3 million, or 19.2% of its total loan portfolio. HCSI's manufactured home loans are typically originated at a higher rate than residential first mortgage loans, and generally have terms of up to 20 years. Historically, HCSI's manufactured home loans have been made with both fixed and adjustable rates of interest. Currently, however, the Bank originates only fixed rate manufactured home loans. The Bank's adjustable-rate manufactured home loans typically have an interest rate of 4% above the one year United States Treasury index, adjusted annually, with a 2% maximum annual adjustment and a 16% interest rate cap. The initial interest rate represents the floor. Because the loan may be based on the cost of the manufactured home as well as improvements and because manufactured homes may decline in value due to wear and tear following their initial sale, the value of the collateral securing a manufactured home loan may be substantially less than the loan balance. At the time of origin, inspections are made to substantiate current market values on all manufactured homes.

         Financed Insurance Premiums. The second largest component of the Bank's consumer loan portfolio is financed insurance premiums. The Bank conducts such lending through a general partnership known as Premium Payment Plan ("PPP") in which Hudson City Associates, Inc., a wholly owned subsidiary of the Bank, holds a 65% ownership interest. The remaining 35% interest is held by F.G.O. Corporation, which is responsible for the marketing of PPP's business. Hudson City Associates receives 65% of any profits but absorbs 100% of any losses of
PPP. No profit distributions are made to F.G.O. Corporation until any past losses have been recouped. PPP is currently licensed to provide insurance premium financing in nine states, but does business primarily in New York, New Jersey and Pennsylvania. Management estimates that approximately 75% of premiums financed are for non-standard and sub-standard (assigned risk) personal automobile insurance and the remaining 25% are for various commercial lines of insurance. Interest rates charged on these loans are substantially higher than those charged on other types of loans. Terms on these loans are primarily eight months.


         The Bank has experienced a relatively high level of delinquencies in its financed insurance premium portfolio resulting in higher charge-offs. See "--Asset Quality - Non-Performing Assets." The Bank may continue to experience a high level of delinquencies and charge-offs in this class of loans due to the nature of this type of lending. The underwriting of these loans is generally not based upon the credit risk of the borrower. In the typical case, Bank funds are advanced to the insurance company for the full amount of the premium upon receipt of a down payment from the insured. If the insured defaults on the loan, the Bank sustains a loss to the extent the premium has been earned by (and is therefore unrecoverable from) the insurance company. The Bank's most significant exposure to loss occurs when the initial insurance premium quoted by an insurance broker, and used as the basis for the loan and the related down payment, is increased by the underwriting insurance company subsequent to making the loan. In these instances, if the borrower decides not to pay the increased premium amount, the Bank is left with an insufficient down payment, relative to the increased premium, and little or no collateral in the way of insurance premiums refundable by the insurance company. Accordingly, writing financed insurance premiums through insurance brokers who accurately quote the initial insurance premium is critical to this type of lending. At December 31, 1997, the Bank had $23.4 million of financed insurance premiums through PPP, representing 4.6% of the Bank's total loan portfolio.


         Consumer loans may entail greater credit risk than residential mortgage loans, particularly in the case of consumer loans which are unsecured or are secured by assets which may decline in value. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of high initial loan-to-value ratios, repossession, rehabilitation and carrying costs, and the greater likelihood of damage, loss or depreciation of the property, and thus are more likely to be affected by adverse personal circumstances. In the case of manufactured home loans, which may have loan balances in excess of the resale value of the collateral, borrowers may abandon the collateral property making repossession by the Bank and subsequent losses more likely. The application of various federal and state laws, including bankruptcy and insolvency laws, may limit the amount which can be recovered on consumer loans, including manufactured home loans.

Commercial Business Lending

         At December 31, 1997, commercial business loans comprised $13.9 million, or 2.7% of the Bank's total loan portfolio. Most of the Bank's commercial business loans have been extended to finance local businesses and include primarily short term loans to finance machinery and equipment purchases, inventory and accounts receivable. Commercial business loans also involve the extension of revolving credit for a combination of equipment acquisitions and working capital needs.

         The terms of loans extended on machinery and equipment are based on the projected useful life of such machinery and equipment, generally not to exceed seven years. Lines of credit are available to borrowers provided that the outstanding balance is paid in full (i.e., the credit line has a zero balance) for at least 30 days every year. All lines of credit are reviewed on an annual basis. In the event the borrower does not meet this 30 day requirement, the line of credit may be terminated and the outstanding balance may be converted into a fixed term loan. The Bank has a few standby letters of credit outstanding which are offered at competitive rates and terms and are generally on a secured basis.

         Unlike residential mortgage loans, commercial business loans are typically made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself (which, in turn, is often dependent in part upon general economic conditions). The Bank's commercial business loans are usually, but not always, secured by business assets. However, the collateral securing the loans may depreciate over time, may be difficult to appraise and may fluctuate in value based on the success of the business.

         HCSI's commercial business lending policy includes credit file documentation and analysis of the borrower's background, capacity to repay the loan, the adequacy of the borrower's capital and collateral as well as an evaluation of other conditions affecting the borrower. Analysis of the borrower's past, present and future cash flows is also an important aspect of HCSI's current credit analysis. The Bank generally obtains personal guarantees on its commercial business loans. Nonetheless, such loans are believed to carry higher credit risk than more traditional savings bank loans.


         Warehouse Lines of Credit. The Bank maintains a $10.0 million warehouse line of credit with a mortgage banker located in the Capital District area of New York. The mortgage banker primarily originates residential real estate loans in the Bank's market area. The line of credit is secured by assignments of the underlying mortgages. At December 31, 1997, the Bank had $7.1 million outstanding under this warehouse line of credit.


Loan Originations and Sales

         Mortgage and commercial loan originations are developed from the continuing business with depositors and borrowers, soliciting realtors and other brokers and walk-in customers. Residential and commercial loans are originated by the Bank's staff of salaried and commissioned loan officers. Manufactured home loans are originated indirectly through Tammac Corporation (see "- Consumer

Lending - Manufactured Home Loans.") and financed insurance premiums are originated through a partnership of the Bank's wholly owned subsidiary, Hudson City Associates, Inc. and its relationship with insurance brokers (see "- Consumer Lending - Financed Insurance Premiums.")

         While the bank originates both fixed- and adjustable-rate loans, its ability to originate loans is dependent upon demand for loans in the markets in which it serves. Demand is affected by the applicable local economies and the interest rate environment. The Bank generally retains new 15 and 20 year fixed-rate and 30 year adjustable-rate real estate loans in its portfolio. To reduce its vulnerability to changes in interest rates, the Bank's general practice is to sell in the secondary market all conforming fixed rate residential loans with maturities of greater than 20 years. The Bank's general practice is to retain servicing on the loans it sells. At December 31, 1997, the Bank serviced approximately $56.2 million of loans for others.

         For the nine months ended December 31, 1997, the Bank originated $155.8 million of loans. During the year ended March 31, 1997, the Bank originated $196.8 million of loans, compared to $127.0 million in fiscal 1996.

         In periods of economic uncertainty, the Bank's ability to originate large dollar volumes of loans with acceptable underwriting characteristics may be substantially reduced or restricted which may result in a decrease in operating earnings.

         The following table shows the loan origination and repayment activities of the Bank for the periods indicated.

                               Residential   Commercial  Commercial   Warehouse                  Financed       Other
                               Real Estate  Real Estate   Business    Lines of   Manufactured    Insurance     Consumer
                                Loans(1)       Loans       Loans      Credit(2)    Home Loans    Premiums       Loans      Subtotals
                                --------       -----       -----      ---------    ----------    --------       -----      ---------
                                                                             (In Thousands)
Balance as of
 March 31, 1995 ............   $ 259,821    $  70,328    $  13,821    $   4,599    $  72,184    $   8,674    $   8,448    $ 437,875
Add: loan originations,
 other advances and
  transfers ................      27,246        9,145       16,997        7,198       23,402       34,417        8,601      127,006
Less: principal repayments
 and other reductions ......     (41,477)      (8,524)     (13,425)          --      (14,815)     (29,015)      (6,848)    (114,104)
Less: charge-offs ..........        (111)         (95)          --           --         (372)        (573)         (46)      (1,197)
                               ---------     --------    ---------     --------     --------     --------     --------     ---------
Balance as of
 March 31, 1996 ............     245,479       70,854       17,393       11,797       80,399       13,503       10,155      449,580
Add: loan originations,
 other advances and
  transfers ................      68,086       14,030       13,201           --       26,773       63,932       10,749      196,771
Less: principal repayments
 and other reductions ......     (36,586)     (16,733)     (14,321)      (8,230)     (14,305)     (52,830)      (9,286)    (152,291)
Less: charge-offs ..........        (162)        (454)        (127)          --         (216)      (1,070)         (41)      (2,070)
                               ---------     --------     --------      -------     --------     --------      -------     ---------
Balance as of
 March 31, 1997 ............     276,817       67,697       16,146        3,567       92,651       23,535       11,577      491,990
Add: loan originations,
 other advances and
  transfers ................      49,879       12,160       11,601        3,495       17,222       54,233        7,189      155,779
Less: principal repayments
 and other reductions ......     (44,235)      (4,722)     (11,531)          --      (11,235)     (52,765)      (6,545)    (131,033)
Less: charge-offs ..........        (391)      (1,233)      (2,309)          --         (331)      (1,608)         (81)      (5,953)
                               ---------    ---------    ---------    ---------    ---------    ---------    ---------    ----------
Balance as of
 December 31, 1997 .........   $ 282,070    $  73,902    $  13,907    $   7,062    $  98,307    $  23,395    $  12,140    $ 510,783
                               =========    =========    =========    =========    =========    =========    =========    =========

                                                    Net Deferred
                                                     Loan Costs
                                                     and Unearned        Total
                                                       Discount          Loans
                                                       --------          -----
                                                            (In thousands)
Balance as of
 March 31, 1995 ..............................         $  1,000         $438,875
                                                       ========         ========
Add: loan originations,
 other advances and
  transfers ..................................
Less: principal repayments
 and other reductions ........................
Less: charge-offs ............................
Balance as of
 March 31, 1996 ..............................         $  1,091         $450,671
                                                       ========         ========
Add: loan originations,
 other advances and
  transfers ..................................
Less: principal repayments
 and other reductions ........................
Less: charge-offs ............................
Balance as of
 March 31, 1997 ..............................         $  1,029         $493,019
                                                       ========         ========
Add: loan originations,
 other advances and
  transfers ..................................
Less: principal repayments
 and other reductions ........................
Less: charge-offs ............................
Balance as of December 31, 1997 ..............         $  1,115         $511,898
                                                       ========         ========
-------------
(1)  Includes home equity and construction loans.
(2)  Activity represents the net drawdowns and repayments.

Asset Quality


         Delinquency Procedures. When a borrower fails to make a required payment on a residential mortgage loan, the Bank attempts to cure the deficiency by contacting the borrower. Written contacts are made after payment is 15 days past due and, in most cases, deficiencies are cured promptly. If the delinquency is not cured by the 30th day, the Bank attempts to contact the borrower by telephone to arrange payment of the delinquency. If these efforts have not resolved the delinquency within 45 days after the due date, a second written notice is sent to the borrower, and on the 60th day a notice is sent to the borrower warning that foreclosure proceedings will be commenced unless the delinquent amount is paid. If the delinquency has not been cured within a reasonable period of time after the foreclosure notice has been sent, the Bank may obtain a forbearance agreement or may institute appropriate legal action to foreclose upon the property. If foreclosed, property collateralizing the loan is sold at a public sale and may be purchased by the Bank. If the Bank is in fact the successful bidder at the foreclosure sale, upon receipt of a deed to the property, the Bank generally sells the property at the earliest possible date.

         Collection efforts on consumer and commercial real estate loans are similar to efforts on residential mortgage loans, except that collection efforts on consumer and commercial real estate loans generally begin within 15 days after the payment date is missed. In the case of manufactured home loans, the Company's agreement with Tammac requires Tammac to provide collection services on any loan that is more than 30 days past due. The Bank also maintains periodic contact with commercial loan customers and monitors and reviews the borrowers' financial statements and compliance with debt covenants on a regular basis.


         Real estate and other assets acquired by the Bank as a result of foreclosure or by deed-in-lieu of foreclosure or repossession are classified as Other Real Estate Owned ("OREO") and Repossessed Property until sold. When property is classified as OREO and Repossessed Property, it is recorded at the lower of cost or fair value (net of disposition costs) at that date and any writedown resulting therefrom is charged to the allowance for loan losses. Subsequent writedowns are charged to operating expenses. Net expense from OREO is expensed as incurred.

         Non-Performing Assets. The table below sets forth the amounts and categories of non-performing assets. Loans are generally placed on non-accrual status when the loan is contractually past due 90 days or more or when the collection of principal and/or interest in full becomes doubtful. When loans are designated as non-accrual, all accrued but unpaid interest is reversed against current period income and, as long as the loan remains on non-accrual status, interest is recognized only when received, if considered appropriate by management. Foreclosed assets include assets acquired in settlement of loans.

                                                                                March 31,
                                   December 31,     ----------------------------------------------------------------
                                       1997          1997          1996           1995           1994           1993
                                       ----          ----          ----           ----           ----           ----
                                                                      (Dollars in Thousands)
Non-accruing loans:
  Residential real estate(1).......  $4,485         $4,553        $3,496         $1,900         $2,418        $2,198
  Commercial real estate...........   4,279          3,239         1,587          1,884          1,805         2,651
  Commercial business..............     ---          2,318            75             27            125           112
  Manufactured home loans..........   3,241          2,260         1,597          1,581          1,363         1,125
  Financed insurance premiums......   3,013          2,867         1,527            819          1,114         1,172
  Other consumer loans.............      63             45             4             10             39            96
                                     ------       --------      --------        -------        -------      --------
       Total.......................  15,081         15,282         8,286          6,221          6,864         7,354
                                     ------         ------         -----          -----          -----         -----

Accruing loans contractually
 past due 90 days or more:
  Residential real estate(1).......     435            570         1,262            400            125           617
  Commercial real estate...........     867          3,874         1,316            591          1,686         1,131
  Commercial business..............     ---            244           ---            ---            ---           ---
  Manufactured home loans..........     ---            ---            22             16             63            54
  Financed insurance premiums......     ---            ---           ---            ---            ---           ---
  Other consumer loans.............     ---             23           ---            122            473           237
                                     ------       --------      --------         ------         ------       -------
       Total.......................   1,302          4,711         2,600          1,129          2,347         2,039
                                     ------        -------         -----          -----          -----        ------

Total non-performing loans.........  16,383         19,993        10,886          7,350          9,211         9,393
                                     ======         ======        ======          =====          =====         =====

Foreclosed assets:
  Residential real estate..........      59             48           160             49             10           250
  Commercial real estate...........     300          2,860           921            726          1,969           569
  Repossessed property.............     700            539           635            503            577           468
                                     ------        -------        ------         ------         ------        ------
       Total.......................   1,059          3,447         1,716          1,278          2,556         1,287
                                     ======         ======         =====          =====          =====         =====

Total non-performing assets........  17,442         23,440        12,602          8,628         11,767        10,680
                                     ======         ======        ======          =====         ======        ======
Allowance for loan losses..........   6,756          5,872         3,546          3,187          2,917         1,999
                                     ======        =======       =======          =====        =======       =======
Allowance for loan losses
 as a percentage of
 non-performing loans..............   41.24%         29.37%        32.57%         43.36%         31.67%        21.28%
                                     ======         ======       =======          =====         ======        ======
Non-performing loans as
 a percentage of total loans.......    3.20%          4.06%         2.42%          1.67%          2.25%         2.41%
                                       ====           ====          ====           ====           ====          ====
Non-performing assets
 as a percentage of total assets...    2.62%          3.60%         2.02%          1.50%          2.12%         2.07%
                                       ====           ====          ====           ====           ====          ====

---------
(1) Includes home equity loans.

         Non-Accruing Loans. At December 31, 1997, the Bank had approximately $15.1 million in non-accruing loans, which constituted 2.9% of the Bank's total loan portfolio. As of such date, there were no non-accruing loans or aggregate non-accruing loans-to-one-borrower in excess of $1.0 million.

         For the year ended March 31, 1997 and for the nine months ended December 31, 1997, gross interest income which would have been recorded had the non-accruing loans been current in accordance with their original terms amounted to $1.5 million and $1.1 million, respectively. The amounts that were included in interest income on such loans were $937 thousand and $586 thousand for the year ended March 31, 1997, and for the nine months ended December 31, 1997, respectively, which represented actual receipts. During the periods shown, there were no troubled debt restructurings.

         Accruing Loans Contractually Past Due 90 Days or More. As of December 31, 1997, the Bank had approximately $1.3 million in accruing loans contractually past due 90 days or more. At December 31, 1997, there were no accruing loans contractually past due 90 days or more in excess of $1.0 million.

         Other Loans of Concern. As of December 31, 1997, there were $6.2 million of other loans not included in the table or discussed above where known information about the possible credit or other problems of borrowers caused management to have doubts as to the ability of the borrower to comply with present loan repayment terms.

         The largest of such other loans of concern was a $1.1 million commercial real estate loan. Although this loan is current and has never been delinquent, environmental issues related to the property require management to monitor this loan closely.

         There were no other loans in excess of $1.0 million being specially monitored by the Bank as of December 31, 1997. These loans have been considered by management in conjunction with the analysis of the adequacy of the allowance for loan losses.

         Allowance for Loan Losses. The allowance for loan losses is replenished through a provision for loan losses charged to operations. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. Recoveries on loans previously charged-off are credited to the allowance for loan losses. The allowance is an amount that management believes will be adequate to absorb losses on existing loans that may become uncollectible. Management's evaluation of the adequacy of the allowance for loan losses is performed on a periodic basis and takes into consideration such factors as the historical loan loss experience, changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect borrowers' ability to pay.

         Although management believes that it uses the best information available to determine the allowance, unforeseen market conditions could result in adjustments and net earnings could be significantly affected if circumstances differ substantially from the assumptions used in determining the level of the allowance. Future additions to the Bank's allowance will be the result of periodic loan, property and collateral reviews and thus cannot be predicted in advance. In addition, regulatory agencies, as an integral part of the examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based upon their judgment of the information available to them at the time of their examination. At December 31, 1997, the Bank had a total allowance for loan losses of $6.8 million, representing 41.2% of total non-performing loans.

         The following table sets forth an analysis of the Bank's allowance for loan losses for the periods indicated.

                                             Nine Months
                                                Ended                                  Year Ended March 31,
                                              December 31,   ---------------------------------------------------------------------
                                                 1997           1997          1996            1995          1994            1993
                                                 ----           ----          ----            ----          ----            ----
                                                                                 (Dollars in Thousands)
Total loans outstanding
 (end of period) .........................    $ 511,898      $ 493,019      $ 450,671      $ 438,875      $ 408,989      $ 389,805
                                              =========      =========      =========      =========      =========      =========
Average total loans
 outstanding(period to date) .............      509,634        471,295        444,645        424,187        422,752        376,218
                                              =========      =========      =========      =========      =========      =========
Allowance for loan losses
 at beginning of period ..................        5,872          3,546          3,187          2,917          1,999          1,994

Loan charge-offs:
  Residential real estate(1) .............         (391)          (162)          (111)           (88)            (9)          (360)
  Commercial real estate .................       (1,233)          (454)           (95)           (36)           (41)          (943)
  Commercial business(2) .................       (2,309)          (127)            --            (86)          (113)          (118)
  Manufactured home loans ................         (331)          (216)          (372)          (288)           (95)           (10)
  Financed insurance premiums ............       (1,608)        (1,070)          (573)          (711)           (97)          (939)
  Other consumer loans ...................          (81)           (41)           (46)           (54)           (31)          (323)
                                              ---------      ---------      ---------      ---------      ---------      ---------
     Total charge-offs ...................       (5,953)        (2,070)        (1,197)        (1,263)          (386)        (2,693)
                                              ---------      ---------      ---------      ---------      ---------      ---------
Loan recoveries:
  Residential real estate(1) .............            8              3             21             93             --              8
  Commercial real estate .................           17             11             16              7             --             45
  Commercial business(2) .................            7             74              6              4              1              1
  Manufactured home loans ................           82             45             70             33             18             15
  Financed insurance premiums ............          284            386            261            161             --             --
  Other consumer loans ...................           31             51             49             66             84             86
                                              ---------      ---------      ---------      ---------      ---------      ---------
     Total recoveries ....................          429            570            423            364            103            155
                                              ---------      ---------      ---------      ---------      ---------      ---------

Loan charge-offs, net
 of recoveries ...........................       (5,524)        (1,500)          (774)          (899)          (283)        (2,538)
Provision charged to
 operations ..............................        6,408          3,826          1,090          1,169          1,201          2,543
Allowance acquired from
 acquisition .............................           --             --             43             --             --             --
                                              ---------      ---------      ---------      ---------      ---------      ---------
Allowance for loan losses
 at end of period ........................        6,756          5,872          3,546          3,187          2,917          1,999
                                              =========      =========      =========      =========      =========      =========
Ratio of net charge-offs
 during the period to
 average loans outstanding
 during the period .......................         1.08%          0.32%          0.17%          0.21%          0.07%          0.67%
                                              =========      =========      =========      =========      =========      =========
Provision as a percentage
 of average loans ........................         1.26%          0.81%          0.25%          0.28%          0.28%          0.68%
                                              =========      =========      =========      =========      =========      =========
Allowance as a percentage
 of non-performing loans .................        41.24%         29.37%         32.57%         43.36%         31.67%         21.28%
                                              =========      =========      =========      =========      =========      =========
Allowance as a percentage
 of total loans (end
 of period) ..............................         1.32%          1.19%          0.79%          0.73%          0.71%          0.51%
                                              =========      =========      =========      =========      =========      =========

---------
(1)  Includes home equity and construction loans.
(2)  Includes warehouse lines of credit.

Allocation of the Allowance for Loan Losses

         The following table sets forth the allocation of the allowance for loan losses by category as prepared by the Bank. This allocation is based on management's assessment as of a given point in time of the risk characteristics of each of the component parts of the total loan portfolio and is subject to changes as and when the risk factors of each such component part change. The allocation is not indicative of either the specific amounts or the loan categories in which future charge-offs may be taken, nor should it be taken as an indicator of future loss trends. The allocation of the allowance to each category does not restrict the use of the allowance to absorb losses in any category.

                                                                                              March 31,
                                      December 31,            ----------------------------------------------------------------------
                                         1997                                1997                               1996
                            -------------------------------   --------------------------------   -----------------------------------
                                                  Percent                            Percent                              Percent
                                                  of Loans                           of Loans                             of Loans
                                      Percent of   in Each               Percent of   in Each                Percent of    in Each
                            Allowance  Allowance   Category   Allowance   Allowance   Category   Allowance    Allowance    Category
                            for Loan    to Total   to Total   for Loan    to Total    to Total    for Loan     to Total    to Total
                             Losses     Allowance   Loans      Losses     Allowance     Loans       Losses     Allowance     Loans
                             ------     ---------   -----      ------     ---------     -----       ------     ---------     -----
                                                                 (Dollars in Thousands)
Allocation of allowance
for loan losses:
Residential real estate(1)   $1,285       19.02%    55.10%    $  998       17.00%        56.14%    $  846        23.86%    54.47%
Commercial real estate ...    1,719       25.44     14.44        758       12.91         13.73        658        18.56     15.72
Commercial business ......      154        2.28      4.10      1,833       31.21          3.99        213         6.01      6.48
loans(2)
Manufactured home loans ..    1,879       27.81     19.20      1,040       17.71         18.79      1,049        29.58     17.84
Financed insurance .......    1,479       21.90      4.57      1,127       19.19          4.78        442        12.46      3.00
premiums
Other consumer loans .....      134        1.98      2.37         52        0.89          2.35         25         0.70      2.25
Net deferred loan costs
 and unearned discount ...       --          --      0.22         --          --          0.22         --           --      0.24
Unallocated ..............      106        1.57        --         64        1.09            --        313         8.83        --
                                ---        ----      ----         --        ----          ----        ---         ----      ----
  Total ..................   $6,756      100.00%   100.00%    $5,872      100.00%       100.00%    $3,546       100.00%   100.00%
                             ======                           ======                               ======


                                                                           March 31,
                            -------------------------------------------------------------------------------------------------------
                                         1995                                1994                               1993
                            -------------------------------   --------------------------------   ----------------------------------
                                                  Percent                            Percent                              Percent
                                                  of Loans                           of Loans                             of Loans
                                      Percent of   in Each               Percent of   in Each                Percent of    in Each
                            Allowance  Allowance   Category   Allowance   Allowance   Category   Allowance    Allowance    Category
                            for Loan    to Total   to Total   for Loan    to Total    to Total    for Loan     to Total    to Total
                             Losses     Allowance   Loans      Losses     Allowance     Loans       Losses     Allowance     Loans
                             ------     ---------   -----      ------     ---------     -----       ------     ---------     -----
                                                                 (Dollars in Thousands)
Allocation of allowance
for loan losses:
Residential real estate(1)   $  815       25.57%    59.21%    $  480       16.46%       58.76%      $  826       41.32%     57.35%
Commercial real estate ...      538       16.88     16.02        356       12.20        16.03          287       14.36      15.20
Commercial business ......      275        8.63      4.20        157        5.38         5.47          169        8.46       4.35
loans(2)
Manufactured home loans ..      699       21.93     16.45        418       14.33        15.96          334       16.71      20.23
Financed insurance .......      272        8.54      1.98        355       12.17         1.74          184        9.20       1.35
premiums
Other consumer loans .....       24        0.75      1.93         49        1.68         1.90           91        4.55       2.50
Net deferred loan costs
 and unearned discount ...       --          --      0.21         --          --         0.14           --          --      (0.98)
Unallocated ..............      564       17.70        --       1,102      37.78           --          108        5.40         --
                                ---       -----      ----       -----      -----         ----          ---        ----       ----
  Total ..................   $3,187      100.00%   100.00%     $2,917     100.00%      100.00%      $1,999      100.00%    100.00%
                             ======                            ======                               ======

-------------
(1)  Includes home equity and construction loans.
(2)  Includes warehouse lines of credit.

Investment Activities


         The Bank is authorized to invest in various types of liquid assets, including United States Treasury obligations, securities of various federal agencies, certain certificates of deposit of insured banks and savings institutions, certain bankers' acceptances, repurchase agreements and federal funds. Subject to various restrictions, the Bank may also invest its assets in investment grade commercial paper and corporate debt securities and mutual funds whose assets conform to the investments that the Bank is otherwise authorized to make directly. As of December 31, 1997, the Bank did not hold any securities to one issuer which exceeded 10% of equity, excluding securities issued by U.S. Government agencies.


           Generally, the investment policy of the Bank is to invest funds among various categories of investments and maturities based upon the Bank's need for liquidity, to achieve the proper balance between its desire to minimize risk and maximize yield, and, to a much lesser extent, to provide collateral for borrowings and to fulfill the Bank's asset/liability management policies. To date, the Bank's investment strategy has been directed toward high-quality assets (primarily federal agency obligations and high grade corporate debt securities) with short and intermediate terms (five years or less) to maturity. At December 31, 1997, the weighted average term to maturity or repricing of the security portfolio was 2.8 years. This did not take into account securities which may be called prior to their contractual maturity or repricing. See Notes 3 and 4 of the Notes to Consolidated Financial Statements for information regarding the maturities of the Bank's securities.

         Management determines the appropriate classification of securities at the time of purchase. If management has the intent and ability to hold debt securities to maturity, they are stated at amortized cost. If securities are purchased for the purpose of selling them in the near term, they are classified as trading securities and are reported at fair value with unrealized holding gains and losses reflected in current earnings. All other debt and marketable equity securities are classified as securities available for sale and are reported at fair value, with net unrealized gains or losses reported, net of income taxes, as a separate component of equity. As a member of the FHLB of New York, the Bank is required to hold FHLB of New York stock which is carried at cost since there is no readily available market value. Historically, the Bank has not held any securities considered to be trading securities.

         The following table sets forth the composition of the Bank's securities portfolios at the dates indicated. As of December 31, 1997, the Bank did not hold securities of any one issuer having an aggregate book value in excess of 10% of the Bank's equity.


                                                                                                  March 31,
                                                                       -------------------------------------------------------------
                                                  December 31, 1997           1997                  1996                  1995
                                                 ------------------    -----------------     ------------------   ------------------
                                                 Carrying     % of     Carrying    % of      Carrying     % of    Carrying    % of
                                                  Value       Total     Value      Total      Value       Total     Value     Total
                                                  -----       -----     -----      -----      -----       -----     -----     -----
                                                                             (Dollars in Thousands)
Securities available for sale, at fair value:
  U.S. Government and Agency securities.........   $36,943    85.35%    $37,329    81.82%    $33,452      65.05%    $2,937    29.78%
  Corporate debt securities.....................     6,339    14.65       8,294    18.18      17,977      34.95      6,926    70.22
                                                  --------    -----     -------  -------    --------    -------    -------   -------
    Total securities available for sale.........   $43,282   100.00%    $45,623   100.00%    $51,429     100.00%    $9,863   100.00%
                                                   =======   ======     =======   ======     =======     ======     ======   ======

Investment securities, at amortized cost:
  U.S. Government and Agency securities.........   $19,974    28.04%    $17,960    22.71%    $13,957      16.81%   $14,937    16.67%
  Mortgage-backed securities....................     4,517     6.34       3,050     3.86       4,221       5.09      2,591     2.89
  Corporate debt securities.....................    46,743    65.61      57,648    72.91      63,557      76.57     69,238    77.29
 State, county and municipal....................        10      .01         410      .52       1,268       1.53      2,820     3.15
                                                  -------- --------    -------- --------    --------   --------  ---------   ------
    Total investment securities.................   $71,244   100.00%    $79,068   100.00%    $83,003     100.00%   $89,586   100.00%
                                                   =======   ======     =======   ======     =======     ======    =======   ======

Investment securities, at fair value............   $71,608   100.51%    $78,753    99.60%    $83,122     100.14%   $87,608    97.79%
                                                   =======   ======     =======    =====     =======     ======    =======    =====

         The  following  table sets forth  information  regarding  the scheduled maturities, amortized cost, and weighted average yields for the Bank's securities portfolios at December 31, 1997 by contractual maturity. The table does not take into consideration the effects of scheduled repayments or possible prepayments.

                                 Less than 1 year        1 to 5 years         5 to 10 years        Over 10 years
                              ---------------------  --------------------  --------------------  --------------------
                                           Weighted              Weighted              Weighted              Weighted
                               Amortized   Average   Amortized   Average   Amortized   Average   Amortized   Average
                                 Cost       Yield      Cost       Yield      Cost       Yield      Cost       Yield
                                 ----       -----      ----       -----      ----       -----      ----       -----
                                                       (Dollars in Thousands)
Securities available
 for sale:
 U.S. Government and
  Agency securities .........   $    --      --%   $   33,955     6.38%      $3,000     6.94%    $   --        --%
 Corporate debt
  securities ................     1,000    7.27         5,274     6.88           --       --         --        --
                                --------   -----    ---------     ----       ------     ----      -----       ----
 Total securities
  available for sale ........   $ 1,000    7.27%      $39,229     6.45%      $3,000     6.94%    $   --        --%
                                =======    =====    =========     =====      ======     =====    ======       ====
Investment securities:
 U.S. Government
  and Agency securities .....   $ 4,998    5.34%      $14,976     6.41%      $   --        --%   $    --       --%
 Mortgage-backed securities .        --      --           280     6.00        2,586      7.22       1,651    6.88
 Corporate debt securities ..    20,894    6.21        24,863     6.72          986      6.64          --      --
 State, county and municipal         --      --            --       --           10      9.32          --      --
                                -------    -----      -------     -----      ------      ----    --------    -----
  Total investment securities   $25,892    6.04%      $40,119     6.60%      $3,582      7.07%   $  1,651    6.88%
                                =======    =====      =======     =====      =======     =====   ========    =====


                                      Total Securities
                              --------------------------------
                                            Weighted
                              Amortized     Average       Fair
                                 Cost        Yield       Value
                                 ----        -----       -----
                                    (Dolars in Thousands)
Securities available
 for sale:
 U.S. Government and
  Agency securities ........   $ 36,955      6.43%      $36,943
 Corporate debt
  securities ................     6,274      6.94         6,339
                                -------      -----      -------
 Total securities
  available for sale ........  $ 43,229      6.50%      $43,282
                                =======      =====      =======
Investment securities:
 U.S. Government
  and Agency securities .....  $ 19,974      6.14%      $20,034
 Mortgage-backed securities .     4,517      7.02         4,515
 Corporate debt securities ..    46,743      6.49        47,049
 State, county and municipal         10      9.32            10
                               --------      ----       -------
  Total investment securities  $ 71,244      6.43%      $71,608
                                =======      =====      =======

Sources of Funds

         General. The Bank's primary sources of funds are deposits, amortization
and  prepayment  of  loan  principal,   maturities  of  securities,   short-term
investments, funds provided from operations and borrowings.

         Deposits. HCSI offers a variety of deposit accounts having a range of interest rates and terms. The Bank's deposits consist of passbook and statement savings accounts, money market accounts, transaction accounts, and time deposits currently ranging in terms from three months to six years. The Bank only solicits deposits from its primary market area and does not have brokered deposits. The Bank relies primarily on competitive pricing policies, advertising and customer service to attract and retain these deposits. At December 31, 1997, the Bank's deposits totaled $586.2 million, of which $549.8 million were interest bearing deposits.

         The flow of deposits is influenced significantly by general economic conditions, changes in money market and prevailing interest rates, and competition. The variety of deposit accounts offered by the Bank has allowed it to be competitive in obtaining funds and to respond with flexibility to changes in consumer demand. The Bank has become more susceptible to short-term fluctuations in deposit flows, as customers have become more interest rate conscious. The Bank manages the pricing of its deposits in keeping with its asset/liability management, liquidity and profitability objectives. Based on its experience, the Bank believes that its passbook and statement savings, money market accounts and transaction accounts are relatively stable sources of deposits. However, the ability of the Bank to attract and maintain time deposits and the rates paid on these deposits has been and will continue to be significantly affected by market conditions.

         The following table illustrates the Bank's deposit flows by account type during the periods indicated.

                                                           Time       N.O.W./Money        Non-interest                  Total Number
                                         Savings         Deposits         Markets            Bearing          Total      of Accounts
                                         -------         --------         -------            -------          -----      -----------
                                                                                   (Dollars In Thousands)
Balance as of March 31, 1995........    $138,621          $263,840        $92,511             $19,479         $514,451
Net deposits/withdrawals............    (12,864)            22,201        (1,524)               9,004           16,817
Interest credited...................       4,275            16,713          2,932                 ---           23,920
                                       ---------        ----------      ---------          ----------       ----------

Balance as of March 31, 1996........     130,032           302,754         93,919              28,483          555,188      60,138
Net deposits/withdrawals............       1,554          (13,095)        (4,403)                 274         (15,670)
Interest credited...................       4,523            17,727          2,831                 ---           25,081
                                      ----------          --------      ---------           ---------         --------

Balance as of March 31, 1997........     136,109           307,386         92,347              28,757          564,599      63,866
Net deposits/withdrawals............         790           (5,618)          (479)               7,664            2,357
Interest credited...................       3,584            13,513          2,178                 ---           19,275
                                      ----------         ---------      ---------          ----------       ----------

Balance as of December 31, 1997.....    $140,483          $315,281        $94,046             $36,421         $586,231      76,854
                                        ========          ========        =======             =======         ========

         The following tables sets forth the dollar amount of deposits in the various types of deposit programs offered by the Bank as of the dates indicated.

                                                                                             Balance as of
                                          Balance as of                                        March 31,
                                           December 31,        ---------------------------------------------------------------------
                                              1997                    1997                      1996                  1995
                                      ---------------------    -------------------     ---------------------   ---------------------
                                                   Percent                Percent                   Percent                 Percent
                                       Amount      of Total    Amount     of Total     Amount       of Total    Amount      of Total
                                       ------      --------    ------     --------     ------       --------    ------      --------
                                                                              (Dollars in Thousands)
Savings accounts
 (3.00% to 3.92%) ..............     $140,483         23.97%  $136,109      24.11%   $130,032          23.42%  $138,621       26.94%
N.O.W. and money
 market accounts
(2.00% to 4.88%) ...............       94,046         16.04     92,347      16.36      93,919          16.92     92,511       17.98

Time deposits:

2.00 - 2.99% ...................          470          0.08         --         --          --             --         --          --
3.00 - 3.99% ...................          419          0.07        824       0.15         958           0.17      6,625        1.29
4.00 - 4.99% ...................        3,497          0.60     15,319       2.71      32,165           5.79     44,052        8.56
5.00 - 5.99% ...................      259,419         44.25    228,732      40.51     149,852          26.99     93,839       18.24
6.00 - 6.99% ...................       15,659          2.67     27,070       4.79      84,703          15.26     86,972       16.91
7.00 - 7.99% ...................       35,817          6.11     35,441       6.28      34,516           6.22     31,024        6.03
8.00 - 8.99% ...................           --         --            --         --         560           0.10      1,328        0.26
                                     --------        ------    -------      -----      -------         -----     ------      ------
  Total time
    deposit accounts ...........      315,281         53.78    307,386      54.44     302,754          54.53    263,840       51.29
                                     --------        ------   --------      -----    --------         ------    -------      ------
Non-interest bearing
 accounts ......................       36,421          6.21     28,757       5.09      28,483           5.13     19,479        3.79
Total deposits .................     $586,231        100.00%  $564,599     100.00%   $555,188         100.00%  $514,451      100.00%
                                     ========        ======   ========     ======    ========         ======   ========      ======

         The following table shows rate and maturity information for the Bank's time deposits as of December 31, 1997.


                                                              Amount Due
                 -----------------------------------------------------------------------------------------------------------
                   12 month      12 month        12 month         12 month         12 month
                 period ended   period ended    period ended     period ended     period ended
                 December 31,   December 31,    December 31,     December 31,     December 31,
                    1998          1999             2000             2001             2002          Thereafter          Total
                    ----          ----             ----             ----             ----          ----------          -----
                                      (In Thousands)
Interest Rate
2.00 - 2.99%..... $    470       $    ---          $   ---       $   ---        $    ---          $   ---            $    470
3.00 - 3.99%.....      419            ---              ---           ---             ---              ---                 419
4.00 - 4.99%.....    3,377            120              ---           ---             ---              ---               3,497
5.00 - 5.99%.....  164,824         69,240           14,155         8,364           2,037              799             259,419
6.00 - 6.99%.....    7,737          5,609            1,203           902             208              ---              15,659
7.00 - 7.99%.....    1,533         26,050            2,824         5,410             ---              ---              35,817
8.00 - 8.99%.....      ---            ---              ---           ---             ---              ---                 ---
                  --------       --------          -------       -------          ------           ------            --------
   Total......... $178,360       $101,019          $18,182       $14,676          $2,245           $  799            $315,281
                  ========       ========          =======       =======          ======           ======            ========

         The following table indicates, as of December 31, 1997, the amount of the Bank's time deposits of $100,000 or more by time remaining until maturity.

                                                                  Maturity
                                             -----------------------------------------------
                                             3 Months       3 to 6       6 to 12        Over
                                              or Less       Months       Months       12 Months      Total
                                              -------       ------       ------       ---------      -----
                                                                     (In Thousands)
Time Deposits of $100,000 or more.......     $ 5,861        $4,401      $11,839       $20,344      $42,445


         Borrowings. Although deposits are the Bank's primary source of funds, the Bank's practice has been to utilize borrowings when they are a less costly source of funds, can be invested at a positive interest rate spread or when the Bank needs additional funds to satisfy loan demand.

         HCSI's borrowings historically have consisted of advances from the FHLB of New York. Such advances can be made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. The Bank currently maintains available lines of credit and is currently authorized to borrow up to $65.2 million on lines of credit with the FHLB of New York. At December 31, 1997, the Bank had outstanding $2.0 million in borrowings from the FHLB of New York. See Note 15 of the Notes to Consolidated Financial Statements. The Bank may increase its borrowings in order to fund the acquisition of additional securities following the conversion.

Subsidiary and Other Activities

         Hudson City Associates, Inc. Hudson City Associates, Inc. ("HCAI"), a wholly owned subsidiary of the Bank, was incorporated in 1984 but remained inactive until 1990. In 1990, HCAI formed a partnership known as Premium Payment Plan (referred to herein as "PPP"), pursuant to which the Bank provides premium financing for non-standard and sub-standard personal automobile insurance and certain lines of commercial insurance. See "Lending Activities -- Consumer Lending."

         Hudson River Mortgage Corporation. A wholly owned subsidiary of the Bank, Hudson River Mortgage Corporation ("HRMC") was organized in 1996 to broker mortgages to the Bank and other financial institutions.


         Hudson River Funding Corp. Hudson River Funding Corp. ("HRFC") is a Real Estate Investment Trust formed in 1997 to enhance liquidity, portfolio yields and capital growth. The Bank funded HRFC with approximately $185.0 million of earning assets consisting of residential mortgage loans, commercial real estate loans, home equity loans, home improvement loans and debt securities. Interest income earned on the assets held by HRFC is passed through to the Bank in the form of dividends.


         Trust Operations. The Bank began operating a trust department in 1995. The Trust Department provides trust-related services for a variety of trust account types, including personal trusts and estates and employee benefit trusts. The Trust Department is administered by the Trust

Committee of the Bank. Income from the Trust Department is currently an immaterial portion of the Bank's total other operating income.

Competition

         HCSI faces strong competition, both in originating real estate and other loans and in attracting deposits. Competition in originating real estate loans comes primarily from other savings institutions, commercial banks, credit unions and mortgage bankers making loans secured by real estate located in the Bank's primary market area. Other savings institutions, commercial banks, credit unions and finance companies provide vigorous competition in consumer lending. The Bank also faces strong competition in its efforts to provide insurance premium financing through PPP from a variety of other lenders, some of which have much greater assets and resources than the Bank.

         The Bank attracts all of its deposits through its branch offices, primarily from the communities in which those branch offices are located; therefore, competition for those deposits is principally from mutual funds and other savings institutions, commercial banks and credit unions located in the same communities. The Bank competes for these deposits by offering a variety of deposit accounts at competitive rates, convenient business hours, and convenient branch locations with interbranch deposit and withdrawal privileges. Automated teller machine facilities are also available.

Employees

         At December 31, 1997, the Bank had 269 full-time employees and 30 part-time employees. The Bank's employees are not represented by any collective bargaining group. Management considers its employee relations to be good.

Properties

         The Bank conducts its business at its main office and 11 other banking offices. The following table sets forth information relating to each of the Bank's offices as of December 31, 1997. The net book value of the Bank's premises and equipment (including land, building and leasehold improvements and furniture, fixtures and equipment) at December 31, 1997 was $15.8 million. See
Note 7 of Notes to Consolidated Financial Statements. HCSI believes that its current facilities are adequate to meet the present and foreseeable needs of the Bank and the Holding Company, subject to possible future expansion.


                                                                                            Total
                                                         Owned            Lease          Approximate
                                           Date            or           Expiration          Square       Net Book
Location                                 Acquired        Leased            Date            Footage         Value
--------                                 --------        ------            ----            -------         -----

Main Office:

One Hudson City Centre(1)                  1990          Owned             ---              64,433       $ 8,611,213
Corner of State and Green Streets
Hudson, New York 12534

Branch Offices:

Coleman Street                             1970          Owned             ---              6,330            402,466
Chatham, New York 12037

Route 9 (3)                                1994          Owned             ---              4,873          1,508,599
Valatie, New York 12184

Church Street                              1974          Owned             ---              1,798            270,073
Copake, New York 12516

Route 20 and McClellen                     1975          Owned             ---              3,260            269,316
Nassau, New York 12123

23 Fairview Plaza                          1983          Leased       April 1998(5)         4,500             48,368
160 Fairview Avene
Hudson, New York 12534

41 State Street                            1989          Leased     September 1999(5)       3,200              1,038
Albany, New York 12201

Greenport Town Center(2)                   1994          Leased        June 1999(5)          362              32,148
Fairview Avenue
Hudson, New York 12534

Route 44 East                              1994          Owned             ---              2,560            269,508
Millerton, New York 12546

622 Columbia Turnpike (4)                  1996          Owned/        July 2000(5)         2,996            643,478
East Greenbush, New York 12061                           Leased

3-93 Carman Road                           1996          Leased      December 2000(5)       2,300            137,638
Schenectady, New York 12303

2628 Route 23(2)                           1997          Leased        May 2002(5)           374              34,807
Hillsdale, New York 12529

------------
(1) On January 5, 1998, the Bank's Warren Street branch was relocated to the Bank's main office.
(2)  Banking operations are located inside of supermarkets at these locations.
(3)  Branch relocated to this address in 1994 from previous location.
(4)  Bank owns the building and leases the land.
(5)  Does not include renewable terms.

Legal Proceedings


         HCSI is involved as plaintiff or defendant in various legal actions arising in the normal course of its business. While the ultimate outcome of these proceedings cannot be predicted with certainty, management, after consultation with counsel representing HCSI in the proceedings, does not expect that the resolution of these proceedings will have a material effect on the Bank's financial condition and results of operations.


                                   REGULATION


         Set forth below is a brief description of the laws and regulations applicable to the Holding Company and the Bank which management currently believes are material to an investor's decision whether to purchase Holding Company Common Stock in the Offering. No assurance can be given, however, that under certain circumstances, other laws and regulations will not be applicable to and materially affect the Holding Company and the Bank. The description of the laws and regulations hereunder, as well as descriptions of laws and regulations contained elsewhere herein, does not purport to be complete and is qualified in its entirety by reference to applicable laws and regulations.


The Holding Company


         General. Upon consummation of the Conversion, the Holding Company will become subject to regulation as a savings and loan holding company under the Home Owners Loan Act, as amended ("HOLA"), instead of being subject to regulation as a bank holding company under the Bank Holding Company Act of 1956 because the Bank has made an election under Section 10(1) of HOLA to be treated as a "savings association" for purposes of Section 10(e) of HOLA. As a result, the Company will be required to register with the OTS and will be subject to OTS regulations, examinations, supervision and reporting requirements relating to savings and loan holding companies. The Holding Company will also be required to file certain reports with, and otherwise comply with the rules and regulations of, the New York State Banking Board (the "NYBB" or the "Board" and the
Securities and Exchange Commission ("SEC"). As a subsidiary of a savings and loan holding company, the Bank will be subject to certain restrictions in its dealings with the Company and affiliates thereof.


         Activities Restrictions. Upon consummation of the Conversion, the Bank will be the sole savings association subsidiary of the Holding Company. There are generally no restrictions on the activities of a savings and loan holding company which holds only one subsidiary savings institution. However, if the Director of the OTS determines that there is reasonable cause to believe that the continuation by a savings and loan holding company of an activity constitutes a serious risk to the financial safety, soundness or stability of its subsidiary savings institution, he may impose such restrictions as are deemed necessary to address such risk, including limiting (i) payment of dividends by the savings institution; (ii) transactions between the savings institution and its affiliates; and (iii) any activities of the savings institution that might create a serious risk that the liabilities of the holding company and its affiliates may be imposed on the savings institution. Notwithstanding the above rules as to permissible business activities of unitary savings and loan holding companies, if the savings institution subsidiary of such a holding company fails to meet the qualified thrift lender

("QTL") test, as discussed under "--Qualified Thrift Lender Test," then such unitary holding company also shall become subject to the activities restrictions applicable to multiple savings and loan holding companies and, unless the savings institution requalifies as a QTL within one year thereafter, shall register as, and become subject to the restrictions applicable to, a bank holding company. See "--Qualified Thrift Lender Test."

         If the Holding Company were to acquire control of another savings institution, other than through merger or other business combination with the Bank, the Holding Company would thereupon be become a multiple savings and loan holding company. Except where such acquisition is pursuant to the authority to approve emergency thrift acquisitions and where each subsidiary savings institution meets the QTL test, as set forth below, the activities of the Holding Company and any of its subsidiaries (other than the Bank or other subsidiary savings institutions) would thereafter be subject to further restrictions. Among other things, no multiple savings and loan holding company or subsidiary thereof which is not a savings institution shall commence or continue for a limited period of time after becoming a multiple savings and loan holding company or subsidiary thereof any business activity other than: (i) furnishing or performing management services for a subsidiary savings institution; (ii) conducting an insurance agency or escrow business; (iii) holding, managing, or liquidating assets owned by or acquired from a subsidiary savings institution; (iv) holding or managing properties used or occupied by a subsidiary savings institution; (v) acting as trustee under deeds of trust; (vi) those activities authorized by regulation as of March 5, 1987 to be engaged in by multiple savings and loan holding companies; or (vii) unless the Director of the OTS by regulation prohibits or limits such activities for savings and loan holding companies, those activities authorized by the FRB as permissible for bank holding companies. Those activities described in clause (vii) above also must be approved by the Director of the OTS prior to being engaged in by a multiple savings and loan holding company.

         Qualified Thrift Lender Test. Under Section 2303 of the Economic Growth and Regulatory Paperwork Reduction Act of 1996, a savings association can comply with the QTL test by either meeting the QTL test set forth in the HOLA and implementing regulations or qualifying as a domestic building and loan association as defined in Section 7701(a)(19) of the Internal Revenue Code of 1986, as amended. A savings bank subsidiary of a savings and loan holding company that does not comply with the QTL test must comply with the following restrictions on its operations: (i) the institution may not engage in any new activity or make any new investment, directly or indirectly, unless such activity or investment is permissible for a national bank; (ii) the branching powers of the institution shall be restricted to those of a national bank, (iii) the institution shall not be eligible to obtain any advances from its FHLB; and
(iv) payment of dividends by the institution shall be subject to the rules regarding payment of dividends by a national bank. Upon the expiration of three years from the date the savings institution ceases to meet the QTL test, it must cease any activity and not retain any investment not permissible for a national bank and immediately repay any outstanding FHLB advances (subject to safety and soundness considerations).

         The QTL test set forth in the HOLA requires that qualified thrift investments ("QTls") represent 65% of portfolio assets of the savings institution and its consolidated subsidiaries. Portfolio assets are defined as total assets less intangibles, property used by a savings association in its business and liquidity investments in an amount not exceeding 20% of assets. Generally, QTls are residential housing related assets. The 1996 amendments allow small business loans, credit card loans, student loans and loans for personal, family and household purposes to be included without limitation as qualified investments. At December 31, 1997, approximately 88% of the Bank's assets were invested in QTIs, which was in excess of the percentage required to qualify the Bank under the QTL test in effect at that time.

         Limitations on Transactions with Affiliates. Transactions between savings institutions and any affiliate are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a savings institution is any company or entity which controls, is controlled by or is under common control with the savings institution. In a holding company context, the parent holding company of a savings institution (such as the Company) and any companies which are controlled by such parent holding company are affiliates of the savings institution. Generally, Sections 23A and 23B (i) limit the extent to which the savings institution or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such institution's capital stock and surplus, and contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus and
(ii) require that all such transactions be on terms substantially the same, or, at least as favorable, to the institution or subsidiary as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, purchase of assets, issuance of a guarantee and other similar transactions.

         In addition, Sections 22(g) and (h) of the Federal Reserve Act place restrictions on loans to executive officers, directors and principal stockholders. Under Section 22 (h), loans to a director, an executive officer and to a greater than 10% stockholder of a savings institution, and certain affiliated interests of either, may not exceed, together with all other outstanding loans to such person and affiliated interests, the savings institution's loans to one borrower limit (generally equal to 15% of the institution's unimpaired capital and surplus). Section 22(h) also requires that loans to directors, executive officers and principal stockholders be made on terms substantially the same as offered in comparable transactions to other persons unless the loans are made pursuant to a benefit or compensation program that (i) is widely available to employees of the institution and (ii) does not give preference to any director, executive officer or principal stockholder, or certain affiliated interests of either, over other employees of the savings institution. Section 22(h) also requires prior board approval for certain loans. In addition, the aggregate amount of extensions of credit by a savings institution to all insiders cannot exceed the institution's unimpaired capital and surplus. Furthermore, Section 22(g) places additional restrictions on loans to executive officers. At December 31, 1997, the Bank was in compliance with the above restrictions.

         Restrictions on Acquisitions. Except under limited circumstances, savings and loan holding companies are prohibited from acquiring, without prior approval of the Director, (i) control of any other savings institution or savings and loan holding company or substantially all the assets thereof or (ii) more than 5% of the voting shares of a savings institution or holding company thereof which is not a subsidiary. Except with the prior approval of the Director, no director or officer of a savings and loan holding company or person owning or controlling by proxy or otherwise more than 25% of such company's stock, may acquire control of any savings institution, other than a subsidiary savings institution, or of any other savings and loan holding company.

         The Director may only approve acquisitions resulting in the formation of a multiple savings and loan holding company which controls savings institutions in more than one state if (i) the multiple savings and loan holding company involved controls a savings institution which operated a home or branch office located in the state of the institution to be acquired as of March 5, 1987; (ii) the acquiror is authorized to acquire control of the savings institution pursuant,,to the emergency acquisition provisions of the Federal Deposit Insurance Act ("FDIA"); or (iii) the statutes of the state in which the institution to be acquired is located specifically permit institutions to be acquired by the state-chartered institutions or savings and loan holding companies located in the state where the acquiring entity is located (or by a holding company that controls such state chartered savings institutions).

         Federal Securities Laws. The Company has filed with the SEC a registration statement under the Securities Act, for the registration of the Common Stock to be issued pursuant to the Conversion. Upon completion of the Conversion, the Company's Common Stock will be registered with the SEC under
Section 12(g) of the Exchange Act. The Company will then be subject to the proxy and tender offer rules, insider trading reporting requirements and restrictions, and certain other requirements under the Exchange Act.

         The registration under the Securities Act of shares of the Common Stock to be issued in the Conversion does not cover the resale of such shares. Shares of Common Stock purchased by persons who are not affiliates of the Company may be sold without registration. Shares purchased by an affiliate of the Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks.

The Bank


         General. The Bank is subject to extensive regulation and examination by the NYSBD, as its chartering authority, and by the FDIC, as the insurer of its deposits, and, upon Conversion, will be subject to certain requirements established by the OTS as a result of the Company's savings and loan holding company status. The federal and state laws and regulations which are applicable to banks regulate, among other things, the scope of their business, their investments, their reserves against deposits, the timing of the availability of deposited funds and the nature and amount of and collateral for certain loans. The Bank must file reports with the NYSBD and the FDIC concerning its activities and financial condition, in addition to obtaining regulatory approvals prior to entering into certain transactions such as establishing branches and mergers with, or acquisitions of, other depository institutions. There are periodic examinations by the NYSBD and the FDIC to test the Bank's compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such regulation, whether by the NYSBD, the FDIC or as a result of the enactment of legislation, could have a material adverse impact on the Company, the Bank and their operations.


         Capital Requirements. The FDIC has promulgated regulations and adopted a statement of policy regarding the capital adequacy of state-chartered banks which, like the Bank, will not be members of the Federal Reserve System.

         The FDIC's capital regulations establish a minimum 3.0% Tier I leverage capital requirement for the most highly-rated state-chartered, non-member banks, with an additional cushion of at least 100 to 200 basis points for all other state-chartered, non-member banks, which effectively will increase the minimum Tier I leverage ratio for such other banks to 4.0% to 5.0% or more. Under the FDIC's regulation, the highest-rated banks are those that the FDIC determines are not anticipating or experiencing significant growth and have well diversified risk, including no undue interest rate risk exposure, excellent asset quality, high liquidity, good earnings and, in general, which are considered a strong banking organization and are rated composite I under the Uniform Financial Institutions Rating System. Leverage or core capital is defined as the sum of common stockholders' equity (including retained earnings), noncumulative perpetual preferred stock and related surplus, and minority interests in consolidated subsidiaries, minus all intangible assets other than certain qualifying supervisory goodwill and certain mortgage servicing rights.

         The FDIC also requires that savings banks meet a risk-based capital standard. The risk-based capital standard for savings banks requires the maintenance of total capital (which is defined as Tier 1 capital and supplementary (Tier 2) capital) to risk-weighted assets of 8%. In determining the amount of risk-weighted assets, all assets, plus certain off-balance sheet assets, are multiplied by a risk-weight of 0% to 100%, based on the risks the FDIC believes are inherent in the type of asset or item. The components of Tier I capital are equivalent to those discussed above under the 3% leverage capital standard. The components of supplementary capital include certain perpetual preferred stock, certain mandatory convertible securities, certain subordinated debt and intermediate preferred stock and general allowances for loan and lease losses. Allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, the amount of capital counted toward supplementary capital cannot exceed 100% of core capital. At December 31, 1997, the Bank met each of its capital requirements.

         In August 1995, the FDIC, along with the other federal banking agencies, adopted a regulation providing that the agencies will take account of the exposure of a bank's capital and economic value to changes in interest rate risk in assessing a bank's capital adequacy. According to the agencies, applicable considerations include the quality of the bank's interest rate risk management process, the overall financial condition of the bank and the level of other risks at the bank for which capital is needed. Institutions with significant interest rate risk may be required to hold additional capital. The agencies recently issued a joint policy statement providing guidance on interest rate risk management, including a discussion of the critical factors affecting the agencies' evaluation of interest rate risk in connection with capital adequacy. The agencies have determined not to proceed with a previously issued proposal to develop a supervisory framework for measuring interest rate risk and an explicit capital component for interest rate risk.


         See "--Capital Requirements" for information with respect to the Bank's historical leverage and risk-based capital at December 31, 1997 and pro forma after giving effect to the issuance of shares in the Offerings.

         Activities and Investments of New York-Chartered Savings Banks. The Bank derives its lending, investment and other authority primarily from the applicable provisions of New York State Banking Law and regulations, as limited by FDIC regulations and other federal laws and regulations. See "--Activities and Investments of FDIC-Insured State--Chartered Banks." These New York laws and regulations authorize savings banks, including the Bank, to invest in real estate mortgages, consumer and commercial loans, certain types of debt securities, including certain corporate debt securities and obligations of federal, State and local governments and agencies, certain types of corporate equity securities and certain other assets. Under the statutory authority for investing in equity securities, a savings bank may directly invest up to 7.5% of its assets in certain corporate stock and may also invest up to 7.5% of its assets in certain mutual fund securities. Investment in stock of a single corporation is limited to the lesser of 2% of the outstanding stock of such corporation or 1% of the savings bank's assets, except as set forth below. Such equity securities must meet certain tests of financial performance. A savings bank's lending powers are not subject to percentage of asset limitations, although there are limits applicable to single borrowers. A savings bank may also, pursuant to the "leeway" authority, make investments not otherwise permitted under the New York State Banking Law. This authority permits investments in otherwise impermissible investments of up to 1% of the savings bank's assets in any single investment, subject to certain restrictions and to an aggregate limit for all such investments of up to 5% of assets. Additionally, in lieu of investing in such securities in accordance with the reliance upon the specific investment authority set forth in the New York State Banking Law, savings banks are authorized to elect to invest under a "prudent person" standard in a wider range of debt and equity securities as compared to the types of investments permissible under such specific investment authority. However, in the event a savings bank elects to utilize the "prudent person" standard, it will be unable to avail itself of the other provisions of the New York State Banking Law and regulations which set forth specific investment authority. A New York chartered stock savings bank may also exercise trust powers upon approval of the Department.

         New York-chartered savings banks may also invest in subsidiaries under their service corporation investment power. A savings bank may use this power to invest in corporations that engage in various activities authorized for savings banks, plus any additional activities which may be authorized by the NYBB. Investment by a savings bank in the stock, capital notes and debentures of its service  corporations  is limited to 3% of the bank's  assets, and such investments, together with the bank's loans to its service corporations, may not exceed 10% of the savings bank's assets.

         With certain limited exceptions, a New York-chartered savings bank may not make loans or extend credit for commercial, corporate or business purposes (including lease financing) to a single borrower, the aggregate amount of which would be in excess of 15% of the bank's net worth. The Bank currently complies with all applicable loans-to-one-borrower limitations.

         Activities and Investments of FDIC-Insured State-Chartered Banks. The activities and equity investments of FDIC-insured, state-chartered banks are generally limited to those that are permissible for national banks. Under regulations dealing with equity investments, an insured state bank generally may not directly or indirectly acquire or retain any equity investment of a type, or in an amount, that is not permissible for a national bank. An insured state bank is not prohibited from, among other things, (i) acquiring or retaining a majority interest in a subsidiary, (ii) investing as a limited partner in a partnership the sole purpose of which is direct or indirect investment in the acquisition, rehabilitation or new construction of a qualified housing project, provided that such limited partnership investments may not exceed 2% of the bank's total assets, (iii) acquiring up to 10% of the voting stock of a company that solely provides or reinsures directors', trustees' and officers' liability insurance coverage or bankers' blanket bond group insurance coverage for insured depository institutions, and (iv) acquiring or retaining the voting shares of a depository institution if certain requirements are met. In addition, an FDIC-insured state-chartered bank may not directly, or indirectly through a subsidiary, engage as "principal" in any activity that is not permissible for a national bank unless the FDIC has determined that such activities would pose no risk to the insurance fund of which it is a member and the bank is in compliance with applicable regulatory capital requirements.

         Regulatory Enforcement Authority. Applicable banking laws include substantial enforcement powers available to federal banking regulators. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions against banking organizations and institution-affiliated parties, as defined. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with regulatory authorities.

         Under the New York State Banking Law, the Department may issue an order to a New York- chartered banking institution to appear and explain an apparent violation of law, to discontinue unauthorized or unsafe practices and to keep prescribed books and accounts. Upon a finding by the Department that any director, trustee or officer of any banking organization has violated any law, or has continued unauthorized or unsafe practices in conducting the business of the banking organization after having been notified by the Department to discontinue such practices, such director, trustee or officer may be removed from office by the Department after notice and an opportunity to be heard. The Bank does not know of any past or current practice, condition or violation that might lead to any proceeding by the Department against the Bank or any of its

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


directors or officers. The Department also may take possession of a banking organization under specified statutory criteria.

         Prompt Corrective Action. Section 38 of the Federal Deposit Insurance Act ("FDIA") provides the federal banking regulators with broad power to take "prompt corrective action" to resolve the problems of undercapitalized institutions. The extent of the regulators' powers depends on whether the institution in question is "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Under regulations adopted by the federal banking regulators, an institution shall be deemed to be (i) "well capitalized" if it has total risk-based capital ratio of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a Tier I leverage capital ratio of 5.0% or more and is not subject to specified requirements to meet and maintain a specific capital level for any capital measure, (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier I risk-based capital ratio of 4.0% or more and a Tier I leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized,"
(iii) "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a Tier I leverage capital ratio that is less than 4.0% (3.0% under certain circumstances), (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0% or a Tier I leverage capital ratio that is less than 3.0%, and (v) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%. The regulations also provide that a federal banking regulator may, after notice and an opportunity for a hearing, reclassify a "well capitalized" institution as "adequately capitalized" and may require an "adequately capitalized" institution or an "undercapitalized" institution to comply with supervisory actions as if it were in the next lower category if the institution is in an unsafe or unsound condition or engaging in an unsafe or unsound practice. The federal banking regulator may not, however, reclassify a "significantly undercapitalized" institution as "critically undercapitalized."

         An institution generally must file a written capital restoration plan which meets specified requirements, as well as a performance guaranty by each company that controls the institution, with an appropriate federal banking regulator within 45 days of the date that the institution receives notice or is deemed to have notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Immediately upon becoming undercapitalized, an institution becomes subject to statutory provisions which, among other things, set forth various mandatory and discretionary restrictions on the operations of such an institution.

         At December 31, 1997, the Bank had capital levels which qualified it as a "well capitalized" institution.

         FDIC Insurance Premiums. The Bank is a member of the BIF administered by the FDIC but has accounts insured by both the BIF and the SAIF. The SAIF-insured accounts are held by the Bank as a result of certain acquisitions and branch purchases and amounted to $4.1 million as of December 31, 1997. As insurer, the FDIC is authorized to conduct examinations of, and to require reporting by, FDIC-insured institutions. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a serious threat to the FDIC.

         The FDIC may terminate the deposit insurance of any insured depository institution, including the Bank, if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of the termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances which would result in termination of the Bank's deposit insurance.

         Brokered Deposits. The FDIA restricts the use of brokered deposits by certain depository institutions. Under the FDIA and applicable regulations, (i) a "well capitalized insured depository institution" may solicit and accept, renew or roll over any brokered deposit without restriction, (ii) an "adequately capitalized insured depository institution" may not accept, renew or roll over any brokered deposit unless it has applied for and been granted a waiver of this prohibition by the FDIC and (iii) an "undercapitalized insured depository institution" may not (x) accept, renew or roll over any brokered deposit or (y) solicit deposits by offering an effective yield that exceeds by more than 75 basis points the prevailing effective yields on insured deposits of comparable maturity in such institution's normal market area or in the market area in which such deposits are being solicited. The term "undercapitalized insured depository institution" is defined to mean any insured depository institution that fails to meet the minimum regulatory capital requirement prescribed by its appropriate federal banking agency. The FDIC may, on a case-by-case basis and upon application by an adequately capitalized insured depository institution, waive the restriction on brokered deposits upon a finding that the acceptance of brokered deposits does not constitute an unsafe or unsound practice with respect to such institution. The Bank had no brokered deposits outstanding at December 31, 1997.


         Community Investment and Consumer Protection Laws. In connection with its lending activities, the Bank is subject to a variety of federal laws designed to protect borrowers and promote lending to various sectors of the economy and population. Included among these are the federal Home Mortgage Disclosure Act, Real Estate Settlement Procedures Act, Truth-in-Lending Act, Equal Credit Opportunity Act, Fair Credit Reporting Act and Community Reinvestment Act ("CRA").


         The CRA requires insured institutions to define the communities that they serve, identify the credit needs of those communities and adopt and implement a "Community Reinvestment Act Statement" pursuant to which they offer credit products and take other actions that respond to the credit needs of the community. The responsible federal banking regulator (in the case of the Bank, the FDIC) must conduct regular CRA examinations of insured financial institutions and assign to them a CRA rating of "outstanding," "satisfactory," "needs improvement" or "unsatisfactory." The Bank's current federal CRA rating is "outstanding."


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



         The Bank is also subject to provisions of the New York State Banking Law which impose continuing and affirmative obligations upon banking institutions organized in New York State to serve the credit needs of its local community ("NYCRA"), which are similar to those imposed by the CRA. Pursuant to the NYCRA, a bank must file an annual NYCRA report and copies of all federal CRA reports with the Department. The NYCRA requires the Department to make an annual written assessment of a bank's compliance with the NYCRA, utilizing a four-tiered rating system, and make such assessment available to the public. The NYCRA also requires the Department to consider a bank's NYCRA rating when reviewing a bank's application to engage in certain transactions, including mergers, asset purchases and the establishment of branch offices or automated teller machines, and provides that such assessment may serve as a basis for the denial of any such application. The Bank's latest NYCRA rating, received from the Department was "satisfactory."


         Limitations on Dividends. The Company is a legal entity separate and distinct from the Bank. The Company's principal source of revenue consists of dividends from the Bank. The payment of dividends by the Bank is subject to various regulatory requirements including a requirement, as a result of the Company's savings and loan holding company status, that the Bank notify the Director of the OTS not less than 30 days in advance of any proposed declaration by its directors of a dividend.


         Under New York State Banking Law, a New York-chartered stock savings bank may declare and pay dividends out of its net profits, unless there is an impairment of capital, but approval of the Department is required if the total of all dividends declared in a calendar year would exceed the total of its net profits for that year combined with its retained net profits of the preceding two years, subject to certain adjustments.

         Miscellaneous. The Bank is subject to certain restrictions on loans to the Company or its non-bank subsidiaries, on investments in the stock or securities thereof, on the taking of such stock or securities as collateral for loans to any borrower, and on the issuance of a guarantee or letter of credit on behalf of the Company or its non-bank subsidiaries. The Bank also is subject to certain restrictions on most types of transactions with the Company or its non-bank subsidiaries, requiring that the terms of such transactions be substantially equivalent to terms of similar transactions with non-affiliated firms.

         Federal Home Loan Bank System. The Bank is a member of the FHLB of New York, which is one of 12 regional FHLBs that administers the home financing credit function of savings institutions. Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes loans to members (i.e., advances) in accordance with policies and procedures established by the Board of Directors of the FHLB. The Bank had $2.0 million of FHLB advances at December 31, 1997.

         As a FHLB member, the Bank is required to purchase and maintain stock in the FHLB of New York in an amount equal to at least 1% of its aggregate unpaid residential mortgage loans, home purchase contracts or similar obligations at the beginning of each year or 5% of its advances

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



from the FHLB of New York, whichever is greater. At December 31, 1997, the Bank had approximately $2.8 million in FHLB stock, which resulted in its compliance with this requirement.

         The FHLBs are required to provide funds for the resolution of troubled savings institutions and to contribute to affordable housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have adversely affected the level of FHLB dividends paid in the past and could continue to do so in the future. These contributions also could have an adverse effect on the value of FHLB stock in the future.

         Federal Reserve System. The FRB requires all depository institutions to maintain reserves against their transaction accounts (primarily checking accounts, including NOW and Super NOW accounts) and non-personal time deposits. As of December 31, 1997, the Bank was in compliance with applicable requirements. However, because required reserves must be maintained in the form of vault cash or a non-interest-bearing account at a Federal Reserve Bank, the effect of this reserve requirement is to reduce an institution's earning assets.

                                    TAXATION

Federal Taxation

         General. The Company and the Bank will be subject to federal income taxation in the same general manner as other corporations with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to the Bank. The Bank's federal income tax returns have been audited or closed without audit by the Internal Revenue Service through 1993.

         Method of Accounting. For federal income tax purposes, the Bank currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31 for filing its consolidated federal income tax returns. As of March 31, 1998, the Bank will file its consolidated federal income tax returns using a tax year ending March 31. The Small Business Protection Act of 1996 (the "1996 Act") eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective for taxable years beginning after 1995.

         Bad Debt Reserves. Prior to the 1996 Act, the Bank was permitted to establish a reserve for bad debts and to make annual additions to the reserve. These additions could, within specified formula limits, be deducted in arriving at the Bank's taxable income. As a result of the 1996 Act, the Bank must use the specific charge off method in computing its bad debt deduction beginning with its 1996 Federal tax return. In addition, the federal legislation requires the recapture (over a six year period) of the excess of tax bad debt reserves at December 31, 1995 over those established as of December 31, 1987. The amount of such reserve subject to recapture as of December 31, 1997 is approximately $540,000.


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



         As discussed more fully below, the Bank and subsidiaries file combined New York State Franchise tax returns. The basis of the determination of the tax is the greater of a tax on entire net income (or on alternative entire net income) or a tax computed on taxable assets. However, for state purposes, New York State enacted legislation in 1996, which among other things, decoupled the Federal and New York State tax laws regarding thrift bad debt deductions and permits the continued use of the bad debt reserve method under section 593. Thus, provided the Bank continues to satisfy certain definitional tests and other conditions, for New York State income tax purposes, the Bank is permitted to continue to use the special reserve method for bad debt deductions. The deductible annual addition to the state reserve may be computed using a specific formula based on the Bank's loss history ("Experience Method") or a statutory percentage equal to 32% of the Bank's New York State taxable income ("Percentage Method").

         Taxable Distributions and Recapture. Prior to the 1996 Act, bad debt reserves created prior to January 1, 1988 were subject to recapture into taxable income should the Bank fail to meet certain thrift asset and definitional tests. New federal legislation eliminated these thrift related recapture rules. However, under current law, pre-1988 reserves remain subject to recapture should the Bank make certain non-dividend distributions, dividend distributions in excess of historical earnings and profits or cease to maintain a bank charter.

         At March 31, 1997, the Bank's total federal base-year reserve was approximately $2.7 million and the "supplemental" reserve (as defined) was approximately $10.3 million. These reserves reflect the cumulative effects of federal tax deductions by the Bank for which no Federal income tax provision has been made.

         Minimum Tax. The Code imposes an alternative minimum tax ("AMT") at a rate of 20% on a base of regular taxable income plus certain tax preferences ("alternative minimum taxable income" or "AMTI"). The AMT is payable to the extent such AMTI is in excess of an exemption amount and regular income tax. Net operating losses can offset no more than 90% of AMTI. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. The Bank has not been subject to the alternative minimum tax and has no such amounts available as credits for carryover.

         Net Operating Loss Carryovers. For the years beginning after August 5, 1997, a financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. At March 31, 1997, the Bank had no net operating loss carryforwards for federal income tax purposes.

         Corporate Dividends-Received Deduction. The Company may exclude from its income 100% of dividends received from the Bank as a member of the same affiliated group of corporations. The corporate dividends-received deduction is 80% in the case of dividends received from corporations with which a corporate recipient does not file a consolidated tax return, and corporations which own less than 20% of the stock of a corporation distributing a dividend may deduct only 70% of dividends received or accrued on their behalf.

State and Local Taxation

         New York State Taxation. The Company and the Bank will report income on a combined basis utilizing a fiscal year. New York State Franchise Tax on corporations is imposed in an amount equal to the greater of (a) 9% of "entire net income" allocable to New York State (b) 3% of "alternative entire net income" allocable to New York State (c) 0.01% of the average value of assets allocable to New York State or (d) nominal minimum tax. Entire net income is based on federal taxable income, subject to certain modifications.

         Delaware State Taxation. As a Delaware holding company not earning income in Delaware, the Company is exempt from Delaware corporate income tax but is required to file an annual report with and pay an annual franchise tax to the State of Delaware. The tax is imposed as a percentage of the capital base of the Company with an annual maximum of $150,000.

                        MANAGEMENT OF THE HOLDING COMPANY

Directors and Executive Officers

         The Board of Directors of the Holding Company currently consists of nine members, each of whom is also a trustee of the Bank. As discussed below, upon consummation of the Conversion, the current trustees of the Bank will become directors of the stock-chartered Bank. See "Management of the Bank -- Trustees." Each director of the Holding Company has served as such since the Holding Company's incorporation in March 1998. Directors of the Holding Company will serve three-year staggered terms so that one-third of the directors will be elected at each annual meeting of stockholders. One class of directors, consisting of Schram, Collins and Florio, has a term of office expiring at the Holding Company's first Annual Meeting of Stockholders, a second class, consisting of Herrington, Kelly and Bardwell, has a term of office expiring at the Holding Company's second Annual Meeting of Stockholders, and a third class, consisting of Race, Jones and Phelan, has a term expiring at the Holding Company's third Annual Meeting of Stockholders. For biographical information regarding each director of the Holding Company, see "Management of the Bank -- Trustees."

         The executive officers of the Holding Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors. The executive officers of the Holding Company are as follows: Carl A. Florio, President and Chief Executive Officer; Timothy E. Blow, Chief Financial Officer; Sidney D. Richter, Senior Vice President; and Pamela M. Wood, Senior Vice President and Secretary. It is not anticipated that the executive officers of the Holding Company will receive any remuneration in their capacity as Holding Company executive officers. For information regarding compensation of trustees and executive officers of the Bank, see "Management of the Bank--Meetings and Committees of the Board of Trustees of the Bank" and "--Executive Compensation."

Indemnification

         The certificate of incorporation of the Holding Company provides that a director or officer of the Holding Company shall be indemnified by the Holding Company to the fullest extent authorized by the General Corporation Law of the State of Delaware against all expenses, liability and loss reasonably incurred or suffered by such person in connection with his activities as a director or officer or as a director or officer of another company, if the director or officer held such position at the request of the Holding Company. Delaware law requires that such director, officer, employee or agent, in order to be indemnified, must have acted in good faith and in a manner reasonably believed to be not opposed to the best interests of the Holding Company and, with respect to any criminal action or proceeding, did not have reasonable cause to believe his conduct was unlawful.

         The certificate of incorporation of the Holding Company and Delaware law also provide that the indemnification provisions of such certificate and the statute are not exclusive of any other right which a person seeking indemnification may have or later acquire under any statute, or provision of the certificate of incorporation, bylaws of the Holding Company, agreement, vote of shareholders or disinterested directors or otherwise.

         These   provisions  may  have  the  effect  of  deterring   shareholder
derivative actions, since the Holding Company may ultimately be responsible for expenses for both parties to the action.

         In addition, the certificate of incorporation of the Holding Company and Delaware law also provide that the Holding Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Holding Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Holding Company has the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The Holding Company intends to obtain such insurance.

                             MANAGEMENT OF THE BANK

Trustees


         The direction and control of the Bank, as a mutual savings bank, has been vested in its Board of Trustees. Upon consummation of the Conversion, each of the current trustees of the Bank will become directors of the Bank in stock form. The Board of Directors of the converted Bank will consist of nine directors divided into three classes, with approximately one-third of the directors elected at each annual meeting of stockholders. Because the Holding Company will own all of the issued and outstanding shares of capital stock of the Bank after the Conversion, the Holding Company, as sole stockholder, will elect the directors of the Bank.

         The following table sets forth certain information regarding the trustees of the Bank.

                                    Position(s) Held                    Trustee
                Name                 With the Bank           Age(1)     Since
                ----                 -------------           ------     -----
Carl A. Florio,  CPA         Trustee, President and Chief     49        1997
                               Executive Officer
Earl Schram, Jr.             Trustee and Chairman             74        1987
                               of the Board
Stanley Bardwell, M.D.       Trustee                          73        1981
William E. Collins           Trustee                          72        1983
John E. Kelly                Trustee                          72        1981
Joseph W. Phelan             Trustee                          55        1990
William H. Jones             Trustee                          54        1991
Marilyn A. Herrington        Trustee                          54        1994
Marcia M. Race               Trustee                          53        1989

------------
(1)  At December 31, 1997.


         The business experience of each trustee for at least the past five years is set forth below.

         Carl A. Florio, CPA. Mr. Florio has served as President and Chief Executive Officer of the Bank since 1996. From 1993 until his appointment as President and Chief Executive Officer, Mr. Florio served as Chief Financial Officer of the Bank. Prior to his becoming the Bank's Chief Financial Officer, Mr. Florio was a partner in the accounting firm of Pattison, Koskey, Rath & Florio. Mr. Florio serves on the Executive Committee, Trust Committee and as a director of Hudson City Associates, Inc.

         Earl Schram, Jr. Mr. Schram is currently Chairman of the Board of Trustees of the Bank, a position he has held since 1995. Mr. Schram is an attorney and President of the law firm of Connor, Curran & Schram, P.C. in Hudson, New York. He is also Vice President and Director of Taconic Farms, Inc. Mr. Schram serves on the Charitable Contributions Committee, Executive Committee and Trust Committee.

         Stanley Bardwell, M.D. Dr. Bardwell is a retired physician in Craryville, New York. From 1958 until 1988, Dr. Bardwell specialized in internal medicine and cardiology. He has served as Chief of Medicine in Columbia Memorial Hospital and Greene County Hospital, served on the Board of Health and was President of the Potts Memorial Foundation as well as other various charitable groups. Dr. Bardwell serves on the Executive Committee, Examining Committee and Charitable Contributions Committee.


         William E. Collins. Mr. Collins served as President and Chief Executive Officer of the Bank from 1983 until his retirement in 1990. Prior to becoming President and Chief Executive Officer, Mr. Collins served as Executive Vice President of the Bank from March 1982 to December 1982. From 1991 to 1996, Mr. Collins served as a director of Hudson City Associates, Inc., a wholly owned subsidiary of the Bank and general partner of Premium Payment Plan. See "Business of the Bank - Lending Activities - Consumer Lending," and "-Subsidiary and Other Activities." Mr. Collins serves on the Executive Committee and the Examining Committee.

         John E. Kelly. Since 1992, Mr. Kelly has owned and operated Berkshire Telephone Corp. Kinderhook, New York. Mr. Kelly is Chairman of the Board of Berkshire Telephone Corp. He has been with Berkshire Telephone Company since 1946 in various capacities. Berkshire Telephone Corp. provides long distance, internet, cellular, paging and TV cable services. Mr. Kelly serves on the Executive Committee and Compensation Committee.

         Joseph W. Phelan. Since 1983, Mr. Phelan has served as President of Taconic Farms, Inc. Germantown, New York, a provider of laboratory animals for research. He is also Treasurer of the Reformed Church in Germantown, New York. Mr Phelan serves on the Executive Committee, Trust Committee and Compensation Committee.

         William H. (Tony) Jones. Since 1986, Mr. Jones has owned and served as President and Publisher of Roe Jan Independent Publishing Co., Inc., Hillsdale, New York, a publisher of community newspapers and similar publications. Mr. Jones serves on the Executive Committee, Charitable Contributions Committee, Examining Committee and as a director of Hudson City Associates, Inc.

         Marilyn A. Herrington. Ms. Herrington is the Vice President and Secretary of Herrington- Yaffe Auto Center, an auto repair facility, Secretary of Richmond Telephone Company, a provider of long distance telephone service and involved in real estate investments. Ms. Herrington serves on the Executive Committee, Charitable Contributions Committee and Compensation Committee.

         Marcia M. Race. Ms. Race was employed by the Bank from 1962 until her retirement in 1997. Ms. Race served as Assistant Secretary of the Bank from 1972 to 1978, Corporate Secretary from 1978 to 1989 and Assistant to the President from 1989 to 1997. She is also Trustee of the Nativity/St. Mary's Parish Community Church. Ms. Race serves on the Executive Committee.

Executive Officers Who Are Not Trustees

         Each of the executive officers of the Bank will retain his or her office in the Bank after the Conversion. Officers are elected annually by the Board of Directors of the Bank. There are no arrangements or understandings between the person named and any other person pursuant to which such officer was selected.

         The business experience of the executive officers who are not also trustees is set forth below.

         Timothy E. Blow, CPA. Mr. Blow, age 31, became Chief Financial Officer of the Bank in May 1997. Prior to his appointment as Chief Financial Officer, Mr. Blow was a senior manager at the accounting firm of KPMG Peat Marwick LLP. Mr. Blow also serves as a director of Hudson City Associates, Inc. and as Secretary and Treasurer of Hudson River Funding Corp., wholly owned subsidiaries of the Bank. See "Business of the Bank--Subsidiary and Other Activities."

         Pamela M. Wood. Ms. Wood, age 50, has been employed by the Bank since 1969 and has served as Senior Vice President and Corporate Secretary since 1993. She also serves as Secretary of Hudson River Mortgage Corporation, Hudson City Center, Inc. and Hudson City Associates, Inc. From 1990 to 1993, she served as Vice President and Corporate Secretary. From 1984 to 1990 she
served as Assistant Vice President. From 1969 to 1984 she served as Administrative Assistant and Executive Secretary.

         Sidney D. Richter. Mr. Richter, age 57, has served as the Bank's Senior Vice President of Lending since 1993. From 1990 to 1993, Mr. Richter served as the Bank's Vice President for Commercial Lending. Mr. Richter also serves as a director of each of the Bank's wholly owned subsidiaries. See "Business--Subsidiary and Other Activities."

Meetings and Committees of the Board of Trustees of the Bank


         The Bank's Board of Trustees meets at least monthly and held 12 meetings during the fiscal year ended March 31, 1997. During fiscal 1997, no trustee of the Bank attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Trustee on which he or she served. The current committees of the Board of Trustees of the Bank are the Executive Committee, Trust Committee, Audit Committee, Examining Committee and the Compensation Committee. Following the Conversion, the Board of Directors of the Bank may revise the membership and structure of the current committees of the Board of Trustees.


         The Executive Committee is comprised of all of the Trustees with Jack Kelly serving as Chairman. The Executive Committee meets on an as needed basis and exercises the power of the Board of Trustees between Board meetings, to the extent permitted by applicable law. The Executive Committee met 14 times during fiscal 1997.

         The Audit Committee is responsible for the oversight of the Bank's Internal Audit Department and for the review of the Bank's annual audit report prepared by the Bank's independent auditors. Only non-employee directors may serve on the Audit Committee. The current members of the committee are Trustees Bardwell (Chairman), Collins and Phelan. The Audit Committee met one time during fiscal 1997.

         The Trust Committee oversees the Bank's trust operations. The current members of the Trust Committee are Trustees Phelan and Schram and officers Richter and Blow. The Trust Committee met 12 times during fiscal 1997.

Trustee Compensation

         During fiscal 1997, each trustee of the Bank received a fee of $1,100 per Board meeting attended. During fiscal 1997, members of the Executive Committee each received $550 per committee meeting attended, members of the Audit Committee each received $450 per committee meeting attended and members of the Trust Committee each received $200 per committee meeting attended. In addition, non-employee Directors of Hudson City Associates, Inc. receive $200 per meeting attended.

Trustees Emeritus



         Under the Bank's Bylaws, a retiring Trustee may, with the approval of the Board of Trustees, serve as a Trustee Emeritus of the Bank. A Trustee
Emeritus is entitled to attend all meetings of the Board of Trustees, participate in all discussions and receive the same fees as a Trustee. Trustees Emeritus are not, however, entitled to vote or meet as a separate body. Warren
H. Bohnsack and Morton A. Ginsberg currently serve as Trustees Emeritus of the Bank. It is anticipated that following the Conversion, Messrs. Bohnsack and Ginsberg will serve as Directors Emeritus of the Bank and the Holding Company and act in an advisory capacity to the entire Board but have no voting rights.


Executive Compensation

         The following table sets forth information concerning the compensation paid to the Bank's Chief Executive Officer and the Bank's only other executive officer whose salary and bonus for fiscal 1997 exceeded $100,000.

                              Summary Compensation Table
                                                                                        Long Term Compensation
                                                 Annual Compensation                            Awards
                                         ---------------------------------------    --------------------------
                                                                   Other Annual     Restricted Stock  Options       All Other
Name and Principal Position       Year   Salary($)   Bonus($)     Compensation($)      Award ($)(1)     (#)(1)   Compensation($)(2)
===================================================================================================================================
Carl A. Florio, President
 and Chief Executive Officer      1997  $150,000(3)  $13,125           $---               N/A           N/A           $ 4,700

Sidney D. Richter
Senior Vice President             1997   103,000      13,375            ---               N/A           N/A             4,300
===================================================================================================================================

-------


(1) As a mutual institution, the Bank does not have any stock options or restricted stock plans. The Holding Company does, however, intend to adopt such plans following the Conversion. See "-- Benefit Plans - Employee Stock Ownership Plan" and "--Recognition and Retention Plan."


(2) Represents $400 and $400 of life insurance premiums paid by the Bank and the Bank's contributions of $4,300 and $3,900 to the Bank's 401(k) plan on behalf of Messrs. Florio and Richter, respectively.

(3) Salary represents service as the Chief Financial Officer of the Bank from April 1996 to June 1996 and as the Chief Executive Officer from June 1996 to March 1997.

Employment Agreements

     Upon the Conversion, the Bank and the Company intends to enter into employment agreements with Mr. Florio and three other officers of the Bank (individually, the "Executive") and the Company intend to enter into employment agreements with Carl Florio, Sidney Richter and two other executive officers of the Bank (collectively, the "Employment Agreements"). The Employment Agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base after the Conversion. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of the above referenced officers.

     The Employment Agreements provide for either three-year or two-year terms for each Executive. The terms of the Employment Agreements shall be extended on a daily basis unless written notice of non-renewal is given by the Board of Directors. The Employment Agreements provide that the Executive's base salary will be reviewed annually. The base salary which will be effective for such Employment Agreement for Mr. Florio will be $235,000. In addition to the base salary, the Employment Agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to executive personnel. The agreements provide for termination by the Bank or the Company for cause, as defined in the Employment Agreements, at any time. In the event the Bank or the Company chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank and the Company upon; (i) failure to re-elect the Executive to his current offices; (ii) a material change in the Executive's functions, duties or responsibilities; (iii) a reduction in the benefits and perquisites being provided to the Executive under the Employment Agreement; (iv) liquidation or dissolution of the Bank or the Company; or (v) a breach of the agreement by the Bank or the Company, the Executive or, in the event of death, his beneficiary would be entitled to receive an amount equal to the remaining base salary payments due to the Executive for the remaining term of the Employment Agreement and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank and the Company during the remaining term of the agreement. The Bank and the Company would also continue and pay for the Executive's life, health, dental and disability coverage for the remaining term of the Agreement. Upon any termination of the Executive, other than following a change in control, the Executive is subject to a one year non-competition agreement.

     Under the Employment Agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company, the Executive or, in the event of the Executive's death, his beneficiary, would be entitled to a severance payment equal to the greater of: (i) the payments due for the remaining terms of the agreement; or (ii) three times the average of the five preceding taxable years' annual compensation. The Bank and the Company would also continue the Executive's life, health, and disability coverage for thirty-six months. Under the Employment Agreements, a voluntary termination following a change in control means the executive's voluntary resignation following any demotion, loss of title, office authority or responsibility, a reduction in compensation or benefits or relocation. Notwithstanding that both the Bank and Company Employment Agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement.


     Payments to the Executive under the Bank's Employment Agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company's Employment Agreement would be made by the Company. The Company's Employment Agreement also provides that the Company will compensate the Executive for excise taxes imposed on any "excess parachute payments," as defined under section 280G of the Code, made thereunder, and any additional income and excise taxes imposed as a result of such compensation. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the Employment Agreements shall be paid by the Bank or Company, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The Employment Agreements also provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under New York and Delaware law, respectively. In the event of a change in control of the Bank or the Company, the total amount of payments due under the Agreements, based solely on cash compensation paid to the officers who will receive Employment Agreements over the past five fiscal years and excluding any benefits under any employee benefit plan which may be payable, would be approximately $2.2 million.

Change in Control Agreements


     Upon Conversion, the Bank intends to enter into two-year Change in Control Agreements (the "CIC Agreements") with five officers of the bank, none of whom will be covered by employment contracts. Commencing on the first anniversary date and continuing on each anniversary thereafter, the Bank CIC Agreements may be renewed by the Board of Directors of the Bank for an additional year. The Bank's CIC Agreements will provide that in the event voluntary or involuntary termination follows a change in control of the Company or the Bank, the officer would be entitled to receive a severance payment equal to two times the officer's average annual compensation for the five most recent taxable years. The Bank would also continue and pay for the officer's life, health and disability coverage for twenty-four months following termination. Under the CIC Agreements, a voluntary termination following a change in control means the executive's voluntary resignation following any demotion, loss of title, office authority or responsibility, a reduction in compensation or benefits or relocation. In the event of a change in control of the Company or the Bank, the total payments that would be due under the CIC Agreements, based solely on the current annual compensation paid to the officers covered by the CIC Agreements and excluding any benefits under any employee benefit plan which may be payable, would be approximately $876,000.


Employee Severance Compensation Plan


     The Bank's Board of Directors intends to, upon Conversion, establish the Hudson River Bank & Trust Company Employee Severance Compensation Plan
("Severance Plan") which will provide eligible employees with severance pay benefits in the event of a change in control of the Bank or the Company following Conversion. Management personnel with Employment Agreements or CIC Agreements are not eligible to participate in the Severance Plan. Generally, employees are eligible to participate in the Severance Plan if they have completed at least one year of service with the Bank. The Severance Plan vests in each participant a contractual right to the benefits such participant is entitled to thereunder. Under the Severance Plan, in the event of a change in control of the Bank or the Company, eligible employees who are terminated from or terminate their employment within one year (for reasons specified under the Severance Plan), will be entitled to receive a severance payment. If the participant, whose employment has terminated, has completed at least one year of service, the participant will be entitled to a cash severance payment equal to one-twelfth of annual compensation for each year of service up to a maximum of 100% of annual compensation. Such payments may tend to discourage takeover attempts by increasing costs to be incurred by the Bank in the event of a takeover. In the event the provisions of the Severance Plan are triggered, the total amount of payments that would be due thereunder, based solely upon current salary levels, would be approximately $196,000. However, it is management's belief that substantially all of the Bank's employees would be retained in their current positions in the event of a change in control, and that any amount payable under the Severance Plan would be considerably less than the total amount that could possibly be paid under the Severance Plan.

Independent Compensation Expert

         Pursuant to NYBB regulations, an independent compensation expert must review the total compensation for the executive officers and trustees of the Bank as a whole and on an individual basis and determine whether such compensation is reasonable and proper in comparison to the compensation provided to executive officers, directors or trustees of similar publicly-traded financial institutions. William M. Mercer, Incorporated has conducted such review on behalf of the Bank and determined that, based upon published professional survey data of similarly situated publicly-traded financial institutions operating in the relevant markets, with respect to the total cash compensation for executive officers and total remuneration for trustees of the Bank, such compensation, viewed as a whole and on an individual basis, is reasonable and proper in comparison to the compensation provided to similarly situated publicly-traded financial institutions, and that, with respect to the amount of shares of Common Stock to be reserved under the ESOP, and expected to be reserved under the RRP and the Stock Option Plan, as a whole, such amounts reserved for granting are reasonable in comparison to similar publicly-traded financial institutions.


Benefit Plans

     General. The Bank currently provides health care benefits to its employees, including hospitalization, major medical, dental, life and disability insurance, subject to certain deductibles and copayments by employees.

     Defined Benefit Pension Plan. The Bank sponsors a defined benefit pension plan for its employees (the "Pension Plan"). Salaried employees are eligible to participate in the Pension Plan following the completion of one year of service (1,000 hours worked during a continuous 12-month period) and attainment of 21 years of age. A participant must reach five years of service before attaining a vested interest in his or her retirement benefits, after which such participant is 100% vested. The Pension Plan is funded solely through contributions made by the Bank.

     The benefit provided to a participant at normal retirement age (generally age 65) is based on the average of the participant's basic annual compensation during the 36 consecutive months of service within the last 120 completed months of a participant's service which yields the highest average compensation ("average annual compensation"). Compensation for this purpose is the participant's basic annual salary, including any contributions through a salary reduction arrangement to a cash or deferred plan under Section 401(k) of the Code, but exclusive of overtime, bonuses, severance pay, or any special payments or other deferred compensation arrangements. The annual benefit provided to a participant, without offset for the participant's anticipated Social Security benefit, who retires at age 65 is equal to 2% of average annual compensation for each year of service up to a maximum of 30 years.

     The annual benefit provided to participants (i) at early retirement age (generally age 62) with five years of service who elect to defer the payment of their benefits to normal retirement age, (ii) at early retirement age with five years of service who elect to receive payment of their benefits prior to normal retirement age, or (iii) who postpone annual benefits beyond normal retirement age, are calculated basically the same as the benefits for normal retirement age, with annual average compensation being multiplied by 2% for each year of such individual's actual years of service. A participant eligible for early retirement benefits who does not meet the requirements set forth above will have his or her benefits adjusted as further described in the Pension Plan.

     The Pension Plan also provides for disability and death benefits.

     The following table sets forth, as of March 31, 1997, estimated annual pension benefits for individuals at age 65 payable in the form of a life annuity under the most advantageous plan provisions for various levels of compensation and years of service. The figures in this table are based upon the assumption that the Pension Plan continues in its present form and does not reflect offsets for Social Security benefits and does not reflect benefits payable under the ESOP. At March 31, 1997, the estimated years of credited service of Messrs. Florio and Richter were three and six years, respectively.



                               Pension Plan Table

                                    Years of Credited Service
                   ----------------------------------------------------------
Remuneration           15          20          25           30          35*
------------           --          --          --           --          ---
$ 75,000            $22,500     $30,000     $37,500      $45,000      $46,875
$100,000            $30,000     $40,000     $50,000      $60,000      $62,500
$125,000            $37,500     $50,000     $62,500      $75,000      $78,125
$150,000            $45,000     $60,000     $75,000      $90,000      $93,750
$175,000            $45,000     $60,000     $75,000      $90,000      $93,750
$200,000            $45,000     $60,000     $75,000      $90,000      $93,750
$225,000            $45,000     $60,000     $75,000      $90,000      $93,750
$250,000            $45,000     $60,000     $75,000      $90,000      $93,750
$300,000            $45,000     $60,000     $75,000      $90,000      $93,750
$400,000            $45,000     $60,000     $75,000      $90,000      $93,750
$500,000            $45,000     $60,000     $75,000      $90,000      $93,750

-----------

* Assumes that participant had 30 or more years of Credited Servie as of July 14, 1995.

     401(k) Savings Plan. The Bank has a qualified, tax-exempt savings plan with a cash or deferred feature qualifying under Section 401(k) of the Code (the "401(k) Plan"). All salaried employees who have attained age 21 and completed one year of employment, during which they worked at least 1,000 hours, are eligible to participate.

     Participants are permitted to make salary reduction contributions to the 401(k) Plan of between 2% to 10% of the participant's annual salary. Each participant's salary reduction contribution is matched by the Bank in an amount equal to 50% of the participant's before-tax contribution up to a maximum contribution by the Bank of 4% of such participant's annual salary for the Plan Year. All participant contributions and earnings are fully and immediately vested. All matching contributions are vested at a rate of 20% per year over a five year period commencing after one year of employment with the Bank. However, in the event of retirement, permanent disability or death, a participant will automatically become 100% vested in the value of all matching contributions and earnings thereon, regardless of the number of years of employment with the Bank.

     Participants may invest amounts contributed to their 401(k) Plan accounts in one or more investment options available under the 401(k) Plan. Changes in investment directions among the funds are permitted on a quarterly basis pursuant to procedures established by the Plan Administrator. Each participant receives a quarterly statement which provides information regarding, among other things, the market value of his investments and contributions made to the 401(k) Plan on his behalf. Participants are permitted to borrow against their account balance in the 401(k) Plan. For the year ended March 31, 1997, the Bank's contributions to the 401(k) Plan on behalf of Messrs. Florio and Richter were $4,300 and $3,900, respectively.

     Employee Stock Ownership Plan. The Boards of Directors of HCSI and the Holding Company have approved the adoption of an ESOP for the benefit of full-time salaried employees of HCSI. The ESOP is designed to meet the requirements of an employee stock ownership plan as described at Section 4975(e)(7) of the Code and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and, as such, the ESOP is empowered to borrow in order to finance purchases of the Holding Company's Common Stock.

     It is anticipated that the ESOP will be initially funded with a loan from the Holding Company. The proceeds from this loan are expected to be used by the ESOP to purchase 8% of the Common Stock issued in the Conversion, including shares issued to the Foundation. After the Conversion, as a qualified employee pension plan under Section 401(a) of the Code, the ESOP will be in the form of a stock bonus plan and will provide for contributions, predominantly in the form of either the Holding Company's Common Stock or cash, which will be used within a reasonable period after the date of contributions primarily to purchase the Holding Company Common Stock. The maximum tax-deductible contribution by the Bank in any year is an amount equal to the maximum amount that may be deducted by the Bank under Section 404 of the Code, subject to reduction based on contributions to other tax-qualified employee plans. Additionally, the Bank will not make contributions if such contributions would cause the Bank to violate its regulatory capital requirements. The assets of the ESOP will be invested primarily in the Holding Company's Common Stock. The Bank will receive a tax deduction equal to the amount it contributes to the ESOP.

     From time to time the ESOP may purchase additional shares of Common Stock for the benefit of plan participants through purchases of outstanding shares in the market, upon the original issuance of additional shares by the Holding Company or upon the sale of shares held in treasury by the Holding Company. Such purchases, which are not currently contemplated, would be subject to then-applicable laws, regulations and market conditions.

     All full-time salaried employees of the Bank are eligible to participate in the ESOP after they attain age 21 and complete one year of service during which they work at least 1,000 hours.

Employees will be credited for years of service to the Bank prior to the adoption of the ESOP for participation and vesting purposes. The Bank's contribution to the ESOP is allocated among participants on the basis of compensation. Each participant's account will be credited with cash and shares of Holding Company Common Stock based upon compensation earned during the year with respect to which the contribution is made. A participant will become vested in his or her ESOP account at a rate of 20% per year and after completing five years of service a participant will be 100% vested in his or her ESOP account. ESOP participants are entitled to receive distributions from their ESOP accounts only upon termination of service. Distribution will be made in cash and in whole shares of the Holding Company's Common Stock. Fractional shares will be paid in cash. Participants will not incur a tax liability until a distribution is made.


         Participating employees are entitled to instruct the trustee of the ESOP as to how to vote the shares held in their account. Unallocated shares will be voted by the trustee in the same proportion as allocated shares. _______________, the trustee, who has dispositive power over the shares in the Plan, is an independent party and will not be affiliated with the Holding Company or HCSI following the Conversion. The ESOP may be amended by the Board of Directors of the Holding Company, except that no amendment may be made which would reduce the interest of any participant in the ESOP trust fund or divert any of the assets of the ESOP trust fund to purposes other than the benefit of participants or their beneficiaries.

         Benefit Restoration Plan. The Bank also maintains a non-qualified deferral compensation plan, known as the Hudson River Bank & Trust Company Benefit Restoration Plan (the "Restoration Plan"). The Restoration Plan provides certain officers and highly compensated executives with supplemental retirement income from the Bank when such amounts cannot be paid from the tax-qualified Retirement Plan or 401(k) Plan. Participants in the Restoration Plan receive a benefit equal to the amount they would have received under the Retirement Plan and the 401(k) Plan, but for reductions in such benefits imposed by operation of Sections 401(a)(17), 401(m), 401(k)(3), 402(g) and 415 of the Code. In addition, the Restoration Plan is intended to make up benefits lost under the ESOP allocation procedures to participants who retire prior to the complete repayment of the ESOP loan. At the retirement of a participant, the benefits under the Restoration Plan are determined by first: (i) projecting the number of shares that would have been allocated to the participant under the ESOP if they had been employed throughout the period of the ESOP loan (measured from the participant's first date of ESOP participation); and (ii) first reducing the number determined by (i) above by the number of shares actually allocated to the Participant's account under the ESOP; and second, by multiplying the number of shares that represent the difference between such figures by the average fair market value of the Common Stock over the preceding five years. Benefits under the Restoration Plan vest in 20% annual increments over a five year period commencing as of the date of a Participant's participation in the Restoration Plan. The vested portion of the Restoration Plan Participant's benefits are payable upon the retirement of the Participant upon or after the attainment of age 65 or in accordance with the requirements of early retirement under the Retirement Plan.


     Stock Option and Incentive Plan. Among the benefits to the Bank and the Holding Company anticipated from the Conversion is the ability to attract and retain directors and key personnel through stock option and other stock-related incentive programs. A Stock Option Plan is intended to be adopted by the Board of Directors of the Holding Company and then submitted to the Holding Company's Stockholders for their approval (at a meeting to be held no earlier than six months following the Conversion).

     The Company anticipates reserving an amount equal to 10% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation (or 1,552,500 shares based upon the issuance of 15,525,000 shares), for issuance under the Stock Option Plan. If the Holding Company implements an option plan within one year following completion of the Conversion, NYBB regulations provide that no individual officer or employee of the Bank may receive more than 25% of the options granted under the plan and non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the options granted under the plan. NYBB and FDIC regulations also provide that the exercise price of any options granted under any such plan implemented within one year after the Conversion must equal or exceed the market price of the Common Stock as of the date of grant. Additionally, OTS regulations, as applied by the FDIC, provide that with respect to any stock option plan adopted within one year after conversion, the vesting or the exercisability of any options granted under such a plan may not be accelerated except upon death or disability.

     It is anticipated that the Stock Option Plan will allow for the granting of: (i) stock options for employees intended to qualify as incentive stock options under Section 422 of the Code ("Incentive Stock Options"), (ii) options for all plan participants that do not qualify as incentive stock options ("Non-Statutory Stock Options"); and (iii) Limited Option Rights (discussed below) which participants may exercise only upon a change in control of the Bank or the Holding Company. Unless sooner terminated, the Stock Option Plan will remain in effect for a period of ten years from the earlier of adoption by the Board of Directors or approval by the Holding Company's stockholders. Subject to applicable regulations, upon exercise of a "Limited Option Right" in the event of a change in control, the optionee will be entitled to receive a lump sum cash payment equal to the difference between the exercise price of any unexercised option, whether exercisable or unexercisable at such time, and the fair market value of the shares of common stock subject to the option on the date of exercise in lieu of purchasing the stock underlying the option. A change in control would be defined in the Stock Option Plan and would generally occur when a person or group of person acting in concert acquires beneficial ownership of 20% or more of any class of equity security of the Holding Company or the Bank or in the event of a tender or exchange offer, merger or other form of business combination, sale of all or substantially all of the assets of the Holding Company or the Bank or contested election of directors which resulted in the replacement of a majority of the Board of Directors by persons not nominated by the directors in office prior to the contested election.


         It is intended that under the Stock Option Plan, an optionee would not be required to make any payment for an option granted thereunder; accordingly, until the optionee exercised the option, he or she would not be placing any personal funds at risk. The Stock Option Plan will be administered by a committee (the "Compensation Committee") the members of which are each "non-employee directors," as defined in the SEC's regulations, and "outside directors," as defined under Section 162(m) of the Code and the regulations thereunder. The Stock Option Committee will determine which directors, officers and employees may receive options and Limited Options, whether such options will qualify as Incentive Stock Options, the number of shares subject to each option, the exercise price of each option, the manner of exercise of the options and the time when such options will become exercisable.


     The Holding Company anticipates that options granted pursuant to the Stock Option Plan will remain exercisable for at least three months following the date on which a participant ceases to perform services for the Bank or the Holding Company, except in the event of death or disability, in which case options would accelerate and become fully vested and remain exercisable for up to one year thereafter, or such longer period as determined by the Stock Option Committee. However, any Incentive Stock Option exercised more than three months following the date on which an employee ceased to perform services as an employee, other than termination due to death or disability, would not be treated for tax purposes as an Incentive Stock Option. It is intended that the Stock Option Plan would provide that the Stock Option Committee, if requested by the optionee, could elect, in exchange for vested options, to pay the optionee, or beneficiary in the event of death, the amount by which the fair market value of the Common Stock exceeds the exercise price of the options on the date of the employee's termination of employment.

     Recognition and Retention Plan. Following consummation of the Conversion, the Board of Directors of the Company intends to adopt a Recognition and Retention Plan ("RRP") for directors, officers and employees. The objective of the RRP will be to enable the Company to provide directors, officers and employees with a proprietary interest in the Company as an incentive to contribute to its success. The Company intends to present the RRP to stockholders for their approval at a meeting of stockholders which, pursuant to applicable NYBB and FDIC regulations, may be held no earlier than six months subsequent to completion of the Conversion.

     The RRP will be administered by the Compensation Committee of the Board of Directors. The Holding Company will contribute funds to the RRP to enable it to acquire in the open market or from authorized but unissued shares, following stockholder ratification of such plan, an amount of stock equal to 4% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation (representing 621,000 shares in the aggregate, having a value of $6,210,000 based on the offering price per share of $10.00). Although no specific award determinations have been made, the Holding Company anticipates that it will provide stock awards to the directors, executive officers and employees of the Holding Company or the Bank or their affiliates to the extent permitted by applicable regulations. NYBB regulations provide that, to the extent the Holding Company implements the RRP within one year after Conversion, no individual employee may receive more than 25% of the shares of any plan and non-employee directors may not receive more than 5% of any plan individually or 30% in the aggregate for all directors. Additionally, OTS regulations, as applied by the FDIC, provide that Awards granted under the RRP may not be accelerated except upon death or disability for plans adopted within one year after conversion.


     Under the terms of the proposed RRP, awards ("Awards") can be granted to key employees in the form of shares of Common Stock held by the RRP. Awards are non-transferable and non- assignable. Recipients will earn (i.e., become vested in), over a period of time, the shares of Common Stock covered by the Award.

Certain Transactions

     The Bank's policies do not permit the Bank to make loans to any of its Trustees. Federal laws require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. As of March 31, 1997, all outstanding loans to the Bank's executive officers were made in the ordinary course of business and on the same terms, including collateral and interest rates, as those prevailing at the time for comparable transactions with the general public, and do not involve more than the normal risk of collectiblity.


         Chairman of the Board of Trustees Earl Schram, Jr. is President of the law firm of Connor, Curran & Schram P.C. ("Connor Curran"). Connor Curran serves as outside counsel to the Bank and performs various legal services for the Bank. During fiscal 1997, the Bank paid Connor Curran approximately $184 thousand in fees for services rendered. Connor Curran also receives an indirect benefit from the Bank to the extent borrowers of Hudson City engage Connor Curran to close their loans. Services provided by Connor Curran to the Bank are provided on terms comparable to those which are available to unaffiliated parties.

Proposed Purchases by Executive Officers and Trustees

         The following table sets forth the number of shares of Common Stock that the executive officers and trustees, and their associates, propose to purchase in the Offerings, assuming shares of Common Stock are issued at $10.00 per share at the minimum ($111,407,770) and maximum ($150,728,150) of the Estimated Valuation Range and that sufficient shares will be available to satisfy their orders. The table also sets forth the total expected beneficial ownership of Common Stock as to all trustees and executive officers as a group.

                                                              At the Minimum of the           At the Maximum of the
                                                               Estimated Valuation             Estimated Valuation
                                                                     Range(1)                        Range(1)
                                                            -------------------------      -----------------------------
                                                                         As a Percent
                                                                               of
                                                            Number of        Shares        Number of    As a Percent of
        Name                                 Amount           Shares         Offered         Shares      Shares Offered
        ----                                 ------           ------         -------         ------      --------------
Carl A. Florio......................     $   400,000          40,000           .36%          40,000            .27%
Earl Schram, Jr.....................       1,000,000         100,000           .90          100,000            .66
Stanley Bardwell....................         200,000          20,000           .18           20,000            .13
William E. Collins..................         150,000          15,000           .13           15,000            .10
John E. Kelly.......................           3,000             300           -(2)             300            -(2)
Joseph W. Phelan....................         250,000          25,000           .22           25,000            .17
William H. Jones....................         200,000          20,000           .18           20,000            .13
Marilyn A. Herrington...............         250,000          25,000           .22           25,000            .17
Marcia M. Race......................          15,000           1,500           .01            1,500            .01
Timothy E. Blow.....................          20,000           2,000           .02            2,000            .01
Pamela M. Wood......................          20,000           2,000           .02            2,000            .01
Sidney D. Richter...................         200,000          20,000           .18           20,000            .13
                                        ------------        --------          -----         -------            ----
All directors and executive
  officers as a group
  (12 persons)......................      $2,708,000         270,800          2.43%          270,800          1.80%
                                          ==========         =======          =====         ========          =====

-------

(1) Includes proposed subscriptions, if any, by associates. Does not include subscription orders by the ESOP. Intended purchases by the ESOP are expected to be 8% of the shares issued in the Conversion, including shares issued to the Foundation. Also does not include shares to be contributed to the Foundation equal to 3% of the Common Stock sold or 334,223 shares and 452,184 shares at the minimum and the maximum, respectively of the Estimated Valuation Range, Common Stock which may be awarded under the Recognition and Retention Plan to be adopted equal to 4% of the Common Stock issued in the Conversion, including shares issued to the Foundation, (or 459,000 shares and 621,000 shares at the minimum and the maximum, respectively, of the Estimated Valuation Range), and Common Stock which may be purchased pursuant to options which may be granted under the Stock

     Option Plan equal to 10% of the number of shares of Common stock issued in the Conversion, including shares issued to the Foundation, (or 1,147,500 shares or 1,552,500 shares at the minimum and the maximum, respectively, of the Estimated Valuation Range.)

(2)  Less than .01%.

                                 THE CONVERSION

     THE BOARD OF TRUSTEES OF THE BANK AND THE SUPERINTENDENT OF BANKS OF THE STATE OF NEW YORK HAVE APPROVED THE PLAN OF CONVERSION, SUBJECT TO APPROVAL BY THE BANK'S DEPOSITORS ENTITLED TO VOTE ON THE MATTER AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. SUCH APPROVAL, HOWEVER, DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN BY THE SUPERINTENDENT.

General

         On November 20, 1997, the Bank's Board of Trustees unanimously adopted the Plan of Conversion pursuant to which the Bank will be converted from a New York mutual savings bank to a New York stock savings bank. The Plan was amended by the Board of Trustees as of February 19, 1998. It is currently intended that all of the outstanding capital stock issued by the Bank pursuant to the Plan will be held by the Holding Company, which is incorporated under Delaware law. The Plan was approved by the Superintendent, and the Bank has received a notice of intent not to object to the Plan from the FDIC, subject to, among other things, approval of the Plan by the Bank's depositors. A special meeting of depositors has been called for this purpose to be held on _____________, 1998.

         The Holding Company has received approval from the OTS to become a savings and loan holding company and to acquire all of the capital stock of the Bank to be issued in the Conversion. The Holding Company plans to retain 50% of the net proceeds from the sale of the Common Stock and to use the remaining net proceeds to purchase all of the then issued and outstanding capital stock of the Bank. The Conversion will be effected only upon completion of the sale of all of the shares of Common Stock of the Holding Company (or of the Bank, if the holding company form of organization is not utilized) to be issued pursuant to the Plan.


         The Plan provides that the Board of Trustees of the Bank may, at any time prior to the issuance of the Common Stock and for any reason, decide not to use the holding company form of organization. Such reasons may include possible delays resulting from overlapping regulatory processing or policies which could adversely affect the Bank's or the Holding Company's ability to consummate the Conversion and transact its business as contemplated herein and in accordance with the Bank's operating policies. In the event such a decision is made, the Bank will withdraw the Holding Company's registration statement from the SEC and take steps necessary to complete the Conversion without the Holding Company, including filing any necessary documents with the NYSBD and the FDIC. In such event, and provided there is no regulatory action, directive or other consideration upon which basis the Bank determines not to complete the Conversion, if permitted by the NYSBD, the Bank will issue and sell the common stock of the Bank and subscribers will be notified of the elimination of a holding company and will be solicited (i.e., be permitted to affirm their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their funds will be promptly refunded with interest at the Bank's passbook rate of interest; or be permitted to modify or rescind their subscriptions), and notified of the time period within which the subscriber must affirmatively notify the Bank of such subscriber's intention to affirm, modify or rescind such subscriber's subscription. The following description of the Plan assumes that a holding company form of organization will be used in the Conversion. In the event that a holding company form of organization is not used, all other pertinent terms of the Plan as described below will apply to the conversion of the Bank from the mutual to stock form of organization and the sale of the Bank's common stock.


         The Plan provides generally that (i) the Bank will convert from a mutual savings bank to a capital stock savings bank and (ii) the Holding Company will offer shares of Common Stock for sale in the Subscription Offering to the Bank's Eligible Account Holders, Employee Plans, including the ESOP and Supplemental Eligible Account Holders. The Plan also provides that shares not subscribed for in the Subscription Offering may be offered in a Community Offering to certain members of the general public. It is anticipated that all shares not subscribed for in the Subscription and Community Offerings will be offered for sale by the Holding Company to the general public in a Syndicated Community Offering. The Holding Company and the Bank have reserved the right to accept or reject, in whole or in part, any orders to purchase shares of the Common Stock received in the Community Offering or in the Syndicated Community Offering. See "-Community Offering" and "- Syndicated Community Offering."


         The aggregate price of the shares of Common Stock to be issued in the Conversion within the Estimated Valuation Range, currently estimated to be between $111,407,770 and $150,728,150 is based upon an independent appraisal prepared by RP Financial, a consulting firm experienced in the valuation and appraisal of savings institutions, of the estimated pro forma market value of the Common Stock of the Holding Company. All shares of Common Stock to be issued and sold in the Conversion will be sold at the same price. The independent appraisal will be affirmed or, if necessary, updated at the completion of the Offerings. See "- Stock Pricing" for additional information as to the determination of the estimated pro forma market value of the Common Stock.


         The following is a brief summary of pertinent aspects of the Plan. The summary is qualified in its entirety by reference to the provisions of the Plan. A copy of the Plan is available from the Bank upon written request and is available for inspection at the offices of the Bank and at the office of the Superintendent. The Plan is also filed as an Exhibit to the Registration Statement of which this Prospectus is a part, copies of which may be obtained from the SEC.


Purposes of Conversion

         The Bank, as a New York mutual savings bank, does not have shareholders and has no authority to issue capital stock. By converting to the capital stock form of organization, the Bank will be structured in the form used by commercial banks, other business entities and a growing number of savings institutions. The Conversion will be important to the future growth and performance of the Bank by providing a larger capital base on which the Bank may operate, enhanced future access to capital markets, enhanced ability to diversify into other financial services related activities and enhanced ability to render services to the public.

         The holding company form of organization, if used, would provide additional flexibility to diversify the Bank's business activities through newly-formed subsidiaries, or through acquisitions of or mergers with both mutual and stock institutions, as well as other companies. Although there are no current arrangements, understandings or agreements, written or oral, regarding any such opportunities, the Company will be in a position after the Conversion, subject to regulatory limitations and the Company's financial position, to take advantage of any such opportunities that may arise. While there are benefits associated with the holding company form of organization, such form of organization may involve additional costs associated with its maintenance and regulation as a savings and loan company, such as additional administrative expenses, taxes and regulatory filings or examination fees.

         The potential impact of the Conversion upon the Bank's capital base is significant. The Bank had Tier I Leverage Capital of $66.8 million, or 10.1% of assets, at December 31, 1997. Assuming that $148.0 million of net proceeds are realized from the sale of Common Stock (being the maximum of the Estimated Valuation Range established by the Board of Directors based on the Valuation Range which has been estimated by RP Financial to be from a minimum of $111,407,770 to a maximum of $150,728,150 (see "Pro Forma Data" for the basis of this assumption)) and assuming that $74.0 million of the net proceeds are used by the Holding Company to purchase the capital stock of the Bank, the Bank's Tier I Leverage capital ratio, on a pro forma basis, will increase to 17.0% after the Conversion. The investment of the net proceeds from the sale of the Common Stock will provide the Bank with additional income to further enhance its capital position. The additional capital may also assist the Bank in offering new programs and expanded services to its customers.

         After completion of the Conversion, the unissued common and preferred stock authorized by the Holding Company's Certificate of Incorporation will permit the Company, subject to market conditions and regulatory approval, to raise additional equity capital through further sales of securities and to issue securities in connection with possible acquisitions. At the present time, the Holding Company has no plans with respect to additional offerings of securities, other than the issuance of additional shares to the Foundation or upon exercise of stock options granted pursuant to the Stock Option Plan or the possible issuance of authorized but unissued shares to the RRP. Following the Conversion, the Company will also be able to use stock-related incentive programs to attract and retain executive and other personnel for itself and its subsidiaries. See "Management of the Bank - Executive Compensation."

Effects of Conversion

         General. Each depositor in a mutual savings bank has both a deposit account in the institution and a pro rata ownership interest in the equity of the institution based upon the balance in such depositor's account, which interest may only be realized in the event of a liquidation of the institution. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from such deposit account. Any depositor who opens a deposit account obtains a pro rata ownership interest in the equity of the institution without any additional payment beyond the amount of the deposit. A depositor who reduces or closes such depositor's account receives the balance in the account but receives nothing for such depositor's ownership interest in the equity of the institution, which is lost to the extent that the balance in the account is reduced.

         Consequently, depositors of a mutual savings bank have no way to realize the value of their ownership interest, which has realizable value only in the unlikely event that the mutual savings bank is liquidated. In such event, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves after other claims, including claims of depositors to the amounts of their deposits, are paid.

         When  a  mutual   savings  bank  converts  to  stock  form,   permanent
non-withdrawable capital stock is created to represent the ownership of the institution's equity and the former pro rata ownership of, depositors is thereafter represented exclusively by their liquidation rights. See "Liquidation Rights." Such common stock is separate and apart from deposit accounts and cannot be and is not insured by the FDIC or any other governmental agency. Certificates are issued to evidence ownership of the capital stock. The stock certificates are transferable, and, therefore, the stock may be sold or traded if a purchaser is available with no effect on any account the seller may hold in the institution.

         Continuity. While the Conversion is being accomplished, and after the consummation of the Conversion, the normal business of the Bank of accepting deposits and making loans will continue without interruption. The Bank will continue to be subject to regulation by the Superintendent and the FDIC. After Conversion, the Bank will continue to provide services for depositors and borrowers under current policies by its present management and staff.


         The trustees serving the Bank immediately before the Conversion will serve as directors of the Bank after the Conversion. The directors of the Holding Company will consist of all of the individuals currently serving on the Board of Trustees of the Bank. It is anticipated that all officers of the Bank serving immediately before the Conversion will retain their positions after the Conversion. See "Management of the Holding Company" and "Management of the Bank."

         Deposit Accounts and Loans. Under the Plan, each depositor in the Bank at the time of Conversion will automatically continue as a depositor after the Conversion, and each such deposit account will remain the same with respect to deposit balance, interest rate and other terms, except to the extent affected by withdrawals made to purchase Common Stock in the Conversion. See "--Procedure for Purchasing Shares in Subscription and Community Offerings." Each such account will be insured by the FDIC to the same extent as before the Conversion (i.e., up to $100,000 per depositor). Depositors will continue to hold their existing certificates of deposit, passbooks and other evidences of their accounts.


         Furthermore, no loan outstanding from the Bank will be affected by the Conversion, and the amount, interest rate, maturity and security for each loan will remain as they were contractually fixed prior to the Conversion.

         Voting Rights. In its current mutual form, voting rights and control of the Bank are vested exclusively in the Board of Trustees. After the Conversion, direction of the Bank will be under the control of the Board of Directors of the Bank. The Holding Company, as the holder of all of the outstanding common stock of the Bank, will have exclusive voting rights with respect to any matters concerning the Bank requiring shareholder approval, including the election of directors of the Bank.

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         After the Conversion, subject to the rights of the holders of preferred stock that may be issued in the future, the holders of the Common Stock will have exclusive voting rights with respect to any matters concerning the Holding Company. Each holder of Common Stock will, subject to the restrictions and limitations set forth in the Holding Company's Certificate of Incorporation discussed below, be entitled to vote on any matters to be considered by the Holding Company's shareholders, including the election of directors of the Holding Company.

         Liquidation Rights. In the unlikely event of a complete liquidation of the Bank in its present mutual form, each depositor would receive such depositor's pro rata share of any assets of the Bank remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of such depositor's deposit account was to the total value of all deposit accounts in the Bank at the time of liquidation. After the Conversion, each depositor, in the event of a complete liquidation, would have a claim as a creditor of the same general priority as the claims of all other general creditors of the Bank. However, except as described below, such depositor's claim would be solely in the amount of the balance in such depositor's deposit account plus accrued interest. Such depositor would not have an interest in the value or assets of the Bank above that amount.

         The Plan provides for the establishment, upon the completion of the Conversion, of a special "liquidation account" (which is a memorandum account only) for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the surplus and reserves of the Bank as of the date of its latest balance sheet contained in the final Prospectus used in connection with the Conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder, if such account holder were to continue to maintain such account holder's deposit account at the Bank, would be entitled, on a complete liquidation of the Bank after the Conversion, to an interest in the liquidation account prior to any payment to the shareholders of the Bank, whether or not such Eligible Account Holder or Supplemental Eligible Account Holder purchased Common Stock in the Conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in such liquidation account for each deposit account, including passbook accounts, demand accounts, money market deposit accounts and time deposits, with an aggregate balance of $100 or more held in the Bank on September 30, 1996 (with respect to an Eligible Account Holder) and ________, 1998 (with respect to a Supplemental Eligible Account Holder) (each a "Qualifying Deposit"). Each Eligible Account Holder and Supplemental Eligible Account Holder will have a pro rata interest in the total liquidation account for such account holder's deposit accounts based on the proportion that the aggregate balance of such person's Qualifying Deposits on the Eligibility Record Date or Supplemental Eligibility Record Date, as applicable, bore to the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders.

         If, however, on any annual closing date (i.e., the anniversary of the Eligibility Record Date or the Supplemental Eligibility Record Date, as applicable) of the Bank, commencing on or after the effective date of the Conversion, the amount in any deposit account is less than the amount in such deposit account on September 30, 1996 (with respect to an Eligible Account Holder), or _____________, 1998 (with respect to a Supplemental Eligible Account Holder), or any other

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



annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. For purposes of the liquidation account, time deposit accounts shall be deemed to be closed upon maturity regardless of renewal. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to the Holding Company as the sole shareholder of the Bank.

         Tax Aspects. Consummation of the Conversion is expressly conditioned upon the receipt by the Bank of either a favorable ruling from the IRS and New York taxing authorities or opinions of counsel with respect to federal and New York income taxation, to the effect that the Conversion will not be a taxable transaction to the Company, the Bank, Eligible Account Holders or Supplemental Eligible Account Holders, except as noted below.

         No private ruling will be received from the IRS with respect to the proposed Conversion. Instead, the Bank has received an opinion of its counsel, Silver, Freedman & Taff, L.L.P., based on customary certificates delivered by management of the Company and the Bank, that for federal income tax purposes, among other matters: (i) the Bank's change in form from mutual to stock ownership will constitute a reorganization under section 368(a)(I)(F) of the Code, (ii) neither the Bank nor the Holding Company will recognize any gain or loss as a result of the Conversion; (iii) no gain or loss will be recognized by the Bank or the Holding Company upon the purchase of the Bank's capital stock by the Holding Company or by the Holding Company upon the purchase of its Common Stock in the Conversion; (iv) no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Accounts Holders upon the issuance to them of deposit accounts in the Bank in its stock form plus their interests in the liquidation account in exchange for their deposit accounts in the Bank; (v) the tax basis of the depositors' deposit accounts in the Bank immediately after the Conversion will be the same as the basis of their deposit accounts immediately prior to the Conversion; (vi) the tax basis of each Eligible Account Holder's and each Supplemental Eligible Account Holders interest in the liquidation account will be zero; (vii) no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon the distribution to them of non-transferable subscription rights to purchase shares of the Common Stock, provided, that the amount to be paid for the Common Stock is equal to the fair market value of such stock; and (viii) the tax basis to the shareholders of the Common Stock of the Holding Company purchased in the Conversion pursuant to the subscription rights will be the amount paid therefor and the holding period for the shares of Common Stock purchased by such persons will begin on the date on which their subscription rights are exercised.

         KPMG Peat Marwick LLP has also opined, subject to the limitations and qualifications in its opinion, that the Conversion will not be a taxable transaction to the Holding Company or to the Bank for New York income and franchise tax purposes or to Eligible Account Holders or to Supplemental Eligible Account Holders for New York income tax purposes. The opinions of Silver, Freedman & Taff, L.L.P. and KPMG Peat Marwick LLP have been filed as exhibits to the Registration Statement of which this Prospectus is a part.


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


         Unlike private rulings, opinions of counsel are not binding on the IRS or the New York taxing authorities and the IRS or the New York taxing authorities could disagree with conclusions reached therein. In the event of such disagreement, there can be no assurance that the IRS or the New York taxing authorities would not prevail in a judicial or administrative proceeding.

         Certain portions of both the federal and the state tax opinions are based upon the opinion of RP Financial that subscription rights issued in connection with the Conversion will have no value. In the opinion of RP Financial, which opinion is not binding on the IRS or the New York taxing authorities, the subscription rights do not have any value based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the Common Stock at a price equal to its estimated fair market value, which will be the same price as the Purchase Price for the unsubscribed shares of Common Stock. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors are deemed to have an ascertainable value, such Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors could be taxed upon the receipt or exercise of the subscription rights in an amount equal to such value, and the Bank could recognize gain on such distribution. Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors are encouraged to consult with their own tax advisors as to the tax consequences in the event that such subscription rights are deemed to have an ascertainable value.

Establishment of The Hudson River Bank and Trust Company Foundation

         General. In furtherance of the Bank's commitment to its local community, the Plan of Conversion provides for the establishment of a charitable foundation in connection with the Conversion. The Plan provides that the Bank and the Holding Company will incorporate the Foundation under Delaware law as a non-stock corporation. and will fund the Foundation with Common Stock of the Holding Company, as further described below. The Holding Company and the Bank believe that the funding of the Foundation with Common Stock of the Company is a means to establish a common bond between the Bank and its community, enabling the Bank's community to share in the potential growth and success of the Holding Company over the long term. By further enhancing the Bank's visibility and reputation in its local community, the Bank believes that the Foundation will enhance the long-term value of the Bank's community banking franchise. The Foundation will be dedicated to charitable purposes within the Bank's local community, including community development activities.

         Purpose of the Foundation. The purpose of the Foundation is to provide funding to support charitable causes and community development activities. In recent years, the Bank has emphasized community lending and community development activities within the Bank's local community. The Bank received a "satisfactory" CRA rating in its last CRA examination. The Foundation is being formed to complement the Bank's existing community activities, not as a replacement for such activities. The Bank intends to continue to emphasize community lending and community development activities following the Conversion. However, such activities are not the Bank's sole corporate purpose. The Foundation will be completely dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to the Bank. In this regard, the Board of Trustees believes the establishment of

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


a charitable foundation is consistent with the Bank's commitment to community service. The Board further believes that the funding of the Foundation with Common Stock of the Holding Company is a means of enabling the Bank's community to share in the potential growth and success of the Holding Company long after completion of the Conversion. The Foundation will accomplish that goal by providing for continued ties between the Foundation and the Bank, thereby forming a partnership with the Bank's community. The establishment of the Foundation will also enable the Holding Company and the Bank to develop a unified charitable donation strategy and will centralize the responsibility for administration and allocation of corporate charitable funds. Charitable foundations have been formed by other financial institutions for this purpose, among others. The Bank, however, does not expect the contribution to the Foundation to take the place of the Bank's traditional community lending and charitable activities.

         Although the Board of Trustees of the Bank and the Board of Directors of the Holding Company have carefully considered each of the above factors, the establishment of a charitable foundation in connection with a conversion is a relatively new concept that has been implemented by only a few other converting banks. Accordingly, certain persons may raise challenges as to the validity of the establishment of the Foundation that, if not resolved promptly, could delay the consummation of the Conversion or result in the elimination of the Foundation.


         Structure of the Foundation. The Foundation was incorporated under Delaware law as a non-stock corporation. The Foundation's Certificate of Incorporation provides that it is organized exclusively for charitable purposes, including community development, as set forth in Section 501 (c) (3) of the Code. The Foundation's Certificate of Incorporation further provides that no part of the net earnings of the Foundation will inure to the benefit of, or be distributable to its directors, officers or members. Four members of the Board of Directors of the Foundation will initially consist of individuals who are officers or trustees of the Bank, and the remaining two members of the Board will consist of civic and community leaders within the Bank's local community. A Nominating Committee of such Board, which is to be comprised of a minimum of three members of the Board, will nominate individuals eligible for election to the Board of Directors. The members of the Foundation, who are comprised of its Board members, will elect the directors at the annual meeting of the Foundation from those nominated by the Nominating Committee. Only persons serving as directors of the Foundation qualify as members of the Foundation, with voting authority. Directors will be divided into three classes with each class appointed for three-year terms.


         The authority for the affairs of the Foundation will be vested in the Board of Directors of the Foundation. The directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations by the Foundation, consistent with the purposes for which the Foundation was established. Although no formal policy governing Foundation grants exists at this time, the Foundation's Board of Directors will adopt such a policy upon establishment of the Foundation. As directors of a non-profit corporation, directors of the Foundation will at all times be bound by their fiduciary duty to advance the Foundation's charitable goals, to protect the assets of the Foundation and to act in a manner consistent with the charitable purpose for which the Foundation is established. The directors of the Foundation will also be responsible for directing the activities of the Foundation, including the management of the Common Stock of the Holding Company held by the Foundation. However, as a condition to receiving the non-objection of the

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FDIC  to the  Bank's  Conversion  and  the  approval  of the  Conversion  by the
Superintendent, the Foundation will commit in writing to the FDIC and the Superintendent that all shares of Common Stock held by the Foundation will be voted in the same ratio as all other shares of the Holding Company's Common Stock on all proposals considered by shareholders of the Holding Company; provided, however, that, consistent with the condition, the FDIC and the Superintendent shall waive this voting restriction under certain circumstances if compliance with the voting restriction would: (i) cause a violation of the law of the State of Delaware; (ii) cause the Foundation to lose its tax-exempt status, or cause the IRS to deny the Foundation's request for a determination that it is an exempt organization or otherwise have a material and adverse tax consequence on the Foundation; or (iii) cause the Foundation to be subject to an excise tax under Section 4941 of the Code. In order for the FDIC and the Superintendent to waive such voting restriction, the Holding Company's or the Foundation's legal counsel must render an opinion satisfactory to the FDIC and the Superintendent that compliance with the voting restriction would have an effect described in clauses (i), (ii) or (iii) above. Under those circumstances, the FDIC and the Superintendent shall grant a waiver of the voting requirement upon submission of such legal opinion(s) by the Holding Company or the
Foundation  that are  satisfactory  to the FDIC and the  Superintendent.  In the
event  that  the  FDIC  and  the  Superintendent   were  to  waive  such  voting
requirement, the directors would direct the voting of the Common Stock held by the Foundation. However, the Superintendent may, in the case of a waiver, impose additional conditions regarding the composition of the Board of Directors. As of the date hereof, no event has occurred which would require the Holding Company to seek a waiver of the voting restriction.


         The Foundation's place of business will be located at the Bank's administrative offices and initially the Foundation is expected to have no employees but will utilize the staff of the Holding Company and the Bank. The Board of Directors of the Foundation will appoint such officers as may be necessary to manage the operations of the Foundation. In this regard, the Bank has provided the FDIC with a commitment that, to the extent applicable, the Bank will comply with the affiliate restrictions set forth in Sections 23A and 23B of the Federal Reserve Act with respect to any transactions between the Bank and the Foundation.

         The Holding Company intends to capitalize the Foundation with Common Stock of the Holding Company in an amount equal to 3% of the total amount of Common Stock to be sold in connection with the Conversion. At the minimum, midpoint and maximum of the Estimated Valuation Range, the contribution to the Foundation would equal 334,223, 393,204 and 452,184 shares, which would have a market value of $3.3 million, $3.9 million and $4.5 million, respectively, assuming the Purchase Price of $10.00 per share. The Holding Company and the Bank determined to fund the Foundation with Common Stock rather than cash because it desired to form a bond with its community in a manner that would allow the community to share in the potential growth and success of the Holding Company and the Bank over the long term. The funding of the Foundation with stock also provides the Foundation with a potentially larger endowment than if the Holding Company contributed cash to the Foundation since, as a shareholder, the Foundation will share in the potential growth and success of the Holding Company. As such, the contribution of stock to the Foundation has the potential to provide a self-sustaining funding mechanism which reduces the amount of cash that the Holding Company, if it were not making the stock donation, would have to contribute to the Foundation in future years in order to maintain a level amount of charitable grants and donations.


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         The Foundation will receive working capital from any dividends that may be paid on the Holding Company's Common Stock in the future, and subject to applicable federal and state laws, loans collateralized by the Common Stock or from the proceeds of the sale of any of the Common Stock in the open market from time to time as may be permitted to provide the Foundation with additional liquidity. As a private foundation under Section 501 (c) (3) of the Code, the Foundation will be required to distribute annually in grants or donations, a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of Common Stock by the Holding Company is that the amount of Common Stock that may be sold by the Foundation in any one year shall not exceed 5% of the average market value of the assets held by the Foundation, except where the Board of Directors of the Foundation determines that the failure to sell an amount of common stock greater than such amount would result in a long-term reduction of the value of the Foundation's assets and as such would jeopardize the Foundation's capacity to carry out its charitable purposes. Upon completion of the Conversion and the contribution of shares to the Foundation immediately following the Conversion, the Holding Company would have 11,475,000, 13,500,000 and 15,525,000 shares issued and outstanding at the minimum, midpoint and maximum of the Estimated Valuation Range. Because the Holding Company will have an increased number of shares outstanding, the voting and ownership interests of shareholders in the Holding Company's common stock would be diluted by 2.9%, as compared to their interests in the Holding Company if the Foundation were not established. For additional discussion of the dilutive effect, see "Pro Forma Data."


         Tax Considerations. The Holding Company and the Bank have received an opinion of Silver, Freedman & Taff, L.L.P. that an organization created for the above purposes would qualify as an organization exempt from taxation under
Section 501(c)(3) of the Code, and would likely be classified as a private foundation. The Foundation will submit an application to the IRS to be recognized as an exempt organization. If the Foundation files such an application within 15 months from the date of its organization, and if the IRS approves the application, the effective date of the Foundation's status as a
Section 501(c)(3) organization will be retroactive to the date of its organization. Silver, Freedman & Taff, L.L.P., however, has not rendered any advice on the condition to the contribution to be agreed to by the Foundation which requires that all shares of Common Stock of the Holding Company held by the Foundation must be voted in the same ratio as all other outstanding shares of Common Stock of the Holding Company on all proposals considered by shareholders of the Holding Company. Consistent with this condition, in the event that the Holding Company or the Foundation receives an opinion of its legal counsel that compliance with this voting restriction would have the effect of causing the Foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the Foundation, or subject the Foundation to an excise tax for "self-dealing" under Section 4941 of the Code, the Company would request a waiver from the FDIC and the Superintendent of such voting restriction upon submission by the Holding Company or the Foundation of a legal opinion(s) to that effect satisfactory to the FDIC and the Superintendent. However, no assurance can be given that such waiver would be granted. See "- Regulatory Conditions Imposed on the Foundation."


         Under the Code, the Holding Company is entitled to a deduction for charitable contributions in an amount not exceeding 10% of its taxable income (computed without regard to the contributions) for the year of the contribution, and any contributions in excess of the deductible amount may be carried forward and deducted in the Holding Company's five succeeding taxable

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




years, subject, in each such year, to the 10% of taxable income limitation. The Holding Company and the Bank believe that the Conversion presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised in the Conversion. In making such a determination, the Holding Company and the Bank considered the dilutive impact of the contribution of Common Stock to the Foundation on the amount of Common Stock available to be offered for sale in the Conversion. Based on such consideration, the Holding Company and Bank believe that the contribution to the Foundation in excess of the 10% annual limitation is justified given the Bank's capital position and its earnings, the substantial additional capital being raised in the Conversion and the potential benefits of the Foundation to the Bank's community. In this regard assuming the sale of the Common Stock at the maximum of the Estimated Valuation Range, the Holding Company would have pro forma consolidated capital of $198.5 million or 24.94% of pro forma consolidated assets and the Bank's pro forma leverage and risk-based capital ratios would be 17.01% and 25.59%, respectively. See "Regulation -The Bank -Capital Requirements," "Capitalization," and "Comparison of Valuation and Pro Forma Information with No Stock Contribution." Thus, the amount of the contribution will not adversely impact the financial condition of the Holding Company and the Bank, and the Holding Company and the Bank therefore believe that the amount of the charitable contribution is reasonable and will not raise safety and soundness concerns.


         The Holding Company and the Bank have received the opinion of Silver, Freedman & Taff, L.L.P. that the Holding Company's contribution of its own stock to the Foundation would not constitute an act of self-dealing, and that the Holding Company will be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution, subject to the 10% of taxable income limitation. As discussed above, the Holding Company will be able to carry forward and deduct any portion of the contribution in excess of such 10% limitation for five years following the year of the contribution. If the Holding Company and the Foundation had been established in the fiscal year ended March 31, 1997, the Holding Company would have been entitled to a charitable contribution deduction in its taxable year ended December 31, 1997 of approximately $_____ and would have been able to carry forward and deduct approximately $___ million over its next succeeding five taxable years (based on the Bank's estimated pre-tax income for 1997 and a contribution in 1997 of Common Stock equal to $___ million). Assuming the close of the Offerings at the midpoint of the Estimated Valuation Range, the Holding Company estimates that the entire amount of the contribution should be deductible over a six-year period. Neither the Holding Company nor the Bank expect to make any further contributions to the Foundation within the first five years following the initial contribution. After that time, the Holding Company and the Bank may consider future contributions to the Foundation. Any such decisions would be based on an assessment of, among other factors, the financial condition of the Holding Company and the Bank at that time, the interests of shareholders and depositors of the Holding Company and the Bank, and the financial condition and operations of the Foundation.

         Although the Holding Company and the Bank have received the opinion of Silver, Freedman & Taff, L.L.P. that the Holding Company is entitled to a deduction for the charitable contribution, there can be no assurances that the IRS will recognize the Foundation as an organization exempt from taxation under section 501(c)(3) of the Code or that the deduction will be permitted. If the IRS successfully maintains that the Foundation is not so exempt or that the deduction is not permitted,

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




the Holding Company's tax benefit related to the contribution to the Foundation would be expensed without tax benefit, resulting in a reduction in earnings in the year in which the IRS makes such a determination. See "Risk Factors - Establishment of the Charitable Foundation."


         In general, the income of a private foundation is exempt from federal and state taxation. However, investment income, such as interest, dividends and capital gains, will be subject to a federal excise tax of 2.0%. The Foundation will be required to make an annual filing with the IRS within four and one-half months after the close of the Foundation's taxable year to maintain its tax-exempt status. The Foundation will also be required to publish a notice that the annual information return will be available for public inspection for a period of 180 days after the date of such public notice. The information return for a private foundation must include, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the Foundation's managers, and a concise statement of the purpose of each grant. The Foundation will also be required to file an annual report with the Charities Bureau of the Office of the Attorney General of the State of New York.


         Regulatory Conditions Imposed on the Foundation. Establishment of the Foundation is subject to the following conditions to be agreed to by the Foundation in writing as a condition to receiving the FDIC's nonobjection of the Bank's Conversion and the approval of the Conversion by the Superintendent: (i) the Foundation will be subject to examination by the FDIC and the Superintendent; (ii) the Foundation must comply with supervisory directives imposed by the FDIC and the Superintendent; (iii) the Foundation will operate in accordance with written policies adopted by its Board of Directors, including a conflict of interest policy; and (iv) any shares of Common Stock of the Holding Company held by the Foundation must be voted in the same ratio as all other outstanding shares of Common Stock of the Holding Company on all proposals considered by shareholders of the Holding Company; provided, however that, consistent with this condition, the FDIC and the Superintendent shall waive this voting restriction under certain circumstances if compliance with the voting restriction would: (a) cause a violation of the law of the State of Delaware;
(b) would cause the Foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the Foundation; or (c) would cause the Foundation to be subject to an excise tax under Section 4941 of the Code. In order for the FDIC and the Superintendent to waive such voting restriction, the Holding Company's or the Foundation's legal counsel must render an opinion satisfactory to FDIC and the Superintendent that compliance with the voting restriction would have the effect described in clauses (a), (b) or (c) above. Under those circumstances, the FDIC and the Superintendent shall grant a waiver of the voting restriction upon submission of such opinion(s) by the Holding Company or the Foundation which are satisfactory to the FDIC and the Superintendent. There can be no assurances that a legal opinion addressing these issues will be rendered, or if rendered, that the FDIC and the Superintendent will grant an unconditional waiver of the voting restriction. If the Superintendent waives the voting restriction, the NYSBD may (1) impose a condition that a certain portion of the members of the Foundation's Board of Directors shall be persons who are not directors, officers or employees of the Bank or the Holding Company or any affiliate thereof or (2) impose such other condition relating to control of the Common Stock held by the Foundation as determined by the NYSBD to be appropriate. In no event will the voting restriction survive the sale of shares of the Common Stock held by the Foundation.



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Stock Pricing

         The Plan of Conversion requires that the purchase price of the Common Stock must be based on the appraised pro forma market value of the Common Stock, as determined on the basis of an independent valuation. The Bank and the Holding Company have retained RP Financial to make such valuation. For its services in making such appraisal, RP Financial will receive a fee of $_____, plus out-of-pocket expenses. The Bank and the Holding Company have agreed to indemnify RP Financial and its employees and affiliates against certain losses (including any losses in connection with claims under the federal securities laws) arising out of its services as appraiser, except where RP's liability results from its negligence or bad faith.

         An appraisal has been made by RP Financial in reliance upon the information contained in this Prospectus, including the financial statements. RP Financial also considered the following factors, among others: the present and projected operating results and financial condition of the Holding Company and the Bank, and the economic and demographic conditions in the Bank's existing market area; certain historical, financial and other information relating to the Bank; a comparative evaluation of the operating and financial statistics of the Bank with those of other similarly situated publicly-traded savings associations and savings institutions located in the Bank's market area and the State of New York; the aggregate size of the offering of the Common Stock; the impact of the Conversion on the Bank's equity and earnings potential; the proposed dividend policy of the Holding Company and the Bank; and the trading market for securities of comparable institutions and general conditions in the market for such securities.

         On the basis of the foregoing, RP Financial has advised the Holding Company and the Bank that, in its opinion, dated as of February 27, 1998, the estimated pro forma market value of the Common Stock ranged from a minimum of $111,407,770 to a maximum of $150,728,150 with a midpoint of $131,067,960. The
Board of Trustees of the Bank held a meeting to review and discuss the appraisal report prepared by RP Financial. A representative of RP Financial participated in the meeting to explain the contents of the appraisal report. In connection with its review of the reasonableness and adequacy of such appraisal consistent with NYBB and FDIC regulations and policies, the Board of Trustees reviewed the methodology that RP Financial employed to determine the pro forma market value of the Common Stock and the appropriateness of the assumptions that RP Financial used in determining this value.

         Based upon the Valuation Range and the Purchase Price of $10.00 per share for the Common Stock established by the Board of Trustees, the Board of Trustees has established the Estimated Valuation Range of $111,407,770 to $150,728,150, with a midpoint of $131,067,960, and the Holding Company expects to issue between 11,140,777 and 15,072,815 shares of Common Stock. The Estimated Valuation Range may be amended with the approval of the Superintendent and FDIC (if required), if necessitated by subsequent developments in the financial condition of the Holding Company or the Bank or market conditions generally.

         The valuation prepared by RP Financial is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing such shares. RP Financial did not independently verify the financial statements and other information

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


provided by the Bank, nor did RP Financial value independently the assets or liabilities of the Bank. The valuation considers the Bank as a going concern and should not be considered as an indication of the liquidation value of the Bank. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing such shares in the Conversion will thereafter be able to sell such shares at prices at or above the Purchase Price or in the range of the foregoing valuation of the pro forma market value thereof.


         Following commencement of the Subscription Offering or Community Offering, if any, the maximum of the Estimated Valuation Range may be increased up to 15% and the number of shares of Common Stock to be issued in the Conversion may be increased to 17,333,738 shares due to regulatory considerations, changes in the market and general financial and economic conditions, without the resolicitation of subscribers. See "--Limitations on Common Stock Purchases" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the Estimated Valuation Range to fill unfilled orders in the Subscription and Community Offerings.


         No sale of shares of Common Stock may be consummated  unless,  prior to such consummation, RP Financial confirms to the Bank, Holding Company, Superintendent and FDIC that, to the best of its knowledge, nothing of a material nature has occurred which, taking into account all relevant factors, would cause RP Financial to conclude that the value of the Common Stock at the price so determined is incompatible with its estimate of the pro forma market value of the Common Stock at the conclusion of the Subscription Offering and Community Offering, if any.

         If, based on RP Financial's estimate, the pro forma market value of the Common Stock, as of the date that RP Financial so confirms, is not more than 15% above the maximum and not less than the minimum of the Estimated Valuation Range then, (1) with the approval of the Superintendent, if required, and the FDIC, the number of shares of Common Stock to be issued in the Conversion may be increased or decreased, pro rata to the increase or decrease in value, without resolicitation of subscriptions, to no more than 17,333,738 shares or no less than 11,140,777 shares, and (2) all shares purchased in the Subscription and Community Offerings will be purchased for the Purchase Price of $10.00 per share. If the number of shares issued in the Conversion is increased due to an increase of up to 15% in the Estimated Valuation Range to reflect changes in market or financial conditions, persons who subscribed for the maximum number of shares will not be given the opportunity to subscribe for an adjusted maximum number of shares, except for the Employee Plans which will be able to subscribe for such adjusted amount up to their 10% subscription. See "- Limitations on Common Stock Purchases."

         If the pro forma market value of the Common Stock is either more than 15% above the maximum of the Estimated Valuation Range or less than the minimum of the Estimated Valuation Range, the Bank and the Holding Company, after consulting with the Superintendent and the FDIC, may terminate the Plan and return all funds promptly with interest at the Bank's passbook rate of interest on payments made by check, draft or money order, extend or hold new Subscription and Community Offerings, establish a new Estimated Valuation Range, commence a resolicitation of

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


subscribers or take such other actions as permitted by the Superintendent and the FDIC in order to complete the Conversion. In the event that a resolicitation is commenced, unless an affirmative response is received within a reasonable period of time, all funds will be promptly returned to investors as described above. A resolicitation, if any, following the conclusion of the Subscription and Community Offerings would not exceed 45 days unless such resolicitation is further extended by the Superintendent and the FDIC for periods of up to 60 days not to extend beyond ___________, 2000.

         If all shares of Common Stock are not sold through the Subscription and Community Offerings, then the Bank and the Holding Company expect to offer the remaining shares in a Syndicated Community Offering, which would occur as soon as practicable following the close of the Subscription Offering or Community Offering, if any, but may commence during the Subscription Offering and Community Offering, if any, subject to the prior rights of subscribers. All shares of Common Stock will be sold at the same price per share in the Syndicated Community Offering as in the Subscription and Community Offerings. See "--Syndicated Community Offering."

         No sale of shares of Common Stock may be consummated unless, prior to such consummation, RP Financial confirms to the Bank, the Holding Company, Superintendent and the FDIC that, to the best of its knowledge, nothing of a material nature has occurred which, taking into account all relevant factors, including those which would be involved in a cancellation of the Syndicated Community Offering, would cause RP Financial to conclude that the aggregate value of the Common Stock at the Purchase Price is incompatible with its estimate of the pro forma market value of the Common Stock of the Holding Company at the time of the Syndicated Community Offering. Any change which would result in an aggregate purchase price which is below, or more than 15% above, the Estimated Valuation Range would be subject to Superintendent and FDIC approval. If such confirmation is not received, the Bank may extend the Conversion, extend, reopen or commence new Subscription and Community Offerings or a Syndicated Community Offering, establish a new Estimated Valuation Range and commence a resolicitation of all subscribers with the approval of the Superintendent and FDIC or take such other actions as permitted by the Superintendent and FDIC in order to complete the Conversion, or terminate the Plan and cancel the Subscription and Community Offerings and/or the Syndicated Community Offering. In the event market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the Estimated Valuation Range or more than 15% above the maximum of such range, and the Holding Company and the Bank determine to continue the Conversion, subscribers will be resolicited (i.e., be permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at the Bank's passbook rate of interest, or be permitted to decrease or cancel their subscriptions). Any change in the Estimated Valuation Range must be approved by the Superintendent and FDIC. A resolicitation, if any, following the conclusion of the Subscription Offering or the Community Offering would not exceed 45 days, or if following the Syndicated Community Offering, 60 days, unless further extended by the Superintendent for periods up to 60 days not to extend beyond _______, 2000. If such resolicitation is not effected, the Bank will return with interest all funds promptly at the Bank's passbook rate of interest on payments made by check, savings bank draft or money order.


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         Copies  of  the  appraisal  report  of  RP  Financial,   including  any
amendments thereto, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the offices of the Bank and the other locations specified under "Additional Information."

Number of Shares to be Issued

         Depending upon market or financial conditions following the commencement of the Subscription Offering and Community Offering, if any, the total number of shares to be issued in the Conversion may be increased or decreased without a resolicitation of subscribers; provided, that the product of the total number of shares times the price per share is not below the minimum or more than 15% above the maximum of the Estimated Valuation Range, and the total number of shares to be issued in the Conversion is not less than 11,140,777 or greater than 15,072,815 (or 17,333,738 if the Estimated Valuation Range is increased by 15%).


         In the event market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the Estimated Valuation Range or more than 15% above the maximum of such range, if the Plan is not terminated by the Holding Company and the Bank after consultation with the Superintendent and FDIC, purchasers will be resolicited (i.e., permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded, or be permitted to modify or rescind their subscriptions). Any change in the Estimated Valuation Range must be approved by the Superintendent and FDIC. If the number of shares issued in the Conversion is increased due to an increase of up to 15% in the Estimated Valuation Range to reflect changes in market or financial condition, persons who subscribed for the maximum number of shares will not be given the opportunity to subscribe for an adjusted maximum number of shares, except for the Employee Plans, which will be able to subscribe for such adjusted amount up to their 10% subscription. See "--Limitations on Common Stock Purchases."


         An increase in the number of shares to be issued in the Conversion as a result of an increase in the estimated pro forma market value would decrease both a subscriber's ownership interest and the Holding Company's pro forma net earnings and shareholders' equity on a per share basis while increasing pro forma net earnings and shareholders' equity on an aggregate basis. A decrease in the number of shares to be issued in the Conversion would increase both a subscriber's ownership interest and the Holding Company's pro forma net earnings and shareholders' equity on a per share basis while decreasing pro forma net earnings and shareholder's equity on an aggregate basis. For a presentation of the effects of such changes see "Pro Forma Data."

         To fund the Foundation, the number of shares to be issued and outstanding as a result of the sale of Common Stock in the Conversion will be increased by a number of shares equal to 3% of the Common Stock sold in the Conversion. Assuming the sale of shares in the Offerings at the maximum of the Estimated Valuation Range, the Holding Company will contribute 452,184 shares of its Common Stock from authorized but unissued shares to the Foundation immediately following the completion of the Conversion. In that event, the Holding Company will have total shares of Common Stock outstanding of 15,525,000 shares. Funding the Foundation with authorized but

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



unissued shares will have the effect of diluting the ownership and voting interests of persons purchasing shares in the Conversion by 2.9% since a greater number of shares will be outstanding upon completion of the Conversion than would be if the Foundation were not established. See "Pro Forma Data."

Subscription Offering and Subscription Rights


         In accordance with the Plan of Conversion, rights to subscribe for the purchase of Common Stock have been granted under the Plan of Conversion to the following persons in the following order of descending priority: (1) depositors whose deposits in qualifying accounts in the Bank totaled $100 or more on September 30, 1996 ("Eligible Account Holders"); (2) the Employee Plans, including the ESOP; and (3) depositors whose deposits in qualifying accounts in the Bank totaled $100 or more on __________, 1998, other than (i) those depositors who would otherwise qualify as Eligible Account Holders or (ii) trustees or executive officers of the Bank or their Associates, (as defined herein) ("Supplemental Eligible Account Holders"). All subscriptions received will be subject to the availability of Common Stock after satisfaction of all subscriptions of all persons having prior rights in the Subscription Offering and to the maximum and minimum purchase limitations set forth in the Plan of Conversion and as described below under "- Limitations on Common Stock Purchases."


         Priority 1: Eligible Account Holders. Each Eligible Account Holder will receive, without payment therefor, first priority, non-transferable subscription rights to subscribe for Common Stock in the Subscription Offering up to the greatest of (i) the amount permitted to be purchased in the Community Offering, which amount is currently $250,000 of the Common Stock offered, (ii) one- tenth of one percent (0.10%) of the total offering of shares of Common Stock or (iii) fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction the numerator of which is the amount of the Eligible Account Holder's qualifying deposit and the denominator of which is the total amount of qualifying deposits of all Eligible Account Holders, in each case on the Eligibility Record Date, subject to the overall maximum and minimum purchase limitations and exclusive of an increase in the shares issued pursuant to an increase in the Estimated Valuation Range of up to 15%. See "- Limitations on Common Stock Purchases."

         In the event that Eligible Account Holders exercise subscription rights for a number of shares in excess of the total number of shares eligible for subscription, the shares will be allocated so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make such Eligible Account Holder's total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated among the remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all remaining Eligible Account Holders whose subscriptions remain unfilled.


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


         To ensure a proper allocation of stock, each Eligible Account Holder must list on his or her stock order form all accounts in which such Eligible Account Holder has an ownership interest. Failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. The subscription rights of Eligible Account Holders who are also trustees or executive officers of the Bank or their Associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the one-year period preceding the Eligibility Record Date.


         Priority 2: The Employee Plans. To the extent that there are sufficient shares remaining after satisfaction of the subscriptions by Eligible Account Holders, the Employee Plans, including the ESOP, will receive, without payment therefor, second priority, non-transferable subscription rights to purchase up to 10% of the Common Stock to be issued in the Conversion, including shares to be issued to the Foundation, subject to the purchase limitations set forth in the Plan of Conversion and as described below under "- Limitations on Common Stock Purchases." As an Employee Plan, the ESOP intends to purchase 8% of the shares to be issued in the Conversion, or 918,000 shares and 1,242,000 shares, based on the issuance of 11,475,000 shares and 15,525,000 shares, respectively, at the minimum and the maximum of the Estimated Valuation Range, including the shares of Common Stock to be issued to the Foundation. Subscriptions by the ESOP will not be aggregated with shares of Common Stock purchased directly by or which are otherwise attributable to any other participants in the Subscription and Community Offerings, including subscriptions of any of the Bank's trustees, officers, employees or associates thereof. See "Management of the Bank - Benefit Plans - Employee Stock Ownership Plan."


         Priority 3.- Supplemental Eligible Account Holders. To the extent that there are sufficient shares remaining after satisfaction of the subscriptions by the Eligible Account Holders and Employee Plans, Supplemental Eligible Account Holders will receive, without payment therefor, third priority, non-transferable subscription rights to subscribe for Common Stock in the Subscription Offering up to the greatest of (i) the amount permitted to be subscribed for in the Community Offering, which amount is currently $250,000 of the Common Stock offered, (ii) one- tenth of one, percent (0.10%) of the total offering of shares of Common Stock or (iii) fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Supplemental Eligible Account Holder's qualifying deposit and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date, subject to the overall maximum and minimum purchase limitations and exclusive of an increase in the shares issued pursuant to an increase in the Estimated Valuation Range of up to 15%. See "--Limitations on Common Stock Purchases."

         In the event that Supplemental Eligible Account Holders exercise subscription rights for a number of shares in excess of the total number of shares eligible for subscription, the shares will be allocated so as to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make such Supplemental Eligible Account Holder's total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated among the remaining subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled in the proportion that the amounts of

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


their  respective  qualifying  deposits  bear to the total amount of  qualifying
deposits  of  all  remaining   Supplemental   Eligible   Account  Holders  whose
subscriptions remain unfilled.

         To ensure a proper allocation of stock, each Supplemental Eligible Account Holder must list on his or her stock order form all accounts in which such Supplemental Eligible Account Holder has an ownership interest. Failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.



         Expiration  Date  for  the  Subscription   Offering.  The  Subscription
Offering will expire at 12:00 noon, Eastern time, on ________________, 1998, unless extended for an initial period of up to 45 days by the Bank or additional 60 day periods with the approval of the Superintendent and if necessary, the FDIC. Subscription rights which have not been exercised prior to the Expiration Date will become void.

         The Bank will not execute orders until all shares of Common Stock have been subscribed for or otherwise sold. If all shares have not been subscribed for or sold within 45 days after the Subscription Expiration Date, unless such period is extended with the consent of the Superintendent, all funds delivered to the Bank pursuant to the Subscription Offering will be returned with interest promptly to the subscribers and all withdrawal authorizations will be canceled. If an extension beyond the 45-day period following the Subscription Expiration Date is granted, the Bank will notify subscribers of the extension of time and of any rights of subscribers to modify or rescind their subscriptions. Each such extension may not exceed 60 days, and such extensions, in the aggregate, may not last beyond ___________, 2000.

         Persons in Non-qualified States or Foreign Countries. The Holding Company and the Bank will make reasonable efforts to comply with the securities laws of all states in the United States in

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



which persons entitled to subscribe for stock pursuant to the Plan reside. However, the Bank and the Holding Company are not required to offer stock in the Subscription Offering to any person who resides in a foreign country.

Community Offering


         Upon completion of the Subscription Offering, to the extent that shares remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, the Employee Plans and the Supplemental Eligible
Account Holders, the Bank will offer shares pursuant to the Plan in the Community Offering to certain members of the general public to whom a copy of this prospectus has been delivered, subject to the right of the Holding Company and the Bank to accept or reject any such orders, in whole or in part, in its sole discretion. The Community Offering, if any, shall commence upon the completion of the Subscription Offering and shall terminate seven days after the close of the Subscription Offering unless extended by the Bank and the Holding Company, with the approval of the Superintendent and the FDIC, if necessary. Such persons, together with associates of and persons acting in concert with such persons, may purchase up to $250,000 of Common Stock subject to the maximum purchase limitation. See "- Limitations on Common Stock Purchases." This amount may be increased to up to a maximum of 5% or decreased to less than $250,000 of Common Stock at the discretion of the Holding Company and the Bank. The opportunity to subscribe for shares of Common Stock in the Community Offering category is subject to the right of the Bank and the Holding Company, in their sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the Expiration Date. However, no such rejection will be in contravention of any applicable law or regulation. If the Holding Company or the Bank rejects a subscription in part, the subscriber will not have the right to cancel the remainder of his or her subscription.

         Subject to the foregoing, if the amount of stock remaining is insufficient to fill the orders of subscribers in the Community Offering after completion of the Subscription and Community Offerings, such stock will be allocated first to each subscriber whose order is accepted by the Bank, in an amount equal to 2% of the shares offered in the Conversion.


Marketing and Underwriting Arrangements

         The Bank and the Holding Company have engaged Sandler O'Neill as a financial and marketing advisor in connection with the offering of the Common Stock and Sandler O'Neill has agreed to use its best efforts to assist the Holding Company with the solicitation of subscriptions and purchase orders for shares of Common Stock in the Offerings. Based upon negotiations between the Bank and the Holding Company, Sandler O'Neill will receive a fee for services provided in connection with the Offerings equal to 1.10% of the aggregate Purchase Price of Common Stock sold in the Offerings. No fees will be paid to Sandler O'Neill with respect to any shares of Common Stock purchased by any trustee, director, executive officer or employee of the Bank or the Holding

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Company or members of their immediate  families or any employee  benefit plan of the Holding Company or the Bank. In the event of a Syndicated Community Offering, Sandler O'Neill will negotiate with the Holding Company for the receipt of an additional fee to be remitted to selected dealers under one or more selected dealer agreements to be entered into by Sandler O'Neill with certain dealers; provided, however, that the aggregate fees payable to Sandler O'Neill and any selected dealers in connection with any Syndicated Community Offering will not exceed 7% of the aggregate Purchase Price of the Common Stock sold in the Syndicated Community Offering. Fees to Sandler O'Neill and to any other broker-dealer may be deemed to be underwriting fees and Sandler O'Neill and such broker-dealer may be deemed to be underwriters. Sandler O'Neill will also be reimbursed for its reasonable out-of pocket expenses, including legal fees and expenses up to a maximum of $125,000. Notwithstanding the foregoing, in the event the Offerings are not consummated or Sandler O'Neill ceases, under
certain  circumstances  after  the  subscription   solicitation  activities  are
commenced, to provide assistance to the Holding Company, Sandler O'Neill will be entitled to reimbursement for its reasonable out-of-pocket expenses as described above. The Holding Company and the Bank have agreed to indemnify Sandler O'Neill for costs and expenses in connection with certain claims or liabilities related to or arising out of the services to be provided by Sandler O'Neill pursuant to its engagement by the Bank and the Holding Company as financial advisor in
connection  with  the  Conversion,   including  certain  liabilities  under  the
Securities Act. Total marketing fees to Sandler O'Neill are estimated to be $1.2 million and $1.6 million at the minimum and the maximum of the Estimated Valuation Range, respectively. See "Pro Forma Data" for the assumptions used to arrive at these estimates.

         Sandler O'Neill will also perform proxy solicitation services, conversion agent services and records management services for the Bank in the Conversion and will receive a fee for these services of $65,000, plus reimbursement of reasonable out-of-pocket expenses.

         Directors, trustees and executive officers of the Holding Company and the Bank may participate in the solicitation of offers to purchase Common Stock. Questions of prospective purchasers will be directed to executive officers or registered representatives. Other employees of the Bank may participate in the Offerings in ministerial capacities or provide clerical work in effecting a sales transaction. Such other employees have been instructed not to solicit offers to purchase Common Stock or provide advice regarding the purchase of Common Stock. The Holding Company will rely on Rule 3a4-1 under the Exchange Act, and sales of Common Stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, trustees, directors and employees to participate in the sale of Common Stock. No officer, director or employee of the Holding Company or the Bank will be compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the Common Stock.

Procedure for Purchasing Shares in Subscription and Community Offerings

         To ensure that each purchaser receives a Prospectus at least 48 hours prior to the respective expiration dates for the Offerings, in accordance with Rule 15c2-8 of the Exchange Act, no Prospectus will be mailed later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the stock order form will confirm receipt or delivery in

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accordance with Rule 15c2-8.  Stock order forms will only be distributed  with a
Prospectus and a certification form requiring each prospective investor to acknowledge, among other things, that the shares of Common Stock are not insured by the Bank, the FDIC or any other governmental agency and that such prospective investor has received a copy of this Prospectus, which, among other things, describes the risks involved in the investment in the Common Stock.

         To purchase  shares in the  Subscription  Offering  and, if a Community
Offering  is held,  the  Community  Offering,  an  executed  order form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from the Bank's deposit account (which may be given by completing the appropriate blanks in the stock order form), must be received by the Bank at its office by 12:00 noon, Eastern time, on the Expiration Date, in the case of the Subscription Offering, or 7 days after the close of the Subscription Offering, in the case of the Community Offering. Stock order forms which are not received by such time or are executed defectively or are received without full payment (or appropriate withdrawal instructions) are not required to be accepted. In addition, the Holding Company and Bank are not obligated to accept orders submitted on photocopied or facsimile order forms and will not accept order forms unaccompanied by an executed certification form. The Holding Company and the Bank have the power to waive or permit the correction of incomplete or improperly executed forms, but do not represent that they will do so. Once received, an executed order form may not be modified, amended or rescinded without the consent of the Bank unless the Conversion has not been completed within 45 days after the end of the Subscription and Community Offerings, unless such period has been extended.


         In order to ensure that Eligible Account Holders and Supplemental Eligible Account Holders are properly identified as to their stock purchase priorities, depositors must list all accounts on the stock order form giving all names in each account and the account numbers.


         Payment for subscriptions may be made (i) in cash if delivered in person to the office of the Bank, (ii) by check, bank draft or money order, or
(iii) by authorization of withdrawal from deposit accounts maintained with the Bank. No wire transfers will be accepted. Interest will be paid on payments made by cash, check, cashier's check or money order at the Bank's passbook rate of interest from the date payment is received until the completion or termination of the Conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the Conversion, but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the Conversion. Notwithstanding the foregoing, the Holding Company shall have the right, in its sole discretion, to permit institutional investors to submit irrevocable orders together with a legally binding commitment for payment and to thereafter pay for the shares of Common Stock for which they subscribe in the Community Offering at any time prior to 48 hours before the completion of the Conversion.

         If a subscriber authorizes the Bank to withdraw the amount of the purchase price from such subscriber's deposit account, the Bank will do so as of the effective date of the Conversion. The Bank will waive any applicable penalties for early withdrawal from certificate accounts. If the

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remaining  balance in a  certificate  account is  reduced  below the  applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will be converted into a passbook account and will earn interest at the passbook rate. Upon completion of the Conversion, funds withdrawn from depositors' accounts for stock purchases will no longer be insured by the FDIC.

         The ESOP will not be required to pay for the shares subscribed for at the time it subscribes but, rather, may pay for such shares of Common Stock subscribed for at the Purchase Price upon consummation of the Offerings; provided, that there is in force from the time of its subscription until such time, a loan commitment acceptable to the Holding Company from an unrelated financial institution or the Holding Company to lend to the ESOP, at such time, the aggregate Purchase Price of the shares for which it subscribed. The Holding Company intends to provide such a loan to the ESOP.

         Owners of self-directed Individual Retirement Accounts ("IRAs") may use the assets of such IRAs to purchase shares of Common Stock in the Subscription and Community Offerings, provided that such IRAs are not maintained at the Bank. Persons with IRAs maintained at the Bank must have their accounts transferred to an unaffiliated institution or broker to purchase shares of Common Stock in the Subscription and Community Offerings. In addition, the provisions of ERISA and IRS regulations require that officers, trustees and ten percent shareholders who use self-directed IRA funds to purchase shares of Common Stock in the Subscription and Community Offerings make such purchases for the exclusive benefit of the IRAs.

         Certificates representing shares of Common Stock purchased will be mailed to purchasers at the last address of such persons appearing on the records of the Bank, or to such other address specified in properly completed order forms, as soon as practicable following consummation of the sale of all shares of Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

Restrictions on Transfer of Subscription Rights and Shares of Common Stock


         Prior to the completion of the Conversion, the NYBB conversion regulations prohibit any person with subscription rights (i.e., the Eligible Account Holders, the Employee Plans and the Supplemental Eligible Account Holders) from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the Plan or the shares of Common Stock to be issued upon their exercise. Certificates representing shares of Common Stock purchased in the Subscription Offering must be registered in the name of the Eligible Account Holder or Supplemental Eligible Account Holder, as the case may be. Joint registrations will be allowed only if the qualifying deposit account is so registered. Such rights may be exercised only by the person to whom they are granted and only for such person's account. Each person exercising such subscription rights will be required to certify that such person is purchasing shares solely for such person's own account and that such person has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or


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an intent to make an offer to  purchase  such  subscription  rights or shares of
Common Stock prior to the completion of the Conversion.

         The Bank and the Holding Company will pursue any and all legal and equitable remedies (including forfeiture) in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve the transfer of such rights.

Syndicated Community Offering

         As a final step in the Conversion, the Plan provides that, if feasible, all shares of Common Stock not purchased in the Subscription Offering or the Community Offering, if any, will be offered for sale to the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be formed and managed by Sandler O'Neill acting as agent of the Holding Company. There are no known agreements between Sandler O'Neill and any broker-dealer in connection with a possible Syndicated Community Offering. The Holding Company and the Bank have reserved the right to reject orders in whole or in part in their sole discretion in the Syndicated Community Offering. However, no such rejection will be in contravention of any applicable law or regulation. If the Holding Company or the Bank rejects an order in part, the subscriber will not have the right to cancel the remainder of his or her subscription. Neither Sandler O'Neill nor any registered broker-dealer shall have any obligation to take or purchase any shares of the Common Stock in the Syndicated Community Offering; however, Sandler O'Neill has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering.

         The price at which Common Stock is sold in the Syndicated Community Offering will be determined as described above under "- Stock Pricing." Subject to overall purchase limitations, no person, together with any associate or group of persons acting in concert, will be permitted to subscribe in the Syndicated Community Offering for more than 1% of the Common Stock offered in the Conversion; provided, however, that shares of Common Stock purchased in the Community Offering by any persons, together with associates of or persons acting in concert with such persons, will be aggregated with purchases in the Syndicated Community Offering and be subject to a maximum purchase limitation of 1% of the Common Stock offered.

         Payments made in the form of a check, bank draft, money order or in cash will earn interest at the Bank's passbook rate of interest from the date such payment is actually received by the Bank until completion or termination of the Conversion.

         In addition to the foregoing, if a syndicate of broker-dealers ("selected dealers") is formed to assist in the Syndicated Community Offering, a purchaser may pay for his or her shares with funds held by or deposited with a selected dealer. If an order form is executed and forwarded to the selected dealer or if the selected dealer is authorized to execute the order form on behalf of a purchaser, the selected dealer is required to forward the order form and funds to the Bank for deposit in a segregated account on or before noon of the business day following receipt of the order form or execution of the order form by the selected dealer. Alternatively, selected dealers may solicit indications of interest from their customers to place orders for shares. Such selected dealers shall subsequently contact their customers who indicated an interest and seek their confirmation as to their

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



intent to purchase. Those indicating an intent to purchase shall execute order forms and forward them to their selected dealer or authorize the selected dealer to execute such forms. The selected dealer will acknowledge receipt of the order to its customer in writing on the following business day and will debit such customer's account on the third business day after the customer has confirmed his or her intent to purchase ("debit date") and on or before noon of the next business day following the debit date, will send order forms and funds to the Bank for deposit in a segregated account. Although purchasers' funds are not required to be in their accounts with selected dealers until the debit date, in the event that such alternative procedure is employed once a confirmation of an intent to purchase has been received by the selected dealer, the purchaser has no right to rescind his or her order.

         Certificates representing shares of Common Stock purchased, together with any refund due, will be mailed to purchasers at the address specified in the order form, as soon as practicable following consummation of the sale of the Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

         The Syndicated Community Offering will terminate no more than 45 days following the Subscription Expiration Date, unless extended by the Holding Company with the approval of the Superintendent and FDIC. Such extensions may not be beyond ____________, 2000. See "- Stock Pricing" above for a discussion of rights of subscribers, if any, in the event an extension is granted.

Limitations on Common Stock Purchases

         The Plan includes the following limitations on the number of shares of Common Stock which may be purchased during the Conversion:

         (1) No subscription for fewer than 25 shares will be accepted;

         (2) Each Eligible Account Holder may subscribe for and purchase Common Stock in the Subscription Offering in an amount up to the greatest of (a) the amount permitted to be purchased in the Community Offering, currently $250,000 of the Common Stock offered, (b) one-tenth of one percent (0.10%) of the total offering of shares of Common Stock or (c) fifteen times the product (rounded down to the net whole number) obtained by multiplying the total number of shares of Common Stock to be issued in the Conversion by a fraction the numerator of which is the amount of the qualifying deposit of the Eligible Account Holder and the denominator of which is the total amount of qualifying deposits of all Eligible Account Holders in each case on the Eligibility Record Date, subject to the overall limitation in (8) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Valuation Range of up to 15%;

         (3) The Employee Plans are permitted to purchase up to 10% of the shares of Common Stock issued in the Conversion and as an Employee Plan, the ESOP intends to purchase 8% of the shares of Common Stock issued in the Conversion, in each case, including shares to be issued to the Foundation;


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         (4) Each  Supplemental  Eligible  Account  Holder may subscribe for and purchase Common Stock in the Subscription Offering in an amount up to the greatest of (a) the amount permitted to be purchased in the Community Offering, currently $250,000 of the Common Stock offered, (b) one-tenth of one percent (0.10%) of the total offering of shares of Common Stock or (c) fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued in the Conversion by a fraction the numerator of which is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator of which is the total amount of qualifying deposits of all Supplemental Eligible Account Holders in each case on the Supplemental Eligibility Record Date, subject to the overall limitation in (8) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Valuation Range of up to 15%;


         (5) Persons purchasing shares of Common Stock in the Community Offering, together with associates of and groups of persons acting in concert with such persons, may purchase Common Stock in the Community Offering in an amount up to $250,000 of the Common Stock offered in the Conversion subject to the overall limitation in (7) below;

         (6) Persons purchasing shares of Common Stock in the Syndicated Community Offering, together with associates of and persons acting in concert with such persons, may purchase Common Stock in the Syndicated Offering in an amount up to $250,000 of the shares of Common Stock offered in the Conversion subject to the overall limitation in (7) below; provided, that shares of Common Stock purchased in the Community Offering by any persons, together with associates of and persons acting in concert with such persons, will be aggregated with purchases by such persons in the Syndicated Community Offering in applying the $250,000 purchase limitation;

         (7) Eligible Account Holders, Supplemental Eligible Account Holders and certain members of the general public may purchase stock in the Community Offering and Syndicated Community Offering subject to the purchase limitations described in (5) and (6) above; provided, that, except for the Employee Plans, the maximum number of shares of Common Stock subscribed for or purchased in all categories of the Conversion by any person, together with associates of and groups of persons acting in concert with such persons, shall not exceed 1.0% of the shares of Common Stock offered for sale in the Conversion; and

         (8) The directors and officers of the Bank and their associates in the aggregate, excluding purchases by the Employee Plans, may purchase up to 25% of shares offered for sale in the Conversion.



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


         Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the depositors of the Bank, both the individual amount permitted to be subscribed for and the overall maximum purchase limitation may be increased to up to a maximum of 5% of the shares offered for sale in the Offering at the sole discretion of the Holding Company and the Bank. It is currently anticipated that the overall maximum purchase limitation may be increased if, after a Community Offering, the Holding Company has not received subscriptions for an aggregate amount equal to at least the minimum of the Estimated Valuation Range. If such amount is increased, subscribers for the maximum amount will be, and certain other large subscribers in the sole discretion of the Holding Company and the Bank may be, given the opportunity to increase their subscriptions up to the then applicable limit. Requests to purchase additional shares of Common Stock under this provision will be determined by the Board of Directors of the Holding Company and the Board of Trustees of the Bank and, if approved, allocated on a pro rata basis giving priority in accordance with the priority rights set forth in the Plan and described herein.


         The overall maximum purchase limitation may not be reduced to less than 1.0%; the individual amount permitted to be subscribed for in the Offerings, however, may be reduced by the Bank to less than $250,000 of the Common Stock offered. An individual Eligible Account Holder or Supplemental Eligible Account Holder may not purchase individually in the Subscription Offering the overall maximum purchase limitation of 1.0% of the shares offered for sale, but may make such purchase, together with associates of and persons acting in concert with such person, by also purchasing in other available categories of the Conversion, subject to availability of shares and the maximum overall purchase limitation for purchases in the Conversion.

         In the event of an increase in the total number of shares offered in the Conversion due to an increase in the Estimated Valuation Range of up to 15% ("Adjusted Maximum"), the additional shares will be allocated in the following order of priority in accordance with the Plan: (i) in the event that there is an oversubscription by Eligible Account Holders, to fill unfilled subscriptions of Eligible Account Holders, exclusive of the Adjusted Maximum; (ii) to fill the Employee Plans' subscription of up to 10% of the Adjusted Maximum number of shares; (iii) in the event that there is an oversubscription by Supplemental
Eligible Account Holders, to fill unfilled subscriptions of Supplemental Eligible Account Holders. exclusive of the Adjusted Maximum; and (iv) to fill unfilled subscriptions in the Community Offering, exclusive of the Adjusted Maximum, each to the extent possible.


         The term "Associate" of a person is defined to mean: (i) any corporation or organization (other than the Holding Company, the Bank or a majority-owned subsidiary of the Bank) of which such person is an officer, partner or is directly or indirectly, either alone or with one or more members of his or her immediate family, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, except that the term "Associate" does not include any employee stock benefit plan maintained by the Holding Company or the Bank in which a person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and except that, for purposes of aggregating total shares that may be acquired or

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



held by officers and directors and their Associates, the term "Associate" does not include any tax-qualified employee stock benefit plan; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Holding Company or the Bank. Trustees, directors and officers are not treated as associates of each other solely by virtue of holding such positions. For a further discussion of limitations on purchases of a converting institution's stock at the time of Conversion and subsequent to Conversion, see "--Certain Restrictions on Purchase or Transfer of Shares After Conversion," "Management of the Bank - Proposed Purchases by Executive Officers and Directors" and "Restrictions on Acquisition of the Holding Company and the Bank."


Certain Restrictions on Purchase or Transfer of Shares After Conversion

         All shares of Common Stock purchased in connection with the Conversion by a director or an executive officer of the Bank will be subject to a restriction that the shares not be sold for a period of one year following the Conversion, except in the event of the death or judicial declaration of incompetence of such director or executive officer. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within such time period of any certificate or record ownership of such shares other than as provided above is a violation of the restriction. Any shares of Common Stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to such restricted stock will be subject to the same restrictions. The directors and executive officers of the Holding Company and the Bank will also be subject to the insider trading rules promulgated pursuant to the Exchange Act and any other applicable requirements of the federal securities laws.

         Purchases of outstanding shares of Common Stock of the Holding Company by directors, executive officers (or any person who was an executive officer or director of the Bank after adoption of the Plan of Conversion) and their associates during the three-year period following Conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the Superintendent. This restriction does not apply, however, to the purchase of stock pursuant to the Stock Option Plan or the RP Financial to be established after the Conversion.

Interpretation, Amendment and Termination

         All interpretations of the Plan by the Board of the Bank will be final, subject to the authority of the Superintendent and FDIC. The Plan provides that, if deemed necessary or desirable by the Board of Trustees of the Bank, the Plan may be substantively amended prior to the solicitation of proxies from depositors by a vote of the Board of Trustees; amendment of the Plan thereafter requires the approval of the Superintendent and FDIC. The Plan will terminate if the sale of all shares of stock being offered pursuant to the Plan is not completed prior to 24 months after the date of the approval of the Plan by the Superintendent unless a longer time period is permitted by governing laws and regulations. The Plan may be terminated by a vote of the Board of Trustees of the Bank at any time prior to the Special Meeting, and thereafter by such a vote with the approval of the Superintendent and FDIC.

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         RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY AND THE BANK

General

         The Bank's Plan of Conversion provides for the Conversion of the Bank from the mutual to the stock form of organization and, in connection therewith, a Restated Organization Certificate and Bylaws to be adopted by depositors of the Bank. The Plan also provides for the concurrent formation of a holding company, which form of organization may or may not be utilized at the option of the Board of Trustees of the Bank. See "The Conversion - General." In the event that the holding company form of organization is utilized, as described below, certain provisions in the Holding Company's Certificate of Incorporation and Bylaws and in its management remuneration plans and agreements entered into in connection with the Conversion, together with provisions of the Delaware General Corporation Law ("DGCL"), may have anti-takeover effects. In the event that the holding company form of organization is not utilized, the Bank's Restated Organization Certificate and Bylaws and management remuneration plans and agreements entered into in connection with the Conversion may have anti-takeover effects as described below. In addition, regulatory restrictions may make it difficult for persons or companies to acquire control of either the Holding Company or the Bank.

Restrictions in the Holding Company's Certificate of Incorporation and Bylaws

         The following discussion is a general summary of certain provisions of the Holding Company's Certificate of Incorporation and Bylaws and certain other statutory and regulatory provisions relating to stock ownership and transfers, the Board of Directors and business combinations, that might have a potential "anti-takeover" effect. The Certificate of Incorporation and Bylaws of the Holding Company are filed as exhibits to the Registration Statement, of which this Prospectus is a part, and the descriptions herein of such documents are qualified in their entirety by reference to such documents. A number of provisions of the Holding Company's Certificate of Incorporation and Bylaws deal with matters of corporate governance and certain rights of shareholders. These provisions might have the effect of discouraging future takeover attempts which are not approved by the Board of Directors but which individual Holding Company shareholders may deem to be in their best interests or in which shareholders may receive substantial premiums for their shares over then current market prices. As a result, shareholders who might desire to participate in such transactions may not have an opportunity to do so. Such provisions will also render the removal of the current Board of Directors or management of the Holding Company more difficult. The following description of certain of the provisions of the Certificate of Incorporation and Bylaws of the Holding Company is necessarily general and reference should be made in each case to such Certificate of Incorporation and Bylaws, which are incorporated herein by reference. See "Additional Information" as to how to obtain a copy of these documents.

         Limitation on Voting Rights. The Certificate of Incorporation of the Holding Company provides that any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Common Stock ("Limit") shall be entitled or permitted to only one one-hundredth (1
/100) of a vote with respect of each share held in excess of the Limit. Beneficial ownership of shares includes shares beneficially owned by such person or any of his affiliates, shares which such person

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or his  affiliates  have the right to acquire  upon the  exercise of  conversion rights or options and shares as to which such person and his affiliates have or share investment or voting power, but shall not include shares beneficially owned by the ESOP or shares that are subject to a revocable proxy and that are not otherwise beneficially owned or deemed by the Holding Company to be beneficially owned by such person and his affiliates. The Certificate of Incorporation further provides that this provision limiting voting rights may only be amended upon (i) the approval of the Board of Directors, and (ii) the affirmative vote of the holders of a majority of the total votes eligible to be cast by the holders of all outstanding shares of capital stock entitled to vote thereon and (iii) by the affirmative vote of either (1) not less than a majority
of  the  authorized   number  of  directors  and,  if  one  or  more  Interested
Shareholders exist, by not less than a majority of the Disinterested Directors (as defined in the Certificate of Incorporation) or (2) the holders of not less than two-thirds of the total votes eligible to be cast by the holders of all outstanding shares of the capital stock of the Company entitled to vote thereon and, if the amendment is proposed by or on behalf of an Interested Shareholder or a director who is an Affiliate or Associate of an Interested Shareholder, by the affirmative vote of the holders of not less than a majority of the total votes eligible to be cast by holders of all outstanding shares entitled to vote thereon not beneficially owned by an Interested Shareholder or an Affiliate or Associate thereof.

         Board of Directors. The Board of Directors of the Holding Company is divided into three classes, each of which shall contain approximately one-third of the total number of members of the Board. Each class shall serve a staggered term, with approximately one-third of the total number of directors being elected each year. The Holding Company's Certificate of Incorporation and Bylaws provide that the size of the Board shall be determined by a majority of the directors but shall not be less than seven nor more than 20. The Certificate of Incorporation and the Bylaws provide that any vacancy occurring in the Board, including a vacancy created by an increase in the number of directors or resulting from death, resignation, retirement, disqualification, removal from office or other cause, shall be filled for the remainder of the unexpired term exclusively by a majority vote of the directors then in office. The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a shareholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of the Holding Company. The Certificate of Incorporation of the Holding Company provides that a director may be removed from the Board of Directors prior to the expiration of his term only for cause, upon the affirmative vote of at least 80% of the outstanding shares of voting stock. In the absence of these provisions, the vote of the holders of a majority of the shares could remove the entire Board, with or without cause, and replace it with persons of such holders' choice.

         Cumulative Voting, Special Meetings and Action by Written Consent. The Certificate of Incorporation does not provide for cumulative voting for any purpose. Moreover, special meetings of shareholders of the Company may be called only by resolution of at least three-fourths of the Board of Directors then in office or by the Chairman, if one has been elected by the Board, or the Chief Executive Officer of the Company. The Certificate of Incorporation also provides that any action required or permitted to be taken by the shareholders of the Company may be taken only at an annual or special meeting and prohibits shareholder action by written consent in lieu of a meeting.


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         Authorized  Shares.  The  Certificate of  Incorporation  authorizes the issuance of forty five million (45,000,000) shares of capital stock,  consisting
of  forty  million   (40,000,000)  shares  of  Common  Stock  and  five  million
(5,000,000) shares of preferred stock ("Preferred Stock"). The shares of Common Stock and Preferred Stock were authorized in an amount greater than that to be issued in the Conversion to provide the Company's Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may also be used by the Board of Directors, consistent with its fiduciary duty, to deter future attempts to gain control of the Company. The Board of Directors also has sole authority to determine the terms of any one or more series of Preferred Stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of Preferred Stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of Preferred Stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. The Company's Board of Directors currently has no plans for the issuance of additional shares, other than the issuance of additional shares pursuant to the terms of the RRP and upon exercise of stock options to be issued pursuant to the terms of the Stock Option Plan, all of which, if implemented prior to the first anniversary of the Conversion, will be presented to shareholders for approval at a meeting of shareholders to be held no earlier than six months after completion of the Conversion.

         Shareholder Vote Required to Approve Business Combinations with Principal Shareholders. The Certificate of Incorporation requires the approval of the holders of at least 80% of the Holding Company's outstanding shares of voting stock, together with the affirmative vote of at least 50% of the Holding Company's outstanding shares of voting stock not beneficially owned by an Interested Shareholder (as defined below) to approve certain "Business Combinations," as defined therein, and related transactions. Under Delaware law, absent this provision, Business Combinations, including mergers, consolidations and sales of all or substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of only a majority of the outstanding shares of Common Stock of the Holding Company and any other affected class of stock. Under the Certificate of Incorporation, at least 80% approval of shareholders is required in connection with any transaction involving an Interested Shareholder except (i) in cases where the proposed transaction has been approved in advance by a majority of those members of the Holding Company's Board of Directors who are unaffiliated with the Interested Shareholder and were directors prior to the time when the Interested Shareholder became an Interested Shareholder or (ii) if the proposed transaction meets certain conditions set forth therein which are designed to afford the shareholders a fair price in consideration for their shares in which case, if a shareholder vote is required, approval of only a majority of the outstanding shares of voting stock would be sufficient. The term "Interested Shareholder" is defined to include any individual, corporation, partnership or other entity (other than the Holding Company or its subsidiary or any employee benefit plan maintained by the Holding Company or its subsidiary) which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of the Holding Company. This provision of the Certificate of Incorporation applies to any "Business Combination," which is defined to include
(i) any merger or consolidation of the Holding Company or any of its subsidiaries with or into any Interested Shareholder or Affiliate (as defined in the Certificate of Incorporation) of an Interested Shareholder-, (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other

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disposition to or with any Interested  Shareholder or Affiliate of 5% or more of the assets of the Holding Company or combined assets of the Holding Company and its subsidiary; (iii) the issuance or transfer to any Interested Shareholder or its Affiliate by the Holding Company (or any subsidiary) of any securities of the Holding Company other than on a pro rata basis to all shareholders; (iv) the adoption of any plan for the liquidation or dissolution of the Holding Company proposed by or on behalf of any Interested Shareholder or Affiliate thereof, (v) any reclassification of securities, recapitalization, merger or consolidation of the Holding Company which has the effect of increasing the proportionate share of Common Stock or any class of equity or convertible securities of the Holding Company owned directly or indirectly by an Interested Shareholder or Affiliate thereof-, and (vi) the acquisition by the Holding Company or its subsidiary of any securities of an Interested Shareholder or its Affiliates or Associates.

         The trustees and executive officers of the Bank are purchasing in the aggregate approximately 1.80% of the shares of the Common Stock at the maximum of the Estimated Valuation Range. In addition, the ESOP intends to purchase 8% of the Common Stock to be issued in the Conversion, including shares to be issued to the Foundation. Additionally, if, the proposed RRP and Stock Options Plan are implemented, the Company expects to acquire 4% of the Common Stock issued in the Conversion, including shares to be issued to the Foundation, on behalf of the RRP and expects to issue an amount equal to 10% of the Common Stock issued in the Conversion, including shares to be issued to the Foundation, under the Stock Option Plan to directors, executive officers and employees. As a result, assuming the RRP and Stock Option Plan are implemented, the directors, executive officers and employees have the potential to control the voting of approximately 25% of the Holding Company's Common Stock, on a fully diluted basis at the maximum of the Estimated Valuation Range, thereby enabling them to prevent the approval of the transactions requiring the approval of at least 80% of the Holding Company's outstanding shares of voting stock described hereinabove.

         Amendment of Certificate of Incorporation and Bylaws. The Certificate of Incorporation provides that certain provisions of the Certificate of Incorporation may not be altered, amended, repealed or rescinded without the affirmative vote of either (1) not less than a majority of the authorized number of directors and, if one or more Interested Shareholders exist, by not less than a majority of the Disinterested Directors (as defined in the Certificate of Incorporation) or (2) the holders of not less than two-thirds of the total votes eligible to be cast by the holders of all outstanding shares of the capital stock of the Holding Company entitled to vote thereon and, if the alteration, amendment, repeal, or rescission is proposed by or on behalf of an Interested Shareholder or a director who is an Affiliate or Associate of an Interested Shareholder, by the affirmative vote of the holders of not less than a majority of the total votes eligible to be cast by holders of all outstanding shares entitled to vote thereon not beneficially owned by an Interested Shareholder or an Affiliate or Associate thereof. Amendment of the provision relating to business combinations must also be approved by either (i) a majority of the Disinterested Directors, or (ii) the affirmative vote of not less than eighty percent (80%) of the total number of votes eligible to be cast by the holders of all outstanding shares of the Voting Stock, voting together as a single class, together with the affirmative vote of not less than fifty percent (50%) of the total number of votes eligible to be cast by the holders of all outstanding shares of the Voting Stock not beneficially owned by any Interested Shareholder or Affiliate or Associate thereof, voting together as a single class.

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Furthermore,  the Holding Company's  Certificate of Incorporation  provides that provisions of the Bylaws that contain supermajority voting requirements may not be altered, amended, repealed or rescinded without a vote of the Board or holders of capital stock entitled to vote thereon that is not less than the supermajority specified in such provision. Absent these provisions, the DGCL provides that a corporation's certificate of incorporation and bylaws may be amended by the holders of a majority of the corporation's outstanding capital stock. The Certificate of Incorporation also provides that the Board of Directors is authorized to make, alter, amend, rescind or repeal any of the Holding Company's bylaws in accordance with the terms thereof, regardless of whether the Bylaw was initially adopted by the shareholders. However, this authorization neither divests the shareholders of their right, nor limits their power to adopt, amend, rescind or repeal any Bylaw under the DGCL. These provisions could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through Bylaw amendments is an important element of the takeover strategy of the acquiror.

         Certain By-Law Provisions. The Bylaws of the Company also require a shareholder who intends to nominate a candidate for election to the Board of Directors, or to raise new business at an annual shareholder meeting to give approximately 60 days notice in advance of the anniversary of the prior year's annual shareholders' meeting to the Secretary of the Company. The notice provision requires a shareholder who desires to raise new business to provide certain information to the Company concerning the nature of the new business, the shareholder and the shareholder's interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide the Company with certain information concerning the nominee and the proposing shareholder.

Anti-Takeover Effects of the Holding Company's Certificate of Incorporation and
  Bylaws and Certain Benefit Plans Adopted in the Conversion


         The provisions described above are intended to reduce the Holding Company's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by members of its Board of Directors. The provisions of the Employment Agreements, the ESOP, the RRP and the Stock Option Plan to be established may also discourage takeover attempts by increasing the costs to be incurred by the Bank and the Company in the event of a takeover. See "Management of the Bank--Employment Agreements," and "- Benefit Plans --Employee Stock Ownership Plan," and "--Recognition and Retention Plan."


         The Company's Board of Directors believes that the provisions of the Certificate of Incorporation, Bylaws and management remuneration plans to be established are in the best interests of the Company and its shareholders. An unsolicited non-negotiated proposal can seriously disrupt the business and management of a corporation and cause it great expense. Accordingly, the Board of Directors believes it is in the best interests of the Holding Company and its shareholders to encourage potential acquirers to negotiate directly with management and that these provisions will encourage such negotiations and discourage non-negotiated takeover attempts, It is also the Board of Directors' view that these provisions should not discourage persons from proposing a merger or

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other transaction at a price that reflects the true value of the Holding Company and that otherwise is in the best interests of all shareholders.

Delaware Corporate Law

         The State of Delaware has a statute designed to provide Delaware corporations with additional protection against hostile takeovers. The takeover statute, which is codified in Section 203 of the DGCL ("Section 203"), is intended to discourage certain takeover practices by impeding the ability of a hostile acquiror to engage in certain transactions with the target company.

         In general, Section 203 provides that a "Person" (as defined therein) who owns 15% or more of the outstanding voting stock of a Delaware corporation (a "DGCL Interested Shareholder") may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such "Person" became a DGCL Interested Shareholder. The term "business combination" is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

         The statute exempts the following transactions from the requirements of
Section 203: (i) any business combination if, prior to the date a person became a DGCL Interested Shareholder, the Board of Directors approved either the business combination or the transaction which resulted in the shareholder becoming a DGCL Interested Shareholder; (ii) any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became a DGCL Interested Shareholder, with the number of shares outstanding calculated without regard to those shares owned by the corporation's directors who are also officers and by certain employee stock plans; (iii) any business combination with an Interested Shareholder that is approved by the Board of Directors and by a two-thirds vote of the outstanding voting stock not owned by the DGCL Interested Shareholder; and (iv) certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the Board of Directors. A corporation may exempt itself from the requirement of the statute by adopting an amendment to its Certificate of Incorporation or Bylaws electing not to be governed by Section 203 of the DGCL. At the present time, the Board of Directors does not intend to propose any such amendment.

Restrictions in the Bank's Restated Organization Certificate and Bylaws


         Although the Board of Trustees of the Bank is not aware of any effort that might be made to obtain control of the Bank after the Conversion, the Board of Directors believes that it is appropriate to adopt certain provisions permitted by the Banking Law and the conversion regulations of the NYBB to protect the interests of the converted Bank and its shareholders from any hostile takeover. Such provisions may, indirectly, inhibit a change in control of the Company, as the Bank's sole stockholder. See "Risk Factors - Takeover Defensive Provisions."


         In the event that the Company is not formed and the subscription rights are deemed to be subscriptions to purchase the common stock of the Bank, the provisions contained in the Restated

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



Organization Certificate and Bylaws of the Bank, to be effective on the effective date of the Conversion, will govern corporate procedure and certain rights of shareholders. The anti-takeover effects of such provisions are generally similar to those described above for the Company, except that the issuance of any additional capital stock of the Bank would require the prior approval of the Superintendent, and the consent of the holders of two-thirds of the outstanding shares of capital stock of the Bank would be required prior to effecting a merger of, or certain acquisitions of assets by, the Bank.


         Limitation on Voting Rights. The Bank's Restated Organization Certificate will contain a provision whereby the acquisition of or offer to acquire beneficial ownership of more than 10% of the issued and outstanding shares of any class of equity securities of the Bank by any person (i.e., any individual, corporation, group acting in concert, trust, partnership, joint stock company or similar organization), either directly or indirectly, will be prohibited for a period of three years following the date of completion of the Conversion. Any stock in excess of 10% acquired in violation of this provision will not be counted as outstanding for voting purposes. This limitation shall not apply to (a) any offer or sale with a view towards public resale made exclusively by the Bank to any underwriter acting on behalf of the Bank in connection with a public offering of the common stock of the Bank; (b) any corporation formed by the Bank in connection with its conversion from mutual to stock form to acquire all of the shares of stock of the Bank to be issued in connection with such conversion; or (c) any reclassification of securities (including any reverse stock split), or recapitalization of the Bank, or any merger or consolidation of the Bank with any of its subsidiaries or any other transaction or reorganization (including a transaction in which the Bank shall form a holding company) that does not have the effect, directly or indirectly, of changing the beneficial ownership interests of the Bank's shareholders, other than pursuant to the exercise of any appraisal rights.

         In the event that holders of revocable proxies for more than 10% of the shares of the Common Stock of the Holding Company seek, among other things, to elect one-third or more of the Holding Company's Board of Directors, to cause the Holding Company's shareholders to approve the acquisition or corporate reorganization of the Holding Company or to exert a continuing influence on a material aspect of the business operations of the Holding Company, which actions could indirectly result in a change in control of the Bank, the Board of Directors of the Bank will be able to assert this provision of the Bank's Restated Organization Certificate against such holders. Although the Board of Directors of the Bank is not currently able to determine when and if it would assert this provision of the Bank's Restated Organization Certificate, the Bank's Board of Directors, in exercising its fiduciary duty, may assert this provision if it were deemed to be in the best interests of the Bank, the Holding Company and its shareholders. It is unclear, however, whether this provision, if asserted, would be successful against such persons in a proxy contest which could result in a change in control of the Bank indirectly through a change in control of the Holding Company.

         Board of Directors. The Board of Directors of the Bank is divided into three classes, each of which shall contain approximately one-third of the total number of members of the Board of Directors. Each class shall serve a staggered term, with approximately one-third of the total number of directors being elected each year. The staggered terms of the Bank's Board of Directors could have an anti-takeover effect by making it more difficult for a majority of shares to force an immediate change in the Board since only one-third of the Board is elected each year. The purpose

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of these  provisions is to assure  stability and continuity of management of the
Bank  in  the  years   immediately   following  the  Conversion.   In  addition,
shareholders will not be permitted to cumulate their votes in the election of directors. The Restated Organization Certificate and Bylaws of the Bank provide that any director, or the entire Board of Directors, may be removed at any time, but only for cause and only by the affirmative vote of at least 80% of the outstanding shares of voting stock. The Restated Organization Certificate and Bylaws of the Bank also provide that any vacancy occurring in the Board of Directors, including any vacancy created by an increase in the number of directors, shall be filled by the shareholders of the Bank, except that vacancies not exceeding one-third of the entire Board of Directors may be filled by the affirmative vote of a majority of the directors then holding office.

         Preferred Stock. Although the Bank has no arrangements, understandings or plans at the present time, the Board of Directors believes that the availability of unissued shares of Preferred Stock will provide the Bank with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which may arise. In the event of a proposed merger, tender offer or other attempt to gain control of the Bank of which management does not approve, it might be possible for the Bank's Board of Directors to authorize the issuance of one or more series of Preferred Stock with rights and preferences which could impede the completion of such a transaction. An effect of the possible issuance of such Preferred Stock, therefore, may be to deter a future takeover attempt. The Bank's Board of Directors does not intend to issue any Preferred Stock except on terms which the Board deems to be in the best interests of the Bank and its then existing shareholders.

         Shareholder Vote Required for Certain Business Combinations. The Bank's Restated Organization Certificate contains provisions requiring a higher shareholder vote for certain business combinations, which provisions are substantially identical to those contained in the Holding Company's Certificate of Incorporation. See "- Restrictions in the Holding Company's Certificate of Incorporation and Bylaws - Shareholder Vote Required to Approve Business Combinations with Principal Shareholders."

         Evaluation of Offers. The Restated Organization Certificate of the Bank also provides that the Board of Directors of the Bank, when evaluating any offer to the Bank or to the shareholders of the Bank from another party relating to a change or potential change in control of the Bank, including, without limitation, any offer to (a) purchase for cash or exchange any securities or property for any outstanding equity securities of the Bank, (b) merge or consolidate the Bank with another corporation or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Bank, shall, in connection with the exercise of its judgment in determining what is in the best interest of the Bank and its shareholders, give due consideration not only to the price or other consideration being offered, but also to all other relevant factors including, without limitation, (1) both the long-term and the short-term interests of the Bank and its shareholders and (2) the effects that the Bank's actions may have in the short-term or in the long-term upon any of the following: (i) the prospects for potential growth, development, productivity and profitability of the Bank; (ii) the Bank's current employees; (iii) the Bank's retired employees and other beneficiaries receiving or entitled to receive retirement, welfare or similar benefits from or pursuant to any plan sponsored, or agreement entered into, by the Bank; (iv) the Bank's customers and creditors; and (v) the ability of the Bank to provide, as a going concern, goods, services, employment opportunities and employment benefits and otherwise to contribute to the communities in which is does business. By having these standards in the Restated Organization Certificate, the Board of Directors of the Bank may be in a stronger position to oppose such a transaction if the Board concludes that the transaction would not be in the best interests of the Bank, even if the price offered is significantly greater than the then market price of any equity security of the Bank.

         Amendment of Restated Organization Certificate and Bylaws. The Bank's Restated Organization Certificate provides that certain provisions of the Restated Organization Certificate may not be altered, amended, repealed or rescinded without the affirmative vote of either (i) not less than a majority of the authorized number of directors and, if one or more Interested Shareholders exist, by not less than a majority of the Disinterested Directors, or (ii) the holders of not less than two-thirds of the total votes eligible to be cast by the holders of all outstanding shares of capital stock entitled to vote thereon and, if the alteration, amendment, repeal or rescission is proposed by or on behalf of an Interested Shareholder or a director who is an Affiliate or Associate of an Interested Shareholder, the holders of not less than a majority of the total votes eligible to be cast by holders of all outstanding shares of capital stock entitled to vote thereon not beneficially owned by an Interested Shareholder or an Affiliate or Associate thereof.

         In addition, provisions of the Bylaws of the Bank that contain supermajority voting requirements may not be altered, amended, repealed or rescinded without a vote of the Board or holders of capital stock entitled to vote thereon that is not less than the supermajority specified in such provision.

Regulatory Restrictions

         New York State Banking Board Conversion Regulations. NYBB regulations prohibit any person, prior to the completion of the Conversion, from transferring, or from entering into any agreement or understanding to transfer, to the account of another, legal or beneficial ownership of the subscription rights issued under the Plan of Conversion or the Common Stock to be issued upon their exercise. The NYBB regulations also prohibit any person, prior to the completion of the Conversion, from offering, or making an announcement of an offer or intent to make an offer, to purchase such subscription rights or Common Stock. See "The Conversion - Restrictions on Transfer of Subscription Rights and Shares." For one year following the Conversion, NYBB regulations prohibit any person from acquiring or making an offer to acquire more than 10% of the stock of any converted savings institution, except with the prior approval of the Superintendent.

         OTS Regulations. In addition, any proposal to acquire 10% of any class of equity security of the Holding Company generally would be subject to approval by the OTS under the Change in Bank Control Act (the "CBCA") and the HOLA. The OTS requires all persons seeking control of a savings institution, either directly or indirectly through its holding company, to obtain regulatory approval prior to offering to obtain control. Federal law generally provides that no "person," acting directly or indirectly or through or in concert with one or more other persons, may acquire directly or indirectly "control," as that term is defined in OTS regulations, of an OTS-regulated savings and loan holding company without giving at least 60 days' written notice to the OTS and providing the

OTS an opportunity to disapprove the proposed acquisition. Such acquisitions of control may be disapproved if it is determined, among other things, that (i) the acquisition would substantially lessen competition; (ii) the financial condition of the acquiring person might jeopardize the financial stability of the savings institution or prejudice the interests of its depositors; or (iii) the competency, experience or integrity of the acquiring person or the proposed management personnel indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person. Such change in control restrictions on the acquisition of the holding company stock are not limited to a set time period but will apply for as long as the CBCA is in effect. Persons holding revocable or irrevocable proxies may be deemed to be beneficial owners of such securities under OTS regulations and therefore prohibited from voting all or the portion of such proxies in excess of 10% aggregate beneficial ownership limit. Such regulatory restrictions may prevent or inhibit proxy contests for control of the Company or the Bank which have not received prior regulatory approval. Acquisitions of control of a savings bank are subject to the approval of the FDIC under the CBCA. However, transactions involving the Company for which OTS approval must be sought under HOLA are exempted from this requirement.

         New York State Bank Holding Company Regulation. Under New York Banking Law, the prior approval of the NYBB is required before: (1) any action is taken that causes any company to become a bank holding company; (2) any action is taken that causes any banking institution to become or be merged or consolidated with a subsidiary of a bank holding company; (3) any bank holding company acquires direct or indirect ownership or control of more than 5% of the voting stock of a banking institution; (4) any bank holding company or subsidiary thereof acquires all or substantially all of the assets of a banking institution; or (5) any action is taken that causes any bank holding company to merge or consolidate with another bank holding company. See "Regulation -- Holding Company Regulation -- New York State Holding Company Regulation." Accordingly, the prior approval of the NYBB would be required before any bank holding company, as defined in the banking law, could acquire 5% of more of the common stock of the Company.

         New York State Change in Control Regulation. Prior approval of the NYBB is also required before any action is taken that causes any company to acquire direct or indirect control of a banking institution. Control is presumed to exist if any company directly or indirectly owns, controls or holds with power to vote 10% or more of the voting stock of a banking institution or of any company that owns, controls or holds with power to vote 10% or more of the voting stocking stock of a banking institution. Accordingly, prior approval of the NYBB would be required before any company could acquire 10% or more of the Common Stock of the Company.


         Federal Reserve Board Regulations. In the event the Bank does not qualify to be QTL and does not elect to be treated as a "savings association" under Section 10 of HOLA, attempts to acquire control of the Bank become subject to regulations of the Federal Reserve Board under the CBCA.

               DESCRIPTION OF CAPITAL STOCK OF THE HOLDING COMPANY

General

         The Holding Company is authorized to issue forty million (40,000,000) shares of Common Stock having a par value of $.0l per share and five million (5,000,000) shares of Preferred Stock having a par value of $.0l per share. In connection with the Conversion, the Holding Company currently expects to issue 15,072,815 shares of Common Stock (or 17,333,738 in the event of an increase of 15% in the Estimated Valuation Range) and does not expect to issue any shares of Preferred Stock. Except as discussed above in "Restrictions on Acquisition of the Holding Company and the Bank," each share of the Company's Common Stock will have the same relative rights as, and will be identical in all respects with, each other share of Common Stock. Upon payment of the Purchase Price for the Common Stock, in accordance with the Plan, all such stock will be duly authorized, fully paid and non-assessable. The Common Stock of the Holding Company will represent non-withdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC.

Common Stock


         Dividends. The Holding Company can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its Board of Directors. The payment of dividends by the Company is subject to limitations which are imposed by law and applicable regulation. See "Dividends" and "Regulation." The holders of Common Stock of the Holding Company will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Holding Company out of funds legally available therefor. If the Holding Company issues Preferred Stock, the holders thereof may have a priority over the holders of the Common Stock with respect to dividends.


         Voting Rights. Upon Conversion, the holders of Common Stock of the Holding Company will possess exclusive voting rights in the Holding Company. They will elect the Holding Company's Board of Directors and act on such other matters as are required to be presented to them under Delaware law or the Holding Company's Certificate of Incorporation or as are otherwise presented to them by the Board of Directors. Except as discussed in "Restrictions on Acquisition of the Holding Company and the Bank," each holder of Common Stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If the Holding Company issues Preferred Stock, holders of the Preferred Stock may also possess voting rights. Certain matters require an 80% or two-thirds shareholder vote. See "Restrictions on Acquisition of the Holding Company and the Bank."

         As a New York mutual savings bank, corporate powers and control of the Bank are vested in its Board of Trustees, who elect the officers of the Bank and who fill any vacancies on the Board of Trustees as it exists upon Conversion. Subsequent to Conversion, voting rights will be vested exclusively in the owners of the shares of capital stock of the Bank, which owner will be the Holding Company, and voted at the direction of the Holding Company's Board of Directors. Consequently, the holders of the Common Stock will not have direct control of the Bank.

         Liquidation. In the event of any liquidation, dissolution or winding up of the Bank, the Holding Company, as holder of the Bank's capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account,  which is a memorandum  account only, to Eligible  Account  Holders and
Supplemental Eligible Account Holders (see "The Conversion - Effects of Conversion - Liquidation Rights"), all assets of the Bank available for distribution in cash or in kind. In the event of liquidation, dissolution or winding up of the Holding Company, the holders of its Common Stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Holding Company available for distribution. If Preferred Stock is issued, the holders thereof may have a priority over the holders of the Common Stock in the event of the liquidation or dissolution of the Holding Company.

         Preemptive Rights. Holders of the Common Stock of the Holding Company will not be entitled to preemptive rights with respect to any shares which may be issued. The Common Stock is not subject to redemption.

Preferred Stock

         None of the shares of the Holding Company's authorized Preferred Stock will be issued in the Conversion. Such stock may be issued with such preferences and designations as the Board of Directors may from time to time determine. The Board of Directors can, without shareholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the Common Stock and may assist management in impeding an unsolicited takeover or attempted change in control.

                    DESCRIPTION OF CAPITAL STOCK OF THE BANK

General


         The Restated Organization Certificate of the Bank, to be effective upon the Conversion, authorizes the issuance of capital stock consisting of forty million (40,000,000) shares of common stock, par value $.0l per share, and five million (5,000,000) shares of preferred stock, par value $.01 per share, which preferred stock may be issued in series and classes having such rights, preferences, privileges and restrictions as the Board of Directors may determine. Except as discussed above in "Restrictions on Acquisition of the Holding Company and the Bank," each share of common stock of the Bank will have the same relative rights as, and will be identical in all respects with, each other share of common stock. After the Conversion, the Board of Directors will be authorized to approve the issuance of Common Stock up to the amount authorized by the Restated Organization Certificate without the approval of the Bank's shareholders, except to the extent that such approval is required by governing law. All of the issued and outstanding common stock of the Bank will be held by the Company as the Bank's sole shareholder. The capital stock of the Bank will represent non-withdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC.

Common Stock


         Dividends. The holders of the Bank's common stock (the Company upon consummation of the Conversion) will be entitled to receive and to share equally in such dividends as may be declared by the Board of Directors of the Bank out of funds legally available therefor. See "Dividends" for certain restrictions on the payment of dividends and "Taxation" for a discussion of the consequences of the payment of cash dividends from income appropriated to bad debt reserves.

         Voting Rights. Immediately after the Conversion, the holders of the Bank's common stock (the Company upon consummation of the Conversion) will possess exclusive voting rights in the Bank. Each holder of shares of common stock will be entitled to one vote for each share held. Cumulation of votes will not be permitted. See "Restrictions on Acquisition of the Holding Company and the Bank - Anti-Takeover Effects of the Holding Company's Certificate of Incorporation and Bylaws and Certain Benefit Plans Adopted in the Conversion."


         Liquidation. In the event of any liquidation, dissolution, or winding up of the Bank, the holders of its common stock (the Holding Company upon consummation of the Conversion) will be entitled to receive, after payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon), and distribution of the balance in the special liquidation account, which is a memorandum account only, to Eligible Account Holders and Supplemental Eligible Account Holders (see "The Conversion - Effects of Conversion - Liquidation Rights"), all assets of the Bank available for distribution in cash or in kind. If preferred stock is issued subsequent to the Conversion, the holders thereof may also have priority over the holders of common stock in the event of liquidation or dissolution.

         Preemptive Rights and Redemption. Holders of the common stock of the Bank (the Holding Company upon consummation of the Conversion) will not be entitled to preemptive rights with respect to any shares of the Bank which may be issued. The common stock will not be subject to redemption. Upon receipt by the Bank of the full specified purchase price therefor, the common stock will be fully paid and non-assessable.

Preferred Stock

         None of the shares of the Bank's authorized preferred stock will be issued in the Conversion. Such stock may be issued with such preferences and designations as the Board of Directors may from time to time determine. The Board of Directors can, without shareholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights.

                                     EXPERTS

         The consolidated financial statements of the Bank as of March 31, 1997 and 1996 and for each of the years in the three-year period ended March 31, 1997, included in this Prospectus have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.


         RP Financial has consented to the publication herein of the summary of its report to the Bank and Company setting forth its belief as to the estimated pro forma market value of the Common Stock upon Conversion and its belief with respect to subscription rights.


                             LEGAL AND TAX OPINIONS

         The legality of the Common Stock and the federal income tax consequences of the Conversion will be passed upon for the Bank and the Holding Company by Silver, Freedman & Taff, L.L.P., Washington, D.C., special counsel to the Bank and the Company. The New York State income tax consequences of the Conversion will be passed upon for the Bank and the Holding Company by KPMG Peat Marwick LLP, Albany, New York. Certain legal matters will be passed upon for Sandler O'Neill by Peabody & Brown, Boston, Massachusetts.



                             ADDITIONAL INFORMATION

         The Holding Company has filed with the SEC a registration statement under the Securities Act with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all the information set forth in the registration statement. Such information, including the Conversion Valuation Appraisal Report, which is an exhibit to the Registration Statement, can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. In addition, the SEC maintain a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Company. The Conversion Valuation Appraisal Report may also be inspected by Eligible Account Holders at the offices of the Bank during normal business hours. Copies of the appraisal may also be requested by Eligible
Account Holders or Supplemental Eligible Account Holders; provided, however, that such Eligible Account Holders or Supplemental Eligible Account Holders shall be responsible for all costs associated with the copying and transmittal of such appraisal. This Prospectus contains a description of the material terms and features of all material contracts, reports or exhibits to the registration statement required to be described; however, the statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete; each such statement is qualified by reference to such contract or document.

         The Bank has filed an application for approval of conversion with the Superintendent and the FDIC. Pursuant to the rules and regulations of the Superintendent, this Prospectus omits certain information contained in that application. The application may be examined at the principal office of the Superintendent, Two Rector Street, New York, New York, 10006.

         The Holding Company has filed with the Office of Thrift Supervision an Application to Form a Holding Company. This prospectus omits certain information contained in such Application. Such Application may be inspected at the offices of the OTS, 1700 G Street, N.W., Washington, D.C. 20552.

         In connection with the Conversion, the Holding Company will register its Common Stock with the SEC under Section 12(g) of the Exchange Act, and, upon such registration, the Holding Company and the holders of its stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by Directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Exchange Act. Under the Plan, the Holding Company has undertaken that it will not terminate such registration for a period of at least three years following the Conversion. In the event that the Bank amends the Plan to eliminate the concurrent formation of the Holding Company as part of the Conversion, the Bank will register its stock with the Federal Deposit Insurance Corporation under Section 12(g) of the Exchange Act and, upon such registration, the Bank and the holders of its stock will become subject to the same obligations and restrictions.

         A copy of the Certificate of Incorporation and the Bylaws of the Holding Company and the Restated Organization Certificate and Bylaws of the Bank are available without charge from the Bank. See "Restrictions on Acquisition of the Holding Company and the Bank," "Description of Capital Stock of the Holding Company" and "Description of Capital Stock of the Bank." The Bank's principal office is located at One Hudson City Centre, Hudson, New York, 12534, and its telephone number is (518) 828-4600.

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                            Page
                                                                            ----
Independent Auditors' Report.............................................    F-2

Consolidated Balance Sheets at December 31, 1997 (unaudited) and
  March 31, 1997 and 1996................................................    F-3

Consolidated Income Statements for the Nine Months Ended
  December 31, 1997 and 1996 (unaudited) and the Years Ended
  March 31, 1997, 1996 and 1995..........................................    F-4

Consolidated Statements of Changes in Equity for the Nine Months Ended
  December 31, 1997 (unaudited) and the Years Ended March 31, 1997,
  1996 and 1995..........................................................    F-5

Consolidated Statements of Cash Flows for the Nine Months Ended
  December 31, 1997 and 1996 (unaudited) and the Years Ended
  March 31, 1997, 1996 and 1995..........................................    F-6

Notes to Consolidated Financial Statements (data as of
  December 31, 1997 and for the nine months ended December 31, 1997
  and 1996 is unaudited).................................................    F-8



All schedules are omitted because the required information is not applicable or is included in the Consolidated Financial Statements and related Notes.

The financial statements of the Holding Company have been omitted because the Holding Company has not yet issued any stock, has no assets, no liabilities and has not conducted any business other than that of an organizational nature.

                          Independent Auditors' Report


The Board of Trustees
The Hudson City Savings Institution:

We have audited the accompanying consolidated balance sheets of The Hudson City Savings Institution and subsidiaries (the Bank) as of March 31, 1997 and 1996, and the related consolidated income statements, changes in equity and cash flows for each of the years in the three-year period ended March 31, 1997. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Hudson City Savings Institution and subsidiaries as of March 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended March 31, 1997, in conformity with generally accepted accounting principles.


                                         /s/ KPMG Peat Marwick LLP

Albany, New York
June 20, 1997, except for note 17,
  which is as of November 20, 1997

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

                           Consolidated Balance Sheets

                                                 (Unaudited)       March 31,
                                                December 31,   -----------------
Assets                                              1997         1997     1996
------                                          ------------     ----     ----
                                                         (In thousands)

Cash and due from banks                           $ 12,284      10,457    9,243
Federal funds sold                                   3,336          --    4,990
                                                  --------     -------  -------
  Cash and cash equivalents                         15,620      10,457   14,233
                                                  --------     -------  -------

Loans held for sale                                     --          84      201
Securities available for sale                       43,282      45,623   51,429
Investment securities                               71,244      79,068   83,003
Federal Home Loan Bank of New York stock             2,812       2,812    2,596

Loans receivable                                   511,898     493,019  450,671
  Less: Allowance for loan losses                   (6,756)     (5,872)  (3,546)
                                                  --------     -------  -------
    Net loans receivable                           505,142     487,147  447,125
                                                  --------     -------  -------

Accrued interest receivable                          4,946       4,880    5,254
Premises and equipment, net                         15,840      14,965   14,349
Other real estate owned and repossessed property     1,059       3,447    1,716
Other assets                                         5,106       2,551    3,314
                                                  --------     -------  -------
      Total assets                                $665,051     651,034  623,220
                                                  ========     =======  =======

Liabilities and Equity
----------------------
Liabilities:
  Deposits                                         586,231     564,599  555,188
  Short-term borrowings                              2,000      12,585       --
  Urban Development Action Grant payable                --         835      835
  Mortgagors' escrow deposits                        4,935       3,746    4,027
  Other liabilities                                  4,490       4,140    3,564
                                                  --------     -------  -------
      Total liabilities                            597,656     585,905  563,614
                                                  --------     -------  -------
Commitments and contingent liabilities (note 14)

Equity:
  Surplus                                           13,839      13,839   13,689
  Undivided profits                                 53,524      51,638   46,128
  Net unrealized gain (loss) on securities
    available for sale, net of tax                      32        (348)    (211)
                                                  --------     -------  -------
      Total equity                                  67,395      65,129   59,606
                                                  --------     -------  -------
      Total liabilities and equity                $665,051     651,034  623,220
                                                  ========     =======  =======

See accompanying notes to consolidated financial statements.

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

                         Consolidated Income Statements

                                               (Unaudited)
                                            Nine Months Ended          Years Ended
                                               December 31,             March 31,
                                            -----------------   ------------------------
                                              1997      1996     1997     1996     1995
                                              ----      ----     ----     ----     ----
                                                           (In thousands)
Interest and dividend income:
  Interest and fees on loans                $ 35,575   32,220   43,585   40,780   35,135
  Securities available for sale                1,960    2,879    3,658    1,782      917
  Investment securities                        3,565    4,063    5,385    6,062    6,503
  Federal funds sold                             202       87       89      271      344
  Federal Home Loan Bank of New York stock       151      124      164      187      160
                                            --------   ------   ------   ------   ------
      Total interest and dividend income      41,453   39,373   52,881   49,082   43,059
                                            --------   ------   ------   ------   ------
Interest expense:
 Deposits                                     19,364   18,961   25,187   24,044   19,208
 Short-term borrowings                           176      130      239       42      101
                                            --------   ------   ------   ------   ------
      Total interest expense                  19,540   19,091   25,426   24,086   19,309
                                            --------   ------   ------   ------   ------
      Net interest income                     21,913   20,282   27,455   24,996   23,750

Provision for loan losses                      6,408    1,858    3,826    1,090    1,169
                                            --------   ------   ------   ------   ------
      Net interest income after provision
        for loan losses                       15,505   18,424   23,629   23,906   22,581
                                            --------   ------   ------   ------   ------
Other operating income:
  Service charges on deposit accounts            840      815    1,063    1,026    1,033
  Loan servicing income                          353      402      480      272      265
  Net securities transactions                     12       28       28       28      (16)
  Net gain (loss) on sale of loans                39       (5)      17       92       14
  Other income                                   646      121      237      217      236
                                            --------   ------   ------   ------   ------
      Total other operating income             1,890    1,361    1,825    1,635    1,532
                                            --------   ------   ------   ------   ------
Other operating expenses:
  Compensation and benefits                    6,985    6,436    8,592    7,471    6,840
  Occupancy                                      993      916    1,285    1,184    1,162
  Equipment                                    1,232      860    1,230    1,057    1,194
  FDIC assessment                                 55        8       27      299    1,170
  Other real estate owned and repossessed
    property expenses                            274      190      292      348      851
  Legal and other professional fees              843      314      397      330      371
  Postage and item transportation                557      470      655      510      447
  Other expenses                               3,249    2,564    3,709    3,000    3,188
                                            --------   ------   ------   ------   ------
      Total other operating expenses          14,188   11,758   16,187   14,199   15,223
                                            --------   ------   ------   ------   ------
Income before income tax expense               3,207    8,027    9,267   11,342    8,890

Income tax expense                             1,321    3,142    3,607    4,298    2,917
                                            --------   ------   ------   ------   ------
      Net income                            $  1,886    4,885    5,660    7,044    5,973
                                            ========   ======   ======   ======   ======

See accompanying notes to consolidated financial statements.

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

                  Consolidated Statements of Changes in Equity

                                                                  Net Unrealized
                                                                  Gain (Loss) on
                                                                    Securities
                                                                    Available
                                                       Undivided  for Sale, Net    Total
                                              Surplus   Profits       of Tax      Equity
                                              -------  ---------  --------------  ------
                                                            (In thousands)
Balance as of April 1, 1994                   $12,470    33,769        111        46,350

Net income                                         --     5,973         --         5,973

Transfers to surplus                              549      (549)        --            --

Adjustment of securities available for sale
  to fair value, net of tax                        --        --       (185)         (185)
                                              -------    ------       ----        ------
Balance as of March 31, 1995                   13,019    39,193        (74)       52,138

Net income                                         --     7,044         --         7,044

Transfers to surplus                              670      (670)        --            --

Net increase in equity from acquisition            --       561         --           561

Adjustment of securities available for sale
  to fair value, net of tax                        --        --       (137)         (137)
                                              -------    ------       ----        ------
Balance as of March 31, 1996                   13,689    46,128       (211)       59,606

Net income                                         --     5,660         --         5,660

Transfers to surplus                              150      (150)        --            --

Adjustment of securities available for sale
  to fair value, net of tax                        --        --       (137)         (137)
                                              -------    ------       ----        ------
Balance as of March 31, 1997                   13,839    51,638       (348)       65,129

Net income (unaudited)                             --     1,886         --         1,886

Adjustment of securities available for sale
  to fair value, net of tax (unaudited)            --        --        380           380
                                              -------    ------       ----        ------
Balance as of December 31, 1997 (unaudited)   $13,839    53,524         32        67,395
                                              =======    ======       ====        ======

See accompanying notes to consolidated financial statements.

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                                                             (Unaudited)
                                                          Nine Months Ended            Years Ended
                                                             December 31,               March 31,
                                                          ------------------  ----------------------------
                                                            1997      1996      1997      1996      1995
                                                            ----      ----      ----      ----      ----
                                                                           (In thousands)
Cash flows from operating activities:
  Net income                                              $ 1,886     4,885     5,660     7,044     5,973
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation                                          1,021       832     1,183     1,000     1,090
      Provision for loan losses                             6,408     1,858     3,826     1,090     1,169
      Deferred tax benefit                                   (682)      (63)     (791)     (394)     (105)
      Net securities transactions                             (12)      (28)      (28)      (28)       16
      Net (gain) loss on sales of loans held for sale         (39)        5       (17)      (92)      (14)
      Net loans originated for sale                        (2,342)   (1,911)   (2,539)   (4,632)   (2,101)
      Proceeds from sales of loans held for sale            2,465     2,037     2,673     6,697     5,958
      Adjustments of other real estate owned and
        repossessed property to fair value                    217       103       169       336       207
      Net gain on sales of other real estate owned and
        repossessed property                                 (441)     (444)     (556)     (454)      (67)
      (Increase) decrease in accrued interest receivable      (66)      (13)      374      (863)     (624)
      (Increase) decrease in other assets                  (2,125)      133       763      (559)     (483)
      Increase in other liabilities                           350     1,541     1,323     1,031       892
                                                          -------   -------   -------   -------   -------
        Total adjustments                                   4,754     4,050     6,380     3,132     5,938
                                                          -------   -------   -------   -------   -------
        Net cash provided by operating activities           6,640     8,935    12,040    10,176    11,911
                                                          -------   -------   -------   -------   -------
Cash flows from investing activities:
  Proceeds from sales of securities available for sale         --     7,025     7,025     3,982     7,067
  Proceeds from maturities and calls of securities
    available for sale                                     17,995    19,564    21,564     5,024        --
  Purchases of securities available for sale              (15,010)  (21,976)  (22,975)  (38,998)   (2,939)
  Proceeds from sales of investment securities                 --     2,979     2,979        --     1,020
  Proceeds from maturities, calls and paydowns of
    investment securities                                  13,805     6,237     8,860    10,057    18,817
  Purchases of investment securities                       (5,981)   (7,911)   (7,911)  (13,165)  (30,725)
  Purchase of FHLB of New York stock                           --        --      (309)       --    (2,569)
  Redemption of FHLB of New York stock                         --        93        93        --        --
  Net loans made to customers                             (27,506)  (35,958)  (49,875)  (13,952)  (33,860)
  Proceeds from sales of and payments received on
    other real estate owned and repossessed property        5,715     3,443     4,817     3,281     4,213
  Capital expenditures                                     (1,896)   (1,547)   (1,799)   (1,713)   (1,041)
  Net cash provided by acquisition activity                    --        --        --       195        --
                                                          -------   -------   -------   -------   -------
        Net cash used in investing activities             (12,878)  (28,051)  (37,531)  (45,289)  (40,017)
                                                          -------   -------   -------   -------   -------
Cash flows from financing activities:
  Net increase in deposits                                 21,632    14,143     9,411    37,181    15,774
  Net (decrease) increase in short-term borrowings        (10,585)    1,715    12,585        --        --
  Repayment of UDAG payable                                  (835)       --        --        --        --
  Increase (decrease) in mortgagors' escrow deposits        1,189       943      (281)   (1,767)       68
                                                          -------   -------   -------   -------   -------
        Net cash provided by financing activities          11,401    16,801    21,715    35,414    15,842
                                                          -------   -------   -------   -------   -------
Net increase (decrease) in cash and cash equivalents        5,163    (2,315)   (3,776)      301   (12,264)
Cash and cash equivalents at beginning of period           10,457    14,233    14,233    13,932    26,196
                                                          -------   -------   -------   -------   -------
Cash and cash equivalents at end of period                $15,620    11,918    10,457    14,233    13,932
                                                          =======   =======   =======   =======   =======

                                                                     (Continued)

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

                                                             (Unaudited)
                                                          Nine Months Ended            Years Ended
                                                             December 31,               March 31,
                                                          ------------------  ----------------------------
                                                            1997      1996      1997      1996      1995
                                                            ----      ----      ----      ----      ----
                                                                           (In thousands)
Supplemental information:
  Interest paid                                           $19,538    19,336    25,305    24,086    19,561
                                                          =======   =======   =======   =======   =======
  Taxes paid                                              $ 4,012     3,812     4,593     3,981     2,976
                                                          =======   =======   =======   =======   =======
Non-cash investing and financing activities:

  Loans transferred to other real estate owned
    and repossessed property                              $ 3,103     4,944     6,027     3,557     3,075
                                                          =======   =======   =======   =======   =======
  Loans transferred from loans held for sale to
    the loan portfolio                                    $    --        --        --       239        --
                                                          =======   =======   =======   =======   =======
  Investment securities transferred to securities
    available for sale                                    $    --        --        --    13,775        --
                                                          =======   =======   =======   =======   =======
  Securities available for sale transferred to
    investment securities                                 $    --        --        --     2,000        --
                                                          =======   =======   =======   =======   =======
  Adjustment of securities available for sale to
    fair value, net of tax                                $   380       136      (137)     (137)     (185)
                                                          =======   =======   =======   =======   =======

  Acquisition activity (see note 2):
    Non-cash assets acquired                              $    --        --        --     4,004        --
    Non-cash liabilities assumed                               --        --        --     3,638        --

See accompanying notes to consolidated financial statements.

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

           (Data as of December 31, 1997 and for the nine months ended
                    December 31, 1997 and 1996 is unaudited)

(1)  Summary of Significant Accounting Policies
     ------------------------------------------

     (a)  Principles of Consolidation
          ---------------------------

          The accompanying consolidated financial statements include the accounts of The Hudson City Savings Institution and its subsidiaries (the "Bank"). All material intercompany accounts and transactions have been eliminated.

          The consolidated balance sheet as of December 31, 1997 and the related consolidated income statements and consolidated statements of cash flows for the nine month periods ended December 31, 1997 and 1996 and consolidated statement of changes in equity for the nine month period ended December 31, 1997 are unaudited and, in the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation have been made as of December 31, 1997 and for the results for the unaudited periods.

     (b)  Basis of Presentation
          ---------------------

          The accompanying consolidated financial statements conform, in all material respects, to generally accepted accounting principles and to general practice within the banking industry. The Bank utilizes the accrual method of accounting for financial reporting purposes.

     (c)  Use of Estimates
          ----------------

          Management of the Bank has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

          Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of other real estate owned and repossessed property acquired in connection with foreclosures or in-substance foreclosures. In connection with the determination of the allowance for loan losses and the valuation of other real estate owned and repossessed property, management obtains appraisals for significant properties.

          Management believes that the allowance for loan losses is adequate and that other real estate owned and repossessed property is recorded at its fair value less an estimate of the costs to sell the properties. While management uses available information to recognize losses on loans, other real estate owned and repossessed property, future additions to the allowance or write downs of other real estate owned and repossessed property may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses and other real estate owned and repossessed property. Such agencies may require the Bank to recognize additions to the allowance or write downs of other real estate owned and repossessed property based on their judgments about information available to them at the time of their examination which may not be currently available to management.

                                                                     (Continued)
                                       F-8

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

           (Data as of December 31, 1997 and for the nine months ended
                    December 31, 1997 and 1996 is unaudited)

          A substantial portion of the Bank's loans are secured by real estate located in the New York State counties of Columbia, Albany,
          Rensselaer, Dutchess, and Schenectady. In addition, a substantial portion of the other real estate owned and repossessed property is located in those same markets, as well as in the states contiguous to New York. Accordingly, the ultimate collectibility of a substantial portion of the Bank's loan portfolio and the recovery of a substantial portion of the carrying amount of other real estate owned and repossessed property is dependent upon market conditions in these market areas.

     (d)  Cash and Cash Equivalents
          -------------------------

          For purposes of the consolidated statements of cash flows, cash and cash equivalents consists of cash on hand, due from banks, and federal funds sold.

     (e)  Securities Available for Sale,  Investment Securities and Federal Home
          ----------------------------------------------------------------------
          Loan Bank of New York Stock
          ---------------------------

          Management determines the appropriate classification of securities at the time of purchase. If management has the positive intent and ability to hold debt securities to maturity, they are stated at amortized cost. If securities are purchased for the purpose of selling them in the near term, they are classified as trading securities and are reported at fair value with unrealized holding gains and losses reflected in current earnings. All other debt and marketable equity securities are classified as securities available for sale and are reported at fair value, with net unrealized gains or losses reported, net of income taxes, as a separate component of equity. As a member of the Federal Home Loan Bank of New York (FHLB), the Bank is required to hold FHLB stock which is carried at cost since there is no readily available market value. At December 31, 1997, March 31, 1997 and 1996, the Bank did not hold any securities considered to be trading securities.

          Gains or  losses on  disposition  of  securities  are based on the net proceeds and the adjusted carrying amount of the securities sold, using the specific identification method. Unrealized losses on securities which reflect a decline in value which is other than temporary are charged to income and reported as a component of "net securities transactions" in the consolidated income statements. The carrying amount of securities is adjusted for amortization of premium and accretion of discount, which is calculated on an effective interest method.

          In November 1995, the staff of the Financial Accounting Standards Board released its Special Report, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities." The Special Report contained, among other things, a unique provision that allowed entities to, concurrent with the initial adoption of the Special Report (November 15, 1995) but not later than December 31, 1995, reassess the appropriateness of the classifications of all securities held at that time. In conjunction with the provisions of this Special Report, as of December 31, 1995, the Bank transferred securities with an amortized cost of $13,775,000 and an estimated fair value of $14,017,000 from investment securities to securities available for sale.

                                                                     (Continued)
                                       F-9

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

           (Data as of December 31, 1997 and for the nine months ended
                    December 31, 1997 and 1996 is unaudited)

     (f)  Net Loans Receivable
          --------------------

          Loans are carried at the principal amount outstanding net of unearned discount, net deferred loan origination fees and costs and the allowance for loan losses.

          Non-performing loans include non-accrual loans, loans which are contractually past due 90 days or more and still accruing interest and troubled debt restructurings. Generally, loans are placed on non-accrual status, either due to the delinquency status of principal and/or interest payments, or a judgment by management that, although payments of principal and/or interest are current, such action is prudent. Loans are generally placed on non-accrual status when principal and/or interest payments are contractually past due 90 days or more. When a loan is placed on non-accrual status, all interest previously accrued but not collected is reversed against current year interest income. Interest income on non-accrual loans is recognized only if received, if considered appropriate by management. Loans are removed from non-accrual status when they become current as to principal and interest or when, in the opinion of management, the loans are expected to be fully collectible as to principal and interest.

          The Bank accounts for fees and costs associated with loan originations in accordance with Statement of Financial Accounting Standards (SFAS) No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating and Acquiring Loans and Initial Direct Costs of Leases."

          As of April 1, 1995, the Bank adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." Under these Statements, a loan (generally commercial-type loans) is considered impaired when it is probable that the borrower will not make principal and interest payments according to the original contractual terms of the loan agreement, or when a loan (of any loan type) is restructured in a troubled debt restructuring subsequent to the adoption of these Statements. These Statements prescribe recognition criteria for loan impairment, generally related to commercial type loans, and measurement methods for impaired loans. Impaired loans are included in non-performing loans, generally as non-accrual commercial type loans.

          The allowance for loan losses related to impaired loans is based on the discounted cash flows using the loan's initial effective rate or the fair value of the collateral for certain loans where repayment of the loan is expected to be provided solely by the underlying collateral (collateral dependent loans). The Bank's impaired loans are generally collateral dependent. The Bank considers estimated costs to sell, on a discounted basis, when determining the fair value of collateral in the measurement of impairment if those costs are expected to reduce the cash flows available to repay or otherwise satisfy the loans. The adoption of SFAS Nos. 114 and 118 did not have a significant effect on the Bank's consolidated financial statements.

                                                                     (Continued)
                                      F-10

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

           (Data as of December 31, 1997 and for the nine months ended
                    December 31, 1997 and 1996 is unaudited)

     (g)  Allowance for Loan Losses
          -------------------------

          The allowance for loan losses is replenished through a provision for loan losses charged to operations. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. Recoveries on loans previously charged-off are credited to the allowance for loan losses. The allowance is an amount that management believes will be adequate to absorb losses on existing loans that may become uncollectible. Management's evaluation of the adequacy of the allowance for loan losses is performed on a periodic basis and takes into consideration such factors as the historical loan loss experience, changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect borrowers' ability to pay.

     (h)  Loans Held for Sale
          -------------------

          Loans are classified as held for investment purposes or held for sale when the Bank enters into interest rate lock agreements with the potential borrowers. Loans held for sale are recorded at the lower of aggregate cost or fair value. Gains and losses on the disposition of loans held for sale are determined on the specific identification method. Loans held for sale at March 31, 1997 and 1996 was comprised of residental mortgage loans. There were no loans held for sale at December 31, 1997.

     (i)  Premises and Equipment
          ----------------------

          Premises and equipment are carried at cost, less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets (up to fifty years for buildings and generally five years for furniture and equipment). Leasehold improvements are depreciated over the shorter of the term of the related leases or the estimated useful lives of the assets.

     (j)  Other Real Estate Owned and Repossessed Property
          ------------------------------------------------

          Other real estate owned, comprised of real estate acquired through foreclosure and in-substance foreclosures, and repossessed property are recorded at the lower of "cost" (defined as the fair value at initial foreclosure) or fair value of the asset acquired, less estimated costs to dispose of the property. A loan is categorized as an in-substance foreclosure when the Bank has taken possession of the collateral, regardless of whether formal foreclosure proceedings have taken place. At the time of foreclosure, or when foreclosure occurs in-substance, the excess, if any, of the loan value over the fair value of the property received is charged to the allowance for loan losses. Subsequent declines in the value of such property and net operating expenses of such properties are charged directly to other operating expenses. Properties are reappraised, as considered necessary by management, and written down to the fair value less the estimated cost to sell the property, if necessary. Repossessed property consists primarily of manufactured homes abandoned by their owners or repossessed by the Bank.

                                                                     (Continued)
                                      F-11

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

           (Data as of December 31, 1997 and for the nine months ended
                    December 31, 1997 and 1996 is unaudited)

     (k)  Income Taxes
          ------------

          The Bank accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets are recognized subject to management's judgment that those assets will more likely than not be realized. A valuation allowance is recognized if, based on an analysis of available evidence, management believes that all or a portion of the deferred tax assets will not be realized. Adjustments to increase or decrease the valuation allowance are charged or credited, respectively, to income tax expense. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (l)  Statutory Transfer of Surplus
          -----------------------------

          A required quarterly transfer of 10% of net income is made to surplus in accordance with New York State Banking Regulations. No transfer is required if total equity as a percent of deposits exceeds 10% at the end of each quarter. In accordance with State of New York Banking Law, surplus is subject to certain restrictions, including a prohibition of its use for payment of dividends, except with the approval of the Superintendent of Banks.

     (m)  Financial Instruments
          ---------------------

          In the normal course of business, the Bank is a party to certain financial instruments with off-balance-sheet risk such as commitments to extend credit, unused lines of credit and standby letters of credit. The Bank's policy is to record such instruments when funded.

     (n)  Mortgage Servicing Rights
          -------------------------

          SFAS No. 122, "Accounting for Mortgage Servicing Rights," as superceded by SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," requires that entities recognize, as separate assets, the rights to service mortgage loans for others, regardless of how those servicing rights are acquired. Additionally, SFAS No. 125 requires that the capitalized mortgage servicing rights be assessed for impairment based on the fair value of those rights, and that impairment, if any, be recognized through a valuation allowance. The Bank's adoption of SFAS No. 122, as superceded by SFAS No. 125, as of April 1, 1996, did not have a material effect on the consolidated financial statements.

     (o)  Trust Department Assets and Service Fees
          ----------------------------------------

          Assets held by the Bank in a fiduciary or agency capacity for its customers are not included in the consolidated balance sheets since these items are not assets of the Bank. Trust service fees are reported on the accrual basis.

                                                                     (Continued)
                                      F-12

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

           (Data as of December 31, 1997 and for the nine months ended
                    December 31, 1997 and 1996 is unaudited)

     (p)  Transfers of Financial Assets and Extinguishment of Liabilities
          ---------------------------------------------------------------

          SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," provides accounting and reporting standards for determining whether a variety of transactions should be accounted for as sales or financings, based on consistent application of a financial-components approach that focuses on control and superceded SFAS No. 122, as discussed above. SFAS No. 125 is generally effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1996. Certain aspects of SFAS No. 125 were amended by SFAS No. 127,
          "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125." The adoption of SFAS No. 125, as amended, did not have a material impact on the Bank's consolidated financial statements.

     (q)  Reclassifications
          -----------------

          Amounts in the prior years' consolidated financial statements are reclassified whenever necessary to conform with the current year's presentation.

(2)  Acquisition Activity
     --------------------

     On December 20, 1995, The Hudson City Savings Institution acquired all of the assets and assumed all of the liabilities of Valatie Savings and Loan Association. This transaction was accounted for as a pooling-of-interests and resulted in an increase in equity of $561,000. Amounts related to this transaction are not material.

(3)  Securities Available for Sale
     -----------------------------

     The amortized cost and approximate fair value of securities available for sale at December 31, 1997, March 31, 1997 and 1996, are as follows:

                                                 December 31, 1997
                                  ----------------------------------------------
                                                Gross       Gross    Approximate
                                  Amortized  unrealized  unrealized      fair
                                     cost       gains      losses       value
                                  ---------  ----------  ----------  -----------
                                                  (In thousands)
U.S. Government and Agency
  securities                       $36,955       55         (67)        36,943
Corporate debt securities            6,274       68          (3)         6,339
                                   -------      ---        ----         ------
    Total securities available
      for sale                     $43,229      123         (70)        43,282
                                   =======      ===        ====         ======

                                                  March 31, 1997
                                  ----------------------------------------------
                                                Gross       Gross    Approximate
                                  Amortized  unrealized  unrealized      fair
                                     cost       gains      losses       value
                                  ---------  ----------  ----------  -----------
                                                  (In thousands)
U.S. Government and Agency
  securities                       $37,933        7        (611)        37,329
Corporate debt securities            8,269       47         (22)         8,294
                                   -------      ---        ----         ------
    Total securities available
      for sale                     $46,202       54        (633)        45,623
                                   =======      ===        ====         ======

                                                                     (Continued)
                                      F-13

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

           (Data as of December 31, 1997 and for the nine months ended
                    December 31, 1997 and 1996 is unaudited)

                                                  March 31, 1996
                                  ----------------------------------------------
                                                Gross       Gross    Approximate
                                  Amortized  unrealized  unrealized      fair
                                     cost       gains      losses       value
                                  ---------  ----------  ----------  -----------
                                                  (In thousands)
U.S. Government and Agency
  securities                       $33,990       16        (554)        33,452
Corporate debt securities           17,791      216         (30)        17,977
                                   -------      ---        ----         ------
    Total securities available
      for sale                     $51,781      232        (584)        51,429
                                   =======      ===        ====         ======

     The following sets forth information with regard to contractual maturities of securities available for sale as of December 31 and March 31, 1997 (actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without prepayment penalties):

                                       December 31, 1997
               -----------------------------------------------------------------
                U.S. Government and      Corporate Debt       Total Securities
                 Agency Securities         Securities        Available for Sale
               --------------------- --------------------- ---------------------
               Amortized Approximate Amortized Approximate Amortized Approximate
                  cost    fair value    cost    fair value    cost    fair value
               --------- ----------- --------- ----------- --------- -----------
                                         (In thousands)

Within one year  $    --        --     1,000      1,006       1,000      1,006
One through
  five years      33,955    33,941     5,274      5,333      39,229     39,274
Five through
  ten years        3,000     3,002        --         --       3,000      3,002
                 -------    ------     -----      -----      ------     ------
                 $36,955    36,943     6,274      6,339      43,229     43,282
                 =======    ======     =====      =====      ======     ======

                                        March 31, 1997
               -----------------------------------------------------------------
                U.S. Government and      Corporate Debt       Total Securities
                 Agency Securities         Securities        Available for Sale
               --------------------- --------------------- ---------------------
               Amortized Approximate Amortized Approximate Amortized Approximate
                  cost    fair value    cost    fair value    cost    fair value
               --------- ----------- --------- ----------- --------- -----------
                                         (In thousands)

Within one year  $    --        --     4,003      4,014       4,003      4,014
One through
  five years      37,933    37,329     4,266      4,280      42,199     41,609
                 -------    ------     -----      -----      ------     ------
                 $37,933    37,329     8,269      8,294      46,202     45,623
                 =======    ======     =====      =====      ======     ======

                                                                     (Continued)
                                      F-14

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

           (Data as of December 31, 1997 and for the nine months ended
                    December 31, 1997 and 1996 is unaudited)

     During the years ended March 31, 1997, 1996 and 1995, and the nine months ended December 31, 1996, the Bank received $7,025,000, $3,982,000,
     $7,067,000, and $7,025,000, respectively, in proceeds from the sale of securities available for sale, realizing gross gains of $36,000, $28,000, $46,000, and $36,000, respectively, and gross losses of $0, $0, $7,000, and $0, respectively. The Bank realized gross gains of $12,000 and no gross losses during the nine months ended December 31, 1997, related to calls of securities available for sale. Write-downs of securities available for sale due to credit deterioration amounted to $76,000 during the year ended March 31, 1995.

(4)  Investment Securities
     ---------------------

     The amortized cost and approximate fair value of investment securities as of December 31, 1997, March 31, 1997 and 1996, are as follows:

                                                 December 31, 1997
                                  ----------------------------------------------
                                                Gross       Gross    Approximate
                                  Amortized  unrealized  unrealized      fair
                                     cost       gains      losses       value
                                  ---------  ----------  ----------  -----------
                                                  (In thousands)
U.S. Government and Agency
  securities                       $19,974       90         (30)        20,034
Corporate debt securities           46,743      318         (12)        47,049
Mortgage backed securities           4,517       26         (28)         4,515
State, county and municipal             10       --          --             10
                                   -------      ---        ----         ------
    Total investment securities    $71,244      434         (70)        71,608
                                   =======      ===        ====         ======

                                                  March 31, 1997
                                  ----------------------------------------------
                                                Gross       Gross    Approximate
                                  Amortized  unrealized  unrealized      fair
                                     cost       gains      losses       value
                                  ---------  ----------  ----------  -----------
                                                  (In thousands)
U.S. Government and Agency
  securities                       $17,960       14        (135)        17,839
Corporate debt securities           57,648      110        (219)        57,539
Mortgage backed securities           3,050       37        (123)         2,964
State, county and municipal            410        1          --            411
                                   -------      ---        ----         ------
    Total investment securities    $79,068      162        (477)        78,753
                                   =======      ===        ====         ======

                                                  March 31, 1996
                                  ----------------------------------------------
                                                Gross       Gross    Approximate
                                  Amortized  unrealized  unrealized      fair
                                     cost       gains      losses       value
                                  ---------  ----------  ----------  -----------
                                                  (In thousands)
U.S. Government and Agency
  securities                       $13,957       43        (170)        13,830
Corporate debt securities           63,557      439        (152)        63,844
Mortgage backed securities           4,221       58        (113)         4,166
State, county and municipal          1,268       14          --          1,282
                                   -------      ---        ----         ------
    Total investment securities    $83,003      554        (435)        83,122
                                   =======      ===        ====         ======

                                                                     (Continued)
                                      F-15

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

           (Data as of December 31, 1997 and for the nine months ended
                    December 31, 1997 and 1996 is unaudited)

     At December 31, 1997, March 31, 1997 and 1996, mortgage backed securities consisted entirely of Government National Mortgage Association (GNMA), Fannie Mae, and Freddie Mac securities.

     The amortized cost and approximate fair value of investment securities at December 31 and March 31, 1997, by contractual maturity (mortgage backed securities are included by final contractual maturity), are as follows (actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without prepayment penalties):

                                       December 31, 1997
                        ----------------------------------------------
                            U.S. Government
                              and Agency            Corporate Debt
                              Securities              Securities
                        ----------------------  ----------------------
                                   Approximate             Approximate
                        Amortized      fair     Amortized      fair
                           cost       value        cost       value
                        ---------  -----------  ---------  -----------
                                        (In thousands)

Within one year          $ 4,998       4,989      20,894      20,935
One through five years    14,976      15,045      24,863      25,116
Five through ten years        --          --         986         998
After ten years               --          --          --          --
                         -------      ------      ------      ------
                         $19,974      20,034      46,743      47,049
                         =======      ======      ======      ======

                          Mortgage Backed        State, County             Total
                             Securities          and Municipal     Investment Securities
                       --------------------- --------------------- ---------------------
                                 Approximate           Approximate           Approximate
                       Amortized     fair    Amortized     fair    Amortized     fair
                          cost      value       cost      value       cost      value
                       --------- ----------- --------- ----------- --------- -----------
                                                 (In thousands)
Within one year          $   --        --        --         --       25,892     25,924
One through five years      280       272        --         --       40,119     40,433
Five through ten years    2,586     2,643        10         10        3,582      3,651
After ten years           1,651     1,600        --         --        1,651      1,600
                         ------     -----       ---        ---       ------     ------
                         $4,517     4,515        10         10       71,244     71,608
                         ======     =====       ===        ===       ======     ======

                                                                     (Continued)
                                      F-16

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

           (Data as of December 31, 1997 and for the nine months ended
                    December 31, 1997 and 1996 is unaudited)

                                                   March 31, 1997
                        ---------------------------------------------------------------------
                            U.S. Government
                              and Agency            Corporate Debt         Mortgage Backed
                              Securities              Securities              Securities
                        ----------------------  ----------------------  ---------------------
                                   Approximate             Approximate            Approximate
                        Amortized      fair     Amortized      fair     Amortized     fair
                           cost       value        cost       value        cost      value
                        ---------  -----------  ---------  -----------  --------- -----------
                                                   (In thousands)
Within one year          $   999       1,000      12,953      12,970        373        374
One through five years    16,961      16,839      44,695      44,569        308        293
Five through ten years        --          --          --          --        656        674
After ten years               --          --          --          --      1,713      1,623
                         -------      ------      ------      ------      -----      -----
                         $17,960      17,839      57,648      57,539      3,050      2,964
                         =======      ======      ======      ======      =====      =====

                            State, County               Total
                            and Municipal       Investment Securities
                        ---------------------   ---------------------
                                  Approximate             Approximate
                        Amortized     fair      Amortized     fair
                           cost      value         cost      value
                        --------- -----------   --------- -----------
                                       (In thousands)

Within one year           $400        401         14,726     14,745
One through five years      --         --         61,963     61,701
Five through ten years      10         10            666        684
After ten years             --         --          1,713      1,623
                          ----        ---         ------     ------
                          $410        411         79,068     78,753
                          ====        ===         ======     ======

     Investment securities with a carrying value of $6.0 million, $5.0 million and $5.0 million at December 31, 1997, March 31, 1997 and 1996, respectively, were pledged to secure public deposits and for other purposes as required by law.

     During the year ended March 31, 1997, the nine months ended December 31, 1996, and the year ended March 31, 1995, the Bank received $2,979,000, $2,979,000, and $1,020,000, respectively, in proceeds from the sale of investment securities, realizing gross gains of $0, $0, and $21,000, respectively, and gross losses of $8,000, $8,000, and $0, respectively. These securities were sold due to significant deterioration in the issuers' creditworthiness. No investment securities were sold during the nine months ended December 31, 1997 or the year ended March 31, 1996.

                                                                     (Continued)
                                      F-17

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

           (Data as of December 31, 1997 and for the nine months ended
                    December 31, 1997 and 1996 is unaudited)

(5)  Net Loans Receivable
     --------------------

     A summary of net loans receivable as of December 31, 1997, March 31, 1997 and 1996 is as follows:

                                                              March 31,
                                         December 31,    ------------------
                                             1997          1997       1996
                                         ------------      ----       ----
                                                   (In thousands)
Loans secured by real estate:
  Residential one-to-four-family           $250,649      246,462    214,226
  Home equity                                27,441       27,630     26,936
  Commercial                                 73,902       67,697     70,854
  Construction                                3,980        2,725      4,317
                                           --------      -------    -------
    Total loans secured by real estate      355,972      344,514    316,333
                                           --------      -------    -------
Other loans:
  Manufactured housing                       98,307       92,651     80,399
  Commercial                                 13,907       16,146     17,393
  Mortgage warehouse lines of credit          7,062        3,567     11,797
  Financed insurance premiums                23,395       23,535     13,503
  Consumer and other                         12,140       11,577     10,155
                                           --------      -------    -------
    Total other loans                       154,811      147,476    133,247
                                           --------      -------    -------
Net deferred loan origination costs and
  unearned discount                           1,115        1,029      1,091
Allowance for loan losses                    (6,756)      (5,872)    (3,546)
                                           --------      -------    -------
    Net loans receivable                   $505,142      487,147    447,125
                                           ========      =======    =======

     Changes in the allowance for loan losses during the nine months ended December 31, 1997 and 1996, and the years ended March 31, 1997, 1996 and 1995 were as follows:

                                 Nine Months Ended           Years Ended
                                    December 31,              March 31,
                                 -----------------    -------------------------
                                   1997      1996      1997     1996      1995
                                   ----      ----      ----     ----      ----
                                                 (In thousands)
Allowance for loan losses
  at beginning of period         $ 5,872     3,546     3,546    3,187     2,917
Provision charged to operations    6,408     1,858     3,826    1,090     1,169
Loans charged-off                 (5,953)   (1,676)   (2,070)  (1,197)   (1,263)
Recoveries on loans charged-off      429       464       570      423       364
Allowance acquired through
  merger                              --        --        --       43        --
                                 -------    ------    ------   ------    ------
Allowance for loan losses
  at end of period               $ 6,756     4,192     5,872    3,546     3,187
                                 =======    ======    ======   ======    ======

                                                                     (Continued)
                                      F-18

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

           (Data as of December 31, 1997 and for the nine months ended
                    December 31, 1997 and 1996 is unaudited)

     The following table sets forth information with regard to non-performing loans:
                                                                March 31,
                                          December 31,  ------------------------
                                              1997       1997     1996     1995
                                              ----       ----     ----     ----
                                                             (In thousands)

Loans in non-accrual status                 $15,081     15,282    8,286    6,221
Loans contractually past due 90 days or
  more and still accruing interest            1,302      4,711    2,600    1,129
                                            -------     ------   ------    -----
                                            $16,383     19,993   10,886    7,350
                                            =======     ======   ======    =====

     At December 31, 1997, March 31, 1997, 1996 and 1995, respectively, there were no troubled debt restructurings. There are no material commitments to extend further credit to borrowers with non-performing loans.

     Accumulated interest on non-accrual loans, as shown above, of approximately $493,000 and $586,000, was not recognized in interest income during the nine months ended December 31, 1997 and the year ended March 31, 1997, respectively. Approximately $637,000 and $937,000 of interest on non-accrual loans, as shown above, was collected and recognized in interest income during the nine months ended December 31, 1997 and the year ended March 31, 1997, respectively. Accumulated interest on non-accrual loans, as shown above, not recognized in interest income and collected and recognized in interest income for the years ended March 31, 1996 and 1995 was not significant.

     At December 31, 1997 and March 31, 1997 and 1996, the recorded investment in loans that are considered to be impaired under SFAS No. 114 totaled $4,279,000, $5,361,000, and $646,000, respectively, for which the related allowance for loan losses was $682,000, $2,010,000, and $71,000, respectively. As of December 31, 1997, March 31, 1997 and 1996, there were no impaired loans which did not have an allowance for loan losses determined in accordance with SFAS No. 114. The average recorded investment in impaired loans during the nine months ended December 31, 1997 and 1996, and the years ended March 31, 1997 and 1996, was $5,975,000, $1,304,000,
     $1,621,000, and $569,000, respectively. The interest income recognized on those impaired loans and the interest income recognized on those impaired loans using the cash basis of income recognition was not significant for the nine months ended Decmeber 31, 1997 and 1996, and the years ended March 31, 1997 and 1996.

     Certain executive officers of the Bank were customers of and had other transactions with the Bank in the ordinary course of business. Loans to these parties were made in the ordinary course of business at the Bank's normal credit terms, including interest rate and collateralization. The aggregate of such loans totaled less than 5% of total equity at December 31, 1997, March 31, 1997 and 1996.

                                                                     (Continued)
                                      F-19

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

           (Data as of December 31, 1997 and for the nine months ended
                    December 31, 1997 and 1996 is unaudited)

(6)  Accrued Interest Receivable
     ---------------------------

     Accrued interest receivable consists of the following at December 31, 1997, March 31, 1997 and 1996:

                                                         March 31,
                                     December 31,    -----------------
                                         1997         1997       1996
                                         ----         ----       ----
                                               (In thousands)

     Loans and loans held for sale      $3,090       3,115      3,097
     Securities available for sale         739         664        851
     Investment securities               1,117       1,101      1,306
                                        ------       -----      -----
                                        $4,946       4,880      5,254
                                        ======       =====      =====

(7)  Premises and Equipment
     ----------------------

     A summary of premises and equipment at December 31, 1997, March 31, 1997 and 1996 is as follows:

                                                         March 31,
                                     December 31,    -----------------
                                         1997         1997       1996
                                         ----         ----       ----
                                               (In thousands)
     Bank buildings and land           $16,576       15,224     15,182
     Furniture and equipment             4,923        4,505      2,997
     Leasehold improvements                854          786        759
                                       -------       ------     ------
                                        22,353       20,515     18,938
     Less: Accumulated depreciation     (6,513)      (5,550)    (4,589)
                                       -------       ------     ------
       Premises and equipment, net     $15,840       14,965     14,349
                                       =======       ======     ======

     Depreciation was approximately $1.0 million and $832,000 for the nine months ended December 31, 1997 and 1996, respectively. Depreciation was approximately $1.2 million, $1.0 million, and $1.1 million for the years ended March 31, 1997, 1996, and 1995, respectively.

     At December 31 and March 31, 1997, the Bank held one of its branch buildings for sale. The carrying value of the building was approximately $750,000 at both December 31 and March 31, 1997, which represented the lower of the cost basis of the building or fair value less estimated costs to sell.

(8)  Other Real Estate Owned and Repossessed Property
     ------------------------------------------------

     Other real estate owned and repossessed property consists of the following at December 31, 1997, March 31, 1997 and 1996:

                                                         March 31,
                                     December 31,    -----------------
                                         1997         1997       1996
                                         ----         ----       ----
                                               (In thousands)
     Repossessed real estate:
       Commercial                       $  300       2,860        921
       Residential                          59          48        160
     Repossessed property                  700         539        635
                                        ------       -----      -----
                                        $1,059       3,447      1,716
                                        ======       =====      =====

                                                                     (Continued)
                                      F-20

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

           (Data as of December 31, 1997 and for the nine months ended
                    December 31, 1997 and 1996 is unaudited)

(9)  Deposits
     --------

     Deposit account balances at December 31, 1997 and March 31, 1997 and 1996 are summarized as follows:

                                                             March 31,
                                         December 31,    -----------------
                                             1997         1997       1996
                                             ----         ----       ----
                                                   (In thousands)

     Savings accounts (3.00% to 3.92%)     $140,483     136,109    130,032
     N.O.W. and money market accounts
       (2.00% to 4.88%)                      94,046      92,347     93,919
     Time deposit accounts:
       2.00 to 2.99%                            470          --         --
       3.00 to 3.99%                            419         824        958
       4.00 to 4.99%                          3,497      15,319     32,165
       5.00 to 5.99%                        259,419     228,732    149,852
       6.00 to 6.99%                         15,659      27,070     84,703
       7.00 to 7.99%                         35,817      35,441     34,516
       8.00 to 8.99%                             --          --        560
                                           --------     -------    -------
         Total time deposit accounts        315,281     307,386    302,754
                                           --------     -------    -------
     Non-interest bearing accounts           36,421      28,757     28,483
                                           --------     -------    -------
         Total deposits                    $586,231     564,599    555,188
                                           ========     =======    =======

     The aggregate amount of time deposit accounts with a balance of $100,000 or greater was $42.4 million, $44.3 million, and $46.5 million at December 31, 1997, March 31, 1997 and 1996, respectively.

     The approximate amounts of contractual maturities of time deposit accounts at December 31, 1997 are as follows:

                                                    (In thousands)
          Years ending December 31,
                    1998                               $178,360
                    1999                                101,019
                    2000                                 18,182
                    2001                                 14,676
                    2002                                  2,245
                 Thereafter                                 799
                                                       --------
                                                       $315,281
                                                       ========

     The approximate amounts of contractual maturities of time deposit accounts at March 31, 1997 are as follows:

                                                    (In thousands)
          Years ending March 31,
                    1998                               $153,807
                    1999                                110,830
                    2000                                 22,208
                    2001                                 15,380
                    2002                                  3,288
                 Thereafter                               1,049
                                                       --------
                                                       $306,562
                                                       ========

                                                                     (Continued)
                                      F-21

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

           (Data as of December 31, 1997 and for the nine months ended
                    December 31, 1997 and 1996 is unaudited)

     Interest expense on deposits for the nine months ended December 31, 1997 and 1996, and the years ended March 31, 1997, 1996 and 1995 is summarized as follows:

                                 Nine Months Ended           Years Ended
                                    December 31,              March 31,
                                 -----------------    -------------------------
                                   1997      1996      1997     1996      1995
                                   ----      ----      ----     ----      ----
                                                 (In thousands)

Time deposit accounts            $13,513    13,342    17,727   16,713    10,796
Savings accounts                   3,584     3,388     4,523    4,275     5,501
N.O.W. and money market accounts   2,178     2,144     2,831    2,932     2,769
Mortgagors' escrow deposits           89        87       106      124       142
                                 -------    ------    ------   ------    ------
                                 $19,364    18,961    25,187   24,044    19,208
                                 =======    ======    ======   ======    ======

(10) Urban Development Action Grant Payable
     --------------------------------------

     Hudson City Center, Inc. (a subsidiary of the Bank) was awarded an $835,000 "Urban Development Action Grant (UDAG) Equity Participation in Cash Flow" by the Hudson Development Corporation for the purpose of constructing an office building in the City of Hudson, New York. This loan was to be repaid in December 2000. Since January 1991, the Bank had expensed approximately $25,000 per year under the terms of the agreement. During September 1997, the loan was satisfied.

(11) Income Taxes
     ------------

     The components of income tax expense for the nine months ended December 31, 1997 and 1996 and the years ended March 31, 1997, 1996, and 1995 are as follows:

                                 Nine Months Ended           Years Ended
                                    December 31,              March 31,
                                 -----------------    -------------------------
                                   1997      1996      1997     1996      1995
                                   ----      ----      ----     ----      ----
                                                 (In thousands)
     Current tax expense:
       Federal                    $1,724     2,710     3,702    3,951     2,697
       State                         279       495       696      741       325
     Deferred tax benefit           (682)      (63)     (791)    (394)     (105)
                                  ------     -----     -----    -----     -----
                                  $1,321     3,142     3,607    4,298     2,917
                                  ======     =====     =====    =====     =====

                                                                     (Continued)
                                      F-22

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

           (Data as of December 31, 1997 and for the nine months ended
                    December 31, 1997 and 1996 is unaudited)

     The following is a reconciliation of the expected income tax expense and the actual income tax expense. The expected income tax expense has been computed by applying the statutory federal tax rate to income before income tax expense:

                                 Nine Months Ended           Years Ended
                                    December 31,              March 31,
                                 -----------------    -------------------------
                                   1997      1996      1997     1996      1995
                                   ----      ----      ----     ----      ----
                                                 (In thousands)
Income tax at applicable
  federal statutory rate          $1,090     2,729     3,151    3,856     3,023
Increase (decrease) in income
  tax expense resulting from:
    Tax exempt securities income      (8)      (12)      (14)     (82)      (85)
    State income taxes, net of
      federal tax benefit            184       327       459      489       214
    Reduction in the valuation
      allowance for deferred
      tax assets                      --        --        --       --      (248)
    Other                             55        98        11       35        13
                                  ------     -----     -----    -----     -----
      Income tax expense          $1,321     3,142     3,607    4,298     2,917
                                  ======     =====     =====    =====     =====
Effective tax rate                  41.2%     39.1%     38.9%    37.9%     32.8%
                                  ======     =====     =====    =====     =====

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1997, March 31, 1997 and 1996 are presented below:

                                                                   March 31,
                                               December 31,    -----------------
                                                   1997         1997       1996
                                                   ----         ----       ----
                                                         (In thousands)
Deferred tax assets:
  Differences in reporting the provision for
    loan losses and tax bad debt deduction        $2,547       1,880      1,344
  Differences in reporting other real estate
    owned and repossessed property                   157         221        102
  Accrued postretirement benefits                    268         203        115
  Deferred compensation                              163         136        107
  Other                                               69          49         47
                                                  ------       -----      -----
    Total gross deferred tax assets                3,204       2,489      1,715
    Less valuation allowance                        (141)       (141)      (141)
                                                  ------       -----      -----
    Net deferred tax assets                        3,063       2,348      1,574
                                                  ------       -----      -----

Deferred tax liabilities:
  Differences in reporting depreciation              (73)        (60)       (35)
  Differences in reporting bond discount
    accretion                                       (232)       (184)      (199)
  Differences in reporting pension costs            (465)       (493)      (520)
                                                  ------       -----      -----
    Total deferred tax liabilities                  (770)       (737)      (754)
                                                  ------       -----      -----
    Net deferred tax asset at end of period        2,293       1,611        820
    Net deferred tax asset at beginning of period  1,611         820        426
                                                  ------       -----      -----
    Deferred tax benefit for the period           $ (682)       (791)      (394)
                                                  ======       =====      =====

                                                                     (Continued)
                                      F-23

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

           (Data as of December 31, 1997 and for the nine months ended
                    December 31, 1997 and 1996 is unaudited)

     In addition to the deferred tax assets and liabilities described above, the Bank had a deferred tax liability of $21,000 at December 31, 1997, and a deferred tax asset of $232,000 and $141,000 at March 31, 1997 and 1996, respectively, related to the net unrealized gain or loss on securities available for sale.

     The valuation allowance, as established by the Bank at December 31, 1997, March 31, 1997 and 1996, takes into consideration the nature and timing of the deferred tax asset items, as well as the amount of available open tax carrybacks. The Bank has fully reserved its New York State net deferred tax asset, which is a component of deferred tax assets, due to the lack of carryback and carryforward provisions available in New York State. The decrease of $248,000 in the deferred tax asset valuation allowance during the year ended March 31, 1995 was based upon the Bank's continuing evaluation of the level of such allowance and the realizability of the temporary differences creating the deferred tax assets, particularly reserves for loan losses, and after considering the estimates of future taxable income. Based on recent historical and anticipated future taxable income, management believes it is more likely than not that the Company will realize its net deferred tax assets.

     As a thrift institution, the Bank is subject to special provisions in the Federal and New York State tax laws regarding its allowable tax bad debt deductions and related tax bad debt reserves. These deductions historically have been determined using methods based on loss experience or a percentage of taxable income. Tax bad debt reserves are maintained equal to the excess of allowable deductions over actual bad debt losses and other reserve reductions. These reserves consist of a defined base-year amount, plus additional amounts ("excess reserves") accumulated after the base year. SFAS No. 109 requires recognition of deferred tax liabilities with respect to such excess reserves, as well as any portion of the base-year amount which is expected to become taxable (or "recaptured") in the foreseeable future.

     Certain amendments to the Federal and New York State tax laws regarding bad debt deductions were enacted in July and August 1996. The Federal amendments include elimination of the percentage of taxable income method for tax years beginning after December 31, 1995, and imposition of a requirement to recapture into taxable income (over a period of approximately six years) the bad debt reserves in excess of the base-year amounts. The Bank previously established, and will continue to maintain, a deferred tax liability with respect to such excess Federal reserves. The New York State amendments redesignate the Bank's state bad debt reserves at December 31, 1995 as the base-year amount and also provide for future additions to the base-year reserve using the percentage of taxable income method.

                                                                     (Continued)
                                      F-24

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

           (Data as of December 31, 1997 and for the nine months ended
                    December 31, 1997 and 1996 is unaudited)

     In accordance with SFAS No. 109, deferred tax liabilities have not been recognized with respect to the Federal base-year reserve of $2.7 million and "supplemental" reserve (as defined) of $10.3 million at both December 31 and March 31 1997, and the state base-year reserve of $18.3 million at both December 31 and March 31, 1997, since the Bank does not expect that these amounts will become taxable in the foreseeable future. Under New York State tax law, as amended, events that would result in taxation of these reserves include the failure of the Bank to maintain a specified qualifying assets ratio or meet other thrift definition tests for tax purposes. The unrecognized deferred tax liability at both December 31 and March 31, 1997 with respect to the Federal base-year reserve and supplemental reserve was $933,000 and $3.5 million, respectively. The unrecognized deferred tax liability at December 31 and March 31, 1997 with respect to the state base-year reserve was $1.1 million (net of Federal benefit).

(12) Employee Benefit Plans
     ----------------------

     The Bank maintains a non-contributory pension plan with Retirement Systems Incorporated (RSI) Retirement Trust, covering substantially all of its employees meeting certain eligibility requirements. The benefits are computed as a percentage of the highest three year average annual earnings, as defined by the Plan, multiplied by years of credited service. Prior to July 14, 1995, the percentages utilized were two percent for the first thirty years of credited service and one-half percent thereafter. Subsequent to July 14, 1995, the Plan was amended to limit credited service for benefit calculations to a maximum of thirty years. The amounts contributed to the plan are determined annually on the basis of (a) the maximum amount that can be deducted for federal income tax purposes or (b) the amount certified by a consulting actuary as necessary to avoid an accumulated funding deficiency as defined by the Employee Retirement Income Security Act of 1974. Contributions are intended to provide not only for benefits attributed to service to date but also those expected to be earned in the future. Plan assets consist primarily of investments in RSI Retirement Trust administered fixed-income and equity funds.

     The following table sets forth the Plan's funded status and amounts recognized in the Bank's consolidated financial statements at March 31, 1997 and 1996:

                                                               1997        1996
                                                               ----        ----
                                                                (In thousands)
Actuarial present value of benefit obligations:
  Accumulated benefit obligation, including vested
    benefits of $6,477,000 and $5,947,000 at
    March 31, 1997 and 1996, respectively                    $(6,659)    (6,387)
                                                             =======     ======

  Projected benefit obligation                                (8,183)    (7,977)
Estimated fair value of Plan assets                            9,272      8,647
                                                             -------     ------
Plan assets in excess of projected benefit obligation          1,089        670
Unrecognized net loss from past experience different
  from that assumed and effects of changes in assumptions        149        575
Unrecognized transition asset at January 1, 1988 being
  recognized over approximately 12 years                         (71)      (124)
Unrecognized past service liability                               64         72
                                                             -------     ------
Prepaid pension cost included in other assets                $ 1,231      1,193
                                                             =======     ======

                                                                     (Continued)
                                      F-25

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

           (Data as of December 31, 1997 and for the nine months ended
                    December 31, 1997 and 1996 is unaudited)

     Net periodic pension cost included in the Bank's consolidated income statements for the years ended March 31, 1997, 1996, and 1995 included the following components:

                                             1997      1996      1995
                                             ----      ----      ----
                                                  (In thousands)

     Service cost                            $353        327      321
     Interest cost                            573        536      471
     Actual return on plan assets            (753)    (1,160)    (544)
     Net amortization and deferral             40        543      (44)
                                             ----     ------     ----
     Net periodic pension cost               $213        246      204
                                             ====     ======     ====

     The actuarial assumptions used in determining the actuarial present value of the projected benefit obligation as of March 31 were as follows:

                                                      1997      1996      1995
                                                      ----      ----      ----

     Weighted average discount rate                   7.75%     7.50%     8.25%
     Rate of increase in future compensation levels   5.50      5.50      6.00
     Expected long term rate of return                8.00      8.00      8.00

     In addition, the Bank provides a defined benefit postretirement plan which provides medical and life insurance benefits to substantially all employees, as well as dental benefits to a closed group of retirees. The Bank adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," as of April 1, 1995. Under SFAS No. 106, the cost of postretirement benefits other than pensions must be recognized on an accrual basis as employees perform services to earn the benefits.

     Active employees are eligible for retiree medical and life insurance coverage upon reaching age 55 with 10 years of service. The medical portion of the plan is contributory, with retiree contributions based on years of service and their retirement date. The Bank's contributions for employees retiring on or after September 1, 1995 are limited to 150% of the premium rates in effect at the time of retirement. The life insurance portion of the plan is non-contributory, with the pre-retirement benefit equal to two times annual earnings. The post-retirement life insurance benefit is reduced based on the retiree's age and the length of time since retirement, with a maximum retiree benefit of $50,000. Post-retirement dental coverage is in effect for a closed group of retirees. The dental portion of the plan is non-contributory. The funding policy of the plan is to pay claims and/or insurance premiums as they come due.

                                                                     (Continued)
                                      F-26

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

           (Data as of December 31, 1997 and for the nine months ended
                    December 31, 1997 and 1996 is unaudited)

     The  following   table  presents  the  amounts   recogized  in  the  Bank's
     consolidated financial statements at March 31, 1997 and 1996:

                                                            1997         1996
                                                            ----         ----
                                                             (In thousands)
     Accumulated post-retirement benefit obligation:
       Retirees and eligible beneficiaries                $(1,856)     (1,815)
       Active employees fully eligible for benefits          (190)       (214)
       Other active plan participants                        (533)       (545)
                                                          -------      ------
                                                           (2,579)     (2,574)
     Unrecognized net loss from past experience
       different from that assumed and effects of
       changes in assumptions                                  32         130
     Unrecognized transition obligation at
       April 1, 1995 being recognized over 20 years         2,126       2,244
                                                          -------      ------
     Accrued post-retirement benefit cost included
       in other liabilities                               $  (421)       (200)
                                                          =======      ======

     Net  periodic   post-retirement   benefit  cost   included  in  the  Bank's
     consolidated income statements for the years ended March 31, 1997 and 1996, included the following components:

                                                            1997         1996
                                                            ----         ----
                                                             (In thousands)
     Service cost                                           $ 60           47
     Interest cost                                           188          189
     Net amortization and deferral                           118          118
                                                            ----         ----
           Net periodic post-retirement benefit cost        $366          354
                                                            ====         ====

     The discount rate used in determining the accumulated post-retirement benefit obligation was 7.75% and 7.50% at March 31, 1997 and 1996, respectively.

     For measurement purposes, an 8.00% annual rate of increase in the per capita cost of covered health benefits was assumed for medical coverage starting in 1998; the rate was assumed to decrease uniformly to 5.00% by 2001 and to remain at that level thereafter. A 5.00% annual rate of increase in the per capita cost of covered dental benefits was assumed for dental coverage starting in 1998; the rate was assumed to decrease uniformly to 4.00% by 2000 and to remain at that level thereafter The medical and dental care cost trend rate assumptions have a significant effect on the amounts reported. To illustrate, increasing the assumed medical and dental care cost trend rates by one percentage point in each year would increase the accumulated post-retirement benefit obligation as of March 31, 1997 by $217,000 and the aggregate of the service and interest cost for the year ended March 31, 1997 would increase by $20,000.

                                                                     (Continued)
                                      F-27

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

           (Data as of December 31, 1997 and for the nine months ended
                    December 31, 1997 and 1996 is unaudited)

     The Bank also sponsors a defined contribution 401(k) plan covering substantially all employees meeting certain eligibility requirements. The Bank matches 50% of employee pre-tax contributions up to a maximum contribution by the Bank of 4% of the employee's annual salary. The amount of 401(k) contribution expense was $88,000, $88,000, $117,000, $100,000, and $89,000 for the nine months ended December 31, 1997 and 1996 and the years ended March 31, 1997, 1996, and 1995, respectively.

(13) Regulatory Capital
     ------------------

     Federal Deposit Insurance Corporation (FDIC) regulations require banks to maintain a minimum leverage ratio of Tier 1 capital to total adjusted quarterly average assets of 4.0%, and minimum ratios of Tier 1 capital and total capital to risk-weighted assets of 4.0% and 8.0%, respectively.

     Under its prompt corrective action regulations, the FDIC is required to take certain supervisory actions (and may take additional discretionary actions) with respect to an undercapitalized bank. Such actions could have a direct material effect on a bank's financial statements. The regulations establish a framework for the classification of banks into five categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. Generally, a bank is considered well capitalized if it has a Tier 1 capital ratio of at least 5.0% (based on total adjusted quarterly average assets); a Tier 1 risk-based capital ratio of at least 6.0%; and a total risk-based capital ratio of at least 10.0%.

     The foregoing capital ratios are based in part on specific quantitative measures of assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by the regulators about capital components, risk weightings, and other factors.

     Management believes that, as of December 31 and March 31, 1997, the Bank met all capital adequacy requirements to which it was subject. Further, the most recent FDIC notification categorized the Bank as a well capitalized institution under the prompt corrective action regulations. There have been no conditions or events since the notification that management believes have changed the Bank's capital classification.

                                                                     (Continued)
                                      F-28

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

           (Data as of December 31, 1997 and for the nine months ended
                    December 31, 1997 and 1996 is unaudited)


     The following is a summary of actual capital amounts and ratios as of December 31 and March 31, 1997 for the Bank, compared to the requirements for minimum capital adequacy and for classification as well capitalized:

                                              December 31, 1997
                             ---------------------------------------------------
                                                        Required Ratios
                             Actual Captial   ----------------------------------
                             --------------   Minimum Capital  Classification as
                             Amount   Ratio       Adequacy      Well Capitalized
                             ------   -----   ---------------  -----------------
                                           (Dollars in thousands)

Tier 1 (leverage) capital   $66,753    10.1%        4.0%              5.0%
Risk-based capital:
    Tier 1                   66,753    14.1         4.0               6.0
    Total                    72,672    15.4         8.0              10.0

                                               March 31, 1997
                             ---------------------------------------------------
                                                        Required Ratios
                             Actual Captial   ----------------------------------
                             --------------   Minimum Capital  Classification as
                             Amount   Ratio       Adequacy      Well Capitalized
                             ------   -----   ---------------  -----------------
                                           (Dollars in thousands)

Tier 1 (leverage) capital   $65,133    10.1%        4.0%              5.0%
Risk-based capital:
    Tier 1                   65,133    13.8         4.0               6.0
    Total                    71,005    15.1         8.0              10.0

(14) Commitments and Contingent Liabilities
     --------------------------------------

     (a)  Off-Balance-Sheet Financing and Concentrations of Credit
          --------------------------------------------------------

          The Bank is a party to certain financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include the Bank's commitments to extend credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated financial statements. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

          The Bank's exposure to credit loss in the event of nonperformance by the other party to the commitments to extend credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

          Unless otherwise noted, the Bank does not require collateral or other security to support financial instruments with credit risk.

                                                                     (Continued)
                                      F-29

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

           (Data as of December 31, 1997 and for the nine months ended
                    December 31, 1997 and 1996 is unaudited)

          Contract amounts of financial instruments that represent credit risk as of December 31, 1997, March 31, 1997 and 1996, at fixed and variable interest rates, are as follows:

                                                        December 31, 1997
                                                  -----------------------------
                                                   Fixed     Variable     Total
                                                   -----     --------     -----
                                                          (In thousands)
Financial instruments whose contract
  amounts represent credit risk:
    Commitments outstanding:
      Residential mortgages                       $ 4,863      3,264      8,127
      Residential construction loans                  185        421        606
      Commercial mortgage loans                       736        522      1,258
      Commercial loans                                 --        915        915
      Home equity loans                               306        197        503
      Manufactured home loans                       1,586         --      1,586
                                                  -------     ------     ------
                                                    7,676      5,319     12,995
                                                  -------     ------     ------
    Unused lines of credit on advanced funds:
      Construction loans                              361      1,297      1,658
      Home equity loans                             4,574      7,288     11,862
      Commercial lines of credit                      269      9,424      9,693
      Personal lines of credit                      1,972         --      1,972
                                                  -------     ------     ------
                                                    7,176     18,009     25,185
                                                  -------     ------     ------
    Standby letters of credit                          --      3,422      3,422
                                                  -------     ------     ------
                                                  $14,852     26,750     41,602
                                                  =======     ======     ======

                                                          March 31, 1997
                                                  -----------------------------
                                                   Fixed     Variable     Total
                                                   -----     --------     -----
                                                          (In thousands)
Financial instruments whose contract
  amounts represent credit risk:
    Commitments outstanding:
      Residential mortgages                       $ 4,541      5,501     10,042
      Residential construction loans                  285        427        712
      Commercial mortgage loans                     1,400      1,099      2,499
      Commercial loans                                600        160        760
      Home equity loans                               808        130        938
      Manufactured home loans                       3,182        866      4,048
                                                  -------     ------     ------
                                                   10,816      8,183     18,999
                                                  -------     ------     ------
    Unused lines of credit on advanced funds:
      Construction loans                              753        369      1,122
      Home equity loans                             3,844      6,036      9,880
      Commercial lines of credit                      226     15,356     15,582
      Personal lines of credit                      1,889         --      1,889
                                                  -------     ------     ------
                                                    6,712     21,761     28,473
                                                  -------     ------     ------
    Standby letters of credit                          --      2,523      2,523
                                                  -------     ------     ------
                                                  $17,528     32,467     49,995
                                                  =======     ======     ======

                                                                     (Continued)
                                      F-30

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

           (Data as of December 31, 1997 and for the nine months ended
                    December 31, 1997 and 1996 is unaudited)

                                                          March 31, 1996
                                                  -----------------------------
                                                   Fixed     Variable     Total
                                                   -----     --------     -----
                                                          (In thousands)
Financial instruments whose contract
  amounts represent credit risk:
    Commitments outstanding:
      Residential mortgages                       $ 2,603      1,739      4,342
      Residential construction loans                  118        299        417
      Commercial mortgage loans                       300      2,319      2,619
      Commercial loans                                 55        171        226
      Home equity loans                               768        274      1,042
      Manufactured home loans                       2,118        706      2,824
                                                  -------     ------     ------
                                                    5,962      5,508     11,470
                                                  -------     ------     ------
    Unused lines of credit on advanced funds:
      Construction loans                              126      1,117      1,243
      Home equity loans                             3,193      7,916     11,109
      Commercial lines of credit                    1,635     11,602     13,237
      Personal lines of credit                      1,830         --      1,830
                                                  -------     ------     ------
                                                    6,784     20,635     27,419
                                                  -------     ------     ------
    Standby letters of credit                          --      2,538      2,538
                                                  -------     ------     ------
                                                  $12,746     28,681     41,427
                                                  =======     ======     ======

          Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since certain commitments are expected to expire without being fully drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral, if any, required by the Bank upon the extension of credit is based on management's credit evaluation of the customer.

          Commitments to extend credit may be written on a fixed rate basis exposing the Bank to interest rate risk given the possibility that market rates may change between commitment and actual extension of credit.

          Standby letters of credit are conditional commitments issued by the Bank to guarantee payment on behalf of a customer and guarantee the performance of a customer to a third party. The credit risk involved in issuing these instruments is essentially the same as that involved in extending loans to customers. Since a portion of these instruments will expire unused, the total amounts do not necessarily represent future cash requirements. Each customer is evaluated individually for creditworthiness under the same underwriting standards used for commitments to extend credit and on-balance sheet instruments. Bank policies governing loan collateral apply to standby letters of credit at the time of credit extension.

                                                                     (Continued)
                                      F-31

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

           (Data as of December 31, 1997 and for the nine months ended
                    December 31, 1997 and 1996 is unaudited)

          Certain mortgage loans are written on an adjustable basis and include interest rate caps which limit annual and lifetime increases in the interest rates on such loans. Generally, adjustable rate mortgages have an annual rate increase cap of 2% and lifetime rate increase cap of 5% to 6%. These caps expose the Bank to interest rate risk should market rates increase above these limits. As of December 31 and March 31, 1997, approximately $203.6 million and $202.2 million, respectively, of mortgage loans had interest rate caps.

          The Bank generally enters into rate lock agreements at the time that residential mortgage loan applications are taken. These rate lock agreements fix the interest rate at which the loan, if ultimately made, will be originated. Such agreements may exist with borrowers with whom commitments to extend loans have been made, as well as with individuals who have not yet received a commitment. The Bank makes its determination of whether or not to identify a loan as held for sale at the time rate lock agreements are entered into. Accordingly, the Bank is exposed to interest rate risk to the extent that a rate lock agreement is associated with a loan application or a loan commitment which is intended to be held for sale, as well as with respect to loans held for sale.

          At December 31, 1997, March 31, 1997 and 1996, the Bank had rate lock agreements (certain of which relate to loan applications for which no formal commitment has been made) and conventional mortgage loans held for sale amounting to approximately $1,201,000, $300,000, and $753,000, respectively.

          In  order  to  reduce  the  interest  rate  risk  associated  with the portfolio of conventional mortgage loans held for sale, as well as outstanding loan commitments and uncommitted loan applications with rate lock agreements which are intended to be held for sale, the Bank enters into agreements to sell loans in the secondary market to unrelated investors on a loan by loan basis. At December 31, 1997, March 31, 1997 and 1996, the Bank had commitments to sell conventional fixed rate mortgage loans amounting to approximately $1,130,000, $216,000, and $448,000, respectively. The remaining conventional mortgage loans held for sale, as well as the outstanding loan commitments and uncommitted loan applications with rate lock agreements which are intended to be held for sale, exposed the Bank to interest rate risk.

     (b)  Concentrations of Credit
          ------------------------

          The Bank originates residential loans (including home equity and construction loans) and commercial-related loans primarily to customers located in the New York State counties of Columbia, Albany, Rensselaer, Dutchess, and Schenectady. Manufactured home loans are originated primarily in New York State and in states contiguous to New York. Financed insurance premiums are originated primarily in New York, New Jersey, and Pennsylvania. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon economic conditions in these areas.

                                                                     (Continued)
                                      F-32

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

           (Data as of December 31, 1997 and for the nine months ended
                    December 31, 1997 and 1996 is unaudited)

     (c)  Leases
          ------

          The Bank leases certain of its branches and equipment under various noncancelable operating leases. The future minimum payments by year and in the aggregate under all significant noncancelable operating leases with initial or remaining terms of one year or more as of December 31 and March 31, 1997 are as follows:
                                                    (In thousands)
          Years ending December 31,
                    1998                                $  216
                    1999                                   200
                    2000                                   153
                    2001                                   114
                    2002                                   105
                 Thereafter                              1,118
                                                        ------
                                                        $1,906
                                                        ======

                                                    (In thousands)
          Years ending March 31,
                    1998                                $  193
                    1999                                   138
                    2000                                    91
                    2001                                    58
                    2002                                    30
                 Thereafter                              1,003
                                                        ------
                                                        $1,513
                                                        ======

     (d)  Serviced Loans
          --------------

          The total amount of loans serviced by the Bank for unrelated third parties was approximately $56.2 million, $67.7 million, and $68.1 million at December 31, 1997, March 31, 1997 and 1996, respectively.

     (e)  Reserve Requirement
          -------------------

          The Bank is required to maintain certain reserves of vault cash and/or deposits with the Federal Reserve Bank. The amount of this reserve requirement, included in cash and due from banks, was approximately $4.5 million and $3.8 million at December 31 and March 31, 1997, respectively.

     (f)  Contingent Liabilities
          ----------------------

          In the ordinary course of business there are various legal proceedings pending against the Bank. Based on consultation with outside counsel, management considers that the aggregate exposure, if any, arising from such litigation would not have a material adverse effect on the Bank's consolidated financial statements.

                                                                     (Continued)
                                      F-33

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

           (Data as of December 31, 1997 and for the nine months ended
                    December 31, 1997 and 1996 is unaudited)

(15) Borrowing Arrangements
     ----------------------

     The Bank has two lines of credit, expiring in October 1998, which are available with the FHLB of New York. The first is an overnight line of credit for approximately $32.6 million with interest based on existing market conditions. The second is a one-month overnight repricing line of credit for approximately $32.6 million with interest based on existing market conditions. There were no amounts outstanding on these lines at December 31, 1997. There was approximately $12.6 million outstanding under the overnight line of credit at March 31, 1997, which carried an interest rate of 6.88%. There were no amounts outstanding under the one-month overnight repricing line of credit at March 31, 1997. At December 31, 1997, the Bank had $2.0 million in short-term borrowings from the FHLB of New York in the form of an advance which comes due in August 1998 and carries an interest rate of 5.88%. Borrowings from the FHLB of New York are secured by a blanket lien on all assets of the Bank, including FHLB stock.

(16) Disclosures About the Fair Value of Financial Instruments
     ---------------------------------------------------------

     SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the Bank disclose estimated fair values for its financial instruments. The definition of a financial instrument includes many of the assets and liabilities recognized in the Bank's consolidated balance sheets, as well as certain off-balance sheet items.

     Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Bank's financial instruments, fair value estimates are based on judgments regarding future expected net cash flows, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

     Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates of fair value under SFAS No. 107.

     In addition there are significant intangible assets that SFAS No. 107 does not recognize, such as the value of "core deposits," the Bank's branch network, and other items generally referred to as "goodwill."

     Short-Term Financial Instruments
     --------------------------------

     The fair value of certain financial instruments is estimated to approximate their carrying value because the remaining term to maturity or period to repricing of the financial instrument is less than 90 days. Such financial instruments include cash and cash equivalents, accrued interest receivable, and short-term borrowings.

                                                                     (Continued)
                                      F-34

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

           (Data as of December 31, 1997 and for the nine months ended
                    December 31, 1997 and 1996 is unaudited)

     Securities Available for Sale and Investment Securities
     -------------------------------------------------------

     Securities available for sale and investment securities are financial instruments which are usually traded in broad markets. Fair values are generally based upon market prices. If a quoted market price is not available for a particular security, the fair value is determined by reference to quoted market prices for securities with similar characteristics.

     Federal Home Loan Bank of New York Stock
     ----------------------------------------

     The estimated fair value of stock in the Federal Home Loan Bank of New York equals the carrying value since the stock is non-marketable but redeemable at its par value.

     Loans
     -----

     Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type including residential real estate, commercial real estate, other commercial loans and consumer loans. The estimated fair value of performing loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the respective loan portfolio.

     Estimated fair value for non-performing loans is based on estimated cash flows discounted using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding credit risk, cash flows, and discount rates are judgmentally determined using available market information and specific borrower information.

     Management has made estimates of fair value discount rates that it believes to be reasonable. However, because there is no market for many of these financial instruments, management has no basis to determine whether the estimated fair value would be indicative of the value negotiated in an actual sale.

     Loans Held for Sale
     -------------------

     The estimated fair value of loans held for sale is based on quoted market rates or, in the case where a firm commitment has been made to sell the loan, the firm committed price.

     Deposit Liabilities
     -------------------

     The estimated fair value of deposits with no stated maturity, such as savings, N.O.W., money market, non-interest bearing accounts, and mortgagors' escrow deposits, is regarded to be the amount payable on demand. The estimated fair value of time deposit accounts is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities. The fair value estimates for deposits do not include the benefit that results from the low-cost funding provided by the deposit liabilities as compared to the cost of borrowing funds in the market.

     Urban Development Action Grant Payable
     --------------------------------------

     Based on the terms of the grant agreement and rates currently available under similar programs, the estimated fair value of the Urban Development Action Grant payable approximates its carrying value at both March 31, 1997 and 1996.

                                                                     (Continued)
                                      F-35

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

           (Data as of December 31, 1997 and for the nine months ended
                    December 31, 1997 and 1996 is unaudited)

     The carrying values and estimated fair values of financial assets and liabilities as of December 31, 1997 and March 31, 1997 and 1996 were as follows:

                                                                     March 31,
                                    December 31,     ----------------------------------------
                                        1997                1997                 1996
                                -------------------  -------------------  -------------------
                                          Estimated            Estimated            Estimated
                                Carrying     Fair    Carrying     Fair    Carrying     Fair
                                  Value     Value      Value     Value      Value     Value
                                --------  ---------  --------  ---------  --------  ---------
                                                        (In thousands)
Financial assets:
  Cash and cash equivalents     $ 15,620    15,620     10,457    10,457     14,233    14,233
  Loans held for sale                 --        --         84        84         70        72
  Securities available
    for sale                      43,282    43,282     45,623    45,623     51,429    51,429
  Investment securities           71,244    71,608     79,068    78,753     83,003    83,122
  Federal Home Loan Bank
    of New York stock              2,812     2,812      2,812     2,812      2,596     2,596

  Loans receivable               511,898   511,241    493,019   492,236    450,671   451,306
  Less: Allowance for
    loan losses                   (6,756)       --     (5,872)       --     (3,546)       --
                                --------   -------    -------   -------    -------   -------
      Net loans receivable      $505,142   511,241    487,147   492,236    447,125   451,306
                                ========   =======    =======   =======    =======   =======
  Accrued interest receivable      4,946     4,946      4,880     4,880      5,254     5,254

Financial liabilities:
  Deposits:
    Savings, N.O.W., money
       market, and non-interest
       bearing accounts          270,950   270,950    257,213   257,213    252,434   252,434
    Time deposit accounts        315,281   317,192    307,386   309,550    302,754   306,685
  Short-term borrowings            2,000     2,000     12,585    12,585         --        --
  Urban Development
    Action Grant payable              --        --        835       835        835       835
  Mortgagors' escrow deposits      4,935     4,935      3,746     3,746      4,027     4,027

    Note: Loans held for sale represent  the only trading financial instruments;
          all other financial instruments are considered to be held for purposes other than trading.

                                                                     (Continued)
                                      F-36

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

           (Data as of December 31, 1997 and for the nine months ended
                    December 31, 1997 and 1996 is unaudited)

     The fair value of commitments to extend credit, unused lines of credit and standby letters of credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present credit worthiness of the counterparties. For fixed rate commitments to extend credit and unused lines of credit, fair value also considers the difference between current levels of interest rates and the committed rates. Based upon the estimated fair value of commitments to extend credit, unused lines of credit, and standby letters of credit, there are no significant unrealized gains or losses associated with these financial instruments.

(17) Subsequent Event - Adoption of Plan of Conversion
     -------------------------------------------------

     On November 20, 1997, the Board of Trustees of the Bank, subject to regulatory approval and approval by members of the Bank, unanimously adopted a Plan of Conversion (the Plan) to convert from a New York State chartered mutual savings bank to a New York State chartered stock savings bank with the concurrent formation of a holding company. The conversion is expected to be accomplished through amendment of the Bank charter and the sale of the holding company's common stock in an amount equal to the proforma market value of the Bank after giving effect to the conversion. A subscription offering of the sale of the holding company's common stock will be offered initially to the Bank's depositors, then to other members and trustees, officers and employees of the Bank. Any shares of the holding company's common stock not sold in the subscription offering will be offered for sale to the general public in the Bank's market area.

     At the time of conversion, the Bank will establish a liquidation account in an amount equal to its total equity as of the date of the latest consolidated balance sheet appearing in the final prospectus. The liquidation account will be maintained for the benefit of eligible depositors who continue to maintain their accounts at the Bank after the conversion. The liquidation account will be reduced annually to the extent that eligible depositors have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder's interest in the liquidation account. In the event of a complete liquidation, each eligible depositor will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held. The Bank may not pay dividends that would reduce stockholders' equity below the required liquidation account balance.

     Conversion costs will be deferred and deducted from the proceeds of the shares sold in the conversion. If the conversion is not completed, all costs will be charged to expense. As of December 31, 1997, approximately $164,000 of conversion costs had been deferred.

     Pursuant to the Plan, the holding company intends to establish a Charitable Foundation in connection with the conversion. The Plan provides that the Bank and the holding company will create the Foundation immediately following the conversion by contributing holding company common stock in an amount equal to 3.0% of the total amount of common stock to be sold in the conversion. The Foundation is being formed as a complement to the Bank's existing community activities and will be dedicated to community activities and the promotion of charitable causes.

                                                                     (Continued)
                                      F-37

              THE HUDSON CITY SAVINGS INSTITUTION AND SUBSIDIARIES

           (Data as of December 31, 1997 and for the nine months ended
                    December 31, 1997 and 1996 is unaudited)

     The Foundation will submit a request to the Internal Revenue Service to be recognized as a tax-exempt organization and will likely be classified as a private foundation. A contribution of common stock to the Foundation by the holding company would be tax deductible, subject to an annual limitation based on 10% of the holding company's annual taxable income. The holding company, however, would be able to carry forward any unused portion of the deduction for five years following the contribution. Upon funding the Foundation, the holding company will recognize an expense in the full amount of the contribution, offset in part by the corresponding tax benefit, during the quarter in which the contribution is made.

        No person has been authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offering made hereby, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Holding Company or the Bank. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Holding Company or the Bank since any of the dates as of which information is furnished herein or since the date hereof.

                                 ---------------
                                TABLE OF CONTENTS

                                                           Page
Summary...................................................
Selected Consolidated Financial and
   Other Data of the Bank.................................
Risk Factors..............................................
Hudson River Bancorp, Inc.................................
The Hudson City Savings Institution.......................
Use of Proceeds...........................................
Dividends.................................................
Market for Common Stock...................................
Pro Forma Regulatory Capital Analysis.....................
Capitalization............................................
Pro Forma Data............................................
Comparison of Valuation and Pro Forma Information
   With No Stock Contribution.............................
Management's Discussion and Analysis of Financial
   Condition and Results of Operations....................
Business of the Holding Company...........................
Business of the Bank......................................
Regulation................................................
Taxation..................................................
Management of the Holding Company.........................
Management of the Bank....................................
The Conversion............................................
Restrictions on Acquisitions of the Holding Company
   and the Bank...........................................
Description of Capital Stock of the Holding Company
Description of Capital Stock of the Bank..................
Experts...................................................
Legal and Tax Opinions....................................
Additional Information]...................................
Index to Consolidated Financial Statements

     Until the later of ________, 1998 or __ days after commencement of the offering of Common Stock, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                            _________________ Shares


                            HUDSON CITY BANCORP, INC.
                  (Proposed Holding Company for The Hudson City
                              Savings Institution)


                                  COMMON STOCK


                                 --------------
                                   PROSPECTUS
                                 --------------


                        Sandler O'Neill & Partners, L.P.


                                 _________, 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13.  Other Expenses of Issuance and Distribution

     Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance of the shares.

SEC registration fees..................................       $ 52,669
NASD fee...............................................         18,354
Nasdaq registration fee................................         50,000
New York State Banking Department filing fee...........          5,000
Counsel fees and expenses..............................        250,000
Accounting fees and expenses...........................        190,000
Appraisal and business plan fees and expenses..........         37,500
Conversion agent fees and expenses.....................         65,000
Marketing agent's expenses.............................        125,000
Marketing agent's fees (1).............................      1,628,442
Printing, postage and mailing..........................        300,000
Blue sky fees and expenses.............................          5,000
Other expenses.........................................         32,035
     TOTAL.............................................      2,759,000

----------
(1) Based on maximum of Estimated Valuation Range and assumptions set forth under "Pro Forma Data" in the Prospectus.

Item 14.  Indemnification of Directors and Officers

     Article ELEVENTH of the Holding Company's Certificate of Incorporation provides for indemnification of directors and officers of the Holding Company against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article ELEVENTH also provides for the authority to purchase insurance with respect thereto.

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's Board of Directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith; (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate; (iii) with respect to a criminal proceeding, has no reasonable cause to believe his conduct was unlawful; and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

     Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the Board of Directors of the Holding Company by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or
(ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

     Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

Item 15.  Recent Sales of Unregistered Securities

     The Registrant is newly incorporated, solely for the purpose of acting as the holding company of The Hudson City Savings Institution pursuant to the Plan of Conversion (filed as Exhibit 2 herein), and no sales of its securities have occurred to date.

Item 16.  Exhibits and Financial Statement Schedules

(a)      Exhibits:


          1.1  Letter Agreement regarding marketing and consulting services*
          1.2  Form of Agency Agreement
          2    Plan of Conversion
          3.1  Certificate of Incorporation of the Holding Company*
          3.2  Bylaws of the Holding Company*
          3.3  Restated  Organization  Certificate  of Hudson River Bank & Trust
               Company in stock form
          3.4  Bylaws of Hudson River Bank & Trust Company in stock form
          4    Form of Stock Certificate of the Holding Company*
          5    Opinion  of  Silver,  Freedman  & Taff,  L.L.P.  with  respect to legality of stock
          8.1  Opinion  of  Silver,  Freedman  & Taff,  L.L.P.  with  respect to
               Federal income tax consequences of the Conversion
          8.2  Opinion of KPMG Peat Marwick LLP with  respect to New York income tax consequences of the Conversion
          8.3  Letter of RP Financial LC. with respect to Subscription Rights*
          10.1 Form of proposed Employment Agreement  of  Hudson  River  Bank  &
               Trust Company and certain executive officers*
          10.2 Form  of  proposed  Employment  Agreement  between  Hudson  River
               Bancorp, Inc. and certain executive officers*
          10.3 Form  of  Change-In-Control   Severance  Agreement  with  certain
               officers of Hudson River Bank & Trust Company*
          10.4 Hudson River Bank & Trust Company Employee Severance Compensation
               Plan*
          10.5 Employee Stock Ownership Plan*
          10.6 Form of Hudson City Savings Institution 401(k) Savings Plan
          10.7 Form of Benefit Restoration Plan
          22   Subsidiaries*
          24.1 Consent of Silver, Freedman & Taff, L.L.P.
          24.2 Consent of KPMG Peat Marwick LLP
          24.3 Consent of RP Financial*
          25   Power of Attorney (set forth on signature page)
          27   Financial Data Schedule
          99.1 Appraisal
          99.2 Draft  of  Hudson  River  Bank & Trust  Company  Foundation  Gift
               Instrument
          99.3 Marketing Materials
          99.4 Stock Order Form
--------
*  Previously filed.

Item 17.  Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and it will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hudson, New York on April 30, 1998.


                                        HUDSON RIVER BANCORP, INC.




                                        By:  /s/ Carl A. Florio
                                             -----------------------------------
                                             Carl A. Florio, President and Chief
                                             Executive Officer
                                             (Duly Authorized Representative)




     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl A. Florio his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


 /s/ Carl A. Florio                             /s/ Earl Schram, Jr.
-------------------------------                 ------------------------------
Carl A. Florio, Director,                       Earl Schram, Jr.,
President and Chief Executive                   Chairman of the Board
Office (Principal Executive and
Operating Officer)


Date:  April 30, 1998                            Date:  April 30, 1998

/s/ Stanley Bardwell                          /s/ Joseph W. Phelan
---------------------------                   -----------------------------
Stanley Bardwell, M.D.                        Joseph W. Phelan, Director


Date: April 30, 1998                          Date: April 30, 1998



/s/ Willam E. Collins                         /s/ William H. Jones
---------------------------                   -----------------------------
William E. Collins                            William H. Jones

Date: April 30, 1998                          Date: April 30, 1998



/s/ John E. Kelly                             /s/ Marcia M. Race
---------------------------                   -----------------------------
John E. Kelly, Director                       Marcia M. Race, Director


Date: April 30, 1998                          Date: April 30, 1998



/s/ Marilyn A. Herrington                     /s/ Timothy E. Blow
---------------------------                   -----------------------------
Marilyn A. Herrington,                        Timothy E. Blow, Chief
Director                                      Financial Officer
                                              (Principal Financial and
                                              Accounting Officer)


Date: April 30, 1998                          Date: April 30, 1998

       As filed with the Securities and Exchange Commission on May 1, 1998
                                                       Registration No.333-47605


================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                              --------------------


                              EXHIBITS TO FORM S-1

                                      UNDER

                           THE SECURITIES ACT OF 1933


                              --------------------


                            HUDSON RIVER BANCORP, INC

                             One Hudson City Centre
                             Hudson, New York 12534






================================================================================

                                  EXHIBIT INDEX
        Exhibits:



          1.1  Letter Agreement regarding marketing and consulting services*

          1.2  Form of Agency Agreement

          2    Plan of Conversion

          3.1  Certificate of Incorporation of the Holding Company*

          3.2  Bylaws of the Holding Company*

          3.3 Restated Organization Certificate of Hudson River Bank & Trust Company in stock form

          3.4  Bylaws of Hudson River Bank & Trust Company in stock form

          4    Form of Stock Certificate of the Holding Company*

          5 Opinion of Silver, Freedman & Taff, L.L.P. with respect to legality of stock

          8.1 Opinion of Silver, Freedman & Taff, L.L.P. with respect to Federal income tax consequences of the Conversion

          8.2 Opinion of KPMG Peat Marwick LLP with respect to New York income tax consequences of the Conversion

          8.3  Letter of RP Financial LC. with respect to Subscription Rights*

          10.1 Form of proposed Employment Agreement Hudson River Bank & Trust Company and certain executive officers*

          10.2 Form of proposed Employment Agreement between Hudson River Bancorp, Inc. and certain executive officers*

          10.3 Form  of  Change-In-Control   Severance  Agreement  with  certain
               officers of Hudson River Bank & Trust Company*

          10.4 Hudson River Bank & Trust Company Employee Severance Compensation Plan*

          10.5 Employee Stock Ownership Plan*

          10.6 Form of Hudson City Savings Institution 401(k) Savings Plan

          10.7 Benefit Restoration Plan

          22   Subsidiaries*

          24.1 Consent of Silver, Freedman & Taff, L.L.P.

          24.2 Consent of KPMG Peat Marwick LLP

          24.3 Consent  of RP  Financial*

          25   Power of Attorney (set forth on signature page)

          99.1 Appraisal

          99.2 Draft of Hudson River Bank & Trust Company Foundation Gift Instrument

          99.3 Marketing Materials

          99.4 Stock Order Form
-------------
*  Previously Filed.